     As filed with the Securities and Exchange Commission on August 6, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ----------------
                                CATALYTICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                ----------------

         Delaware                     8731                   94-2262240
     (State or Other      (Primary Standard Industrial    (I.R.S. Employer
     Jurisdiction of      Classification Code Number)  Identification Number)
     Incorporation or
      Organization)

                               430 Ferguson Drive
                      Mountain View, California 94043-5272
                                 (650) 960-3000
   (Address, Including Zip Code, and Telephone Number Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ----------------
                              Lawrence W. Briscoe
                            Chief Financial Officer
                                Catalytica, Inc.
                               430 Ferguson Drive
                      Mountain View, California 94043-5272
                                 (650) 960-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                ----------------
                                   Copies to:
        Barry E. Taylor, Esq.                 Stephen C. Waterbury, Esq.
   Wilson Sonsini Goodrich & Rosati           Warner Norcross & Judd LLP
       Professional Corporation                 900 Old Kent Building
          650 Page Mill Road                    111 Lyon Street, N.W.
     Palo Alto, California 94304             Grand Rapids, Michigan 49503
            (650) 493-9300                          (616) 752-2000

                                ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement and the satisfaction of the conditions as proposed in the merger agreement.
   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ----------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
 Title of Each Class of                    Proposed Maximum Proposed Maximum  Amount of
    Securities to be        Amount to be    Offering Price     Aggregate     Registration
       Registered           Registered(1)     Per Share      Offering Price      Fee
-----------------------------------------------------------------------------------------
Common stock, $0.001 par
 value.................   4,496,487 shares       (2)              (2)           $6,026
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of the Registrant's common stock which may be issued to former holders of shares of common stock of Wyckoff Chemical Company, Inc. ("Wyckoff") pursuant to the merger of Pilot Acquisition Corporation with and into Wyckoff (the "Merger") pursuant to the Agreement and Plan of Reorganization, dated as of July 14, 1999, among the Registrant, Wyckoff and Pilot Acquisition Corporation.
(2) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the book value as of June 30, 1999 of the securities of Wyckoff that will be canceled at the completion of the Merger, calculated to be $21,673,852 in the aggregate.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         WYCKOFF CHEMICAL COMPANY, INC.
                             1421 Kalamazoo Street
                          South Haven, Michigan 49090

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     To be held on     , 1999 at      a.m.

To the shareholders of Wyckoff:

   A special meeting of shareholders of Wyckoff Chemical Company, Inc. will be
held at      a.m., local time, on     , 1999 at Baseline Middle School, 7357
Baseline Road, South Haven, Michigan for the following purposes:

  1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of July 14, 1999, among Catalytica, Inc., Pilot Acquisition Corporation, a wholly-owned subsidiary of Catalytica, and Wyckoff, which provides that Pilot Acquisition Corporation will merge with and into Wyckoff. In summary, if Wyckoff shareholders approve the merger agreement and the merger, among other things:

    . Each share of Wyckoff common stock will be exchanged for shares of Catalytica common stock, based on an exchange ratio described in the accompanying proxy statement/prospectus.

    . Catalytica will acquire Wyckoff and Wyckoff will be a wholly-owned subsidiary of Catalytica.

    . Catalytica will assume each outstanding option and other right to purchase Wyckoff common stock, which will be converted into an option or other right to purchase shares of Catalytica common stock.

  2. To transact such other business as may properly come before the special meeting or any adjournment of the meeting.

   The board of directors has fixed the close of business on     , 1999 as the
record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. Only shareholders of record are entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting.

   The accompanying proxy statement/prospectus describes the merger agreement and the proposed merger in more detail. We encourage you to read this entire document carefully.

   The board of directors believes that the merger is fair to and in the best interests of Wyckoff and its shareholders and recommends that you vote "FOR" approval of the merger agreement and the merger.

   Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of Wyckoff common stock is required for approval of the merger agreement. Even if you plan to attend the special meeting in person, please sign and return the enclosed proxy card to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          Ronald L. Hartgerink
                                          Chairman of the Board and Chief
                                           Executive Officer

South Haven, Michigan
    , 1999

 THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CATALYTICA MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, dated August 6, 1999

            PROXY STATEMENT                            PROSPECTUS
                   OF                                      OF
     WYCKOFF CHEMICAL COMPANY, INC.                 CATALYTICA, INC.
           ----------------                        ----------------

   Catalytica, Inc. and Wyckoff Chemical Company, Inc. have agreed to merge a subsidiary of Catalytica with and into Wyckoff. After the merger, Wyckoff will be a wholly-owned subsidiary of Catalytica.

   In the merger, Catalytica will issue 4,496,487 shares of its common stock, which will be exchanged for all of the outstanding Wyckoff common stock and applied toward all of the outstanding options and other rights to purchase Wyckoff common stock. Based on Wyckoff's capitalization as of July 14, 1999, each share of Wyckoff common stock will be converted into approximately 14.16 shares of Catalytica common stock and each option or other right to purchase Wyckoff common stock will be converted into an option or other right to purchase approximately 14.16 shares of Catalytica common stock.

   Catalytica common stock trades on the Nasdaq National Market under the symbol "CTAL." On August 3, 1999, the closing price of Catalytica common stock as reported on the Nasdaq National Market was $12.875.

                               ----------------

   We strongly urge you to read and consider carefully this proxy statement/prospectus in its entirety, including the matters referred to under "Risk Factors" beginning on page 13.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Catalytica common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

   The date of this proxy statement/prospectus is                , 1999. It is
first being mailed to Wyckoff shareholders on or about           , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE CATALYTICA/WYCKOFF MERGER.................   1
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS.................................   4
SELECTED HISTORICAL AND SELECTED UNAUDITED PRO FORMA FINANCIAL
 INFORMATION..............................................................   7
  Catalytica, Inc. Selected Consolidated Financial Information............   8
  Wyckoff Chemical Company, Inc. Selected Consolidated Financial
   Information............................................................   9
  Selected Unaudited Pro Forma Combined Financial Information.............  10
COMPARATIVE PER SHARE DATA (UNAUDITED)....................................  11
MARKET PRICE AND DIVIDEND INFORMATION.....................................  12
RISK FACTORS..............................................................  13
  Risks Related to the Merger.............................................  13
    The number of shares of Catalytica common stock to be issued in the merger is fixed, so the value of the shares you receive will not be known until the merger is completed..................................  13
    Integrating two companies is a difficult task and the expected benefits of the merger may not occur.................................  13
    We depend on retaining and integrating key personnel after the merger...............................................................  14
    The merger depends on governmental and regulatory approval............  14
    If the merger does not qualify as a pooling of interests, Catalytica's reported earnings could be lower in future periods...................  14
    The merger will result in substantial expenses to the combined company..............................................................  14
  Risks Related to the Combined Company...................................  15
    Our quarterly operating results may fluctuate and we may be unable to maintain profitability...............................................  15
    We depend on a single customer for a large portion of our revenues, and a reduction in the level of business with this customer could seriously harm our business..........................................  15
    Our product sales depend on our customers to anticipate industry needs and accurately forecast future demand for their products.............  15
    We may be held responsible for product liability claims and may be unable to obtain sufficient product liability insurance..............  16
    Our operations must comply with environmental regulations, and any failure to comply could result in extensive costs which would harm our business.........................................................  16
    Soil and groundwater contamination exists at our facilities, and the contamination may result in large expenditures of cash and other resources............................................................  16
    Environmental regulations may delay the commercialization of
     Catalytica's catalytic combustion systems or increase the costs of bringing products to market..........................................  17
    Some of Catalytica's manufacturing facilities are underutilized, and this underutilization may harm our operating results.................  17
    Our success depends on the ability of our customers to develop new pharmaceutical products and obtain required regulatory approvals for those products.......................................................  18
    Compliance with current Good Manufacturing Practices regulations is costly and time-consuming, and our failure to comply could lead to delays in filling product orders and loss of sales revenues..........  18
    Ownership of Catalytica's stock is concentrated in one owner, and this owner may prevent or delay a change of control of Catalytica or otherwise make decisions contrary to the interests of other stockholders.........................................................  18
    Many of our competitors have greater financial resources, research and development experience and marketing ability.........................  19
    If we are unable to protect and expand our intellectual property rights, our competitive position will suffer.........................  19

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ----
    A third party claim of infringement of intellectual property could require us to spend time and money to address the claim and could shut down some of our operations.....................................  20
    Catalytica Combustion Systems' products are in early stages of development and its ability to develop an effective and commercially successful product depends on the cooperative efforts of its strategic partners...................................................  20
    Catalytica Combustion Systems has limited manufacturing and marketing experience and will need to develop these capabilities or find strategic partners to make and sell its products.....................  20
    The GENXON joint venture may require additional funding and may not result in
     successful products..................................................  21
    Failure to develop new manufacturing processes will negatively impact
     Wyckoff's revenues and profitability.................................  21
    Interruption of supply of key raw materials could cause delays in meeting product orders, loss of customers and increased costs of production...........................................................  21
    If we, our suppliers or our customers do not successfully address the
     Year 2000 issue, we could experience a significant disruption of our financial management and control systems or a lengthy interruption in our manufacturing operations.........................................  21
    Catalytica's charter and bylaws have provisions that may deter or delay a change of control
     of Catalytica........................................................  22
SPECIAL MEETING OF WYCKOFF SHAREHOLDERS...................................  23
THE MERGER AND RELATED MATTERS............................................  25
  Structure of the Merger.................................................  25
  Material Contacts and Board Deliberations...............................  25
  Joint Reasons for the Merger............................................  27
  Catalytica's Reasons for the Merger.....................................  27
  Recommendation of Wyckoff's Board and Wyckoff's Reasons for the Merger..  28
  Interests of Certain Persons in the Merger..............................  29
  Completion and Effectiveness of the Merger..............................  29
  Conversion of Wyckoff Common Stock into Catalytica Common Stock.........  30
  Effect on Wyckoff Stock Options.........................................  30
  Exchange of Wyckoff Stock Certificates for Catalytica Stock
   Certificates...........................................................  30
  Stock Ownership Following the Merger....................................  31
  Listing on the Nasdaq National Market...................................  31
  Expenses................................................................  31
  Federal Income Tax Considerations.......................................  31
  Governmental and Regulatory Approvals...................................  33
  Accounting Treatment....................................................  33
  Dissenters' Rights......................................................  33
  Resale of Catalytica Common Stock.......................................  33
  Operations After the Merger.............................................  33
  The Merger Agreement....................................................  34
  Escrow Funds and Indemnity..............................................  39
  The Voting Agreements...................................................  40
  Wyckoff Affiliate Agreements............................................  40
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............  41

CATALYTICA'S BUSINESS.....................................................  46
CATALYTICA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS......................................  61

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
                                                                          ----
CATALYTICA'S MANAGEMENT AND EXECUTIVE COMPENSATION.......................  77
OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND
 MANAGEMENT OF CATALYTICA................................................  85
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  87
WYCKOFF'S BUSINESS.......................................................  89
WYCKOFF MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  94
WYCKOFF'S MANAGEMENT..................................................... 101
OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT OF WYCKOFF............ 103
DESCRIPTION OF CATALYTICA CAPITAL STOCK.................................. 105
DESCRIPTION OF WYCKOFF CAPITAL STOCK..................................... 109
COMPARISON OF RIGHTS OF HOLDERS OF CATALYTICA COMMON STOCK AND
 WYCKOFF COMMON STOCK.................................................... 110
EXPERTS.................................................................. 116
LEGAL MATTERS............................................................ 116
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.......................... 116

WHERE YOU CAN FIND MORE INFORMATION...................................... 117
INDEX TO FINANCIAL STATEMENTS............................................ F-1

ANNEXES:
ANNEX I    Agreement and Plan of Reorganization
ANNEX II   Voting Agreement
ANNEX III  Escrow and Indemnification Agreement
ANNEX IV   Special Purpose Escrow and Indemnification Agreement

                             QUESTIONS AND ANSWERS
                      ABOUT THE CATALYTICA/WYCKOFF MERGER

Q: Why are the two companies proposing to merge? (see page 27)

A: The boards of directors of Catalytica and Wyckoff believe that the merger will create a combined company that will be able to:

  . offer customers a broader range of products and services

  . respond more quickly and effectively to competition and market demands in the pharmaceutical outsourcing industry

  . better use the skills and resources of the companies' respective management teams

  . provide better support coverage to its customers

Q: What will holders of Wyckoff common stock receive in the merger? (see page
   30)

A: If the merger is completed, Wyckoff shareholders will have the right to receive approximately 14.16 shares of Catalytica common stock for each share of Wyckoff common stock owned, provided that an aggregate of 5.6% of the shares Wyckoff shareholders are entitled to receive will be placed in escrow. This exchange ratio is based on Wyckoff's capitalization as of July 14, 1999, and may increase or decrease slightly if Wyckoff's capitalization changes before completion of the merger.

   Based on the closing price of $12.875 for Catalytica common stock as reported on the Nasdaq National Market on August 3, 1999, 14.16 shares of Catalytica common stock are worth approximately $182.31.

Q: How do the escrow funds operate? (see page 39)

A: An aggregate of approximately 5.6% of the shares of Catalytica common stock issuable in exchange for the outstanding shares of Wyckoff common stock upon completion of the merger will be placed into two separate escrow funds. Each shareholder will contribute into the escrow funds in proportion to the total number of shares of Catalytica common stock that the shareholder would otherwise have received upon completion of the merger.

   The first escrow fund will be available to compensate Catalytica for any losses it incurs as a result of any breach by Wyckoff of Wyckoff's representations, warranties or covenants in the merger agreement. Catalytica will not receive any shares from the first escrow fund for a breach of Wyckoff's representations, warranties or covenants until Catalytica suffers cumulative losses of more than $150,000. Except for any unresolved claims, the first escrow fund will terminate on the earlier of (a) the date of the auditor's report for the first audit of Catalytica's financial statements reflecting combined operations of Catalytica and Wyckoff after completion of the merger or (b) six months after the merger.

   The second escrow fund will be available to compensate Catalytica for losses it incurs related to a specific intellectual property matter. Except for any unresolved claims, the second escrow fund will terminate on July 14, 2002, the third anniversary of the date of the merger agreement.

Q: What will happen to stock options held by Wyckoff employees? (see page 30)

A: Each outstanding option or right to purchase shares of Wyckoff common stock, whether or not exercisable, will be assumed by Catalytica and be subject to the same terms and conditions governing each outstanding Wyckoff option immediately before completion of the merger, except that the options will be immediately exercisable and each option or other right to purchase Wyckoff common stock will be converted into an option or other right to purchase approximately 14.16 shares of Catalytica common stock. This exchange ratio is based on Wyckoff's capitalization as of July 14, 1999, and may increase or decrease slightly if Wyckoff's capitalization changes before completion of the merger. Options outstanding at completion of the merger will not be subject to the escrow funds.

Q: Will I receive fractional shares as a result of the merger? (see page 30)

A: Catalytica will not issue fractional shares. Instead, you will receive cash for any fractional shares of Catalytica common stock owed to you equal to the (a) fraction multiplied by (b) $13.34375.

Q: What are the tax consequences to shareholders of the merger? (see page 31)

A: The merger will be treated as a tax-free reorganization for federal income tax purposes. You will not recognize gain or loss on the exchange of your stock, other than on account of cash received for a fractional share. Catalytica stockholders will not recognize any gain or loss in connection with the merger. Tax matters, however, are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. We encourage you to contact your tax advisors to determine the tax consequences of the merger to you.

Q: What percent of Catalytica common stock will Wyckoff shareholders and option holders own after the merger? (see page 31)

A: After the merger, shareholders and option holders of Wyckoff will own
   4,496,487 shares or options exercisable for shares of Catalytica common stock. These shares will represent approximately 7.7% of Catalytica's total common stock outstanding, based on 53,607,226 shares of Catalytica common stock, including class A and class B common stock, outstanding as of July 14, 1999.

Q: When is the shareholders' meeting relating to the merger and what specific proposals will I be asked to consider? (see page 23)

A: The Wyckoff special meeting will take place     on    , 1999 at Baseline
   Middle School, 7357 Baseline Road, South Haven, Michigan. At the special meeting, you will be asked to approve the merger agreement and the merger.

Q: If I am not going to attend the shareholder meeting, should I return my proxy card instead? (see page 23)

A: Yes. Please fill out and sign your proxy card and return it in the enclosed envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the special meeting.

Q: What do I do if I want to change my vote? (see page 23)

A: Send in a later-dated, signed proxy card to Wyckoff's Secretary before the special meeting or attend the special meeting in person and vote.

Q: Should I send in my stock certificates now? (see page 30)

A: No. After the merger is completed, we will send you written instructions for exchanging your stock certificates. Catalytica stockholders will keep their current certificates.

Q: Do I have dissenters' rights in connection with the merger? (see page 33)

A: No. Under Michigan law, shareholders of Wyckoff are not entitled to dissenters' rights in connection with the merger.

Q: What do I need to do now? (see page 23)

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In addition, you may attend the special meeting in person, rather than signing and mailing your proxy card.

Q: Does Catalytica pay dividends? (see page 12)

A: No. After the merger, however, Catalytica's board of directors may change that policy based on business conditions, Catalytica's financial condition and earnings and other factors. Catalytica does not intend to pay dividends in the near future.

Q: When do you expect the merger to be completed and effective? (see page 29)

A: We are working toward completing the merger as quickly as possible. In addition to Wyckoff shareholder approval, Wyckoff and Catalytica must obtain regulatory approvals. We hope to complete the merger by the end of 1999. The merger will become effective when the articles of merger are filed with the Michigan Corporation, Securities and Land Development Bureau.

Q: What if I also own shares of Catalytica common stock?

A: Catalytica common stock will not be affected by the merger. If you currently own shares of Catalytica common stock, you will continue to own those shares after the merger.

Q: Whom should I call with questions?

A: If you have any questions about the merger, please call Ronald L.
   Hartgerink, Wyckoff's Chairman of the Board and Chief Executive Officer, at
   (616) 637-8474.

Q: May I exercise stock options and sell Wyckoff common stock between now and the completion of the merger?

A: Yes, subject to existing transfer limitations.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

   The following is a summary of certain information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the information that is important to you. To fully understand our proposed merger, we urge you to carefully read the entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers.


The Companies

Catalytica, Inc.
430 Ferguson Drive
Mountain View, California 94043-5272
(650) 960-3000

   Catalytica builds business in markets where its proprietary technologies serve to optimize manufacturing and solve environmental problems. Catalytica operates its businesses through three subsidiaries: (a) Catalytica Pharmaceuticals, Inc. which provides drug development and product manufacturing services to the pharmaceutical industry; (b) Catalytica Combustion Systems, Inc. which produces XONON, a catalytic system that permits essentially pollution free combustion for the energy market; and (c) Catalytica Advanced Technologies, Inc. which serves as an incubator for new catalytic technologies for industrial applications.

Wyckoff Chemical Company, Inc.
1421 Kalamazoo Street
South Haven, Michigan 49090-1945
(616) 637-8474

   Wyckoff develops, manufactures and markets a broad range of active pharmaceutical ingredients and advanced fine chemical ingredients. Wyckoff sells its products and custom synthesis services to a number of pharmaceutical companies that sell both branded and generic products, as well as to cosmetic companies and other fine chemical end-users.

Structure of the Merger (see page 25)

   A wholly-owned subsidiary of Catalytica will merge with Wyckoff and Wyckoff will become a wholly-owned subsidiary of Catalytica. Following the merger, you will have an equity stake in Catalytica, Wyckoff's parent company.

Record Date and Vote Required (see page 23)

   Only Wyckoff shareholders of record at the close of business on the record
date,     , 1999, are entitled to notice of and to vote at the special meeting.
Under Michigan law, approval of the merger and the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Wyckoff common stock entitled to vote at the meeting. In addition, shareholder approval is a condition to completion of the merger under the merger agreement.

   No approval by Catalytica's stockholders is required to effect the merger. Catalytica, as the sole shareholder of Pilot Acquisition Corporation, must approve the merger and the merger agreement.

Recommendation of the Wyckoff Board of Directors (see page 28)

   After careful consideration, the Wyckoff board of directors has approved the merger agreement and believes that it is fair to, and in the best interests of, Wyckoff and its shareholders. The Wyckoff board, therefore, recommends that holders of Wyckoff common stock vote "FOR" approval of the merger and the merger agreement.

Interests of Certain Persons in the Merger (see page 29)

   Wyckoff shareholders should note that certain members of Wyckoff management and the Wyckoff board have interests in the merger as employees and/or directors that are different from, or in addition to, your interest as a shareholder. These include the following:


 . Members of Wyckoff's management and board of directors that hold Wyckoff stock options will benefit from the fact that all Wyckoff stock options become immediately exercisable upon completion of the merger.

 . After the merger, Catalytica will cause Wyckoff to indemnify Wyckoff's present and former officers and directors against all claims arising out of any acts or omissions at or before completion of the merger to the same extent as they are currently indemnified by Wyckoff.

 . If the merger is completed, Catalytica will honor the existing employment agreement between Wyckoff and James B. Friederichsen, Chief Operating Officer, President and a director of Wyckoff.

Share Ownership of Wyckoff Management (see page 103)

   As of July 14, 1999, Wyckoff's directors and executive officers beneficially owned 34.9% of the outstanding shares of Wyckoff common stock.

Market Price Data (see page 12)

   Catalytica common stock trades on the Nasdaq National Market under the symbol "CTAL." On July 14, 1999, the last trading day before the announcement of the merger agreement, the closing price of Catalytica common stock as reported on the Nasdaq National Market was $13.125 per share. Following the merger, Catalytica common stock will continue to be traded on the Nasdaq National Market under the symbol "CTAL." On August 3, 1999, the closing price of Catalytica common stock as reported on the Nasdaq National Market was $12.875.

   No established trading market exists for Wyckoff common stock.

Resale of the Catalytica Common Stock Received in the Merger (page 33)

   All of Wyckoff's shareholders, other than Wyckoff's executive officers, directors and 10% shareholders, will be able to immediately resell the Catalytica common stock they receive in the merger. Wyckoff's executive officers, directors and 10% shareholders will be able to resell their common stock only if they comply with securities laws, and with requirements relating to the accounting treatment of the merger.

Regulatory Matters (see page 33)

   Completion of the merger is subject to compliance with the federal antitrust laws. The notifications required under federal law have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice. The specified waiting period under federal law may impact completion of the merger. The merger also must satisfy the federal securities laws and applicable securities laws of the various states.

Accounting Treatment (see page 33)

   Catalytica intends to account for the merger as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles.

Conduct of the Combined Company Following the Merger (see page 33)

   Catalytica currently intends to maintain Wyckoff as an operating subsidiary of Catalytica. Catalytica also currently intends to retain the vast majority of Wyckoff's employee base.

Conditions to the Merger (see page 36)

   Completion of the merger is subject to the satisfaction of various conditions, including:

 .  approval of the merger by a majority vote of the Wyckoff shareholders

 . SEC declaration of effectiveness of the registration statement of which this proxy statement/prospectus forms a part

 .  expiration of the waiting period imposed by the Hart-Scott-Rodino Antitrust
   Improvements Act of 1976

 . receipt by Catalytica and Wyckoff of substantially identical written opinions from their respective counsel to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code

 .  no material adverse change in Catalytica's or Wyckoff's condition

Termination (see page 37)

   The merger agreement may be terminated under certain circumstances, including, without limitation:

 .  by mutual written consent of Catalytica and Wyckoff

 . by either Catalytica or Wyckoff if the other party commits breaches of representations, warranties or covenants contained in the merger agreement

 .  if the merger is not completed on or before January 15, 2000

Voting Agreements (see page 40)

   Certain shareholders who are affiliates of Wyckoff have entered into voting agreements with Catalytica. Under the voting agreements, these shareholders have agreed to vote for approval of the merger agreement and the merger. As of July 14, 1999, these affiliates beneficially owned 43.2% of Wyckoff common stock.

Affiliate Agreements (see page 40)

   Affiliates of Wyckoff have entered into agreements with Catalytica restricting the sale, transfer or other disposition of the shares of Catalytica common stock issued to the affiliate in connection with the merger or otherwise held by the affiliate.

                   SELECTED HISTORICAL AND SELECTED UNAUDITED
                        PRO FORMA FINANCIAL INFORMATION

   We have derived the following selected historical annual financial information of Catalytica and Wyckoff from their respective audited historical consolidated financial statements. You should read this information in conjunction with the consolidated financial statements and the notes to the financial statements which are included beginning on page F-1 of this proxy statement/prospectus.

   We have derived the following selected unaudited pro forma combined financial information of Catalytica and Wyckoff from the unaudited pro forma combined condensed financial statements included in this proxy statement/prospectus, which gives effect to the merger as a pooling of interests. You should read this information in conjunction with the unaudited pro forma financial statements and the related notes. We present the unaudited pro forma financial information for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed. Also, it does not necessarily represent or predict future operating results or the financial position of the combined companies.

   We have derived the selected consolidated balance sheet data as of June 30, 1999 and June 30, 1998 and the selected consolidated statement of operations data for the fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999 for Wyckoff from the audited consolidated financial statements of Wyckoff appearing elsewhere in this proxy statement/prospectus. The selected consolidated balance sheet data as of June 30, 1997, June 30, 1996 and June 30, 1995 and the selected consolidated statement of operations data for the years ended June 30, 1996 and June 30, 1995 have been derived from audited consolidated financial statements of Wyckoff not included in this proxy statement/prospectus. We have derived the selected historical consolidated financial information for the six months ended June 30, 1998 and June 30, 1999 for Wyckoff from the unaudited financial statements of Wyckoff included in this proxy statement/prospectus. The unaudited consolidated financial statements have been prepared by Wyckoff on a basis consistent with the audited consolidated financial statements appearing elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair representation of such data. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of results to be expected for any subsequent period.

   We have derived the selected unaudited pro forma combined financial information of Catalytica and Wyckoff from the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus, which gives effect to the merger as a pooling of interests, and you should read this information in conjunction with the unaudited pro forma statements and the relevant notes. We present the unaudited pro forma financial information for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed. In addition, it does not necessarily represent or picture future operating results or the financial position of the combined companies.

   Since the fiscal years of Catalytica and Wyckoff differ, periods combined for purposes of the pro forma condensed combined financial statements are as follows:

                Catalytica                               Wyckoff
                ----------                               -------
   Fiscal year ended December 31, 1998    Twelve months ended December 31, 1998
   Fiscal year ended December 31, 1997    Fiscal year ended June 30, 1998
   Fiscal year ended December 31, 1996    Fiscal year ended June 30, 1997
   Six months ended June 30, 1998         Six months ended June 30, 1998
   Six months ended June 30, 1999         Six months ended June 30, 1999

   Wyckoff's results of operations for the six month period ended June 30, 1998 have been included in the unaudited pro forma results of operations for the years ended December 31, 1997 and December 31, 1998.

                                Catalytica, Inc.

                  Selected Consolidated Financial Information
                    (In thousands, except per share amounts)

                          Six Months Ended
                              June 30,                Year Ended December 31,
                          ----------------- -----------------------------------------------
                            1999     1998     1998   1997 (2)  1996 (2)  1995 (2)  1994 (2)
                          -------- -------- -------- --------  --------  --------  --------
Historical Consolidated
 Statement
 of Operations Data
Revenues:
  Product sales.........  $182,169 $182,512 $358,872 $174,347  $ 9,813   $ 8,858   $ 5,800
  Research and
   development..........    10,314    5,699   16,284    6,599    6,501     4,766     6,395
                          -------- -------- -------- --------  -------   -------   -------
    Total revenues......   192,483  188,211  375,156  180,946   16,314    13,624    12,195
Net income (loss) before
 common
 stock redemption ......    13,447    9,284   20,763      310   (5,192)   (8,687)   (9,145)
Premium paid on common
 stock
 redemption (1).........       --       --       --    (3,750)     --        --        --
                          -------- -------- -------- --------  -------   -------   -------
Income (loss)
 attributable to common
 stockholders...........  $ 13,447 $  9,284 $ 20,763 $ (3,440) $(5,192)  $(8,687)  $(9,145)
                          ======== ======== ======== ========  =======   =======   =======
Basic earnings (loss)
 per share (1)..........  $   0.25 $   0.18 $   0.39 $  (0.10) $ (0.27)  $ (0.55)  $ (0.61)
Diluted earnings (loss)
 per
 share (1)..............  $   0.21 $   0.15 $   0.33 $  (0.10) $ (0.27)  $ (0.55)  $ (0.61)
Shares used in computing
 basic net
 income (loss) per
 share..................    53,477   52,993   53,109   33,248   19,283    15,785    15,070
Shares used in computing
 diluted
 net income (loss) per
 share..................    59,178   58,936   59,196   33,248   19,283    15,785    15,070
Historical Consolidated
 Balance Sheet Data
Cash, cash equivalents,
 short-term
 and long-term
 investments............  $ 51,557 $ 49,331 $ 47,585 $ 47,067  $23,821   $20,902   $13,614
Working capital.........   115,224  127,971  113,186   87,425   23,904    18,102    11,873
Total assets............   351,780  334,007  347,396  328,873   41,003    31,239    22,186
Long-term debt .........    59,500   77,712   67,007   75,069    1,524     1,556     1,573
Class A and B common
 stock subject to
 mandatory redemption...    97,079   97,079   97,079   97,079      --        --        --
Stockholders' equity....    91,942   63,120   76,577   52,110   17,263    22,029    15,779

--------
(1) Net income (loss) per share in 1997 reflects a reduction in net income of $3.75 million relating to the premium paid for the repurchase of 5,000,000 shares of class B common stock with proceeds received from the exercise of warrants issued to stockholders as a dividend.

(2) See Note 2 to Catalytica's historical financial statements.

                         Wyckoff Chemical Company, Inc.

                  Selected Consolidated Financial Information
                    (In thousands, except per share amounts)

                                              Year Ended June 30,
                                -----------------------------------------------
                                 1999    1998    1997    1996    1995    1994
                                ------- ------- ------- ------- ------- -------
Historical Consolidated
 Statement of Operations Data
Revenues:
  Net sales...................  $36,524 $31,429 $29,041 $26,490 $26,298 $19,603
                                ------- ------- ------- ------- ------- -------
    Total revenues............   36,524  31,429  29,041  26,490  26,298  19,603
Net income before cumulative
 effect of an accounting
 change.......................    2,891   2,870   2,702   1,642   1,475     936
Cumulative effect of an
 accounting change (1)........      --      --      --      176     --      --
                                ------- ------- ------- ------- ------- -------
Net income ...................  $ 2,891 $ 2,870 $ 2,702 $ 1,466 $ 1,475 $   936
                                ======= ======= ======= ======= ======= =======
Basic earnings per share......  $ 10.19 $ 10.09 $  9.47 $  5.14 $  5.18 $  3.29
Diluted earnings per share....  $ 10.08 $ 10.00 $  9.39 $  5.10 $  5.13 $  3.26
Shares used in computing basic
 net income per share.........      284     284     285     285     285     284
Shares used in computing
 diluted net income per
 share........................      287     287     288     288     287     287
Historical Consolidated
 Balance Sheet Data
Cash .........................  $   290 $   305 $   966 $   444 $   213 $   177
Working capital...............    7,870   7,722   7,753   7,097   5,786   5,447
Total assets..................   43,782  33,572  31,974  28,216  27,448  25,248
Long-term debt................   10,822   7,109   8,478   7,817   7,162   7,938
Shareholders' equity..........   21,674  19,084  16,753  14,372  13,218  12,061

--------
(1) Relates to the adoption of Financial Accounting Standards Board Statement No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions." See Wyckoff's historical financial statements.

          Selected Unaudited Pro Forma Combined Financial Information
                    (In thousands except per share amounts)

       Pro Forma Combined Condensed Consolidated Statement of Operations

                           Years Ended December 31,    Six Months Ended June 30,
                          ---------------------------  -------------------------
                            1998   1997 (1)  1996 (1)      1999         1998
                          -------- --------  --------  ------------ ------------
Total net revenues......  $406,459 $212,375  $45,355   $    214,080 $    204,586
Net income (loss)
 attributable to common
 stockholders...........    22,769     (570)  (2,490)        15,897       10,897
Basic earnings (loss)
 per share..............  $   0.40 $  (0.02) $ (0.10)  $       0.27 $       0.19
Diluted earnings (loss)
 per share..............  $   0.34 $  (0.02) $ (0.10)  $       0.23 $       0.16
Shares used in computing
 basic income (loss) per
 share..................    57,605   37,744   23,779         57,973       57,489
Shares used in computing
 diluted income (loss)
 per share..............    63,692   37,744   23,779         64,048       63,432

          Pro Forma Combined Condensed Consolidated Balance Sheet Data

                                                                      Six months
                                                                      ended June
                                                                       30, 1999
                                                                      ----------
 Cash, cash equivalents, short-term and long-term investments........  $ 51,847
 Working capital.....................................................   122,094
 Total assets........................................................   395,562
 Long-term debt .....................................................    70,322
 Class A and B common stock subject to mandatory redemption..........    97,079
 Stockholders' equity................................................   112,796

--------
(1) See Note 2 to the historical financial statements.

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

   The following table sets forth certain historical per share data of Catalytica and Wyckoff and combined per share data on an unaudited pro forma basis. You should read the information set forth below along with the selected historical financial data and the unaudited pro forma combined condensed financial information included elsewhere in this proxy statement/prospectus. The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the merger been completed as of the beginning of the periods presented and you should not construe it as representative of future operations.

                                               Fiscal Year Ended     Six Months
                                                  December 31,         Ended
                                              ---------------------   June 30,
                                               1998   1997    1996      1999
                                              ------ ------  ------  ----------
Historical--Catalytica
Basic net income (loss) per share...........  $ 0.39 $(0.10) $(0.27)   $ 0.25
Diluted net income (loss) per share.........  $ 0.33 $(0.10) $(0.27)   $ 0.21
Book value per share(1).....................  $ 3.25 $ 2.82  $ 0.89    $ 3.53
                                               Fiscal Year Ended     Six Months
                                                    June 30,           Ended
                                              ---------------------   June 30,
                                               1999   1998    1997      1999
                                              ------ ------  ------  ----------
Historical--Wyckoff
Basic net income per share..................  $10.19 $10.09   $9.47    $ 8.63
Diluted net income per share................  $10.08 $10.00   $9.39    $ 8.54
Book value per share(1).....................  $76.34 $67.32  $58.69    $76.34
                                               Fiscal Year Ended     Six Months
                                                  December 31,         Ended
                                              ---------------------   June 30,
                                               1998   1997    1996      1999
                                              ------ ------  ------  ----------
Pro Forma Combined -- Catalytica
Pro forma basic net income (loss) per
 Catalytica share(2)(3) ....................  $ 0.40 $(0.02) $(0.10)   $ 0.27
Pro forma diluted net income (loss) per
 Catalytica share(2)(3).....................  $ 0.34 $(0.02) $(0.10)   $ 0.23
Pro forma book value per Catalytica
 share(4)...................................                           $ 3.61
Equivalent Pro Forma Combined-- Wyckoff(5)
Pro forma basic net income per Wyckoff share
 ...........................................  $ 5.66 $(0.28) $ 1.42    $ 3.82
Pro forma diluted net income per Wyckoff
 share......................................  $ 4.81 $(0.28) $ 1.42    $ 3.26
Pro forma book value per Wyckoff share......                           $51.12

--------
(1) The historical book value per share is computed by dividing historical stockholders' equity as of the end of each period for which the comparison is made by the number of shares of common stock, including class A and B common stock, as if converted, at the end of the period.
(2) The Catalytica pro forma combined net income (loss) per share reflects Catalytica's net income (loss) attributable to common stockholders for the fiscal years ended December 31, 1998, 1997 and 1996 and for the six months ended June 30, 1999 combined with Wyckoff's net income for the 12-month period ended December 31, 1998, for the fiscal years ended June 30, 1998 and 1997 and for the six months ended June 30, 1999 divided by the combined weighted average shares for the respective periods.
(3) Catalytica expects to incur charges to operations, currently estimated to be $1.0 million associated with the merger, consisting primarily of transaction fees for attorneys, accountants, financial printing and other related charges. This is a preliminary estimate only and may change. These charges have been reflected in the unaudited pro forma combined condensed balance sheet but have not been included in the unaudited pro forma condensed combined statement of operations.
(4) The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares outstanding at the end of each period for which the computation is made.
(5) The Wyckoff equivalent pro forma combined per share amounts are calculated by multiplying the Catalytica pro forma per share amounts by the exchange ratio (computed as of July 14, 1999) of approximately 14.16 shares of Catalytica common stock issued in exchange for each share of Wyckoff common stock.

                     MARKET PRICE AND DIVIDEND INFORMATION

   Catalytica's common stock has been traded on the Nasdaq National Market under the symbol "CTAL" since February 8, 1993. The following table sets forth, for the periods indicated, the high and low closing prices for Catalytica common stock as reported by the Nasdaq National Market:

                                                              High      Low
                                                              ----      ---
1997 Calendar Year
  Quarter ended 3/31......................................... $11 3/4   $3 7/8
  Quarter ended 6/30.........................................  13 5/8     7
  Quarter ended 9/30.........................................  15 3/8    9 1/2
  Quarter ended 12/31........................................  13 7/8   10 1/8
1998 Calendar Year
  Quarter ended 3/31.........................................  13 15/32 10 3/4
  Quarter ended 6/30.........................................  19 5/8   12 13/16
  Quarter ended 9/30.........................................  20 3/16  10 3/16
  Quarter ended 12/31........................................  18 7/8   13 3/4
1999 Calendar Year
  Quarter ended 3/31.........................................  18 1/16   11
  Quarter ended 6/30.........................................   14      10 7/8

   On July 14, 1999, the last trading day before the announcement of the merger agreement, the closing price of Catalytica common stock as reported on the Nasdaq National Market was $13 1/8 per share. On August 3, 1999, the closing price of Catalytica common stock as reported on the Nasdaq National Market was $12 7/8.

   There is no established trading market for shares of Wyckoff common stock. Trading in the shares occurs from time to time in private transactions.

   At June 30, 1999, there were approximately 589 holders of record of Catalytica common stock and a substantially greater number of beneficial owners. As of June 30, 1999, there were approximately 347 holders of record of Wyckoff common stock.

   Catalytica has never declared or paid cash dividends on its capital stock. Catalytica currently intends to retain its earnings to finance the operation and expansion of its business and therefore does not expect to pay any cash dividends in the foreseeable future.

   Wyckoff declared and paid cash dividends on a quarterly basis to shareholders of record at the rate of $0.30 per common share for each fiscal quarter from June 30, 1997 through June 30, 1999. If the merger is completed, payments of future dividends, if any, will be at the discretion of Catalytica's board of directors.

                                 RISK FACTORS

   By voting in favor of the merger, you will be choosing to invest in Catalytica common stock. An investment in Catalytica common stock involves a high degree of risk. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the risks described below. The matters set forth below are cautionary statements identifying important factors that could cause actual results to differ materially and adversely from those in the forward-looking statements in this proxy statement/prospectus.

Risks Related to the Merger

 The number of shares of Catalytica common stock to be issued in the merger is fixed, so the value of the shares you receive will not be known until the merger is completed

   In the merger, Catalytica will issue 4,496,487 shares of common stock, which will be exchanged for all of the outstanding capital stock of Wyckoff and applied towards all of the outstanding options and other rights to purchase capital stock of Wyckoff. Because the number of shares of Catalytica common stock to be exchanged in the merger is fixed, it will not increase or decrease due to fluctuations in the market price of Catalytica common stock. Thus, the value of the consideration you will receive at the completion of the merger will depend on the market price of Catalytica common stock at the time the merger is completed. Catalytica common stock historically has been subject to substantial price volatility and could decline before the merger is completed. Neither Catalytica nor Wyckoff is permitted to "walk away" from the merger because of changes in the price of Catalytica common stock. Accordingly, the dollar value of the Catalytica common stock you will receive upon completion of the merger will depend on the market value of Catalytica common stock at the time the merger is completed.

 Integrating two companies is a difficult task and the expected benefits of the merger may not occur

   The merger will not achieve its anticipated benefits unless Catalytica and Wyckoff successfully combine their operations and integrate their products and services in a timely manner. Integrating Catalytica and Wyckoff will be a complex, time consuming and expensive process and may result in disruptions to the operations of the business. Before the merger, Catalytica and Wyckoff operated independently, each with its own business, business culture, customers, employees and systems. Following the merger, the combined company must use common information communication systems, operating procedures, financial controls and human resource practices, including benefit, training and professional development programs. There may be substantial difficulties, costs and delays involved in integrating Catalytica and Wyckoff, including:

  .  distractions to management from the business of the combined company

  .  potential incompatibility of business cultures

  . perceived and potential adverse change in customer service standards, business focus or service offerings available to customers

  . potential inability to successfully coordinate research and development, sales and marketing efforts

  . costs and delays in implementing common systems and procedures, including financial accounting systems

  . costs and inefficiencies in delivering services to the customers of the combined company

  . inability to retain and integrate key management, technical sales and customer support personnel

  Any one or all of the factors identified above may cause increased operating costs, lower than anticipated financial performance or the loss of key customers and employees. The failure to integrate Catalytica and Wyckoff could harm the business of the combined company.

 We depend on retaining and integrating key personnel after the merger

   Wyckoff's contribution to the combined company's success depends upon the continued service of Wyckoff's key management and technical personnel. While Catalytica has agreed to assume the employment agreement of James B. Friederichsen, Wyckoff's President and Chief Operating Officer, this agreement does not require that Mr. Friederichsen continue his employment with Wyckoff for a specified period. No other Wyckoff executive officer has entered into an employment agreement providing for continued employment with the combined company after the merger. In addition, the competition to retain and motivate qualified technical, sales and operations personnel is intense. We have at times experienced, and continue to experience, difficulty retaining qualified personnel. We might not be able to retain its Wyckoff's key personnel after the merger. The loss of services of any of the key members of Wyckoff's management team could harm the business of the combined company.

 The merger depends on governmental and regulatory approval

   The merger is subject to antitrust review by the Federal Trade Commission and the Department of Justice. The merger also must satisfy federal securities laws and applicable laws of the various states. There is a risk that government and regulatory agencies may block or delay implementation of the merger. Any delay in implementation due to these hurdles could result in increased transaction costs, lost sales, employee anxiety and lost focus on the business.

 If the merger does not qualify as a pooling of interests, Catalytica's reported earnings could be lower in future periods

   The pro forma combined financial results in this proxy statement/prospectus are based on the merger being treated as a pooling of interests under accounting and financial reporting rules. To qualify the merger as a pooling of interests for accounting purposes, Wyckoff, Catalytica and their respective affiliates must meet the criteria for pooling of interests accounting established in opinions published by the Accounting Principles Board and interpreted by the Financial Accounting Standards Board and the SEC. These opinions are complex and the interpretation of them is subject to change.

  The availability of pooling of interests accounting treatment for the merger depends, in part, upon circumstances and events occurring after completion of the merger. For example, the business of the combined company cannot change in a significant manner, including significant sales of assets, for a period of two years following completion of the merger. Further, affiliates of Catalytica and Wyckoff must not sell, or otherwise reduce their risk with respect to, any shares of either Catalytica or Wyckoff capital stock during the period beginning on July 14, 1999 and continuing until two trading days after Catalytica publicly announces financial results covering at least 30 days of combined operations of Catalytica and Wyckoff. If completion of the merger occurs in October 1999, Catalytica expects that such combined financial results would be published in the fourth quarter of 1999. If affiliates of Catalytica or Wyckoff sell their shares of Catalytica common stock before that time, the merger may not qualify for accounting as a pooling of interests for financial reporting purposes. The failure of the merger to qualify for pooling of interests accounting treatment for any reason could materially reduce Catalytica's future reported earnings.

 The merger will result in substantial expenses to the combined company

   Catalytica and Wyckoff estimate that the negotiation and implementation of the merger will result in future aggregate pre-tax expenses to Catalytica and Wyckoff of approximately $1.0 million, primarily relating to costs associated with combining the operations of the two companies and fees of attorneys and accountants. Although we do not believe that the costs will significantly exceed this amount, our estimate may not be correct and unanticipated contingencies may arise that will increase the costs of the merger.

Risks Related to the Combined Company

 Our quarterly operating results may fluctuate and we may be unable to maintain profitability

   Catalytica first achieved profitability in the quarter ended September 30, 1997. Catalytica's operating results have fluctuated significantly in the past and we expect that the results of the combined company will continue to vary from quarter to quarter. In particular, our quarterly results may fluctuate as a result of:

  . loss or reductions of orders from an important customer, such as Glaxo Wellcome

  . delays in availability or increases in costs of raw materials from our suppliers

  . increased price competition or reductions in the prices that we are able to charge

  . the amount and timing of payments and expenses under development and production contracts

  .  changes in demand for the pharmaceuticals sold by our customers

  . new product introductions or delays in product introductions by our customers or their competitors

  . size and timing of receipt of orders for and shipments of pharmaceutical products

  .  changes in product mix

  .  operating efficiencies in manufacturing operations

  .  seasonality in demand for our products

  . general business conditions in our markets, particularly in the pharmaceutical sector

  As a result of these and other factors, quarter-to-quarter comparisons of our historical results of operations are not good indicators of future performance. If our future operating results are below the expectations of stock market analysts, or if we are unable to remain profitable, our stock price may decline.

 We depend on a single customer for a large portion of our revenues, and a reduction in the level of business with this customer could seriously harm our business

   A single customer, Glaxo Wellcome, accounts for a large percentage of Catalytica's revenues. In 1998, Glaxo Wellcome accounted for approximately 86% of Catalytica's total revenues. In the six months ended June 30, 1999, Glaxo Wellcome accounted for approximately 73% of Catalytica's total revenues, of which 42% related to business under the original supply agreement and 31% related to new business Catalytica has negotiated with Glaxo Wellcome since its acquisition of the Greenville facility. Catalytica's top five customers collectively accounted for approximately 92% of its revenues for the six months ended June 30, 1999. Even though the portion of our revenues attributable to Glaxo Wellcome is expected to decline over time, we anticipate that sales to Glaxo Wellcome will continue to account for a significant portion of our revenues for the foreseeable future. Our business would be seriously harmed if we lost Glaxo Wellcome as a customer or suffered a large reduction in orders from Glaxo Wellcome.

 Our product sales depend on our customers to anticipate industry needs and accurately forecast future demand for their products

   We manufacture both intermediate products used in customers' finished products and finished products for our customers. Typically, there is a relatively lengthy lead time between signing a production contract and the actual production of products under that contract. Accordingly, we rely upon the ability of our customers to anticipate changing customer needs, successfully market the products and obtain necessary regulatory approval. A decrease in demand for our customers' products would lower demand for our products. We cannot guarantee that our customers' product development efforts will be successful, that required regulatory approvals can be obtained on a timely basis, if at all, that products can be manufactured at acceptable cost and with appropriate quality or that any products, if approved, can be successfully marketed. If our customers are not successful in this regard, they might reduce or eliminate their orders and our results of operations likely would deteriorate.

 We may be held responsible for product liability claims and may be unable to obtain sufficient product liability insurance

   As a pharmaceutical and pharmaceutical intermediate manufacturer, we could experience product liability claims for products we manufacture if we do not meet customer specifications. Our customers generally agree to indemnify us with respect to potential liability claims, other than claims related to our failure to meet customer specifications.

   We have product liability insurance but cannot guarantee that we will be able to obtain sufficient levels of product liability insurance on acceptable terms in the future. If we are held responsible for product liability and do not have adequate insurance or are not properly indemnified, then our results of operations could be harmed. Also, under the original Glaxo Wellcome supply agreement, Catalytica Pharmaceuticals is obligated to maintain $100.0 million of product liability insurance. If Catalytica Pharmaceuticals does not meet this requirement, Glaxo Wellcome may terminate the supply agreement, which would have a negative impact on our financial results.

 Our operations must comply with environmental regulations, and any failure to comply could result in extensive costs which would harm our business

   Our research, development and manufacturing activities involve the use, storage, transportation and disposal of many hazardous chemicals and are subject to regulations governing air pollution and wastewater treatment. As a result, our activities are subject to extensive federal, state and local laws and regulations, some of which have recently changed. For example, in 1998, the United States Environmental Protection Agency, or EPA, issued new regulations for the pharmaceutical industry requiring the installation of "maximum achievable control technology" for hazardous air pollution sources and additional pretreatment systems for wastewater discharges. We currently are evaluating the potential impact of these regulations on our operations and we believe that these new regulations may require us to make large cash expenditures. These and any other new regulatory changes could result in renovations, improvements or other cash expenditures to bring our facilities and operations into compliance. A failure to comply with present or future environmental laws could result in:

  .  imposition of injunctions or orders to stop production and operations

  .  payment of fines, costs of remediation or damages

  .  restrictions on expansion of operations

  .  other expenditures as required to comply with environmental requirements

  If our operations do not comply with environmental regulations for any reason, any of these events could occur and the occurrence could harm our financial condition.

 Soil and groundwater contamination exists at our facilities, and the contamination may result in large expenditures of cash and other resources

   As the owner of the Greenville facility, Catalytica Pharmaceuticals is legally liable for the existing contamination at the site. However, Glaxo Wellcome, the previous owner, has agreed to pay the costs of remediation to the extent contamination existed at the time it sold the property to Catalytica. Despite its agreement with Glaxo Wellcome, Catalytica could be held responsible for the contamination in an action brought by a governmental agency or a third party. Catalytica's current operations and future expansion of the Greenville facility could be slowed or prevented by required remediation activities at the site.

   Catalytica Pharmaceuticals' ongoing operations at the Greenville facility also may cause additional contamination. The determination of the existence and cost of any such additional contamination contributed by Catalytica Pharmaceuticals could involve costly and time-consuming negotiations and litigation. Additional contamination could harm Catalytica's business, results of operations and financial condition.

   Similarly, Catalytica's Bay View facility has arsenic and volatile organic compound contamination in the soil and groundwater. The site is subject to a clean-up and abatement order issued by the Bay Area Regional Water Quality Control Board. The order requires stabilization, containment and monitoring of the contamination at the site and surrounding areas by the current owner of the property, Rhone Poulenc, Inc. Although Catalytica has contractual rights of indemnity from Rhone Poulenc and from Novartis, the prior owners/operators of the facilities, Catalytica could be named in an action brought by a governmental agency or a third party because of the contamination. If Catalytica is determined to have contributed to the contamination, Catalytica may be liable for any damage to third parties attributable to its contamination, and may be required to indemnify Rhone Poulenc and Novartis for any clean up costs or liability that they may incur as a result. Any litigation or determination of the existence and cost of this contamination would likely be costly and time-consuming.

   The Wyckoff manufacturing site is listed under Michigan law as a site with soil and groundwater contamination. Environmental assessments conducted on the Wyckoff property have identified soil contamination by volatile organic compounds and heavy metals. Wyckoff is legally liable under federal and state law for the remediation of these areas of contamination. In addition, risks of substantial environmental costs and liabilities are inherent in plant operations and products produced by Wyckoff. Wyckoff's ongoing operations could cause additional contamination which could harm Wyckoff's business, results of operations and financial condition.

 Environmental regulations may delay the commercialization of Catalytica's catalytic combustion systems or increase the costs of bringing products to market

   The enactment and enforcement of environmental regulations at the federal, state and local levels will strongly influence the demand for emissions reduction systems, and thus will affect the rate at which industrial companies adopt Catalytica's catalytic combustion systems. As a result, Catalytica's revenues will depend, in part, on the environmental standards that government authorities adopt for reducing emissions (including emissions of nitrogen oxide) addressed by its products. Government authorities may revise existing regulations in a manner that could diminish demand for Catalytica's products. Moreover, new regulations may impose requirements that are not be met by Catalytica's products or may necessitate costly redevelopment or modification of its products. Also, certain industries or companies may seek to delay the implementation of existing or new regulations, or acquire emissions credits from other sources, which would delay or eliminate their need to purchase emissions reduction products. If any of these circumstances arise, Catalytica may not realize the expected returns on its investment in the catalytic combustion business.

 Some of Catalytica's manufacturing facilities are underutilized, and this underutilization may harm our operating results

   Currently, Catalytica's pharmaceutical production and sterile production facilities at its Greenville, North Carolina facility are not fully utilized. To utilize its manufacturing resources fully, Catalytica must successfully obtain new pharmaceuticals customers, expand business with existing customers and obtain necessary regulatory approvals for production of new products. As a result of reductions in the level of business attributable to Glaxo Wellcome and the long lead times required to obtain regulatory approvals to manufacture at our pharmaceutical and sterile production facilities, if we are to fully utilize our pharmaceutical and sterile production facilities, we must enter agreements for additional business far enough in advance of production to obtain required regulatory approvals. If we are unable to do these things, our pharmaceutical and sterile production facilities will remain underutilized, and this may harm our operating results.

 Our success depends on the ability of our customers to develop new pharmaceutical products and obtain required regulatory approvals for those products

   The success of our pharmaceutical production operations depends on receiving orders from our customers for the production of active ingredients and intermediates for use in their pharmaceutical products. The clinical development, testing and sales of these products is subject to regulation by the FDA and other regulatory authorities in the United States and abroad. As a result, we depend on our customers to both develop new pharmaceutical products and obtain the required regulatory approvals. If our customers are unable to develop new products or obtain required approvals, our pharmaceutical production facilities may be underutilized and our results of operations may be harmed.

 Compliance with current Good Manufacturing Practices regulations is costly and time-consuming, and our failure to comply could lead to delays in filling product orders and loss of sales revenues

   Our pharmaceutical production facilities must comply with the FDA's current Good Manufacturing Practices ("cGMP") regulations. Additionally, some of our customers, including Glaxo Wellcome, require us to adhere to cGMP regulations, even if not required by the FDA. Compliance with cGMP regulations requires us to expend time, money and effort in production, and to maintain precise records and quality control. The FDA periodically inspects drug-manufacturing facilities to ensure compliance with applicable cGMP requirements. If we fail to comply with cGMP requirements, the FDA could take various actions, including:

  .  suspension of manufacturing at the facility

  .  inspection of any lot of a particular product

  .  restrictions or delays on the release of the product

  .  orders to recall the lot or product

  Any of these actions could cause delays in meeting customer orders, which could result in loss of customers, product orders and sales revenues.

 Ownership of Catalytica's stock is concentrated in one owner, and this owner may prevent or delay a change of control of Catalytica or otherwise make decisions contrary to the interests of other stockholders

   As of June 30, 1999, Morgan Stanley Dean Witter Capital Partners and its affiliates held approximately 32% of Catalytica's voting stock and 47% of our total outstanding voting and non-voting stock Morgan Stanley Dean Witter can convert a portion of its non-voting stock into voting stock only if the conversion results in Morgan Stanley Dean Witter holding 40% or less of Catalytica's outstanding voting stock. As a result of its stock ownership and contractual rights, Morgan Stanley Dean Witter has significant influence over all matters requiring stockholder approval, including the election of directors and approval of major corporate transactions such as mergers, consolidations or sales of assets. Morgan Stanley Dean Witter also has the right to designate three nominees for election to Catalytica's board of directors and rights to a separate class vote on certain merger and financing transactions. This concentration of ownership and these contractual rights may allow Morgan Stanley Dean Witter to require us to take actions, or delay or prevent us from taking actions, such as entering into a change of control, that would otherwise be in the stockholders' interest.

   The sale by Morgan Stanley Dean Witter of shares of Catalytica's capital stock could constitute a change of control under Catalytica's credit agreement, which would trigger a default under the agreement. Although Morgan Stanley Dean Witter has agreed not to trigger a change of control under the credit agreement, the sale of shares by Morgan Stanley Dean Witter in breach of this provision could cause Catalytica to default under its credit agreement. In that event, Catalytica might not be able to obtain sufficient credit in a timely fashion or on acceptable terms. In such event, its operations could be adversely affected, causing product delays, loss of customers and deterioration of financial results.

 Many of our competitors have greater financial resources, research and development experience and marketing ability

   The market in which we compete is characterized by extensive research efforts and rapid technological progress. We have numerous competitors in the United States, Europe and Asia, many of whom have greater research and development capabilities, financial resources, managerial resources, marketing experience and manufacturing experience. In the market for intermediates and pharmaceutical products, our primary competition comes from pharmaceutical companies that manufacture their own products and from other chemical manufacturers such as Chirex Inc, DSM Fine Chemicals and Lonza AG. If our competitors are successful in developing systems and processes that are more effective than our own, then our ability to sell our products, services, systems and processes would be harmed. Our competitors may develop technologies, systems and processes that are more effective than ours or that would render our technology, systems and processes less competitive or obsolete. In addition, our success depends in part on our ability to sell products to potential customers at an early stage of product development, and there can be no assurance that we will be successful in these efforts.

   We will experience substantial competition in connection with the manufacture and sale of off-patent pharmaceutical products. We compete with off-patent drug manufacturers, brand-name pharmaceutical companies that manufacture off-patent drugs and manufacturers of new drugs that may compete with our off-patent drugs. Because selling prices of off-patent drugs typically decline as competition intensifies, the maintenance of profitable operations will depend on our ability to maintain efficient production capabilities and to develop and introduce new products in a timely manner.

   In the combustion systems market, Catalytica's competition comes from large gas turbine power generation manufacturers, such as Allison Engine Company, General Electric and Solar Turbines as well as producers of post-combustion emission clean-up technologies such as selective catalytic reduction systems. Gas turbine manufacturers are developing competing dry-low-nitrogen oxide systems for their own turbines. Many of Catalytica's competitors in the combustion systems market are also Catalytica's potential customers. Catalytica depends on its customers to help commercialize its products, and would suffer loss of sales and revenues in the if these customers withdraw their support or decide to pursue alternate technologies. Catalytica's ability to gain market share may be limited because many of its competitors are existing or potential customers.

 If we are unable to protect and expand our intellectual property rights, our competitive position will suffer

   Our business depends on developing and maintaining a strong intellectual property portfolio in the United States and abroad. We actively pursue patents for our inventions in relevant business areas. Catalytica has 37 patents and at least 20 pending patent applications in the United States and approximately 145 patents and patent applications abroad. Wyckoff has three patents and one pending patent application in the United States. Our patent applications might not result in the issuance of patents. Further, our existing and future patents might not provide enough protection to protect our technology and competitive position.

   The success of our current products, as well as development of additional products, depends on our ability to protect our intellectual property portfolio and obtain additional patents without infringing the proprietary rights of others. If we do not effectively protect our intellectual property, our business could be materially harmed.

   Even if we are able to obtain patents covering our technology, the patents may be challenged, circumvented or invalidated. Competitors may develop independently similar systems or processes or design around patents issued to us. Also, patents issued in the United States may be unenforceable, or may not provide as much protection, outside the United States. If any of our patents are circumvented, invalidated or otherwise do not provide legal protection, our competitors may be able to develop, manufacture and sell products which compete directly with our products. In that case, our sales and financial results could be harmed.

   We also protect our proprietary technology and processes in part by confidentiality agreements with our collaborative partners, employees and consultants. However, these agreements might be breached, and in that event, we might not have adequate remedies for the breach. Further, our trade secrets might otherwise become known or be independently discovered by competitors.

 A third party claim of infringement of intellectual property could require us to spend time and money to address the claim and could shut down some of our operations

   We could incur substantial costs in defending ourselves or our licensees in litigation brought by others or in interference proceedings declared by the United States Patent and Trademark Office. An adverse ruling, including an adverse decision as to the priority of our inventions, would undercut our intellectual property position and could ultimately have a negative impact on our sales and financial position.

   We may be required to obtain licenses to patents or other proprietary rights held by third parties. However, these licenses might not be available on acceptable terms, if at all. In that event, we could encounter delays in system or process introductions while we attempt to design around the patents, or we may be unable to continue product development in the particular field. In either case, our competitive position would likely suffer, and our stock price could decline as a result.

 Catalytica Combustion Systems' products are in early stages of development and its ability to develop an effective and commercially successful product depends on the cooperative efforts of its strategic partners

   Catalytica Combustion Systems' product XONON, is in the development stage and must be thoroughly tested in gas turbines and integrated by original equipment manufacturers into their gas turbine products before commercialization. Whether the XONON system will ultimately be commercially successful, and whether Catalytica Combustion Systems will ultimately be profitable, will depend on a number of factors, including:

  . its ability to overcome technical hurdles associated with the incorporation of XONON into particular gas turbines to provide an effective emissions reduction system

  . willingness of gas turbine manufacturers to incorporate the XONON system in their products

  .  prices and effectiveness of alternative emissions reduction systems

  .  economic conditions in the utilities and power generation sector

  . changes in regulatory requirements, particularly emissions standards governing gas turbines and power generation

   In particular, Catalytica Combustion Systems' ability to complete research and development and introduce XONON systems in the large gas turbine market depends on the continued efforts of General Electric, the world leader in the manufacture of large gas turbines. Catalytica also must develop and maintain relationships with other gas turbine suppliers to commercially introduce XONON systems in other gas turbine markets. If any major turbine manufacturers terminate their relationship with Catalytica Combustion Systems, then Catalytica may not be able to complete the development and introduction of the XONON system for that part of the market.

 Catalytica Combustion Systems has limited manufacturing and marketing experience and will need to develop these capabilities or find strategic partners to make and sell its products

   Catalytica currently has limited manufacturing capability for its XONON products. Catalytica expects to expand its manufacturing capability, which will require capital expenditures. Further, to market any of our combustion system products, we must develop marketing capability, either on our own or in conjunction with others. Catalytica may not be able to develop an effective marketing and sales organization or enter into marketing arrangements on acceptable terms.

 The GENXON joint venture may require additional funding and may not result in successful products

   Catalytica Combustion Systems' joint venture, GENXON, is not currently profitable and may not become profitable in the future. GENXON might not succeed in developing new combustion systems that will work effectively and economically. Neither joint venture partner is contractually required to make further capital infusions. If Catalytica's partner were to decide not to make additional capital contributions, Catalytica would be faced with the possibility of having to fund the joint venture on its own or find additional sources of financing. In this event, additional financing might not be available on acceptable terms, or at all. As a result, Catalytica's results of operations and financial condition could be adversely affected.

 Failure to develop new manufacturing processes will negatively impact Wyckoff's revenues and profitability

   Wyckoff's results of operations depend, to a significant extent, on its ability to successfully develop new manufacturing processes for pharmaceutical products for which patent protection has expired ("off-patent" products) and for new products being developed by branded pharmaceutical companies. After a product loses patent protection, its price tends to decrease over time, which results in pressures on the prices which can be charged by manufacturers of chemical intermediates and bulk actives. If Wyckoff is unable to develop manufacturing processes soon after products are off-patent, or if other manufacturers develop alternative manufacturing processes, Wyckoff would be required to compete with multiple manufacturers and would experience additional pricing pressures in its sale of products to the generic market. With respect to the branded pharmaceutical companies, Wyckoff's ability to develop new manufacturing processes is a competitive advantage which is important in being awarded manufacturing business. Failure to develop new manufacturing processes in either of these markets may harm Wyckoff's gross margins and financial results.

 Interruption of supply of key raw materials could cause delays in meeting product orders, loss of customers and increased costs of production

   We purchase raw materials, primarily chemicals, from suppliers throughout the world. These chemicals range from basic commodities to more sophisticated advanced intermediates. In many instances we use only one supplier to get a volume discount and to ensure the chemicals meet our stringent quality standards. If the supply of a key raw material is interrupted for any reason, this could have an adverse impact on our ability to manufacture a particular active pharmaceutical ingredient or advanced intermediate for our customers. In most situations, there are alternate suppliers throughout the world of any chemical that we require. If there was a significant delay in identifying and qualifying a new supplier or if there are no alternate suppliers, there could be a loss of sales and of customers, and ultimately an increase in the cost of production. Any of these events could have a material adverse effect on our results of operations.

   We do not have a long-term supply agreement with most of our suppliers. We purchase the chemicals on a purchase order basis and forecast our needs based on our customers' requirements. There can be no assurance that such suppliers will continue to make available to us the required raw materials on reasonable terms, if at all. The availability and price of raw materials may be subject to curtailment or change due to limitations that may be imposed under new legislation or governmental regulations, suppliers' allocations to meet demand of other purchasers, interruptions in production by suppliers and other conditions. In addition, raw materials used by us may be subject to significant price fluctuations. A substantial increase in prices or a continued interruption in supply would have a material adverse effect on our business and results of operations.

 If we, our suppliers or our customers do not successfully address the Year 2000 issue, we could experience a significant disruption of our financial management and control systems or a lengthy interruption in our manufacturing operations

   We use a significant number of computer software programs and operating systems in our internal operations, including applications used in our financial, product development, order management and manufacturing systems. The inability of computer software programs to accurately recognize, interpret and process date codes designating the year 2000 and beyond could cause systems to yield inaccurate results or encounter operating problems resulting in the interruption of the business operations which they control. This could adversely affect our ability to process orders, forecast production requirements or issue invoices. A significant failure of the computer integrated manufacturing systems, which monitor and control factory equipment, would disrupt manufacturing operations and cause a delay in completion and shipping of products. Moreover, if our critical suppliers' or customers' systems or products fail because of a Year 2000 malfunction, it could impact our operating results.

   Based on currently available information, our management does not believe that the Year 2000 issues related to our internal systems will have a material impact on our financial condition or overall trends in results of operations. However, we are uncertain to what extent we may be affected by these matters. A significant disruption of our financial management and control systems or a lengthy interruption in our manufacturing operations caused by a Year 2000 related issue could result in a material adverse impact on our operating results and financial condition. In addition, it is possible that a supplier's failure to ensure Year 2000 capability would have a negative effect on our results of operations.

 Catalytica's charter and bylaws have provisions that may deter or delay a change of control of Catalytica

   Catalytica's certificate of incorporation and bylaws contain certain provisions that could make the acquisition of Catalytica more difficult. These provisions include:

  . advance notice procedures for stockholders to nominate candidates for election as directors of Catalytica

  .  special voting requirements for removal of directors

  . authorization of preferred stock of Catalytica, the powers, preferences and rights of which may be fixed by its board of directors without stockholder approval

   In addition, Catalytica is subject to Section 203 of the Delaware General Corporation Law, which limits transactions between a publicly-held company and "interested stockholders." Interested stockholders generally are those stockholders who, together with their affiliates and associates, own 10% or more of a company's outstanding capital stock. This provision of Delaware law may delay or deter potential acquisitions of Catalytica which may otherwise be in the stockholders' interest.

   This proxy statement/prospectus contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Catalytica's and Wyckoff's financial condition, results of operations and business, and on the expected impact of the merger on Catalytica's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should consider carefully the above discussion of risks and uncertainties.

                    SPECIAL MEETING OF WYCKOFF SHAREHOLDERS

Date, Time and Place of Meeting

   The special meeting of the shareholders of Wyckoff will be held at Baseline Middle School located at 7537 Baseline Road, South Haven, Michigan 49090, on
           , 1999, at               , local time.

Purpose of the Special Meeting

   At the special meeting, Wyckoff shareholders will consider and vote upon a proposal to approve the merger and the merger agreement. Wyckoff shareholders also will be asked to consider and vote upon any other matters that are properly submitted at the special meeting. Additionally, Wyckoff shareholders could be asked to vote upon a proposal to adjourn the special meeting. An adjournment could be used for the purpose of allowing additional time for the soliciting of additional votes to approve the merger and the merger agreement.

   The Wyckoff board has approved the merger agreement, believes that the terms of the merger agreement are fair to, and in the best interests of, Wyckoff and its shareholders, and recommends that Wyckoff shareholders vote "FOR" approval of the merger and the merger agreement.

Record Date; Voting Rights; Proxies

   Only holders of Wyckoff common stock at the close of business on
               , 1999, the record date, are entitled to notice of and to vote
at the special meeting. As of the record date, there were      shares of
Wyckoff common stock issued and outstanding, each entitled to one vote.

   The accompanying form of proxy is for use at the special meeting if a shareholder will be unable to attend the special meeting. All shares of Wyckoff common stock represented by properly executed proxies will, unless the proxies previously have been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, shares of Wyckoff common stock represented by proxies will be voted "FOR" approval of the merger and the merger agreement. Wyckoff does not know of any matters other than as described in the notice of special meeting of shareholders that are to come before the special meeting. If any other matter is properly presented for action at the special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on the matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time before its exercise by giving written notice to the Secretary of Wyckoff, by signing and returning a later dated proxy or by voting in person at the special meeting. However, mere attendance at the special meeting will not by itself have the effect of revoking the proxy. Votes cast by proxy or in person at the special meeting will be tabulated by the inspector of election appointed for the special meeting.

Solicitation of Proxies

   Proxies are being solicited by and on behalf of the Wyckoff board. Wyckoff will bear all expenses in connection with the solicitation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Wyckoff in person or by telephone or other means of communication. Directors, officers and employees of Wyckoff will not be additionally compensated for, but may be reimbursed by Wyckoff for out-of-pocket expenses incurred in connection with, the solicitation.

Quorum

   The presence in person or by properly executed proxy of holders of a majority of all issued and outstanding shares of Wyckoff common stock entitled to vote is necessary for a quorum at the special meeting. For purposes of determining whether a quorum is present, the inspector of election will include shares that are present or represented by proxy, even if the holders of the shares abstain from voting on any particular matter.

Required Vote

   Approval of the merger and the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Wyckoff common stock entitled to vote at the special meeting. Also, Wyckoff shareholder approval is a condition to completion of the merger under the merger agreement.

   For purposes of determining whether the merger and the merger agreement have been approved, the inspector of election will include failures to vote and abstentions in the number of shares deemed to have voted on the merger at the special meeting. Accordingly, failures to vote and abstentions will have the effect of a "no" vote on the proposal to approve the merger and the merger agreement.

   As of July 14, 1999, Wyckoff's directors, executive officers and 10% shareholders beneficially owned an aggregate of 127,542 shares of Wyckoff common stock, or approximately 43.2% of the shares of Wyckoff common stock that were issued and outstanding on that date. Each of the directors, executive officers and 10% shareholders have entered into an agreement to vote all shares of Wyckoff common stock beneficially owned by him in favor of approval of the merger and the merger agreement.

   The matters to be considered at the special meeting are important to you. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

   You should not send any stock certificates with your proxy cards.

                         THE MERGER AND RELATED MATTERS

   The following discussion summarizes the proposed merger and related matters. The discussion is not, however, a complete statement of all provisions of the merger agreement and related agreements. Detailed terms and conditions of the merger and related matters are contained in the merger agreement, which is attached to this proxy statement/prospectus as Annex I. Statements made in this proxy statement/prospectus about the terms of the merger and related matters are qualified in their entirety by reference to, and you are urged to read, the more detailed information in the merger agreement and the other documents attached to this proxy statement/prospectus.

Structure of the Merger

   The merger agreement provides for a business combination between Catalytica and Wyckoff in which a wholly-owned subsidiary of Catalytica will be merged with and into Wyckoff. Wyckoff will survive the merger as a wholly-owned subsidiary of Catalytica. Under the terms of the merger agreement, Wyckoff shareholders will receive shares of Catalytica common stock in exchange for their shares of Wyckoff common stock. The transaction is intended to qualify as a pooling of interests for accounting purposes and as a tax-free reorganization for federal income tax purposes.

Material Contacts and Board Deliberations

   During 1998, the Wyckoff board of directors spent significant time considering alternatives to grow Wyckoff. Ultimately the Wyckoff board decided that Wyckoff should not continue to grow as an independent company as it had for the previous 23 years, but that it should consider possible joint ventures, strategic business alliances and business combinations. Four factors drove this conclusion:

  .  rapidly growing opportunities with customers

  .  new and stronger competition

  .  the inability to grow fast enough as an independent company

  .  the need for shareholder liquidity

   The Wyckoff board developed a short list of companies with whom a merger might best satisfy its needs. Catalytica was included in the list. Upon directions from the Wyckoff board, on February 2, 1999, Mr. James B. Friederichsen, President and Chief Operating Officer of Wyckoff, had a telephone discussion with Dr. James A. Cusumano, Catalytica's Chairman of the Board, regarding possible alternatives for a business combination. A number of possibilities were discussed generally and it was decided that representatives of the two companies should meet for a more in-depth discussion. To facilitate future discussions, Wyckoff and Catalytica signed a non-disclosure agreement on February 5, 1999.

   On February 10, 1999, Mr. Friederichsen met in New York with Dr. Cusumano and two other Catalytica executives: Dr. Ricardo B. Levy, President and Chief Executive Officer, and Mr. Lawrence W. Briscoe, Chief Financial Officer. These Wyckoff and Catalytica representatives exchanged ideas concerning the future of the industry and the strategic thrust of each company and expressed general interest in the possibility of a merger.

   On February 19, 1999, Dr. Levy telephoned Mr. Friederichsen to emphasize that Catalytica was interested in the possibilities that a merger between the two companies might offer. Dr. Levy then invited Mr. Friederichsen to visit Catalytica's Greenville, North Carolina facility to better understand Catalytica's scope of operation and to discuss matters further.

   On March 10, 1999, Mr. Friederichsen met with Dr. Cusumano, Dr. Levy and Mr. Briscoe along with Dr. Gabriel R. Cipau, President and Chief Executive Officer of Catalytica Pharmaceuticals, at Catalytica's Greenville facility for further business discussions.

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

   On March 18, 1999, the Wyckoff board met to consider various possibilities related to a combination with Catalytica. Dr. Ronald L. Hartgerink, Wyckoff's Chairman of the Board and Chief Executive Officer, reviewed an analysis of strategic alternatives for Wyckoff. Dr. Hartgerink reviewed Wyckoff's strategic position, alternatives for the future development of Wyckoff, important factors in yielding either total or partial control of Wyckoff to outside interests and the role of shareholder liquidity in determining the right path for Wyckoff's future. The board discussed each of these topics in turn, focusing on the possibility of a merger with Catalytica and comparing the businesses and strategies of the two companies. The board also discussed the possibilities represented by combinations with other companies. During these discussions the board engaged in a full discussion of the alternatives, ultimately leading to the unanimous conclusion that Wyckoff should enter into a letter of intent with Catalytica. Following this conclusion the board emphasized the importance of continuing Wyckoff's growth in South Haven, Michigan and retaining the vast majority of Wyckoff employees and set acceptable ranges for a valuation for Wyckoff. The board authorized Dr. Hartgerink and Mr. Friederichsen to negotiate and enter into a letter of intent with Catalytica within the parameters established by the board.

   In late March, Mr. Friederichsen and Dr. Levy discussed a letter of intent describing the basic terms of the merger, subject to due diligence investigations and the negotiation of definitive documents. Financial and business information was exchanged and various concepts for the structure of a merger were discussed.

   In early April 1999, Catalytica and Wyckoff formally engaged their attorneys and auditors in the ongoing discussions concerning a merger between the two companies.

   On April 14 and 15, 1999, Dr. Cusumano, Dr. Levy, Mr. Briscoe, Dr. Cipau, Mr. Richard Fleming, a Catalytica board member, and three other Catalytica managers visited Wyckoff's offices for discussions regarding the merger. This visit included tours of Wyckoff's facilities and due diligence activities. During this visit, Wyckoff and Catalytica provided initial information regarding their financial positions, markets, products and prospects for the future.

   Detailed due diligence activities covering all aspects of Wyckoff's operation occurred during the week of April 19, 1999.

   On April 21, 1999, the Catalytica board met and Catalytica's officers updated the board on the status of the due diligence efforts and merger negotiations with Wyckoff.

   Throughout the remainder of April and early May, Mr. Friederichsen, Dr. Hartgerink, Dr. Levy and Mr. Briscoe engaged in a number of telephone discussions related to the letter of intent. The parties agreed to basic terms of the merger at a meeting at Catalytica headquarters on May 3, 1999, subject to a due diligence review to Catalytica's satisfaction and the negotiation of definitive documents satisfactory to both parties.

   On May 11, 1999, Catalytica and Wyckoff signed the letter of intent.

   On May 20, 1999, the Wyckoff board authorized Dr. Hartgerink and Mr. Friederichsen to negotiate definitive documents based on the terms contained in the letter of intent, which included the fundamental requirements set by the board at its March 18, 1999 meeting.

   From May 20, 1999 to June 2, 1999, the parties continued to negotiate terms, valuation and structure of the merger. Legal counsel for both parties began to prepare and negotiate preliminary documents.

   On June 2, 1999, Mr. Friederichsen, Dr. Hartgerink and Wyckoff's legal counsel met in Chicago with Mr. Briscoe, another Catalytica manager and Catalytica's legal counsel to negotiate the terms of the merger agreement and other documents related to the merger.

   From June 2, 1999 to July 14, 1999, the parties conducted extensive due diligence of the other party's business and continued negotiations on the merger agreement and other related documents.

   On July 6, 1999, there was a telephonic meeting of the Catalytica board of directors. The Catalytica board discussed with management the results of the due diligence investigation and reviewed a draft of the merger agreement and related documents. A representative of Wilson Sonsini Goodrich & Rosati P.C., Catalytica's counsel, responded to questions regarding the documents. After considering the terms of the proposed transaction, the Catalytica board determined that the merger was fair to Catalytica's stockholders and was in the best interests of Catalytica and its stockholders. The Catalytica board then unanimously approved the merger agreement and the merger.

   On July 13, 1999, the Wyckoff board met to discuss the proposed merger and the merger agreement and related documents. The board discussed the strategic alternatives available to Wyckoff, including continuing to conduct its business as an independent company, the stock exchange ratio as well as other provisions contained in the merger agreement. The Wyckoff board reviewed, among other things, the background of the proposed merger, the strategic rationale, potential risks and benefits of the merger, financial and valuation analysis of the transaction and the terms of the merger agreement. The board concluded that, based on various considerations and assumptions, the exchange ratio was fair to Wyckoff shareholders from a financial point of view. At the conclusion of the meeting, each member of the board of directors approved the merger and authorized the signing of the merger agreement, except for one director who was absent due to illness.

   On July 14, 1999, Wyckoff and Catalytica signed the merger agreement. On July 15, 1999, the parties made a public announcement with respect to the merger.

Joint Reasons for the Merger

   The boards of directors of Catalytica and Wyckoff believe that the following specific reasons support the merger:

  . The combined company will be among the largest FDA-inspected chemical manufacturers providing services to the pharmaceutical industry. Currently, Catalytica's chemical manufacturing facility is at capacity and is unable to offer new customers a full spectrum of services.

  . The merger will enable customers to take advantage of a full spectrum of services that include dosage form manufacturing and formulation development capabilities and save administrative and other costs by dealing with a single company for the supply of a product.

  . The customer bases of the two companies are complimentary and have little overlap. Each company supplies active pharmaceutical ingredients to brand name and other "discovery" oriented pharmaceutical companies. Wyckoff will also bring a substantial generic pharmaceutical customer base to the combined company.

  . The merger will contribute to the research and development, pilot scale and chemical manufacturing capabilities that will better support customer needs and help decrease the time required for customers to bring new products to the market place.

Catalytica's Reasons for the Merger

   The board of directors of Catalytica has unanimously approved the merger and the merger agreement. In addition to the anticipated joint benefits described above, the Catalytica board believes, for the following additional reasons, that the merger will be beneficial to Catalytica:

  . The merger supports Catalytica's long-range vision to become a large, diversified corporation, capable of providing a broad range of products and services to the pharmaceutical and biotechnology industries.

  . The merger diversifies Catalytica's product and services offerings and reduces dependence on the Greenville, North Carolina production facilities. Catalytica's major competitors benefit from larger and geographically diverse operations and the addition of capacity at a second location may enhance Catalytica's competitive position.

  . The merger will provide additional chemical manufacturing capacity and allow Catalytica to achieve a scale of chemical operations competitive with the scale of Catalytica's major competitors. The reactors at Catalytica's existing Greenville chemical manufacturing facility are generally 500 to 1000 gallon reactors, which are suited for the manufacture of pharmaceutical bulk actives of moderate volume and high value, but are less appropriate for many larger volume products. Wyckoff's manufacturing facilities include a number of 2000 to 4000 gallon reactors, which will enhance Catalytica's ability to manufacture larger volume products.

  . The merger provides Catalytica an opportunity to add an experienced management team that will complement Catalytica Pharmaceuticals' management team.

   The Catalytica board also considered a variety of potentially negative factors in its deliberations concerning the merger. These factors include:

  . the potential loss of revenues following the merger as a result of business overlap or confusion in the marketplace and the possible exploitation of this confusion by competitors of Catalytica

  .  the possibility of management disruption associated with merger

  . the risk that benefits sought to be achieved by merger might not be realized

  .  the risks described above under "Risk Factors"

  The foregoing discussion of the information and factors considered by the Catalytica board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the Catalytica board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In the course of its deliberations, the Catalytica board determined that the terms of the merger agreement are fair to, and that the merger is in the best interests of, Catalytica and its stockholders.

Recommendation of Wyckoff's Board and Wyckoff's Reasons for the Merger

   The Wyckoff board has determined that the terms of the merger agreement are fair to, and in the best interests of, Wyckoff and its shareholders. In reaching its determination, the Wyckoff board consulted with Wyckoff's management, as well as its outside legal counsel, and considered the following material factors:

  . The merger gives Wyckoff's shareholders the opportunity to reduce their exposure to the risks inherent in Wyckoff's reliance on a limited number of products.

  . Wyckoff faces difficulties in competing against larger companies with more diversified product lines and greater financial resources.

  . The consideration received by shareholders for their Wyckoff common stock in the merger appropriately recognizes the significant value of Wyckoff's business.

  . The merger offers Wyckoff the opportunity to gain greater market strength by combining with a large company, resulting in economies of scale with respect to financial resources, product distribution channels, a larger installed base of customers and marketing visibility.

  . The merger gives Wyckoff the ability to utilize the resources of Catalytica to develop additional products and new applications for existing products and to develop those products more rapidly.

  . Consolidation and integration of certain manufacturing, distribution, sales and administrative operations and functions should reduce operating costs.

  . The merger will allow Wyckoff shareholders to achieve liquidity for their shares.

  . The merger is expected to be nontaxable to the shareholders of Wyckoff for federal income tax purposes.

  . Certain employees may perceive the combined company, with its greater financial resources and diversity of products, as being more stable with a greater ability to provide financial incentives to recruit and retain employees.

   The Wyckoff board of directors also considered negative factors relating to the merger, including:

  . the risks that the benefits sought in the merger would not be fully achieved

  . the fact that employees may be concerned regarding their employment status

  .  the risk that the merger would not be completed

  . the effect of the public announcement of the merger on Wyckoff's sales and operating results

   The Wyckoff board of directors believes that the negative risks are outweighed by the potential benefits of the merger. Accordingly, the Wyckoff board recommends that you vote "FOR" approval of the merger agreement and the merger.

   The foregoing discussion of the information and factors considered by the Wyckoff board is not intended to be exhaustive. In view of the wide variety of factors considered, the Wyckoff board did not find it practicable to quantify, or otherwise attempt to assign relative weights to, the specific factors considered in making its determination that the merger is fair to, and in the best interests of, Wyckoff and its shareholders.

Interests of Certain Persons in the Merger

   Wyckoff shareholders should be aware that certain members of the Wyckoff board and management have certain interests in the merger that may differ from the interests of Wyckoff shareholders generally and that these interests may influence their decisions in voting on the merger. The Wyckoff board was aware of these interests before approving the merger agreement. These interests are as follows:

  . After the merger, Catalytica will cause Wyckoff to indemnify and hold harmless all past and present officers, directors, employees and agents of Wyckoff against all losses, claims, damages, expenses or liabilities arising out of or related to any acts or omissions, or alleged acts or omissions, occurring at or before the effective time of the merger to the same extent and on the same terms and conditions currently provided by Wyckoff.

  . The stock options held by Wyckoff employees, including options held by Wyckoff's officers and directors, will vest immediately upon completion of the merger.

  .  Catalytica has agreed to honor, without modification, Mr.
     Friederichsen's current employment agreement with Wyckoff upon completion of the merger. In addition, in connection with the merger, Catalytica and Mr. Friederichsen are in discussions regarding the possible employment of Mr. Friederichsen as an officer of Catalytica Pharmaceuticals and Wyckoff.

Completion and Effectiveness of the Merger

   Completion of the merger will occur when all of the conditions to completing the merger are satisfied or waived, including approval by Wyckoff shareholders. The merger will become effective when the articles of merger are filed with the Michigan Corporation, Securities and Land Development Bureau in accordance with the Michigan Business Corporation Act.

   We are working toward completing the merger as quickly as possible. We hope to complete the merger in the fourth quarter of 1999.

Conversion of Wyckoff Common Stock into Catalytica Common Stock

   Under the merger agreement, upon completion of the merger and without any action on the part of Catalytica, Wyckoff or any Wyckoff shareholder, each share of Wyckoff common stock outstanding immediately before the merger will be converted automatically into the right to receive shares of Catalytica common stock. The exact number of shares of Catalytica common stock that you will receive for each share of Wyckoff common stock you own will not be known until the merger is completed, because it is based on Wyckoff's capitalization on that date. However, based on Wyckoff's capitalization as of July 14, 1999, we expect that each share of Wyckoff common stock will be exchanged for approximately 14.16 shares of Catalytica common stock. Based on the closing price of $12.875 for Catalytica common stock as reported on the Nasdaq National Market on August 3, 1999, 14.16 shares of Catalytica common stock are worth approximately $182.31.

   No fraction of a share of Catalytica common stock will be issued. Each holder of shares of Wyckoff common stock who would otherwise be entitled to receive a fraction of a share of Catalytica common stock (after aggregating all fractional shares of Catalytica common stock issuable to that holder) will be entitled to receive from Catalytica an amount of cash (rounded up to the nearest whole cent) equal to (a) the fraction multiplied by (b) $13.34375.

Effect on Wyckoff Stock Options

   Upon completion of the merger, each outstanding option to purchase Wyckoff common stock will be assumed by Catalytica. Each stock option will continue to have the same terms and conditions it had immediately before completion of the merger, except that

 . the number of shares of Catalytica common stock issuable upon exercise of the option will be adjusted based on the option exchange ratio, rounded down to the nearest whole share

 . the exercise price for the option will be adjusted based on the exchange ratio, rounded up to the nearest whole cent

   The exchange ratio will not be known until the merger is completed, because it is based on Wyckoff's capitalization on that date. However, based on Wyckoff's capitalization as of July 14, 1999, we expect that the option exchange ratio will be approximately 14.16.

Illustration:

   Based on the assumed exchange ratio of 14.16, a stock option to purchase 90 shares of Wyckoff common stock at an exercise price of $84.00 per share would, upon completion of the merger, become a stock option to purchase 1,274 shares of Catalytica common stock at an exercise price of $5.93 per share.

   Catalytica will file immediately following completion of the merger a registration statement on Form S-8 with the SEC to register shares of Catalytica common stock issuable with respect to Wyckoff options assumed by Catalytica.

Exchange of Wyckoff Stock Certificates for Catalytica Stock Certificates

   When the merger is completed, Catalytica's exchange agent will mail to you a letter of transmittal and instructions for surrendering Wyckoff stock certificates in exchange for Catalytica stock certificates. When you surrender your Wyckoff stock certificates to the exchange agent, together with the letter of transmittal and any other required documents, your Wyckoff certificates will be canceled and you will receive Catalytica stock certificates representing the number of whole shares of Catalytica common stock (minus approximately 5.6% of the shares, which will be placed in the escrow funds) to which you are entitled under the merger agreement. You also will receive cash in lieu of fractional shares of Catalytica common stock, without interest.

   You should not send your Wyckoff stock certificates to the exchange agent until you have received transmittal forms. Do not return your Wyckoff stock certificates with the enclosed proxy.

   You are not entitled to receive any dividends or other distributions on Catalytica common stock until the merger is completed and you have surrendered your Wyckoff stock certificates in exchange for Catalytica stock certificates.

   If any certificate for shares of Catalytica common stock is to be issued in a name other than that in which the surrendered Wyckoff stock certificate is registered, the surrendered Wyckoff stock certificate must be properly endorsed and otherwise in proper form for transfer. In addition, the person requesting the exchange will have to pay Catalytica or any agent designated by it any transfer or other taxes required by reason of issuance of a certificate for shares of Catalytica common stock in any name other than that of the registered holder. Alternatively, the person requesting the exchange can establish to Catalytica's satisfaction or any agent designated by it that the applicable tax has been paid or is not required to be paid.

Stock Ownership Following the Merger

   In the merger, an aggregate of 4,496,487 shares of Catalytica common stock will be issued to Wyckoff shareholders and allocated to holders of options and other rights to purchase Wyckoff stock. Based on the number of shares of Catalytica common stock, including Catalytica's class A and class B common stock, outstanding as of July 14, 1999, after giving effect to the issuance of Catalytica common stock in connection with the merger, assuming exercise of all Wyckoff stock options and other rights to purchase Catalytica common stock before completion of the merger and assuming all shares will be released from the escrow funds, the former holders of Wyckoff stock will hold approximately 7.7% of Catalytica's total outstanding shares of common stock after the merger. This percent of ownership might be slightly higher or lower, as it will depend on the capitalization of Wyckoff and Catalytica upon completion of the merger.

Listing on the Nasdaq National Market

   Catalytica will cause the shares of Catalytica common stock issuable, and those required to be reserved for issuance, in connection with the merger to be authorized for listing on the Nasdaq National Market upon official notice of issuance.

Expenses

   If the merger is completed, Catalytica will pay Wyckoff's fees and expenses up to $350,000. If the merger is not completed, all fees and expenses incurred by Catalytica and Wyckoff in connection with the merger will be paid by the party incurring the fees and expenses.

Federal Income Tax Considerations

   The following discussion summarizes the material federal income tax consequences of the exchange of shares of Wyckoff common stock for Catalytica common stock in the merger. This discussion is based on currently existing provisions of the Internal Revenue Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which could change. Any change, which may or may not be retroactive, could alter the tax consequences to Catalytica, Wyckoff or you as described in this proxy statement/prospectus.

   You should be aware that this discussion does not address all federal income tax considerations that may be relevant to you in light of your particular circumstances. These circumstances would include if you are a bank, insurance company, tax-exempt organization, dealer in securities or a foreign person, if you do not hold your Wyckoff stock as capital assets, if you acquire your shares in connection with stock option or stock purchase plans or in other compensatory transactions, if you hold Wyckoff capital stock as part of an integrated investment (including a "straddle") comprised of shares of Wyckoff capital stock and one or more other positions, or if you previously have entered into a constructive sale of Wyckoff capital stock. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions occurring before, after or concurrently with the merger (whether or not the transactions are in connection with the merger), including transactions in which you acquire Wyckoff stock or dispose of Catalytica common stock (including the escrow shares). Accordingly, you are urged to consult your own tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences of the merger in your particular circumstances.

   Completion of the merger is conditioned upon Catalytica and Wyckoff receiving opinions from their respective tax counsel that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions will be subject to assumptions, limitations and qualifications, and are based upon the truth and accuracy of factual representations of Catalytica, Pilot Acquisition Corporation and Wyckoff. Assuming the merger qualifies as a reorganization, then, subject to the assumptions, limitations and qualifications referred to in this proxy statement/prospectus and in the tax opinions, the merger should result in the following federal income tax consequences:

  . No gain or loss will be recognized by you upon receipt of Catalytica common stock solely in exchange for your Wyckoff common stock in the merger (except to the extent you receive cash in lieu of a fractional share of Catalytica common stock).

  . The aggregate tax basis of the Catalytica common stock you will receive in the merger (including the escrow shares and any fractional share of Catalytica common stock not actually received) will be the same as the aggregate tax basis of the Wyckoff common stock you will surrender.

  . The holding period of the Catalytica common stock (including the escrow shares) you will receive in the merger will include the period that you held your Wyckoff common stock provided that the Wyckoff common stock surrendered is held as a capital asset upon completion of the merger.

  . If you receive a cash payment in lieu of a fractional share the payment will be treated as if a fractional share of Catalytica common stock had been issued to you and then redeemed by Catalytica. If you receive cash you generally will recognize capital gain or loss upon this payment, equal to the difference, if any, between your tax basis in the fractional share and the amount of cash you receive.

  . Neither Catalytica, Pilot Acquisition Corporation nor Wyckoff will recognize gain solely as a result of the merger.

  . A recipient of shares of Catalytica common stock could recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely Wyckoff stock). All or a portion of such gain may be taxable as ordinary income. Gain could also have to be recognized to the extent that a Wyckoff shareholder was treated as receiving (directly or indirectly) consideration other than the common stock of Catalytica in exchange for such shareholder's Wyckoff stock.

  No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. You should be aware that the tax opinions of Catalytica's and Wyckoff's counsel do not bind the IRS and that the IRS is not precluded from successfully asserting a contrary opinion. The tax opinions also are subject to certain assumptions and qualifications and will be based on the truth and accuracy of representations made by Catalytica, Pilot Acquisition Corporation and Wyckoff, including representations in certificates to be delivered to counsel by the officers of Catalytica, Pilot Acquisition Corporation and Wyckoff.

   A successful IRS challenge to the reorganization status of the merger would require you to recognize taxable capital gain or loss with respect to each share of Wyckoff common stock surrendered equal to the difference between your tax basis in the share and the fair market value, upon completion of the merger, of the Catalytica common stock received in exchange for your Wyckoff common stock. In this event, your aggregate basis in the Catalytica common stock that you receive would equal its fair market value upon completion of the merger and the holding period for the stock would begin the day after completion of the merger.

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

Governmental and Regulatory Approvals

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, the merger cannot be completed until notifications have been given and certain information has been furnished to the FTC or the Antitrust Division of the Department of Justice and the waiting period has been satisfied. We have furnished the notifications required under the HSR Act as well as other information to the FTC and the Antitrust Division. At any time before or after completed of the merger, and regardless of whether the HSR Act waiting period has expired, the Antitrust Division, the FTC or any state or foreign governmental authority could take action under the antitrust laws as it deems necessary or desirable in the public interest. This action could include seeking to enjoin the completed of the merger or seeking divestiture of Wyckoff or businesses of Catalytica or Wyckoff by Catalytica. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

   Based on information available, we believe that the merger will be completed in compliance with federal, state and foreign antitrust laws. We cannot guarantee that a governmental authority will not challenge the merger on antitrust grounds. If a challenge were made, we cannot guarantee that we would prevail.

Accounting Treatment

   We anticipate that the merger will be accounted for as a pooling of interests.

Dissenters' Rights

   Under Michigan law, a shareholder who does not vote in favor of certain corporate actions may have the right to obtain an appraisal of those shares and the right to receive cash in exchange for those shares. However, a shareholder does not have rights of dissent in a merger if the shareholder receives cash or shares of stock that are listed on a national securities exchange (e.g., the New York Stock Exchange) or designated as national market system securities on the Nasdaq National Market. Catalytica's common stock is designated as a national market system security on the Nasdaq National Market. Accordingly, Wyckoff shareholders do not have rights of dissent in the merger.

Resale of Catalytica Common Stock

   The Catalytica common stock issued in the merger will be transferable under the Securities Act except for shares issued to any Wyckoff shareholder who may be deemed to be an "affiliate" of Wyckoff for purposes of Rule 145 under the Securities Act. An affiliate generally includes directors, executive officers and beneficial owners of 10% or more of a class of common stock of a company. Wyckoff's affiliates have signed affiliate agreements providing, among other things, that the affiliates will not transfer any Catalytica common stock received in the merger except in compliance with the Securities Act and that the resale of those shares of common stock is subject to restrictions. This proxy statement/prospectus does not cover resales of shares of Catalytica common stock received by any person, regardless of whether the person is an affiliate.

Operations After the Merger

   Catalytica currently plans to maintain the operations of Wyckoff as an operating subsidiary of Catalytica. The directors of Pilot Acquisition Corporation immediately before completion of the merger will become the directors of the surviving corporation until their respective successors have been elected and qualified or until their earlier resignation or removal. The officers of Pilot Acquisition Corporation upon completion of the merger will be the officers of the surviving corporation until their respective successors have been appointed and qualified or until their earlier resignation or removal. After the merger, Ronald L. Hartgerink and James B. Friederichsen are expected to serve as officers of Catalytica Pharmaceuticals and Wyckoff.


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

The Merger Agreement

 Representations and Warranties

   Wyckoff, Catalytica and Pilot Acquisition Corporation each made a number of representations and warranties in the merger agreement regarding aspects of our respective businesses, financial condition, structure and other facts relevant to the merger.

   Representations and Warranties of Wyckoff. Wyckoff's representations and warranties include representations as to:

  . Wyckoff's corporate organization, good standing and its qualifications to do business

  .  Wyckoff's articles of incorporation and bylaws

  .  Wyckoff's capitalization

  .  authorization of the merger agreement and related matters

  . the merger agreement's noncontravention of any charter document, agreement or law

  . regulatory filings, consents or approvals required to complete the merger

  .  Wyckoff's financial statements

  .  Wyckoff's liabilities

  .  changes in Wyckoff's business since March 31, 1999

  .  Wyckoff's tax returns and taxes

  .  restrictions on the conduct of Wyckoff's business

  .  Wyckoff's title to the properties it owns and leases

  .  intellectual property and intellectual property rights

  .  Wyckoff's material agreements, contracts and commitments

  . the absence of material interested party transactions with officers, directors or certain shareholders

  .  required governmental authorizations

  .  litigation involving Wyckoff

  .  accounts receivable and inventory

  .  accuracy and completeness of minute books

  .  environmental compliance

  . payments, if any, required to be made by Wyckoff to brokers and agents on account of the merger

  .  Wyckoff's employee benefit plans

  .  Wyckoff's insurance coverage

  .  Wyckoff's compliance with applicable laws

  .  indemnification obligations

  .  outstanding orders or commitments

  . information supplied by Wyckoff in this proxy statement/prospectus and related registration statement filed by Catalytica

  .  availability of materials and parts

  The representations of Wyckoff survive the completion of the merger and expire on the earlier of the date of the auditor's report for the first audit of Catalytica and Wyckoff's combined financial statements after the completion of the merger or six months following the completion of the merger.

   Representations and Warranties of Catalytica and Pilot Acquisition Corporation. The representations and warranties of Catalytica and Pilot Acquisition Corporation include representations as to:

  .  corporate organization, corporate power and qualification to do business

  .  certificate of incorporation and bylaws

  . authorization of the merger agreement by Catalytica and Pilot Acquisition Corporation

  . the merger agreement's noncontravention of any charter document, agreement or law

  .  capitalization of Catalytica and Pilot Acquisition Corporation

  .  Catalytica's filings with the SEC

  .  changes in Catalytica's business since March 31, 1999

  . payments, if any, required to be made by Catalytica to brokers and agents on account of the merger

  .  stock duly listed on Nasdaq National Market

  .  litigation involving Catalytica

  . information supplied by Catalytica in this proxy statement/prospectus and its related registration statement

  . regulatory filings, consents or approvals required to complete the merger

  .  certain post-merger operations

  The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Sub." The merger agreement is attached as Annex I to this proxy statement/prospectus.

 Conduct of Wyckoff's Business Before Completion of the Merger

   Wyckoff agreed that, until the earlier of completion of the merger or termination of the merger agreement and unless Catalytica consents in writing, Wyckoff will use commercially reasonable efforts consistent with past practices and policies to:

  .  preserve its present business organization intact

  . keep available the services of its present executive officers and key employees

  . preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings

   Wyckoff also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, unless Catalytica consents in writing, Wyckoff will conduct its business in compliance with certain specific restrictions relating to the following:

  .  Wyckoff's intellectual property

  . employees and employee benefits, including bonuses or special remuneration

  .  stock options

  .  the issuance of dividends or other distributions

  .  the issuance and redemption of securities

  .  modification of Wyckoff's articles of incorporation and bylaws

  .  the acquisition of assets or other entities

  .  the sale, lease, license and disposition of assets

  .  incurring debt, other than borrowings under existing credit agreements

  .  capital expenditures

  .  entering into or modifying of contracts

  The agreements related to the conduct of Wyckoff's business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the section of the merger agreement entitled "Conduct of Business of the Company."

 No Solicitation

   Until the merger is completed or the merger agreement is terminated, Wyckoff has agreed not to directly or indirectly take any of the following actions:

  . solicit, encourage, initiate or participate in any discussions or negotiations regarding any proposal to acquire all, substantially all or a significant portion of Wyckoff's business, properties or technologies

  . disclose any information not customarily disclosed to any person concerning Wyckoff's business, technologies or properties

  . assist or cooperate with any person to make any proposal to purchase all or a material portion of Wyckoff's capital stock or assets

  . enter into any agreement relating to the acquisition of all or any significant portion of Wyckoff

  For purposes of this restriction, any action by an officer, director, agent, representative or affiliate of Wyckoff is considered to be a breach by Wyckoff.

   Wyckoff has agreed to promptly inform Catalytica of any offer, proposal or request relating to an acquisition proposal, including information with respect to the identity of the party making the offer or proposal and the specific terms of the offer or proposal. Wyckoff further agreed to keep Catalytica informed of any amendments or modifications to the acquisition offer or proposal.

 Conditions to the Merger

   Joint Conditions to Completion of the Merger. The obligations of Catalytica and Wyckoff to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction of each of the following conditions:

  . the registration statement of which this proxy statement/prospectus forms a part must be effective, no stop order suspending its effectiveness can be in effect and no proceedings for suspension of its effectiveness can be pending before or threatened by the SEC

  . the Wyckoff shareholders must approve the merger agreement and the merger

  . no law, regulation or order can be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger on the terms in the merger agreement

  . all waiting periods under the applicable antitrust laws must have expired or be terminated

  . the shares of Catalytica common stock to be issued in the merger must be authorized for listing on the Nasdaq National Market, subject to notice of issuance

  . Catalytica and Wyckoff must each receive from their respective tax counsel an opinion that the merger will be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code

  . Catalytica and Wyckoff must each receive from their respective accountants a letter that those firms concur with Catalytica's and Wyckoff's management as to the appropriateness of pooling of interests accounting for the merger under Accounting Principles Board Opinion No. 16

  . each of Catalytica's and Wyckoff's affiliates must have entered into an affiliate agreement and each of the agreements must be in effect as of the date of the merger

   Wyckoff's Conditions to Completion of the Merger. Wyckoff's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Catalytica's representations and warranties must be true and correct as of the date the merger is to be completed as if made at that time

  . Catalytica must comply in all material respects with all of its agreements required by the merger agreement to be complied with at or before completion of the merger

  . No material adverse effect with respect to Catalytica can have occurred since July 14, 1999

  . Wilson Sonsini Goodrich & Rosati, P.C., counsel to Catalytica, must execute and deliver to Wyckoff a legal opinion

   Catalytica's Conditions to Completion of the Merger. Catalytica's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Wyckoff's representations and warranties must be true and correct as of the date the merger is to be completed as if made at that time

  . Wyckoff must comply in all material respects with all of its agreements required by the merger agreement to be complied with at or before completion of the merger

  . no material adverse effect with respect to Wyckoff can have occurred since July 14, 1999. For this purpose a material adverse effect will be considered to occur if there is a material adverse change in Wyckoff's actual or anticipated sales or profitability as compared to Wyckoff's financial projections that were provided to Catalytica before the date of the merger agreement

  . Warner Norcross & Judd LLP, counsel to Wyckoff, must execute and deliver to Catalytica a legal opinion

 Termination

   The merger agreement may be terminated at any time before completion of the merger, whether before or after approval of the merger agreement and the merger by Wyckoff shareholders:

  .  by mutual written consent of Catalytica and Wyckoff

  . by Catalytica or Wyckoff if the merger is not completed before January 15, 2000, except that this right to terminate the merger agreement is not available to any party whose action or failure to act has resulted in the merger not occurring on or before this date and that action or failure to act is a breach of the merger agreement

  . by Catalytica or Wyckoff if there is any unappealable order of a court or governmental authority having jurisdiction over either of us permanently enjoining, restraining or prohibiting the completion of the merger

  . by Catalytica if there is any rule or order enacted by any governmental authority, which would in any material respect (a) prohibit Catalytica's or Pilot Acquisition Corporation's ownership or operation of a material portion of the business of Wyckoff, or (b) compel Catalytica or Wyckoff to dispose of or hold separate all or a material portion of the business or assets of Wyckoff, Catalytica, Catalytica Pharmaceuticals or Catalytica Combustion Systems

  . by Catalytica, upon a material breach by Wyckoff of any representation, warranty, covenant or agreement in the merger agreement, unless the breach is curable by Wyckoff, in which case Catalytica may not terminate the merger agreement for 20 days after delivery of written notice from Catalytica to Wyckoff of the breach

  . by Wyckoff, upon a material breach by Catalytica of any representation, warranty, covenant or agreement in the merger agreement, unless the breach is curable by Catalytica, in which case Wyckoff may not terminate the merger agreement for 20 days after delivery of written notice from Wyckoff to Catalytica of the breach

  . by Catalytica if an event having a material adverse effect on Wyckoff has occurred after the date of the merger agreement

  . by Catalytica, if a majority of Wyckoff's shareholders do not approve the merger agreement

 Payment of Termination Fee

   Wyckoff will pay Catalytica a termination fee of $4 million if (a) Catalytica is not in material breach of its obligations under the merger agreement, (b) the merger agreement is terminated and (c) any of the following events occurs:

  . Wyckoff's shareholders fail to approve the merger by the required vote and before December 31, 1999, Wyckoff or any of its officers, directors or affiliates participates in any negotiations or discussions with respect to any offer or proposal to acquire all, substantially all or a significant portion of Wyckoff's business, properties or technologies or more than 20% of Wyckoff's capital stock and these discussions lead to a change of control of Wyckoff;

  . a majority of Wyckoff's board of directors does not recommend or changes its recommendation concerning the merger, or discloses in any way its intention not to recommend or to change its recommendation; or

  .  Wyckoff:

    . solicits, encourages, initiates or participates in any discussions or negotiations regarding any proposal to acquire all, substantially all or a significant portion of Wyckoff's business, properties or technologies;

    . discloses any information not customarily disclosed to any person concerning Wyckoff's business, technologies or properties;

    . assists or cooperates with any person to make any proposal to purchase all or a material portion of Wyckoff's capital stock or assets; or

    . enters into any agreement relating to the acquisition of all or any significant portion of Wyckoff.

 Extension, Waiver and Amendment of the Merger Agreement

   Catalytica, Wyckoff and Pilot Acquisition Corporation may amend the merger agreement at any time before completing the merger.

   Either Catalytica and Pilot Acquisition Corporation, on the one hand, or Wyckoff, on the other hand, may extend the other party's time for the performance of any of the obligations or other acts required by the merger agreement, waive any inaccuracies in the other party's representations and warranties and waive compliance by the other party with any of the agreements or conditions in the merger agreement.

 Indemnification of Wyckoff Officers and Directors

   After completion of the merger, Catalytica will cause Wyckoff to indemnify Wyckoff's directors and officers for acts or omissions occurring before the merger to the same extent and on the same terms and conditions as provided in Wyckoff's articles of incorporation and bylaws. After the merger, Catalytica will provide directors and officers of Wyckoff with the same coverage and amounts of directors' and officers' liability insurance as Catalytica provides to directors and officers of Catalytica's other subsidiaries.

Escrow Funds and Indemnity

   The following is a brief summary of the escrow agreements, which are attached to this proxy statement/prospectus as Annex III and Annex IV and incorporated herein by reference. This summary is qualified in its entirety by reference to the escrow agreements.

   At completion of the merger, 224,824 shares of Catalytica common stock issuable to Wyckoff shareholders, which amount is approximately 5.6% of the shares at Catalytica common stock issuable to Wyckoff shareholders in the merger, will be registered in the name of and deposited with U.S. Bank Trust, N.A., as escrow agent. We have agreed to establish two escrow funds governed by two separate agreements.

   Under the terms of the escrow agreement attached to this proxy statement/prospectus as Annex III, 179,860 shares of Catalytica common stock will be deposited into the first escrow fund. The first escrow fund will be available solely to compensate Catalytica for any losses it incurs as a result of any breach of Wyckoff's representations, warranties or covenants in the merger agreement or any failure by Wyckoff to perform or comply with its covenants in the merger agreement. Catalytica will not receive any shares from the first escrow fund unless and until Catalytica suffers cumulative losses in excess of $150,000, in which case Catalytica may receive from the first escrow fund the entire amount of its cumulative losses.

   Under the terms of the special purpose escrow agreement attached to this proxy statement/prospectus as Annex IV, 44,964 shares of Catalytica common stock will be deposited into the second escrow fund. The second escrow fund will be available to compensate Catalytica for any losses it incurs related to a specific intellectual property matter.

   The escrow shares will be contributed to the escrow funds on behalf of each Wyckoff shareholder in proportion to the aggregate number of shares of Catalytica common stock that the holder would otherwise be entitled to receive under the merger agreement. Shareholders will have voting rights with respect to the escrow shares while in escrow and will receive cash dividends, if any, attributable to the escrow shares. Any distribution of securities with respect to shares held in escrow will be placed in the escrow funds. If Catalytica is entitled to receive any escrow shares from the escrow funds, any share dividends paid on these shares also will be received by Catalytica.

   For purposes of compensating Catalytica for its losses, the escrow shares will be valued at $13.34375. Subject to resolution of unsatisfied claims of Catalytica, the first escrow fund related to breaches of a representation and warranty or covenant will terminate at 5:00 p.m., P.S.T., on the date that is the earlier of (a) the date of the auditor's report for the first audit of Catalytica's financial statements reflecting combined operations of Catalytica and Wyckoff following completion of the merger or (b) the six month anniversary of completion of the merger. Subject to resolution of unsatisfied claims of Catalytica, the second escrow fund related to a specific intellectual property matter will terminate at 5:00 p.m., P.S.T., on July 14, 2002 the third anniversary of the merger agreement.

   After completion of the merger, the escrow shares will be the exclusive remedy for Catalytica to recover for any losses it suffers by reason of Wyckoff's breach of any representation, warranty or covenant or due to intellectual property matters.

   By approving the merger agreement, you will be considered to have consented to the appointment of John L. Urness to act as the securityholder agent on behalf of Wyckoff shareholders to:

  . authorize delivery of escrow shares to Catalytica in satisfaction of claims brought by Catalytica

   .  to object to delivery of shares

   . to agree to negotiate and enter into settlements and compromises with respect to any claims

  . to take other action on behalf of Wyckoff shareholders, all as more fully described in the merger agreement

   The escrow funds and rights with respect to them are complicated and not easily summarized. You are urged to carefully read the escrow agreements attached to this proxy statement/prospectus as Annex III and Annex IV for a more detailed explanation.

The Voting Agreements

   In connection with the merger, Wyckoff's directors and officers and a 10% shareholder of Wyckoff entered into voting agreements, a form of which is attached to this proxy statement/prospectus as Annex II. By entering into the voting agreements these Wyckoff shareholders have irrevocably appointed Catalytica as their lawful attorney and proxy. These proxies give Catalytica the limited right to vote the shares of Wyckoff common stock beneficially owned by these shareholders, including shares of Wyckoff common stock acquired after the date of the voting agreements, in favor of approval of the merger agreement, the merger and each other matter that could reasonably be expected to facilitate the merger. These Wyckoff shareholders may vote their shares of Wyckoff common stock on all other matters.

   As of July 14, 1999, the Wyckoff shareholders who have entered into voting agreements collectively beneficially owned 127,542 shares of Wyckoff common stock, which represented approximately 43.2% of the outstanding Wyckoff common stock. None of the Wyckoff shareholders who signed the voting agreements were paid additional consideration in connection with signing the agreements.

   Each Wyckoff shareholder who is a party to a voting agreement agreed not to sell the Wyckoff stock and options owned, controlled or acquired by that person until the earlier of the termination of the merger agreement or the date of the merger, unless the transfer is not prohibited by any affiliate agreement between the shareholder and Catalytica and each person to whom any shares or any interest in any shares are transferred agrees to be bound by the terms and provisions of the voting agreement. The voting agreements will terminate upon the earlier of the termination of the merger agreement and the date of the merger.

Wyckoff Affiliate Agreements

   Each director and officer of Wyckoff and a 10% shareholder of Wyckoff has signed an affiliate agreement. Under the affiliate agreements, these persons have agreed not to sell or otherwise dispose of, or to reduce their risk relative to, any shares of Wyckoff common stock owned by them during the period beginning on July 14, 1999 and ending two trading days after Catalytica publicly announces financial results covering at least 30 days of combined operations of Catalytica and Wyckoff. Under the affiliate agreements, Catalytica also is entitled to place appropriate legends on the certificates evidencing any Catalytica common stock to be received by these persons and to issue stop transfer instructions to the transfer agent for Catalytica common stock. Further, these persons have acknowledged that the resale restrictions imposed by Rule 145 under the Securities Act will apply to the shares of Catalytica common stock they receive in the merger.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

   We have derived the following selected unaudited pro forma combined financial information of Catalytica and Wyckoff from the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus, which gives effect to the merger as a pooling of interests. You should read this information in conjunction with the unaudited pro forma financial statements and the related notes. We present the unaudited pro forma financial information for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed. Also, it does not necessarily represent or predict future operating results or the financial position of the combined companies.

   We have derived the selected consolidated balance sheet data as of June 30, 1999 and June 30, 1998 and the selected consolidated statement of operations data for the fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999 for Wyckoff from the audited consolidated financial statements of Wyckoff appearing elsewhere in this proxy statement/prospectus. We have derived the selected historical consolidated financial information for the six months ended June 30, 1998 and June 30, 1999 for Wyckoff from the unaudited financial statements of Wyckoff included in this proxy statement/prospectus. The unaudited consolidated financial statements have been prepared by Wyckoff on a basis consistent with the audited consolidated financial statements appearing elsewhere in this proxy statement/prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair representation of such data. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of results to be expected for any subsequent period.

   We present the unaudited pro forma financial information for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed. In addition, it does not necessarily represent or picture future operating results or the financial position of the combined companies.

         Unaudited Pro Forma Combined Condensed Statement of Operations Reflecting Catalytica, Inc. After Giving Effect to the Merger
                    (In thousands, except per share amounts)

                                  For the Year Ended        Six Months Ended
                                     December 31,               June 30,
                               ---------------------------  ------------------
                                 1998      1997     1996      1999      1998
                               --------  --------  -------  --------  --------
                                           (1)       (1)
Revenues:
  Product sales..............  $390,175  $205,776  $38,854  $203,766  $200,421
  Research revenues..........    16,284     6,599    6,501    10,314     4,165
                               --------  --------  -------  --------  --------
    Total revenues...........   406,459   212,375   45,355   214.080   204,586
Costs and expenses:
  Cost of sales..............   316,820   176,546   28,751   157,939   165,915
  Research and development...    32,366    11,007   10,870    18,994    10,910
  Selling, general and
   administrative............    21,029    11,306    8,047    13,422     9,413
                               --------  --------  -------  --------  --------
    Total costs and
     expenses................   370,215   198,859   47,668   190,355   186,238
Operating income (loss)......    36,244    13,516   (2,313)   23,725    18,348
Interest income..............     2,894     1,450    1,179     1,322     1,555
Interest expense.............    (9,569)   (6,006)    (960)   (4,160)   (5,312)
Gain on sale of assets.......       --        --       900       --        --
Loss on joint ventures.......    (3,827)   (4,355)     --       (975)   (2,307)
                               --------  --------  -------  --------  --------
Income (loss) before income
 taxes.......................    25,742     4,605   (1,194)   19,912    12,284
Provision for income taxes...    (2,925)   (1,425)  (1,296)   (4,015)   (1,387)
Net income (loss) before
 common stock redemption.....    22,817     3,180   (2,490)      --        --
Less premium paid on
 redemption of class B common
 stock.......................       --     (3,750)     --        --        --
                               --------  --------  -------  --------  --------
Net income (loss)
 attributable to common
 shareholders................  $ 22,817  $   (570) $(2,490)  $15,897   $10,897
                               ========  ========  =======  ========  ========
Net income (loss) per share:
  Basic......................  $   0.40  $  (0.02) $ (0.10) $   0.27  $   0.19
                               ========  ========  =======  ========  ========
  Diluted....................  $   0.34  $  (0.02) $ (0.10) $   0.23  $   0.16
                               ========  ========  =======  ========  ========
Number of shares used in
 computing net income (loss)
 per share:
  Basic......................    57,605    37,744   23,779    57,973    57,489
                               ========  ========  =======  ========  ========
  Diluted....................    63,692    37,744   23,779    63,674    63,432
                               ========  ========  =======  ========  ========

--------
(1) See note 2 to the historical financial statements.

   See accompanying notes to unaudited pro forma condensed combined financial statements.

       Unaudited Pro Forma Combined Condensed Consolidated Balance Sheets
         Reflecting Catalytica, Inc. After Giving Effect to the Merger
                              As of June 30, 1999
                                 (in thousands)

                                      Catalytica Wyckoff   Pro Forma
                                        Actual   Actual   Adjustments  Total
                                      ---------- -------  ----------- --------
ASSETS
Current assets:
 Cash and cash equivalents..........   $ 46,441  $   290              $ 46,731
 Short-term investments.............      5,116      --                  5,116
 Accounts receivable, net...........     23,306    8,240                31,546
 Accounts receivable from joint
  venture...........................        572      --                    572
 Notes receivable from employees....        305      --                    305
 Inventory:
   Raw materials....................     38,230    2,303                40,533
   Work in process..................     42,335    2,102                44,437
   Finished goods...................     11,573    3,108                14,681
                                       --------  -------              --------
                                         92,138    7,513                99,651
 Deferred tax asset.................      2,867      --                  2,867
 Prepaid expenses and other
  assets............................      4,199      127                 4,326
                                       --------  -------              --------
     Total current assets...........    174,944   16,170               191,114
Property, plant and equipment:
 Land...............................      5,391    1,139                 6,530
 Equipment..........................    135,785   34,261               170,046
 Buildings and leasehold
  improvements......................     67,901   12,562                80,463
                                       --------  -------              --------
                                        209,077   47,962               257,039
Less accumulated depreciation and
 amortization.......................    (34,770) (20,503)              (55,273)
                                       --------  -------              --------
                                        174,307   27,459               201,766
Other assets........................      2,529      153                 2,682
                                       --------  -------              --------
                                       $351,780  $43,782              $395,562
                                       ========  =======              ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable...................   $ 19,080  $ 2,644              $ 21,724
 Accrued payroll and related
  expenses..........................     14,077      858                14,935
 Deferred revenue...................      4,069      --                  4,069
 Other accrued liabilities..........     13,855      515     1,000      15,370
 Current portion of long-term
  debt..............................      8,201    1,000                 9,201
Current portion of bonds............        --     2,464                 2,464
Income taxes payable................        438      819     (180)       1,077
                                       --------  -------     -----    --------
     Total current liabilities......     59,720    8,300       820      68,840
Long-term debt......................     59,500    6,176                65,676
Long-term portion of bonds..........        --     4,646                 4,646
Non-current deferred revenue........      1,414      --                  1,414
Deferred tax liability..............        --     2,598                 2,598
Other liabilities...................      1,125      388                 1,513
Minority interest...................     41,000      --                 41,000
Class A and B common stock..........     97,079      --                 97,079
Stockholders' equity:
 Common stock.......................         28      284      (284)         28
 Additional paid-in capital.........    105,810    2,095       284     108,189
 Deferred compensation..............       (219)     --                   (219)
 Retained earnings (accumulated
  deficit)..........................    (13,677)  19,295      (820)      4,798
                                       --------  -------     -----    --------
     Total stockholders' equity.....     91,942   21,674      (820)    112,796
                                       --------  -------     -----    --------
                                       $351,780  $43,782       --     $395,562
                                       ========  =======     =====    ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                          Notes To Unaudited Pro Forma
                    Combined Condensed Financial Statements

Note 1. Pro Forma Basis of Presentation

   Since the fiscal years of Catalytica and Wyckoff differ, the financial statements of Wyckoff have been recast for the most recently completed fiscal year of Catalytica and are presented for the 12-month period ended December 31, 1998. The periods combined for purposes of the unaudited pro forma condensed financial statements are as follows:

                 Catalytica                                       Wyckoff
                 ----------                                       -------
Fiscal year ended December 31, 1998            Twelve months ended December 31, 1998
Fiscal year ended December 31, 1997            Fiscal year ended June 30, 1998
Fiscal year ended December 31, 1996            Fiscal year ended June 30, 1997
Six months ended June 30, 1999                 Six months ended June 30, 1999
Six months ended June 30, 1998                 Six months ended June 30, 1998

   Wyckoff's results of operations for the six month period ended June 30, 1998 have been included in the unaudited pro forma results of operations for the years ended December 31, 1997 and December 31, 1998.

   These unaudited pro forma condensed combined financial statements assume the issuance of 4,496,487 shares of Catalytica common stock in exchange for Wyckoff's common stock and options outstanding in connection with the merger, based on the exchange amount:

   Number of shares of Catalytica common stock exchanged............  4,496,487
   Number of shares of Catalytica common stock and equivalents outstanding as of June 30, 1999................................. 53,607,085
                                                                     ----------
   Number of shares of combined company common stock
    outstanding after the completion of the merger at June 30,
    1999............................................................ 58,103,572
                                                                     ==========

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet

   Catalytica and Wyckoff estimate they will incur future direct transaction costs of approximately $1.0 million associated with the merger, consisting primarily of transaction fees for attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations as incurred. These charges have been reflected in the unaudited pro forma condensed combined balance sheet but they are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations.

   It is expected that following the merger, the combined company will incur significant additional costs or charges, which are not currently reasonably estimable, to reflect costs associated with integrating the two companies. These costs or charges have not been reflected in the unaudited pro forma condensed combined balance sheet or statements of operations as these costs cannot be accurately estimated at this time pending finalization of certain operating decisions by management as to the manner and timing of consolidating the operations. There can be no assurance that the combined company will not incur additional merger-related costs or charges or that management will be successful in its efforts to integrate the operations of the two companies.

                          Notes To Unaudited Pro Forma
              Combined Condensed Financial Statements--(Continued)

Note 3. Unaudited Pro Forma Net Income (Loss) Per Share

   The following table reconciles the number of shares used in the pro forma per share calculations to the numbers set forth in Catalytic and Wyckoff historical statements of operations:

                Shares used in Pro Forma Per Share Calculations
                                 (in thousands)

                                                                   Six Months
                                              Fiscal Year Ended    Ended June
                                                 December 31,          30,
                                             -------------------- -------------
                                              1998   1997   1996   1999   1998
                                             ------ ------ ------ ------ ------
Shares used in Basic per share calculations
Historical -- Catalytica...................  53,109 33,248 19,283 53,477 52,993
Historical -- Wyckoff......................     284    284    285    284    284
As converted -- Wyckoff....................   4,496  4,496  4,496  4,496  4,496
Pro forma combined.........................  57,605 37,744 23,779 57,973 57,489
Shares used in Diluted per share
 calculations
Historical -- Catalytica...................  59,196 33,248 19,283 59,178 58,936
Historical -- Wyckoff......................     287    287    288    287    286
As converted -- Wyckoff....................   4,496  4,496  4,496  4,496  4,496
Pro forma combined.........................  63,692 37,744 23,779 63,674 63,432

                             CATALYTICA'S BUSINESS

   The discussion in this proxy statement/prospectus contains forward-looking statements which involve risks and uncertainties. Catalytica's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the section entitled "Risk Factors," as well as those discussed elsewhere in this proxy statement/prospectus.

Overview

   Catalytica uses its proprietary technologies to optimize manufacturing and solve environmental problems in high growth industries. Catalytica's core expertise is in the use of catalysts. In addition, it also has developed or acquired technologies for manufacturing processes that:

  .  eliminate certain hazardous materials in the production of products

  .  enable chemical reactions to proceed more rapidly

  .  increase manufacturing yields

  .  eliminate or minimize the formation or use of environmental pollutants

   Catalytica believes that there are numerous untapped opportunities for the use of its proprietary technologies. Catalytica has chosen to focus on markets that offer substantial opportunity, such as the pharmaceutical manufacturing industry and the power generation market, and where its proprietary technologies can offer a competitive advantage.

   Catalytica operates its business through three subsidiaries:

  . Catalytica Pharmaceuticals, Inc. provides drug development, manufacturing and packaging services to the pharmaceutical and biotech industries. Catalytica owns approximately 94% of Catalytica Pharmaceuticals' outstanding stock. The remaining 6% is held by Glaxo Wellcome, Pfizer and Catalytica employees. In 1998, Catalytica derived approximately 98% of its consolidated revenues from Catalytica Pharmaceuticals' operations.

  . Catalytica Combustion Systems, Inc. develops, manufactures and markets XONON, a catalytic system, for the industrial gas turbine market. XONON enables the production of clean, cost-effective electricity. Catalytica owns 85% of Catalytica Combustion Systems outstanding stock. The remaining 15% is held by Enron.

  . Catalytica Advanced Technologies, Inc. acts as the incubator for new areas of business for Catalytica. It explores business opportunities that exploit Catalytica's proprietary technologies by research and development and consulting services, primarily for the petroleum and petrochemical industries. Catalytica owns 100% of Catalytica Advanced Technologies' outstanding stock.

Catalytica Pharmaceuticals, Inc.

   Catalytica Pharmaceuticals, formerly Catalytica Fine Chemicals, has provided research, development and optimization of manufacturing processes for pharmaceutical companies since 1992.

   In December 1993, recognizing the increasing trend towards outsourcing of drug manufacturing, Catalytica Pharmaceuticals acquired a drug manufacturing facility in East Palo Alto, California. The acquisition enabled Catalytica Pharmaceuticals to provide pharmaceutical companies with outsourced manufacturing of drug intermediates -- key chemical ingredients along the pathway to the active pharmaceutical ingredient in drugs.

   In July 1997, Catalytica Pharmaceuticals acquired a drug development, manufacturing and packaging facility in Greenville, North Carolina from Glaxo Wellcome. The Greenville facility enables Catalytica Pharmaceuticals to offer a fully integrated drug development, manufacturing and packaging service to pharmaceutical and biotechnology companies.

 Industry Overview

   Catalytica Pharmaceuticals seeks to capitalize on the dynamic changes in the pharmaceutical industry by providing a broad range of manufacturing services to pharmaceutical companies. These changes include:

  . Increased Cost of Drug Development. The cost of research and development required to bring a new drug to market has increased from an average of $231 million in 1987 to $500 million in 1997. This increase has prompted pharmaceutical companies to seek ways to contain costs and increase productivity throughout all phases of the drug development process.

  . Greater Focus on Time to Market. Pharmaceutical companies gain competitive advantage by being the first to market with a new drug. Also, the more new drugs that they discover, the more likely that these drugs will contribute to revenue. As a result, pharmaceutical companies have increased their focus on reducing the "time to market" for a drug. Several pharmaceutical companies have announced their intentions to bring three to five new chemical entities, drugs with a unique chemical profile from those already on the market, to the market each year. This is faster than the current industry average of less than one new chemical entity introduced per year. To shorten the time to market for a new drug, drug companies are outsourcing some of their production functions to firms that are capable of scaling up production quickly across the full spectrum of activities, from production of small research quantities to commercial volumes.

  . Greater Price Pressure. The increase in sales of lower-priced generic drugs has resulted in greater price competition. Over the next few years a large number of branded drugs will come off-patent, creating added competition from multiple generic alternatives. In addition, the effort by managed health care companies and public programs, such as Medicare and Medicaid, to control healthcare costs has put additional price pressure on pharmaceutical companies. Price pressures and competition from lower-priced generic products have caused pharmaceutical companies to scrutinize their manufacturing operations to better use resources and reduce manufacturing costs.

  . Increased Government Regulation. New regulations governing all aspects of drug development, manufacturing and marketing, as well as waste disposal and environmental matters, have contributed to the costs of drug manufacturing.

For pharmaceutical companies, these factors have made the outsourcing of drug development, clinical research, manufacturing and packaging more attractive.

 Catalytica Pharmaceuticals' Strategy

   Catalytica Pharmaceuticals seeks to provide fully integrated drug development and manufacturing services that are high-quality, cost-effective, reliable and responsive to customer needs. Its services span the spectrum of the pharmaceutical drug development and manufacturing process, from the time the new chemical entity is discovered by pharmaceutical or biotechnology companies to the custom production of the final commercial supply of the drug. These services include:

                 Service                          Description of Service
                 -------                          ----------------------
 Chemical process development             Determination of economical,
                                          efficient and safe ways to make the
                                          new chemical entity.

 Pilot scale production                   Scale-up of the production process of
                                          the new chemical entity, from small
                                          batches required for research to
                                          larger batches required for clinical
                                          trials and eventually for manufacture
                                          of commercial-scale quantities of the
                                          drug.

 Custom chemical manufacturing            Manufacture of key intermediates
                                          along the pathway toward the active
                                          pharmaceutical ingredients as well as
                                          the manufacture of the active
                                          pharmaceutical ingredient.

 Drug formulation development             Determination of the formulation of
                                          essential ingredients to create a
                                          tablet, capsule, sterile solution,
                                          ointment, liquid or cream that allows
                                          the drug to be absorbed or
                                          administered effectively and remain
                                          potent through its shelf life.

 Full-scale commercial production of      Manufacture of the final dosage
 sterile and non-sterile dosage form drug forms, including tablets, gel
 products                                 capsules, sterile vials of injectable
                                          products, topical ointments, liquids
                                          or creams.

 Packaging of final drug products         Packages final products in a variety
                                          of configurations, such as large
                                          bottles, individual blister packs,
                                          tubes, sample packs and single use
                                          packages.

By providing this range of services to its customers, Catalytica
Pharmaceuticals believes that it can develop and maintain close relationships with its customers, provide a highly valued service to the pharmaceutical industry and create long-standing relationships that engender confidence in its capabilities.

 Customers

   Catalytica Pharmaceuticals' customers include leading pharmaceutical and biotechnology companies, such as:

  .  Allergan, Inc.

  .  Amgen, Inc.

  .  Astra USA, Inc.

  .  CV Therapeutics, Inc.

  .  Glaxo Wellcome, Inc.

  .  IDEC Pharmaceuticals

  .  Medeva Pharmaceuticals

  .  Merck and Company

  .  Monarch Pharmaceuticals

  .  Pfizer, Inc.

  .  Rhone Poulenc-Rorer

  .  Triangle Pharmaceuticals

  .  Vertex Pharmaceuticals, Inc.

  .  Warner Lambert Company

Glaxo Wellcome is Catalytica Pharmaceuticals' largest single customer. In the first half of 1999, revenues from Glaxo Wellcome accounted for approximately 73% of Catalytica's total revenues. In 1998, revenues from Glaxo Wellcome accounted for approximately 86% of Catalytica's total revenues.

   In the past two years, Catalytica Pharmaceuticals has obtained new contracts from customers that provide a foundation for future sales. Due to FDA regulatory requirements regarding validation of manufacturing processes for a specific drug, it generally takes at least 18 to 24 months between the date that a supply agreement is signed and the manufacture of products under the agreement. Several of Catalytica's new supply agreements are currently in various phases of the validation process. Catalytica believes that compared with 1998, there will be an increase in the percent contribution of non-Glaxo Wellcome business to revenues in 1999 and beyond.

   Catalytica Pharmaceuticals collaborates with a number of its customers in the development of efficient manufacturing processes at various stages, including chemical process development, pilot scale production processes and drug formulation development. For example, in early 1996, Catalytica Pharmaceuticals entered into a five-year cooperative process research and development program with Pfizer to establish economically viable synthetic methods for drug candidates in their pipeline. At the initiation of the agreement, Pfizer also made an equity investment in Catalytica Pharmaceuticals. In 1998, the parties expanded the relationship to include the development of new drug formulations. Catalytica Pharmaceuticals also has development agreements with several other pharmaceutical and biotechnology companies, including CV Therapeutics, Eli Lilly, IDEC, Pozen, RPR, Triangle Pharmaceuticals and Vertex.

 Operations and Manufacturing

   Catalytica Pharmaceuticals' operations are conducted at its facilities in Greenville, North Carolina and East Palo Alto, California. Both facilities operate under cGMP, and supply FDA-approved products to their customers.

 The Greenville Facility

   In July 1997, Catalytica Pharmaceuticals acquired the Greenville facility from Glaxo Wellcome. The facility has 584 acres of land and 49 buildings with a total of approximately 1.8 million square feet of space. As of June 30, 1999, there were approximately 1,350 employees at the Greenville facility, many of whom were existing employees hired in connection with the acquisition. Catalytica Pharmaceuticals also hired new personnel to perform research, development, contract support, marketing, sales and administrative functions.

   The Greenville facility has research and development facilities as well as three distinct manufacturing operations -- chemical manufacturing, pharmaceutical dosage form production and sterile dosage form production:

  . Chemical Manufacturing. The chemical manufacturing operation has 41,000 gallons of multipurpose chemical reactor capacity and prepares a wide variety of drug substances in bulk form, primarily by chemical synthesis. The facilities are capable of a number of reaction steps and phases from the processing of raw materials through the separation, purification, drying and shipping of active pharmaceutical ingredients. The resulting active pharmaceutical ingredients are delivered to

     Catalytica's pharmaceutical or sterile production facilities for dosage form manufacture and packaging or the bulk active pharmaceutical ingredient is shipped off-site to customers. The chemical manufacturing facilities are currently operating at near full capacity, with the majority of production capacity committed to production of products for Glaxo Wellcome. Catalytica Pharmaceuticals has also committed some capacity for other customers.

  . Pharmaceutical Production. The pharmaceutical production facilities blend, mix and/or combine the bulk active drug with other substances to create a final dosage form of the drug -- such as tablets, capsules, creams, ointments and liquids -- and package these products for distribution. The dosage form of a finished drug must be formulated to provide bio-availability, efficacy, stability and means for identifying or labeling each tablet or capsule. Catalytica's pharmaceutical production facility is capable of packaging in hospital unit dose packs, samples, blister packages, plastic or glass bottles, pouches, tubes or foil packs. Catalytica Pharmaceuticals packages the drugs for prescription use or over-the-counter sales and dates and tracks them through the distribution system by batch and/or lot number. Catalytica Pharmaceuticals produces final doses and packaging for a number of major pharmaceutical clients, including Allergan, Glaxo Wellcome, Medeva, Monarch and Warner Lambert. There is currently manufacturing capacity available at the pharmaceutical facility.

  . Sterile Production. The sterile production facilities produce primarily intravenous and intramuscular drugs that are administered to the patient through injection. The sterile production facilities are isolated from other portions of the plant to minimize microbial contamination. Catalytica Pharmaceuticals has signed agreements for production of sterile products with a number of biotechnology and pharmaceutical companies, including Amgen, Astra, Eli Lilly, Glaxo Wellcome and Monarch. Due to the long lead time required to obtain regulatory approvals for sterile manufacturing, production of products under these contracts generally starts at least 18-24 months after the execution of the contract. Catalytica Pharmaceuticals believes the time and cost necessary to build and receive regulatory certification of a new sterile production facility creates a significant barrier to entry by new competitors. There is currently excess capacity available at the sterile production facilities.

 The Bay View Facility

   Catalytica Pharmaceuticals' Bay View facility is a multi-purpose, commercial scale chemical manufacturing plant located in East Palo Alto, California. Catalytica Pharmaceuticals acquired the facility from Novartis in December 1993. The facility has 12,000 gallons of chemical reactor capacity and prepares chemical intermediates along the pathway for active pharmaceutical ingredients by chemical synthesis. It is capable of a number of reaction steps and phases from the purification of raw materials through the separation, purification, drying and shipping of bulk drug intermediates.

 Relationship with Glaxo Wellcome

   Catalytica Pharmaceuticals purchased the Greenville facility from Glaxo Wellcome in July 1997. At the closing of the acquisition, Glaxo Wellcome subcontracted or assigned contracts with existing customers of the Greenville facility to Catalytica Pharmaceuticals. At the same time, Catalytica Pharmaceuticals entered into a five-year supply agreement for the manufacture of products for Glaxo Wellcome. Under the supply agreement, Glaxo Wellcome provides periodic forecasts of its future demand for various products. Catalytica Pharmaceuticals produces the products, if the required production capacity does not exceed the capacity allocated to Glaxo Wellcome. For production requests in excess of the capacity allocated to Glaxo Wellcome, Catalytica Pharmaceuticals will try to accommodate Glaxo Wellcome's requests and will negotiate pricing on market-based terms.

   Under the original supply agreement, Glaxo Wellcome's payments to Catalytica Pharmaceuticals will decrease over time. Catalytica Pharmaceuticals estimates that aggregate payments (including reimbursements for the cost of materials) by Glaxo Wellcome under the original supply agreement could be as much as $800.0 million over the five-year life of the agreement.

   The supply agreement provides that pharmaceutical production will occur until December 2000 for cytotoxics and certain specialty products. The provisions of the original supply agreement related to the production of chemical and sterile products may be terminated by either party with two years' prior written notice. Either party may terminate the supply agreement in the event of a material uncured default by the other party. Glaxo Wellcome also may terminate the agreement upon a change of control of Catalytica or Catalytica Pharmaceuticals. Catalytica has guaranteed Catalytica Pharmaceuticals' obligations under the supply agreement.

   After entering into the original supply agreement, Catalytica Pharmaceuticals has agreed to produce additional products for Glaxo Wellcome. Those agreements have been documented as amendments to the original supply agreement. In June 1998, Catalytica Pharmaceuticals agreed to increase the chemical capacity available for the manufacturer of Glaxo Wellcome products through 1999. The amendment provides for guaranteed payments by Glaxo Wellcome and is expected to result in additional revenues for Catalytica Pharmaceuticals of approximately $50.0 million. To accommodate Glaxo Wellcome's increased production needs, the parties jointly paid for the addition of certain capital equipment to the Greenville facility.

   In the first quarter of 1999, Catalytica Pharmaceuticals agreed to extend production of certain Glaxo Wellcome products in its pharmaceutical and sterile production facilities. This amendment does not have minimum purchase requirements but does provide for higher unit prices if Glaxo Wellcome were to purchase less than specified volume levels. Based on current forecasts, Catalytica expects revenues under this amendment to be approximately $70.0 million in 1999 and 2000. As a part of this amendment, Glaxo Wellcome obtained an option to extend the production of pharmaceutical products for two additional years and the production of its sterile products for four additional years beyond the current expiration date in December 2000.

 Environmental Matters

   Catalytica Pharmaceuticals and Glaxo Wellcome are working with the EPA and the North Carolina Department of Environmental and Natural Resources to investigate, identify and remediate contamination in the soil and groundwater at the Greenville facility. To date, the investigation has identified 17 different areas of the Greenville facility where contamination by solvents, petroleum hydrocarbons and pesticides has or may have occurred. Of these 17 areas, at least six have been identified as requiring further investigation and remediation. Catalytica Pharmaceuticals does not currently know how much remediation will be required at the site in the future, or the cost of the remediation.

   As the owner of the Greenville facility, Catalytica Pharmaceuticals is liable for such contamination. However, at the time of the acquisition, Catalytica Pharmaceuticals and Glaxo Wellcome entered into an agreement providing that Glaxo Wellcome will be primarily liable for and will perform, at its cost, the remediation required by law for contamination of the soil and groundwater existing at the Greenville facility at the time of the acquisition. The agreement also releases Glaxo Wellcome from liabilities relating to asbestos materials. Catalytica Pharmaceuticals also has agreed to provide Glaxo Wellcome access to the Greenville facility as required for the remediation.

   Despite the environmental agreement with Glaxo Wellcome, Catalytica may incur unreimbursed costs or suffer interference with its operations as a result of the investigation and remediation activities. Catalytica's future development and expansion of the Greenville facility also may be slowed or prevented by the investigation and remediation activities.

   Also, Catalytica Pharmaceuticals' ongoing operations at the Greenville facility could cause additional contamination. Determining the existence and extent of additional contamination contributed by Catalytica, if any, could lead to protracted investigations, negotiations and litigation which would be a drain on financial resources and management time. Any contamination caused by Catalytica could materially adversely affect its business, results of operations and financial condition.

   Catalytica's Bay View facility has arsenic and volatile organic compound contamination in the soil and groundwater. The site is subject to a clean up and abatement order issued by the Bay Area Regional Water Quality Control Board. The order requires stabilization, containment and monitoring of the contamination at the site and surrounding areas by the current owner of the property, Rhone Poulenc, Inc. Although Catalytica has contractual rights of indemnity from Rhone Poulenc and from Novartis, the prior owner/operator of the facility, Catalytica could be named in an action brought by a governmental agency or a third party because of the contamination.

 Catalytica Pharmaceuticals' Intellectual Property

   Catalytica regards the protection of its intellectual property as important to its future success and relies on a combination of patent, trademark, trade secret and other intellectual properties, nondisclosure agreements and other protective measures to protect its proprietary rights. The patent portfolio held by Catalytica Pharmaceuticals includes ownership of eight United States patents and patent applications, including six issued or allowed patents, and over 40 foreign patent applications. Catalytica Pharmaceuticals also possesses a substantial body of know-how and trade secrets useful in the manufacture of bulk active pharmaceuticals, and the formulation and packaging of final dosage form ethical and over-the-counter pharmaceuticals and including sterile products.

 Competition

   Catalytica believes that several factors are important to compete in the pharmaceutical development and manufacturing services industry, including:

  .  price of services and products

  .  reliability and timeliness of meeting customer orders

  .  product quality

  .  compliance with environmental and FDA regulations

  . technical ability and capacity to produce a range of quantities from small batches to large commercial quantities

   Catalytica Pharmaceuticals' primary competition is from pharmaceutical companies that produce their own drugs and other contract drug manufacturers, including Bayer, Cambrex, Chirex, Lonza AG, Oread and Patheon, which provide either drug development or manufacturing services to the pharmaceutical industry. Some of Catalytica Pharmaceuticals' competitors have substantially greater financial resources and experience than Catalytica Pharmaceuticals. However, except for major pharmaceutical companies, we are not aware of any competitors that have the same broad range of research, development, manufacturing and packaging capabilities as Catalytica.

 Catalytica Pharmaceuticals' Executive Officers and Directors

   The directors and executive officers of Catalytica Pharmaceuticals are:

Name                       Age             Position with Catalytica
----                       ---             ------------------------
James A. Cusumano.........  57 Chairman of the Board and Chief Strategic Officer
Gabriel R. Cipau..........  58 President, Chief Executive Officer and Director
Lawrence W. Briscoe.......  55 Chief Financial Officer and Director
Barry M. Bloom............  70 Director
Richard Fleming...........  75 Director
Thomas L. Gutshall........  61 Director
Ricardo B. Levy...........  54 Director
Ernest Mario..............  61 Director

   Gabriel R. Cipau, Ph.D. was promoted to Chief Executive Officer of Catalytica Pharmaceuticals in October 1998 and now holds the titles of President, Chief Executive Officer and director of Catalytica Pharmaceuticals. He joined Catalytica in August 1996 as a consultant, and in August 1997 he became President and Chief Operating Officer of Catalytica Pharmaceuticals and a member of the Catalytica Pharmaceuticals board of directors. Previously, Dr. Cipau was President and Chief Executive Officer of Copley Pharmaceutical, Inc. from July 1995 until August 1996, and President and Chief Executive Officer of Nippon Wellcome K.K. from September 1993 until July 1995, and Executive Director of Wellcome plc. From 1970 until 1993, he held various positions at Burroughs Wellcome Co., including Senior Vice President Production and Engineering. Dr. Cipau holds Ph.D. and B.S. degrees in chemical engineering and physics from Polytechnic Institute, Timisoara, Romania, an M.B.A degree from Duke University, and an M.S. in chemistry from East Carolina University.

   Barry M. Bloom, Ph.D., has been a director of Catalytica Pharmaceuticals since February 1995. He retired in September 1993 from Pfizer where he was most recently Executive Vice President, Research and Development since 1992, and a member of the board of directors since 1971. Dr. Bloom was with Pfizer since 1952, where he served in executive level positions since 1971. He is a member of several corporate board of directors, including Cubist Pharmaceuticals, Inc., Neurogen Corp., Incyte Pharmaceuticals, Inc. and Vertex Pharmaceuticals, Inc. Dr. Bloom was a member of the United States Congressional Commission on the Federal Drug Approval Process and the Pharmaceutical Manufacturers Association Commission on Drugs for Rare Diseases. He has a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

   Thomas L. Gutshall has been a director of Catalytica Pharmaceuticals since February 1995. He has been Chief Executive Officer and Chairman of Cepheid since August 1996. Mr. Gutshall was President and Chief Operating Officer of CV Therapeutics, Inc. from January 1995 to August 1996, and has 35 years of experience in specialty chemicals, pharmaceuticals and diagnostics. Mr. Gutshall served in executive level positions with Syntex Corp. from 1981 to 1994, most recently as Executive Vice President from June 1989 to August 1996. He previously served with Mallinckrodt Inc., lastly as Vice President and General Manager, Drug and Cosmetic Chemicals Division. Mr. Gutshall has a B.S. in chemical engineering from the University of Delaware and is an alumnus of the Harvard Executive Marketing Program.

   Lawrence W. Briscoe, James A. Cusumano, Ph.D., Richard Fleming, Ricardo B. Levy, Ph.D. and Ernest Mario, who are directors of Catalytica Pharmaceuticals, are also officers and/or directors of Catalytica. For information on the business backgrounds of Messrs. Briscoe, Cusumano, Fleming, Levy and Mario, see "Catalytica Management and Executive Compensation."

Catalytica Combustion Systems, Inc.

 Overview

   Catalytica Combustion Systems has developed XONON, a pollution prevention system that reduces emissions, such as nitrogen oxide, carbon monoxide and unburned hydrocarbons, produced by natural gas turbines. Catalytica Combustion Systems is working with original equipment manufacturers to incorporate the XONON system into their gas turbine products for use by utilities and other public and private users of gas turbines.

 Industry Background

   With the advent of deregulation in the United States and growing industrialization throughout the world, the power generation industry faces a growing demand for power. At the same time, new environmental regulations require that power be generated in compliance with emissions standards.

   One solution is the use of turbines that burn natural gas, which is generally cleaner and more efficient than other fossil fuels when combined with steam turbines. Natural gas turbines also generally have shorter construction times and lower aggregate costs of installation per kilowatt than alternative power generation methods. Nevertheless, without pollution prevention or clean-up processes, gas turbines generate nitrogen oxide emissions, a major contributor of air pollution, of 75 to 200 parts per million. These levels are not acceptable in many areas of the United States. For example, several metropolitan areas have permit requirements that require newly installed gas turbines to achieve nitrogen oxide emission levels of five parts per million or lower. Clean-up processes can reduce emissions, but result in increased costs and require the use of caustic chemicals.

   Gas turbine suppliers, such as ABB, General Electric Power Systems, Kawasaki and Pratt & Whitney Canada, Rolls Royce (through its subsidiary Allison Engine Company), Seimens-Westinghouse and Solar Turbine, offer products for the following markets:

  . Utility Power Generation. The utility power generation market consists mainly of public utilities and wholesale generating companies that operate large turbines ranging from 50 to 250 megawatts, with an average size of approximately 100 megawatts. General Electric and its affiliates are estimated to have over a 60% share of the worldwide public utility power generation market. A subset of the power generation market is the private sector, also referred to as the distributed power segment, which consists of smaller turbines located close to, or at, the power user's site. The turbines utilized in this segment range in size from under one megawatt to 50 megawatts, with an average size of approximately 15 to 20 megawatts. General Electric and Solar currently have a majority share of this market. Other participants include Allison, European Gas Turbines, Kawasaki and Pratt & Whitney.

  . Industrial Applications. The industrial applications market is comprised of small and medium-size gas turbines generally ranging from less than one to 25 megawatts, with an average turbine size of approximately 10 megawatts. The principal users of these turbines are non-utility industrial power generators and mechanical drive turbines such as those used for processing and transmission of natural gas in pipelines. Rolls-Royce and Solar together have a majority share of this market. Other suppliers include ABB, European Gas Turbines and General Electric.

 Market

   The XONON module is designed to fit inside each combustor on a gas turbine. Large turbines, such as those used in utility power generation, require an average of 10 to 18 combustors per turbine, while smaller industrial turbines require one or more combustors. Catalytica Combustion Systems intends to sell XONON products and replacement modules to OEMs for installation in new and existing turbines. The sales of replacement modules is based upon an average expected life of approximately 8,000 operating hours, or one year, of full-time operation.

   According to PowerData, a market information service, total gas turbine sales worldwide from 1990 to 1997 averaged approximately 950 turbines per year. This sales volume includes both the utility generation and industrial applications segments. PowerData also forecasted total worldwide gas turbine sales from 1998 to 2007 at an average of approximately 1,100 turbines per year.

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

   Catalytica believes gas turbine sales will continue to be strong, and that there will be increasing demand for turbines with ultra-low emissions for siting in populations centers and other areas with strict emissions control regulations.

 Regulatory Overview

   Current federal law governing air pollution generally does not mandate the specific means for controlling emissions. Federal law, instead, creates ambient air quality standards for individual geographic regions to attain in light of the general level of air pollution in the region. State and local authorities determine specific strategies for reducing emissions or specific pollutants to meet federal standards. State and local authorities also adopt performance standards for all major new and modified sources of air pollution in areas that do not meet ambient air quality standards. Generally, the more polluted the air in a particular region becomes, the more stringent the emission restrictions.

   Under the Clean Air Act, the EPA establishes ambient air quality standards. Areas which meet the standards are considered "attainment areas," while areas not meeting the standards are considered "non-attainment areas." In non-attainment areas, regulations require that the emissions of a new gas turbine be "offset," that is, the user must offset the entire emissions of the project so that there is no net increase of emissions for the area. There is often a multiplier applied to the new emissions, so that the new project combined with the "offset" must actually provide a net decrease in emissions.

   One way to meet the offset requirements is to make contemporaneous reductions of emissions at the same facility, by placing controls on existing equipment at the location or taking existing equipment out of service. If it is not feasible to make offsetting reductions at the facility, then the user must obtain emission reduction credits from its own or someone else's locations to offset the emissions from the project. There is a developing market for credits, which provides economic value to users with credits available and establishes the cost for those who must acquire credits.

   In 1997, the EPA issued more stringent air quality standards for ground-level ozone (smog) and particulate matter (soot). Since nitrogen oxide is both a principal component of smog and a contributor to the formation of fine particulate matter, nitrogen oxide reduction at power generation facilities is important to the regulation of air quality. In addition to environmental requirements in the United States, there are increasing restrictions on emissions abroad, particularly in Japan and Western Europe.

 Competing Pollution Control Approaches

   Natural gas turbine combustors typically operate at a peak flame temperature of about 3,270 degrees Fahrenheit. Without emissions controls or clean-up processes, combustion at these temperatures results in nitrogen oxide emissions of between 75 and 200 parts per million.

   Reducing the combuster operating temperature to 2,700 degrees virtually eliminates production of nitrogen oxide. However, current technologies are unable to achieve this temperature reduction without dramatically reduced efficiencies. Two methods that have been used to reduce combustor temperature are "wet controls" and "lean pre-mix." However, neither method can reduce combustion temperature below 2,700 degrees, and therefore a post-combustion clean-up process is required to achieve very low emission levels.

  . Wet controls, a once-popular method for reducing nitrogen oxide, reduce the peak flame combustor temperature by injecting water or steam into the turbine combustor. Nitrogen oxide emission levels can be reduced to about 40 parts per million with water and about 25 parts per million with steam injection. However, the use of water and steam requires that purified water be available at the site location. Capital and operating costs can increase if pure water is not available and water clean-up is required. Additionally, corrosion induced by water impurities can cause serious turbine damage.

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

     These problems, as well as the relatively high levels of nitrogen oxide still produced, have limited the use of wet controls as a nitrogen oxide emissions control technology.

  . Lean pre-mix is a combustion process in which natural gas and air are premixed before entering the combustor to reduce the amount of fuel in the mix. Turbine manufacturers utilizing this approach have achieved emission levels of approximately 15 to 25 parts per million and may achieve emission levels of approximately nine to 15 parts per million in the next product generation. Compared to wet controls, the initial costs of this method are moderate to high and operating costs are low to moderate. However, operating costs may increase as emissions are reduced below 25 parts per million, due to induced noise or vibrations, which adversely affect reliability. In many areas, these lower levels are still not adequate to meet the emissions standards.

   The most common post combustion clean-up process is selective catalytic reduction, which reduces nitrogen oxide emissions by approximately 80%. For example, a turbine with nitrogen oxide emissions at 25 parts per million can be reduced by 80%, to about five parts per million, with the addition of a selective catalytic reduction unit. Capital and operating costs of this approach add significantly to the overall cost of producing power. In addition, the natural gas turbine operator must store and handle large quantities of ammonia, a toxic, hazardous substance.

 Catalytica Combustion Systems' Solution

   In contrast to competing pollution control approaches, Catalytica Combustion Systems' XONON system is the only pollution prevention technology, as opposed to post-combustion clean-up technology, that has a demonstrated ability to reduce nitrogen oxide emissions to less than three parts per million and essentially eliminate formation of carbon monoxide or unburned hydrocarbons.

   XONON is installed in the combustor of a gas turbine. Through a proprietary flameless process, XONON enables fuel and air to react on the surface of a catalyst to produce energy to drive the turbine. Catalytica Combustion Systems believes that the XONON system provides the lowest level of emissions achievable with any pollution prevention technology across a broad range of gas turbine operating conditions. Catalytica has operated the XONON system at two field demonstration sites. In December 1997, AGC, a builder of small co-generation plants of greater than three megawatts power generation, successfully ran XONON on one of their engines for 1,200 hours, at varying power output levels. AGC's results documented less than three parts per million of nitrogen oxides throughout the 1,200 hour run. In October 1998, Catalytica Combustion Systems announced that Silicon Valley Power had commissioned a Kawasaki turbine using the XONON system to produce power for the public electric power grid. The results of XONON's operation from Silicon Valley Power have reconfirmed the operating viability of XONON in commercial gas turbines and the emissions reduction benefits. Catalytica believes that XONON will meet the benchmarks which the EPA and state and local regulatory authorities will set for emissions control technologies for specific installations.

   Catalytica Combustion Systems has tested the durability of the XONON system for over 7,000 hours at atmospheric pressure and for over 2,500 hours in operating gas turbines with no degradation in system performance. A series of tests conducted by AGC, General Electric, Silicon Valley Power and Solar support these results. Catalytica Combustion Systems believes that the XONON system provides superior emissions reduction compared to alternative clean-up technologies.

 Ownership and Collaborative Relationships

   In January 1998, Enron, a leading buyer of stationary gas turbines, announced that it intends to use the XONON system in its utility power generation, distributed power generation and pipeline compressor applications. At the same time, Enron Ventures, a wholly-owned subsidiary of Enron, purchased a 15% equity interest in Catalytica Combustion Systems for $30.0 million. Enron Ventures also received a three-year option to purchase an additional 4.9% equity interest for $14.4 million. Pursuant to the terms of the investment,

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

Thomas E. White, the Vice-Chairman of Enron Energy Services, was appointed to the board of directors of Catalytica Combustion Systems.

   Catalytica Combustion Systems also has entered into several collaborative relationships with leading industry players to produce and sell the XONON system in specific manufacturers' turbines. To date, Catalytica Combustion Systems has entered into the following collaborative relationships:

  . In November 1998, Catalytica Combustion Systems signed an agreement with General Electric, the world's largest manufacturer of natural gas turbines, for the development and marketing of the XONON system in new and existing General Electric turbines. Under the terms of the agreement, General Electric Power Systems and Catalytica agreed to cooperate in the design, application and commercialization of the XONON system for both new and installed General Electric E-class and F-class turbines, which are large turbines used principally in power generation. The parties previously had been working together on the application of the XONON system in gas turbines since 1991.

  . In October 1996, Catalytica Combustion Systems and Woodward Governor Company formed a joint venture called GENXON to develop combustion systems based on the XONON technology for the retrofit of installed, out-of-warranty gas turbines. Each company contributed a limited license for use of their respective technologies for the retrofit of out-of-warranty turbines not supported by original equipment manufacturers. GENXON plans to deliver an integrated product that includes Catalytica Combustion Systems' technology for low nitrogen oxide emissions and Woodward's control systems. To date, the parties have contributed an aggregate of $23.9 million to the joint venture, of which Woodward contributed $15.0 million and Catalytica contributed $8.9 million.

  . Catalytica Combustion Systems also is working with Allison, Kawasaki, Pratt & Whitney, Rolls-Royce and Solar to investigate the application of the XONON system to small and medium-sized gas turbines. Because of the large installed base of Allison, Kawasaki and Solar turbines, Catalytica believes there may be a significant retrofit market opportunity for many of these turbines located in areas with increasing emissions regulations.

   In January 1995, Catalytica Combustion Systems entered into a cross-license agreement with Tanaka Kikinzoku Kogyo K.K., a Japanese precious metals company. The agreement provides that Catalytica Combustion Systems has the exclusive right to commercialize jointly-owned patents and technology for large turbines worldwide and small turbines outside of Asia. The agreement also provides that Tanaka has the exclusive right to commercialize this technology in automobiles worldwide and in small turbines in Asia. In both cases, the licensed party is obligated to pay a modest royalty for net product sales using the base unit price of the licensed product (minus precious metals cost) as a basis. In each case, it is possible to sell catalytic combustion products into the other party's areas of exclusivity, provided an additional royalty is paid.

 Catalytica Combustion Systems Patents

   Catalytica Combustion Systems regards the protection of its intellectual property as critical to its future success and relies on a combination of patent, trademark, trade secret and other intellectual properties, nondisclosure agreements and other protective measures to protect its proprietary rights. Catalytica has an active patent program for its technology. A total of 15 patents have been issued and six patent applications are pending in the United States related to Catalytica Combustion Systems' catalytic combustion technology. Catalytica Combustion Systems also has filed applications in foreign countries that may represent significant market opportunities. These patents and patent applications apply to various aspects of its catalytic combustion technology, including catalyst compositions, catalyst structure and design, multistage catalytic combustion concepts and certain modifications to gas turbine combustors.

 Competition

   Catalytica Combustion Systems expects to compete with providers of "lean pre-mix" systems, including Allison, General Electric and Solar, and with manufacturers of emissions clean-up systems, such as selective catalytic reduction. Most of its competitors have substantially greater financial resources and larger research and development staffs. The turbine manufacturers are also potential customers of Catalytica Combustion Systems. Catalytica Combustion Systems expects to rely on these customers to help commercialize its products. If turbine manufacturers focus solely on their own solutions and products and do not adopt and promote Catalytica's technologies, Catalytica Combustion Systems' competitive position and sales prospects would be materially adversely affected.

 Catalytica Combustion Systems' Management and Directors

   The executive officers and directors of Catalytica Combustion Systems are:

                                                                 Position with
                   Name                     Age          Catalytica Combustion Systems
                   ----                     ---          -----------------------------
Dennis A. Orwig............................  53 President, Chief Executive Officer and director
Lawrence W. Briscoe........................  55 Chief Financial Officer and director
Ralph A. Dalla Betta.......................  54 Vice President and Chief Scientist
William B. Ellis...........................  59 Director
Frederick O'Such...........................  61 Director
Ricardo B. Levy............................  54 Director
John A. Urquhart...........................  70 Director
Thomas E. White............................  55 Director

   Dennis A. Orwig joined Catalytica Combustion Systems in April 1996 as Executive Vice President, and was named President and director of Catalytica Combustion Systems in June 1996. Before Catalytica Combustion Systems, he spent three years as an executive in the Office-of-the-President of Elliott Company, a manufacturer of products for the power generation and petrochemical industries. From 1989 to 1993, Mr. Orwig served as President and Chief Executive Officer of ABB Power Generation, Inc. He previously served as Vice-President and General Manager of Combustion Engineering Corporation and in various executive positions at AccuRay Corporation. Mr. Orwig holds B.S. degrees in chemical engineering and pulp and paper science from Miami University, and has an advanced degree from Duke University.

   William B. Ellis joined the board of directors of Catalytica Combustion Systems in September 1995. Mr. Ellis is a Senior Fellow of the Yale University School of Forestry and Environmental Studies. Mr. Ellis retired as chairman of Northeast Utilities in 1995, where he also served as Chief Executive Officer from 1983 to 1993. Mr. Ellis joined Northeast Utilities in 1976 as its Chief Financial Officer. Mr. Ellis was a partner with McKinsey & Co. from 1969 to 1976. Mr. Ellis serves on several other boards of directors, including the Connecticut Mutual Life Insurance Company and Radian Corporation. He has a Ph.D. in chemical engineering from the University of Maryland.

   Frederick O'Such has served as a director of Catalytica Combustion Systems since 1995. He served as Group Vice President with Gulton Industries, Inc. from 1963 to 1970. From 1970 to 1981, Mr. O'Such served as Group President and Vice President-Corporate Development with Envirotech Corporation. From 1981 to 1986, Mr. O'Such served as Chief Executive Officer of Xertex Corporation. Mr. O'Such currently is President and Chief Executive Officer of Xertex Capital. Mr. O'Such is a member of several boards of directors, and holds an M.B.A. from Harvard University and a B.S. in chemical engineering from Lehigh University.

   Thomas E. White joined the board of Catalytica Combustion Systems in January 1998. Mr. White was named Chairman and Chief Executive Officer of Enron Power Corp., a wholly-owned subsidiary of Enron Corp. in 1991 and assumed the title of Vice Chairman at Enron Operations Corp. in 1993 and Enron

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

Energy Services in 1998. Mr. White joined Enron Corp. in 1990 after retiring as a Brigadier General from the United States Army, following 23 years of military service. Mr. White holds a B.S. in engineering from the United States Military Academy and an M.S. in operations research from the United States Naval Post Graduate School.

   Lawrence W. Briscoe, Ralph A. Dalla Betta, Ricardo B. Levy, Ph.D. and John
A. Urquhart, who are officers and/or directors of Catalytica Combustion Systems, are also officers and/or directors of Catalytica. For information on their business backgrounds, see "Catalytica Management and Executive Compensation."

Catalytica Advanced Technologies, Inc.

   Catalytica Advanced Technologies is located in Mountain View, California, and engages in R&D activities with the goal of identifying and developing new commercial opportunities for the application of Catalytica's core catalytic technologies. Catalytica Advanced Technologies also is reviewing opportunities to use Catalytica Combustion Systems' XONON system in applications other than gas turbines.

   In 1998, Catalytica Advanced Technologies formed a joint venture with United Catalysts, Inc., a subsidiary of the Sud-Chemie Group, a German chemical company, for the custom manufacturing, process development and marketing of organometallic catalysts for the plastics industry. The joint venture, called Single-Site Catalysts L.L.C., is working with a new class of chemical compounds that produce highly controlled polymerization reactions for the manufacture of polymers, using proprietary synthesis technology developed by Catalytica. Sud-Chemie Group contributed the initial capital to the venture and will be responsible for marketing and sales of organometallic catalysts. Catalytica Advanced Technologies contributed its proprietary production technology in developing and manufacturing single-site catalysts as well as its relationships with its existing customers.

   In 1998, Catalytica Advanced Technologies and McDermott Technology began collaborating on projects to develop and commercialize fuel processing technology for fuel cells, including the reforming of gasoline and natural gas for transportation and stationary power applications. In September 1998, the companies were awarded a contract by the California Energy Commission to include the development of a gasoline desulfurizer used to prepare gasoline for conversion to hydrogen for fuel cell-powered vehicles. In June 1999, the parties expanded their relationship to include the development of a compact catalytic fuel processor for use with fuel cells in transportation applications. Under the terms of the new agreement, which also is being partially funded through a United States Department of Energy grant, the partners will develop a compact, fully integrated system capable of processing multiple fuels into a hydrogen-rich gas suitable for powering proton exchange membrane fuel cells.

   In June 1999, Catalytica Advanced Technologies and CombiChem, Inc. formed a limited liability company, Aperion LLC, to provide catalytic-based combinatorial discovery services to the materials and process industries. The two companies combined their respective proprietary and patented technologies in the joint venture to enable rapid screening of catalysts and computational, or computer aided, evaluation of processes and products that are designed to optimize the manufacture of a wide variety of important industrial products.

Catalytica's Properties

   Catalytica's headquarters and R&D facility, based in Mountain View, California, occupy four buildings covering approximately 85,000 square feet. Catalytica's lease expires on December 31, 2003, after which Catalytica has an option to extend the lease for five years, with a five-year option for renewal. Catalytica's R&D facility is adequate for Catalytica's needs for the foreseeable future.

   Catalytica's Pharmaceuticals' manufacturing facilities are located in Greenville, North Carolina and East Palo Alto, California. The facility located in Greenville, North Carolina comprises 584 acres of land, approximately 165 of which are occupied by 49 buildings totaling 1.8 million square feet of space. The Catalytica facility in East Palo Alto, California is on approximately five acres. Catalytica owns the buildings and leases the land at the site from Rhone Poulenc Inc. The lease term expires on November 30, 2008, after which Catalytica has an option to extend the lease for two five-year periods.

Catalytica's Legal Proceedings

   In October 1996, GENXON entered into a technical services agreement with the City of Glendale in California for the retrofit of one of the City's gas turbines with the XONON system for a total turnkey price of $700,000. GENXON did not complete the agreed upon retrofit and returned the engine to the City in its original state. The parties are currently discussing alternatives to resolve contractual issues related to the project, which resolution is not anticipated to have a material adverse financial impact on Catalytica.

Catalytica's Employees

   As of June 30, 1999, Catalytica and its subsidiaries employed approximately 1,475 employees. Catalytica is not subject to any collective bargaining agreements and believes that it maintains good relations with its employees.

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

   CATALYTICA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

   Except for the historical information contained in this section, the discussion in this proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties regarding Catalytica's strategy, financial performance and revenue sources. Catalytica's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed in the "Risk Factors" section of this proxy statement/prospectus. You should consider the following factors carefully in evaluating an investment in the common stock offered by this proxy statement/prospectus.

Overview

   Catalytica builds business in high growth industries where its technologies optimize manufacturing and solve environmental problems. To enhance its market focus, and increase flexibility for strategic financial arrangements and business partnerships, Catalytica has created three operating subsidiaries:
Catalytica Pharmaceuticals, Catalytica Combustion Systems and Catalytica Advanced Technologies.

   On July 31, 1997, Catalytica Pharmaceuticals acquired a pharmaceutical manufacturing facility located in Greenville, North Carolina from Glaxo Wellcome in exchange for:

  .  $244.7 million in cash

  . 250,000 shares of junior preferred stock of Catalytica Pharmaceuticals convertible into Catalytica common stock

  . warrants to purchase 2,000,000 shares of Catalytica common stock at an exercise price of $12.00 per share

  . 10% of the earnings before interest and taxes before July 31, 2007, in excess of an aggregate cumulative amount of $10.0 million, attributable to the sterile production operations portion of the Greenville facility, up to a limit of $25.0 million.

   Upon consolidation of Catalytica Pharmaceuticals into Catalytica, the junior preferred stock issued to Glaxo Wellcome is reflected as $3.0 million of minority interest.

   To raise the cash needed to complete the acquisition, Catalytica used a combination of equity and debt financing. At the closing of the acquisition, Catalytica sold 13,270,000 shares of its class A common stock and 16,730,000 shares of its class B common stock to Morgan Stanley Dean Witter Capital Partners III, L.P. and two affiliated funds, at a price of $4.00 per share, for an aggregate of $120.0 million. The class A and B common stock are convertible into Catalytica common stock on a share for share basis. In November 1997, Catalytica repurchased 5,000,000 shares of the class B common stock from Morgan Stanley Dean Witter at $4.75 per share with the proceeds from the issuance of a warrant dividend granted to its stockholders in connection with the financing of the acquisition.

   At the same time, Catalytica, The Chase Manhattan Bank and Chase Securities Inc. entered into a credit agreement by which a syndicate of banks led by Chase agreed to lend Catalytica Pharmaceuticals an aggregate of up to $200.0 million. The debt facilities consisted of a senior secured term loan facility in an aggregate principal amount of $125.0 million and a senior secured revolving facility in an aggregate principal amount of $75.0 million. In the quarter ended June 30, 1998, this credit agreement was amended to increase the revolving debt facility from $75.0 million to $100.0 million. In addition, the term debt facility was reduced from its original balance of $125.0 million to $75.0 million. In the second quarter of 1998, Catalytica also entered into an interest rate swap, derivative transaction which fixed the LIBOR benchmark rate used to calculate Catalytica's borrowing cost at 5.90% plus the spread in the credit

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

agreement for four years on $50.0 million of the term debt facility. As of June 30, 1999 and December 31, 1998, nothing was outstanding under the revolving debt facility and $65.0 million ($75.0 million at December 31, 1998) was outstanding under the term debt facility. See Note 7 to Catalytica's Consolidated Financial Statements.

   The additional facilities, employees and business volumes resulting from the acquisition of the Greenville facility have substantially increased Catalytica's expenses and working capital requirements and placed increased burdens on Catalytica's management resources. Furthermore, the success of Catalytica's future results depends, in significant part, on the levels of new manufacturing business developed by Catalytica Pharmaceuticals. If Catalytica Pharmaceuticals does not continue to obtain additional new business, which could include additional business from Glaxo Wellcome, on terms sufficient to offset the costs associated with operating and maintaining the Greenville facility and servicing outstanding debt, Catalytica's consolidated results of operations and financial condition would be materially adversely affected.

   Due to the size of the acquisition, the results of operations of Catalytica Pharmaceuticals have a material effect on the consolidated results of operations of Catalytica, and the results of operations of Catalytica's other businesses are expected to only modestly impact consolidated results for fiscal 1999. The anticipated revenues from the original supply agreement with Glaxo Wellcome and its subsequent amendments and contracts with other pharmaceutical customers are expected to allow Catalytica and Catalytica Pharmaceuticals to achieve continued profitable operations throughout 1999, offsetting losses from continued investments in Catalytica Combustion Systems and Catalytica Advanced Technologies. After 1999, Catalytica Pharmaceuticals' profitability will depend in part on its success and timing in continuing to obtain additional new business, including possible new agreements with Glaxo Wellcome. Profitability on a consolidated basis will depend on the operating results of each of Catalytica's subsidiaries, particularly the rate of commercial success of Catalytica Combustion Systems.

   Manufacturing at the Greenville facility is conducted in three operations: chemical manufacturing operations, pharmaceutical production operations and sterile production operations. There is underutilization of manufacturing capacity at the pharmaceutical production operations and sterile production operations facilities. Due to the long lead times required to obtain necessary regulatory approvals to manufacture final dosage products at these facilities, Catalytica Pharmaceuticals does not anticipate additional significant revenue from these facilities in 1999. The inability of Catalytica Pharmaceuticals to fill additional available capacity or to reduce costs in conjunction with lower levels of capacity utilization would have a material adverse effect on Catalytica's results of operations and financial condition.

   Catalytica Pharmaceuticals also owns and operates a flexible, multi-purpose, commercial scale manufacturing plant in East Palo Alto, California, which has approximately 12,000 gallons of chemical reactor capacity set up in a wide range of reactor sizes operating under cGMP. This facility was acquired in 1993 from Novartis (formerly Sandoz).

   On May 8, 1996, Pfizer Inc. infused $15.0 million in Catalytica Pharmaceuticals in exchange for a 15% equity interest in Catalytica Pharmaceuticals and a five-year, $7.0 million R & D commitment to develop new processes and technology for the manufacture of Pfizer products. In connection with the investment, Catalytica Pharmaceuticals issued 150,000 shares of series B preferred stock, which is convertible into Catalytica common stock. Before this investment, Catalytica Pharmaceuticals was a wholly-owned subsidiary of Catalytica. Under the terms of the Greenville acquisition, Glaxo Wellcome received approximately a 1.5% equity interest in Catalytica Pharmaceuticals and Catalytica purchased additional shares of Catalytica Pharmaceuticals, which resulted in Pfizer's ownership interest decreasing to approximately 4.4%. Catalytica currently owns 94% of the outstanding equity interest in Catalytica Pharmaceuticals, and Catalytica Pharmaceutical employees own the remaining 0.1%. Upon consolidation of Catalytica Pharmaceuticals into Catalytica, the series B preferred stock issued to Pfizer is reflected as $8.0 million of minority interest.


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

   On October 15, 1996, Catalytica Combustion Systems and Woodward Governor Company formed a Delaware limited liability company in connection with a 50/50 joint venture to serve the gas turbine retrofit market for installed, out-of-warranty engines. The new company, GENXON Power Systems, LLC, was formed to upgrade the combustion systems of installed turbines with the XONON product, which is designed to reduce emissions from natural gas turbines in the power generation and mechanical drive markets.

   After the initial funding of $10.0 million ($2.0 million from Catalytica Combustion Systems and $8.0 million from Woodward) in the quarter ended September 30, 1997, continued funding of the joint venture has occurred on an equal basis with each joint venture partner contributing an equal amount on a quarterly basis. For the year ended December 31, 1998, Catalytica Combustion Systems contributed $4.4 million in cash, of which $0.5 million was accrued by the Company in 1997 and paid in 1998, and Woodward contributed $4.4 million, bringing the total combined investment in the joint venture to $22.6 million as of December 31, 1998. Although Catalytica believes that Catalytica Combustion Systems and Woodward intend to continue the funding of this joint venture, neither joint venture partner is contractually required to make further capital infusions.

   On January 14, 1998, Enron Ventures Corporation, a wholly-owned subsidiary of Enron, purchased a 15% minority interest in Catalytica Combustion Systems for $30.0 million. Catalytica owns the remaining 85% outstanding equity interest in Catalytica Combustion Systems. In addition, Enron also received a three-year option to purchase an additional 5% of Catalytica Combustion Systems for $14.4 million. In connection with the stock purchase agreement, Catalytica entered into a share exchange agreement, providing Enron the right to exchange the series B preferred stock of Catalytica Combustion Systems for Catalytica common stock. After the five-year anniversary of the agreement, if Catalytica Combustion Systems has not undertaken a public offering in which Catalytica Combustion Systems receives proceeds of at least $20.0 million, Enron shall have the right to require Catalytica to exchange all of the outstanding shares of series B preferred stock for shares of Catalytica common stock based upon a determined exchange rate. The exchange rate is based upon the fair value of the series B preferred stock and the market value of Catalytica's common stock at the time of conversion. Upon consolidation of Catalytica Combustion Systems into Catalytica, the series B preferred stock issued to Enron is reflected as $30.0 million of minority interest.

   Catalytica's business was not profitable until the second half of 1997. As of June 30, 1999, Catalytica had an accumulated deficit of $13.7 million, compared to $27.1 million at December 31, 1998. To achieve continued profitable operations, Catalytica must, among other things, successfully manage the operations of its Greenville facility, develop additional business with other customers and, to a lesser extent, successfully develop, manufacture, introduce and market or license its combustion systems and catalytic processes. Catalytica initiated efforts in the pharmaceuticals development area in 1992 and began manufacturing, marketing and selling pharmaceutical intermediates in 1994 with the acquisition of the Bay View facility, and substantially increased its manufacturing and marketing of pharmaceutical products in 1997 with the acquisition of the Greenville facility.

Results of Operations

 Six Months Ended June 30, 1999 and June 30, 1998

   Net revenues for the six months ended June 30, 1999 increased by 2.3%, when compared with the revenues in the same period in fiscal 1998. Product sales decreased by 0.2%, during the six months ended June 30, 1999, when compared with the same period for 1998. Although there was a slight decrease in product sales for the first six months of 1999, attributable to a scheduled reduction in certain products under the original Glaxo Wellcome supply agreement and some change in product mix, these factors were largely offset by continued expansion of sales to Warner Lambert and other new customers.

   During the six months ended June 30, 1999, 73% of Catalytica's revenues were derived from sales to Glaxo Wellcome, of which 42% was derived from sales to Glaxo Wellcome under the original supply agreement. During the six months ended June 30, 1998, 89% of Catalytica's revenues were derived from sales to Glaxo Wellcome, of which 86% was derived from sales to Glaxo Wellcome under the original supply agreement. As part of the original supply agreement and amendments, Glaxo Wellcome guarantees a specified minimum level of revenues in each year of the agreement. If the minimum level of revenues exceeds amounts billed at the time of product shipments, Catalytica receives additional payments from Glaxo Wellcome which help offset fixed manufacturing costs associated with manufacturing capacity reserved for Glaxo Wellcome as required in the supply agreement. See Note 2 to Notes to Catalytica's Consolidated Financial Statements.

   Research revenues increased by 81%, for the six months ended June 30, 1999, when compared with the same period for 1998, due to an increase in new research partners and related funded research activities at Catalytica Pharmaceuticals. However, the increase was partially offset by a decrease in Catalytica Advanced Technologies' research revenue as it decreased its emphasis on contract research and focused its efforts on new technologies through joint ventures. The increase in research revenue also was offset by a decrease in Catalytica Combustion Systems' revenue for the six months ended June 30, 1999, when compared to the same period in 1998 primarily due to a $0.5 million technology milestone payment from GENXON to Catalytica Combustion Systems in the second quarter of 1998, and a slight decrease in external research funding in 1999.

   Interest income decreased 15% for the six months ended June 30, 1999, when compared to the same period in 1998. The decrease in interest income for the first six months of 1999 is primarily due to lower average cash and investment balances in 1999 attributable to payments on the Chase credit agreement, internal funding of Catalytica Combustion Systems' XONON technology, payments of employee incentive bonuses and quarterly estimated tax payments.

   Cost of sales decreased 5% for the first six months of 1999 when compared to cost of sales in the same period in 1998. This decrease in cost of sales reflects slightly lower product sales, a change in product mix and improved manufacturing efficiencies. The change in product mix and improved manufacturing efficiencies are expected to continue to favorably impact margins throughout 1999. Margins on pharmaceutical products are subject to fluctuations from quarter to quarter due to various factors, including the mix of products being manufactured, manufacturing efficiencies, the length of down-time associated with setting up new production runs and numerous other variables.

   Research and development expenses increased 37% for the six months ended June 30, 1999, as compared to R&D expenses in the same period in 1998. This increase in R&D expenses directly corresponds to an increase in R&D income attributable to increased staffing and R&D expenses at the Greenville facility, which is expanding the R&D services it provides with respect to both chemical process and formulation development. These activities are important as Catalytica continues to obtain new R&D customers who are becoming a meaningful source of revenues. The increase in R&D expenses in the pharmaceutical segment was offset slightly by lower R&D expenses at Catalytica Advanced Technologies due to a shift in emphasis from contract research to development of new technologies through joint ventures. Catalytica's R&D expenses are expected to increase further in 1999 as Catalytica continues to invest in its R&D capabilities, especially in Catalytica Pharmaceuticals.

   Selling, general and administrative expenses increased 44% for the six months ended June 30, 1999, compared with the same period in 1998. SG&A expenses increased due to higher expenditures on sales and marketing personnel for the Greenville facility, higher employee incentive costs related to Catalytica's performance and costs associated with the Wyckoff merger. SG&A expenses also have increased in Catalytica Combustion Systems as it focuses on commercialization of the XONON technology. SG&A expenses are expected to increase moderately in the remainder of 1999, due in part to costs associated with the merger.

   Interest expense decreased 22%, for the six months ended June 30, 1999, when compared to the same period in 1998. The decrease in interest expense at June 30, 1999, is attributable to a reduction of approximately $20.0 million in debt, when compared to June 30, 1998. On June 7, 1999, Catalytica made an early debt payment on the Chase credit facility of $10.0 million.

   Catalytica Combustion Systems recognized its 50% share of the GENXON loss of $2.0 million for the six months ended June 30, 1999, which amounted to a $1.0 million loss for Catalytica Combustion Systems. During the comparable period in 1998, Catalytica Combustion System's share of GENXON's losses of $4.6 million amounted to $2.3 million. Accordingly, losses on the joint venture were recognized in the results of operations. The reduction in GENXON losses during 1999 primarily is due to a reduction in Kawasaki Heavy Industries Ltd. development costs as that program enters the test phase and an increase in external funding on other research projects. The reduced level of Catalytica's expenditures related to GENXON losses will continue throughout 1999.

   The provision for income taxes for the six months ended June 30, 1999 was 18%, compared with 10% for the corresponding period in 1998. The increase in the estimated annual tax rate is due primarily to Catalytica's recent profitability, resulting in increased state income taxes relating to the Greenville facility coupled with the federal tax. Catalytica's effective tax rate is expected to continue to be 18% throughout 1999. In the following year, if Catalytica continues to be profitable, the effective tax rate will increase further.

Year 2000 Readiness Disclosure

   Many computer systems, software and electronic products require valid dates to work acceptably but are coded to accept only two-digit entries in the date code field. These systems will need to be changed to distinguish 21st century dates from 20th century dates. In addition, certain systems and products do not correctly process "leap year" dates. As a result, in the next six months, computer systems, software ("IT Systems") and other equipment, such as telephones, office equipment and manufacturing equipment used by Catalytica, may need to be upgraded, repaired or replaced to comply with "Year 2000" and "leap year" requirements. Catalytica's existing systems are not yet completely Year 2000 compliant. As a result, Catalytica is continuing to modify the systems.

   Catalytica has conducted an internal review of most of its internal systems, including inventory, manufacturing, planning, finance, human resources, payroll, automation, laboratory and embedded systems. The systems affected by the Year 2000 problem are divided into the following three categories:

  . Business Information Technology Systems are any mainframe, midrange or PC-based computer system used in corporate operations. These systems generally involve application code supported by internal staff.

  . Manufacturing Automation Systems are specific computer and process control systems used in production processes, including programmable logic controllers. These systems generally involve application code that is supported by internal staff or directly by the vendor.

  . Embedded Systems are systems or devices that include an intelligent processor or chip that is not programmable or cannot be modified without hardware changes.

These systems generally are supported by the vendor and are not maintained by internal staff, other than for routine calibration or adjustment (e.g. stand-alone controllers, intelligent field devices, laboratory instruments and telecommunications devices).

   The chart below shows Catalytica's status of compliance at June 30, 1999 and internal target dates for compliance. Catalytica has prioritized the remediation effort to fix critical business systems first, non-critical systems second and cosmetic changes to reports and displays last. Key critical business systems, such as financial systems (general ledger, purchasing, accounts payable, accounts receivable, and fixed assets) and material requirements planning systems, are currently 100% compliant. Remaining critical and non-critical business systems will be completed in the third quarter of 1999 and cosmetic changes to reports and displays will be completed in the fourth quarter of 1999.

 Year 2000 Status as of June 30, 1999

Resolution Phases

Exposure Type          Assessment    Remediation      Testing     Implementation
-------------         ------------- -------------- -------------- --------------
Business Information  100% Complete 88% Complete   81% Complete   74% Complete
Technology Systems
Expected Completion                 August 1999    November 1999  December 1999
Manufacturing         100% Complete 98% Complete   93% Complete   86% Complete
Automation Systems
Expected Completion                 August 1999    September 1999 October 1999
Embedded Systems      100% Complete 99% Complete   99% Complete   99% Complete
Expected Completion                 September 1999 September 1999 October 1999

   Assessment of potential problems in business information technology systems is complete; assessment of manufacturing automation systems and embedded systems was completed in the fourth quarter of 1998. Testing and remediation of business information technology systems, manufacturing automation systems and embedded systems is in progress. Catalytica anticipates successful completion of all phases of these efforts during 1999.

   As part of Catalytica's review to assure Year 2000 compliance, it has formed a task force to oversee Year 2000 and leap year issues. The task force has reviewed all IT Systems and non-IT Systems that have not been determined to be Year 2000 and leap year compliant and has identified and begun implementation of solutions to ensure compliance. Remediation of problems discovered will be accomplished through internal efforts, vendor upgrades, replacement or decommissioning of obsolete systems and equipment. External and internal costs associated with these efforts are expected to reach $7.0 million. In conjunction with the purchase of the Greenville facility, Glaxo Wellcome has agreed to reimburse Catalytica for $4.0 million of these costs. As of June 30, 1999, Catalytica has spent $5.7 million on costs associated with the Year 2000 effort, of which $4.0 million has been reimbursed by Glaxo Wellcome. Costs related to Year 2000 remediation are not expected to have a material effect on Catalytica's results of operations or financial condition.

   Catalytica has contacted its major customers, vendors and service suppliers whose systems failures potentially could have a significant impact on Catalytica's operations, to verify their Year 2000 readiness to determine Catalytica's potential exposure to Year 2000 issues. Catalytica has been informed by 81% of its major customers, vendors and service suppliers that they expect to be Year 2000 compliant by the year 2000.

   Any failure of these third parties' systems to achieve timely Year 2000 compliance could have a material adverse effect on Catalytica's business, financial condition, results of operation and prospects. Year 2000 problems could affect many of Catalytica's production, distribution, plant equipment, financial and administrative operations. Systems critical to the business that have been identified as non-Year 2000 compliant are either being replaced or corrected through programming modifications.

   As part of contingency planning, Catalytica is developing procedures for those areas that are critical to its business. These plans will be designed to mitigate serious disruptions to the business beyond the end of 1999. The major efforts in contingency planning have occurred in the first half of 1999, contingency plans are in place at the end of the second quarter of 1999. Based on current plans and efforts to date, Catalytica does not anticipate that Year 2000 problems will have a material effect on the results of operations or financial condition.

   The state of compliance of certain of Catalytica's third-party suppliers of services such as telephone companies, long distance carriers, financial institutions and electric companies has not been determined. The failure of any one of such third party suppliers to be Year 2000 compliant could severely disrupt Catalytica's ability to carry on its business as well as disrupt the business of its customers.

   Failure to provide Year 2000 and leap year compliant business solutions to customers or to receive business solutions from suppliers could result in liability to Catalytica or otherwise have a material adverse effect on the business, results of operations, financial condition and prospects. Catalytica could be affected through disruptions in the operation of the enterprises with which it interacts or from general widespread problems or an economic crisis resulting from non-compliant Year 2000 systems. Despite Catalytica's efforts to address the Year 2000 effect on its internal systems and business operations, such effect could result in a material disruption of the business or have a material adverse effect on business, results of operations or financial condition. See "Risk Factors -- If we, our suppliers or our customers do not successfully address the Year 2000 issue, we could experience a significant disruption of our financial management and control systems or a lengthy interruption in our manufacturing operations."

Liquidity and Capital Resources

   Total cash, cash equivalents and short-term investments were $51.6 million as of June 30, 1999, as compared with $47.6 million as of December 31, 1998. The increase largely reflects cash generated through normal operating activities, partially offset by investments in property and equipment and a $10.0 million early payment on the Chase credit agreement. Catalytica expects to spend approximately $30.0 million in 1999 for capital expenditures, primarily at Catalytica Pharmaceuticals. Because of its cash position of $51.6 million, including short-term investments, its available line of credit of $100.0 million as of June 30, 1999, and the anticipated cash flow from operations in 1999, Catalytica believes that it has adequate funds to meet its working capital needs and debt repayment obligations for at least the next 12 months.

   In the second quarter of 1998, Catalytica entered into a $50.0 million interest rate swap agreement to reduce Catalytica's exposure to fluctuations in short-term interest rates. This agreement effectively fixed the LIBOR benchmark rate used to calculate Catalytica's borrowing cost at 5.90% for four years on $50.0 million of the term debt facility. Catalytica accounts for this agreement as a hedge and accrues the interest rate differential as interest expense on a monthly basis. Catalytica does not hold or transact in such financial instruments for purposes other than risk management.

Results of Operations

 Fiscal Years Ended December 31, 1998, 1997 and 1996

                                    For the Year Ended
                                       December 31,          Annual % Change
                                 ------------------------- -------------------
                                   1998     1997    1996   1998/1997 1997/1996
                                 -------- -------- ------- --------- ---------
                                            (dollars in thousands)
Revenues:
Product sales................... $358,872 $174,347 $ 9,813    106%     1,677%
Research and development
 contracts......................   16,284    6,599   6,501    147%         2%
                                 -------- -------- -------
  Total revenues................ $375,156 $180,946 $16,314    107%     1,009%

   The significant increase in revenue of 107% from 1997 to 1998 is due to an increase in product sales attributable to a full year of operations at the Greenville facility and the related supply agreement with Glaxo Wellcome. On July 31, 1997, Catalytica purchased the facility from Glaxo Wellcome. This purchase, including the related original supply agreement and subsequent amendments, enabled Catalytica to substantially increase its product revenues beginning in August 1997. As part of the original supply agreement and its subsequent amendments, Glaxo Wellcome guarantees a specified minimum level of revenues in each year of the five-year term of the agreement. If the minimum level of revenues exceeds revenues as a result of product shipments, Catalytica receives additional payments from Glaxo Wellcome. These payments help offset fixed manufacturing costs associated with manufacturing capacity reserved for Glaxo Wellcome as required in the original supply agreement. See Note 2 to Catalytica's Consolidated Financial Statements. During 1998, $309.8 million of product revenues were covered by the Glaxo Wellcome guaranteed revenue under the original supply agreement and subsequent amendments. Of Catalytica's product revenues, 90% were derived from sales to Glaxo Wellcome. The remaining $11.5 million of product shipments to Glaxo Welcome were sales related to new contracts not covered by the original supply agreement and subsequent amendments. During 1998, Catalytica also used its capacity at its Bay View facility to produce products for Glaxo Wellcome and various other pharmaceutical and fine chemical customers including Merck, Novartis, Pfizer and Pharmacia & Upjohn. Product revenues for 1998 attributable to customers other than Glaxo Wellcome were 10% of total revenue.

   The purchase of the Greenville facility and the related original supply agreement also enabled Catalytica to substantially increase its product revenue for the last two quarters of 1997, and caused product sales to increase 1,677% from 1996 to 1997. In 1997, 90% of Catalytica's product revenues were derived from sales to Glaxo Wellcome including $156.4 million which was part of the guaranteed revenue contract and an additional $0.8 million outside the guaranteed revenue contract. During 1997, Catalytica used its capacity at its Bay View facility to produce products for various other pharmaceutical and fine chemical customers including Bristol Meyers Squibb, Novartis and Pfizer. Product revenues for 1997 attributable to customers other than Glaxo Wellcome were 10% of total revenue.

   To more clearly reflect its R&D activities, Catalytica reclassified approximately $8.6 million of product research revenues for the year ended December 31, 1998. Based on this reclassification, R&D contract revenue increased 147% from 1997 to 1998, of which 130% was due to the reclassification. The remaining 17% increase reflects an increase in new research partners and related funded research activities at Catalytica Pharmaceuticals. This increase also reflects an increase in funded research associated with Catalytica Advanced Technologies and Catalytica Combustion Systems. R&D contract revenue increased 2% from 1996 to 1997 that, to a large degree, reflected a $0.5 million reimbursement from the GENXON joint venture in 1997 for R&D expenses incurred before the formation of the joint venture by Catalytica Combustion Systems. Research revenue in 1997 also benefited from a full year of revenue under the Pfizer research agreement. See Note 2 to Notes to Catalytica's Consolidated Financial Statements. This increase in research revenue, however, was partially offset by a decrease in Catalytica Combustion Systems' research revenue over 1996.

                            For the Year Ended December 31,    Annual % Change
                            -------------------------------- -------------------
                               1998       1997       1996    1998/1997 1997/1996
                            ---------- ---------- ---------- --------- ---------
                                           (dollars in thousands)
Interest income............ $    2,894 $    1,450 $    1,179    100%       23%

   Interest income increased 100% in 1998 due to increased cash balances related to the Enron cash investment in Catalytica Combustion Systems which has restrictions related to its use such that these funds cannot be used to retire debt in other Catalytica subsidiaries such as Catalytica Pharmaceuticals. See
Note 1 of Notes to Catalytica's Consolidated Financial Statements. Interest income increased 23% in 1997 compared to 1996. Although balances in cash and short-term investments were reduced during the first two quarters of 1997, as cash was used to support Catalytica's operations, cash and investments increased in the second half of 1997 due to increases in cash balances resulting from debt and equity financing related to the Greenville acquisition and through increased product sales. Interest income is expected to be moderately lower in 1999, reflecting lower average cash balances in Catalytica Combustion Systems as it continues to invest its funds in R&D activities.

                                  For the Year Ended
                                     December 31,            Annual % Change
                               --------------------------  -------------------
                                 1998      1997     1996   1998/1997 1997/1996
                               --------  --------  ------  --------- ---------
                                          (dollars in thousands)
Costs and Expenses:
Costs of goods sold........... $294,716  $155,092  $9,073      90%     1,609%
Research and development......   30,630     9,556   9,707     221%        (2%)
Selling, general and
 administrative...............   16,875     7,302   4,452     131%        64%
Interest expense..............    8,931     5,422     353      65%     1,436%
Gain on sale of assets........      --        --     (900)    --         --
Loss on joint ventures........   (3,827)   (4,355)    --      (12%)      --

   Cost of Goods Sold: The 90% increase in cost of sales in 1998 reflects a full year of product sales attributable to the Greenville facility and the related supply agreement with Glaxo Wellcome and its subsequent amendments. In contrast, the Greenville facility acquisition contributed to five months of cost of sales in 1997. In addition, operating margins in 1998 as compared to 1997 were favorably influenced by product mix. Operating margins are highly dependent upon the material content in sales covered by the guaranteed revenue contract as the cost of materials is passed directly on to Glaxo Welcome. Therefore, any change in material mix can significantly impact gross margins. The increase in cost of goods sold for 1997 over 1996 reflects increased physical volume of product sales of pharmaceutical products primarily due to an increase in sales attributable to the Greenville facility acquisition. Margins on the pharmaceutical products are subject to fluctuations from quarter to quarter due to various factors including the mix of products being manufactured, manufacturing efficiencies achieved on production runs, the length of down-time associated with setting up new productions runs and numerous other variables present in the chemical and dosage form manufacturing environment.

   Research and Development: To more clearly reflect its R&D activities, Catalytica reclassified approximately $8.0 million from cost of sales to R&D costs for the year ended December 31, 1998. R&D expenses increased 221% in 1998 over 1997, of which 115% was due to the reclassification. The remaining 106% increase is largely attributable to R&D expenses associated with a full year of operations at the Greenville facility as well as an increase in new research partners and related funded research activities at Catalytica Pharmaceuticals. To a lesser degree, the increase in R&D activity was associated with Catalytica Combustion Systems. Although reported R&D expenses for 1997 were down slightly from the previous years' level, the actual level of research activity occurring at Catalytica increased during 1997. This increase in research activity is not reflected on Catalytica's financial statements largely due to an allocation of certain catalytic combustion research and development costs from Catalytica to the GENXON joint venture beginning in the second half of 1996. See Note 3 of Notes to Catalytica's Consolidated Financial Statements. This transfer of R&D funding occurred beginning August 1, 1996, and resulted in a shift of approximately $2.5 million in 1998, $2.6 million in 1997 and $1.8 million in 1996 of R&D costs being financed by the joint venture rather than Catalytica.

   Of Catalytica's R&D expenses for 1998, approximately 16% were utilized to develop Catalytica's combustion systems technology, approximately 70% were spent on Catalytica's pharmaceuticals technologies and approximately 14% were spent on various other technologies, most of which were performed at the specific request of, and funded by, third parties. The comparable division of R&D expenditures among Catalytica's businesses for 1997 were approximately 22% for combustion systems technology, approximately 38% for pharmaceuticals technologies and approximately 40% for various other technologies, also at the specific request of, and funded by, third parties.

   Selling, General and Administrative: SG&A expenses increased 131% for the year ended 1998 compared to 1997 largely due to SG&A costs incurred by a full year of operations at the Greenville facility. In addition, SG&A expenses increased as Catalytica has expanded its sales and marketing personnel to obtain new customers for production of its products at the Greenville facility, to reduce the available capacity in the Greenville facility and to develop the market for its combustion systems products. SG&A expenses increased from 1996 to 1997 by 64% primarily due to SG&A costs incurred at the Greenville facility starting on August 1, 1997.

   Interest Expense: Net interest expense increased 65% for the year ended 1998 over 1997 due to a full year of interest payments on debt associated with the July 31, 1997 acquisition of the Greenville facility. In the quarter ended June 30, 1998, the credit agreement was amended to increase the revolving debt facility from $75.0 million to $100.0 million. In addition, the term debt facility was reduced from its original balance of $125.0 million to $75.0 million. In the second quarter of 1998, Catalytica also entered into an interest rate swap derivative transaction. See "-- Overview." At the end of 1998, nothing was outstanding on the revolving debt facility, and $75.0 million was outstanding on the term debt facility. Catalytica expects to decrease its interest expense in 1999 due to lower average levels of outstanding indebtedness.

   The increase in interest expense in 1997 compared to 1996 was due to the initiation of the Chase term debt facility for $125.0 million, and borrowings under the Chase revolving debt facility totaling $14.6 million both of which occurred on July 31, 1997, as part of the Greenville facility acquisition. Under the terms of the Chase debt facilities, all of Catalytica's previous outstanding debt was paid off before the funding of the Chase debt. By the end of 1997, all of the revolving debt facility was paid off leaving only the $125.0 million outstanding.

   Gain on Sale of Assets: The $0.9 million gain on sale of assets in 1996 represents the net realized gain over book value on the sale of Advanced Sensor Device's assets to Monitor Labs, Inc. on June 28, 1996 See Note 3 of Notes to Catalytica's Consolidated Financial Statements.

   Loss on Joint Ventures: On January 3, 1997, Catalytica Combustion Systems made its first cash infusion of $1.0 million into the GENXON joint venture. Catalytica Combustion Systems has recognized its 50% share of GENXON losses of $3.7 million in 1998 and $4.4 million in 1997. Although Catalytica expects to make additional capital contributions during 1999 which will result in the allocation of additional losses to Catalytica, neither joint venture partner is contractually required to make further capital infusions. See Note 3 of Notes to Catalytica's Consolidated Financial Statements. Catalytica anticipates that GENXON will continue to generate losses in 1999, and Catalytica will record its share of these losses to the extent of its capital contribution.

   On November 1, 1998, Catalytica Advanced Technologies entered into an operating agreement with United Catalysts, Inc. to form Single-Site Catalysts, L.L.C., a Delaware limited liability company. Catalytica Advanced Technologies was required to contribute inventory and equipment valued at $150,000 and a license agreement. United Catalysts agreed to contribute a license and $5.0 million in capital to be paid in varying installments over the next several years. Single-Site Catalysts incurred a loss in 1998 and Catalytica anticipates that the joint venture will continue to generate losses in 1999. Catalytica has recorded its share of these losses to the extent of its capital contribution of $150,000 in 1998. However, the operating agreement does not require any further capital contributions by Catalytica Advanced Technologies beyond its initial $150,000 contribution. Therefore, no further losses will be recorded by Catalytica unless it decides to invest additional capital beyond the initial $5.0 million commitment by its joint venture partner.

                         For the Year Ended December 31,       Annual % Change
                         ----------------------------------  -------------------
                            1998        1997        1996     1998/1997 1997/1996
                         ----------  ----------  ----------  --------- ---------
                                        (dollars in thousands)
Net income (loss):
Income (loss) before
 income taxes........... $   23,071  $      669  $   (5,192)   3,349%    1,129%
Provision for income
 taxes..................     (2,308)       (359)        --       543%      --
                         ----------  ----------  ----------
Income (loss) before
 stock redemption.......     20,763         310      (5,192)   6,598%    1,060%
Less premium paid on
 stock redemption.......        --       (3,750)        --       --        --
                         ----------  ----------  ----------
Income (loss)
 attributable to common
 stockholders........... $   20,763  $   (3,440) $   (5,192)     704%       34%
Basic earnings (loss)
  per share............. $     0.39  $    (0.10) $    (0.27)     490%       63%
Diluted earnings (loss)
  per share............. $     0.33  $    (0.10) $    (0.27)     430%       63%

   Catalytica reported "Income (loss) before stock redemption" in 1998 of $20.8 million as compared to income of $0.3 million and a loss of $5.2 million in 1997 and 1996, respectively. The increase in income in 1998 and 1997 was due to operations at the Greenville facility and the related supply agreement with Glaxo Wellcome. The increase in 1998 also was favorably impacted by incremental new business with Glaxo Welcome beyond the original supply agreement plus new business with other pharmaceutical companies. Although Catalytica was at the break-even level for 1997 in total, Catalytica recorded a profit of $0.7 million and $3.7 million in the third and fourth quarters of 1997. These profits offset losses of $2.3 million and $1.8 million in the first and second quarters of 1997. Catalytica expects continued profitability in 1999. The extent of profitability will depend on the operating results of Catalytica Pharmaceuticals, including the ability to control operating expenses and the extent of losses arising from continued investment in Catalytica Combustion Systems, GENXON and to a lesser extent, Catalytica Advanced Technologies. Beyond 1999, profitability largely will depend upon Catalytica's ability to continue to obtain new supply agreements from new and/or existing customers to replace Glaxo Wellcome products that will be phased out under the terms of the original supply agreement. See Note 2 of Notes to Catalytica's Consolidated Financial Statements. To a lesser degree, profitability will depend upon successfully developing Catalytica's catalytic combustion processes.

   During the fourth quarter of 1997, Catalytica repurchased 5,000,000 shares of class B common stock from Morgan Stanley Dean Witter, using $23.8 million proceeds that it received from the exercise of outstanding warrants. The stock originally was issued to Morgan Stanley Dean Witter at $4.00 per share. Catalytica repurchased the stock at $4.75 per share. Catalytica recorded the difference of $0.75 per share as a premium paid on common stock redemption, and reduced income available to common stockholders by $3.75 million. When the common stock redemption premium is deducted from income, the net income attributable to common stockholders is reduced to a loss of $3.44 million. Consequently, the basic and diluted net loss per share for the year is $0.10 per share. The repurchase of these shares from Morgan Stanley Dean Witter was a one-time transaction, and the Company does not expect any similar transactions to occur in 1999.

   The provision for income taxes for the year ended December 31, 1998 as a percentage of pre-tax income was approximately 10% as compared to 54% for 1997 and 0% in 1996. The increase in the estimated annual tax rate between 1996 and 1997 is due primarily to Catalytica's profitability at its Greenville facility resulting in franchise and state income tax expenses coupled with the effect of the federal alternative minimum tax. In 1998, the percentage of tax decreased as a percentage of pretax income due to the use of prior net operating losses to offset state and federal taxable income. Catalytica anticipates the effective tax rate for 1999 will be less than the combined state and federal statutory rates due to the availability of net operating loss carryforwards. In future years, if Catalytica continues to be profitable, the effective tax rate will increase.

Recently Issued Accounting Standards

   Effective January 1, 1998, Catalytica adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. This statement also requires that an entity classify items of other comprehensive earnings by their nature in an annual financial statement. For example, other comprehensive earnings may include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available-for-sale. Annual financial statements for prior periods will be reclassified, as required. Catalytica has no comprehensive earnings adjustments for the year ended December 31, 1998, and thus total comprehensive earnings is equal to net earnings (loss).

   In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" which was adopted in fiscal 1998. This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

   Catalytica operates primarily in the pharmaceuticals and combustion systems industries. Catalytica has determined the operating segments based upon how the business is managed and operated. Catalytica Pharmaceuticals and Catalytica Combustion Systems operate as independent subsidiaries with their own sales, research and development and operations departments. See Note 1 of Notes to Catalytica's Consolidated Financial Statements.

Future Results

   This section contains forward-looking statements regarding Catalytica's operating results which involve risks and uncertainties. Catalytica's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth below and under "Risk Factors."

   A significant portion of Catalytica's product sales at its Greenville facility is generated through a supply agreement with Glaxo Wellcome. This supply agreement, including two subsequent amendments signed in 1998 and a third amendment signed in the first quarter of 1999, calls for a generally declining level of product shipments over the five-year term of the agreement. The anticipated revenues from the supply agreement and its subsequent amendments and additional product revenues from business with new and/or existing customers are expected to be sufficient to allow Catalytica to remain profitable in 1999. Catalytica believes that its cash flows, coupled with the available credit line of $100.0 million, will be sufficient to permit necessary capital expenditures, support changes in working capital and continue to reduce indebtedness incurred in connection with the acquisition. Profitability after 1999 will depend on its success and timing in continuing to obtain new customers, including possible new agreements with Glaxo Wellcome. There is excess manufacturing capacity immediately available at the pharmaceutical and sterile production facilities. Because of the long lead times required to establish necessary regulatory approvals to manufacture at these facilities, Catalytica Pharmaceuticals anticipates delayed recognition of revenue from new business in these facilities. Catalytica Pharmaceuticals' inability to fill the available capacity or to reduce costs commensurate with lower levels of capacity utilization would have a material adverse effect on Catalytica's consolidated results of operations.

   Catalytica Pharmaceuticals estimates that aggregate payments (including the cost of materials) by Glaxo Wellcome under the original supply agreement will total approximately $800.0 million over the five-year life of the agreement. Subsequent amendments to the original supply agreement have provided for $63.9 million in additional revenue up to June 30, 1999, and may provide for approximately $56.1 million in revenue over a one and one-half year period commencing in July 1999. A portion of this additional revenue has been guaranteed by Glaxo Wellcome. However, the majority of this additional revenue is based on forecasts by Glaxo Wellcome for production of product as defined in the amended agreement. The forecasted revenues are subject to fluctuations based on production demands by Glaxo Wellcome. Under the original supply agreement and amendments, Glaxo Wellcome has guaranteed that revenues paid to Catalytica Pharmaceuticals will meet certain minimum levels through 2001 ("Minimum Revenues") and that Glaxo Wellcome will pay to Catalytica Pharmaceuticals any difference between the specified minimum level and the amount due for shipment of products at the prices set forth in the original supply agreement. The Minimum Revenues, which include compensation for transition services Catalytica Pharmaceuticals has agreed to provide Glaxo Wellcome, and which exclude the cost of materials, in each of the five years are as set forth below in millions of dollars.

                                  August 1 -
                                 December 31,
                                 ------------
                                     1997      1998   1999  2000  2001  Total
                                 ------------ ------ ------ ----- ----- ------
Supply agreement and
 amendments.....................    $77.0     $173.4 $113.8 $72.6 $22.6 $459.4

   The price for each product, excluding the cost of materials, is set forth in the supply agreement and its subsequent amendments. The supply agreement and its subsequent amendments require that Glaxo Wellcome reimburse Catalytica Pharmaceuticals based on the invoice price of raw materials used in the manufacture of products delivered to Glaxo Wellcome. This agreement states that Minimum Revenues are to be calculated by comparing the amount billed for products shipped during the year to the stipulated Minimum Revenue amount for that year. The Minimum Revenue on an annual basis is not subject to adjustment. The terms of the original supply agreement and its subsequent amendments provide for certain declines in prices over time. If during the term of the supply agreement and its subsequent amendments Catalytica Pharmaceuticals cannot decrease its variable and fixed operating expenses commensurate with the price declines or obtain new higher margin business to offset the impact of such declines, Catalytica Pharmaceuticals' and Catalytica's results of operations would be adversely affected. Under the terms of the supply agreement and its subsequent amendments, Glaxo Wellcome is to provide periodic forecasts of its future demand for certain products and Catalytica Pharmaceuticals is committed to produce the products required, with certain limitations, provided the required production capacity does not exceed the capacity committed to Glaxo Wellcome. For production requests in excess of the capacity committed to Glaxo Wellcome, Catalytica Pharmaceuticals has agreed to undertake to accommodate Glaxo Wellcome's requests with pricing to be negotiated on terms that reflect then market pricing.

   The additional facilities, employees and business volumes at the Greenville facility substantially increased the expenses and working capital requirements and placed substantial burdens on Catalytica's management resources on a consolidated basis. Catalytica's R&D expenses and SG&A expenses increased significantly as Catalytica established the necessary infrastructure for operations at the Greenville facility. Catalytica's ability to offset these increased expenses depends, in significant part, on the levels of manufacturing business developed by Catalytica Pharmaceuticals. If Catalytica Pharmaceuticals does not continue to attract additional customers, on terms sufficient to offset the costs associated with operating and maintaining the Greenville facility, Catalytica's consolidated results of operations and financial condition would be materially adversely affected.

   Catalytica faces challenges in advancing its R&D programs from bench and pilot scale to cost-effective commercial products and processes. There can be no assurance that Catalytica will successfully address the challenges that will arise during the development of each of its programs. Catalytica expects to continue certain of its R&D programs, which include the self-funded programs that are not covered by payments from collaborative partners. Catalytica believes its internally funded research projects have the potential to lead to commercial sales in the next few years. Catalytica anticipates that research that does not have the potential for near-term commercialization will be conducted only when funded by collaborative partners.

   Catalytica expects that future operating results will fluctuate from quarter to quarter, as a result of differences in the amount and timing of expenses incurred and the revenues received. In particular, Catalytica's operating results are affected by the size of and timing of receipt of orders for and shipments of its pharmaceutical products, as well as the amount and timing of payments and expenses under Catalytica's R&D contracts. Catalytica has increasingly relied on product sales for its revenues. Continued profitable operations, especially after 1999, will depend on Catalytica's continued success and timing in obtaining new customers, including possible new agreements with Glaxo Wellcome. To a lesser extent, profitability also will depend on Catalytica's ability to successfully develop, manufacture, introduce, and market or license its combustion systems technology. There can be no assurance that Catalytica will be able to achieve profitability on a sustained basis. Catalytica's operating results will continue to be substantially dependent on the operating results of Catalytica Pharmaceuticals.

Liquidity and Capital Resources

                                                     For the Year Ended
                                                        December 31,
                                                 ----------------------------
                                                   1998      1997      1996
                                                 --------  ---------  -------
                                                   (dollars in thousands)
Cash, cash equivalents and short-term
 investments.................................... $ 47,585  $  47,067  $23,821
Working capital.................................  113,186     87,425   23,904
Cash provided by (used in)
  Operating activities..........................   49,547     39,785     (778)
  Investing activities..........................  (27,676)  (262,290)   4,187
  Financing activities..........................  (14,628)   242,114    7,110
                                                 --------  ---------  -------
Net increase in cash and cash equivalents....... $  7,243  $  19,609  $10,519
Current ratio...................................     2.78       1.97     3.61

   Total cash and cash equivalents plus short-term investments increased slightly in 1998 compared to 1997. Most of the cash generated from earnings net of depreciation during 1998 ($32.3 million) was invested back into the business and used for acquisition of plant and equipment ($31.4 million). The net increase in cash can be attributed to the $30.0 million investment in Catalytica Combustion Systems by Enron for a 15% ownership in Catalytica Combustion Systems coupled with a net increase in various working capital items associated with the pharmaceutical business, which was largely offset by payments of $50.0 million on the Chase term debt facility. See Note 7 to Notes to Catalytica's Consolidated Financial Statements.

   Before 1997, Catalytica financed its operations through private placements of equity securities, an initial public offering of its common stock on February 8, 1993, a secondary public offering on November 3, 1995, a $15.0 million cash infusion from Pfizer on May 8, 1996, revenues from collaborative research agreements and, starting in 1994, product revenues. During the past several years, Catalytica has obtained various term loans and lines of credit to fund capital purchases and working capital needs. On July 31, 1997 in conjunction with the acquisition of the Greenville facility, Catalytica entered into the Chase credit agreement. In the second quarter of 1998 this credit agreement was amended to permit Catalytica Pharmaceuticals to borrow up to an aggregate of $175.0 million. The debt facilities consisted of a senior secured term loan facility in an aggregate principal amount of $75.0 million and a senior secured revolving facility in an aggregate principal amount of $100.0 million. The term debt facility will mature on December 31, 2002, and amortizes in quarterly installments beginning on December 31, 1999 in aggregate annual amounts of:

  .  $10.0 million in the fourth quarter of 1999,

  .  $15.0 million in the year 2000,

  .  $20.0 million in the year 2001

  .  $30.0 million in the year 2002.

     The revolving debt facility matures on December 31, 2002. As of December 31, 1998, nothing was outstanding under the revolving debt facility and $75.0 million was outstanding under the term debt facility.

   In 1998, Catalytica made payments of $50.0 million on the original Chase term debt facility. As of December 31, 1998, Catalytica was in compliance with various covenants and other restrictions contained in the Chase credit agreement and believes that it will remain in compliance.

   In the second quarter of 1998 following the restructuring of the credit agreement, Catalytica entered into a $50.0 million interest rate swap, derivative transaction to reduce Catalytica's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the LIBOR benchmark rate used to calculate Catalytica's borrowing cost at 5.9% for four years on $50.0 million of the term debt facility. Catalytica accounts for this interest rate swap as a hedge, and accrues the interest rate differential as interest expense on a monthly basis. Catalytica does not hold or transact in financial instruments for purposes other than risk management.

   Catalytica's operations to date have required substantial amounts of cash. As part of the financing of the acquisition of the Greenville facility, Catalytica Pharmaceuticals incurred approximately $125.0 million of long-term indebtedness, of which $75.0 million was outstanding as of December 31, 1998. Catalytica and Catalytica Advanced Technologies have guaranteed this indebtedness. As a result of this increased leverage, Catalytica Pharmaceuticals' principal and interest obligations have increased substantially. The degree to which Catalytica Pharmaceuticals is leveraged could adversely affect Catalytica Pharmaceuticals' and Catalytica's ability to obtain additional financing for working capital, acquisitions or other purposes and could make Catalytica Pharmaceuticals and Catalytica more vulnerable to economic downturns and competitive pressures. Catalytica's future capital requirements will depend on many factors, including Catalytica Pharmaceuticals' level of business beyond the supply agreement and its subsequent amendments with Glaxo Wellcome, the rate of commercialization of Catalytica's catalytic combustion systems and the need to expand manufacturing capacity for pharmaceutical or combustion systems business. Catalytica expects to spend approximately $30.0 to $35.0 million during 1999 for capital expenditures, primarily at Catalytica Pharmaceuticals.

   The increase in cash and cash equivalents in 1997 is largely due to an increase in various working capital items associated with the Greenville acquisition. The Greenville acquisition itself was financed with borrowings against various credit facilities as discussed above, funds received from the sale of common stock to Morgan Stanley Dean Witter, and through stock option and warrant exercises.

   During 1996, Catalytica obtained various lines of credit to fund capital purchases and future working capital needs. One of these lines of credit collateralized with accounts receivable was $3.5 million at December 31, 1996. On July 31, 1997, this line of credit was repaid with borrowings under the Chase credit facility entered into in connection with the acquisition.

   As discussed in "--Overview" above, on July 31, 1997, Catalytica sold 13,270,000 shares of its class A common stock and 16,730,000 shares of its class B common stock to Morgan Stanley Dean Witter, at a price of $4.00 per share, for an aggregate of $120.0 million.

   The funds raised through the equity and debt financing were used to acquire the Greenville facility for $244.7 million in cash. This purchase also involved other equity consideration, and potential future payments related to the sterile production facility. See Note 2 of Notes to Catalytica's Consolidated Financial Statements.

   Catalytica distributed, at no cost, to each holder of common stock of record as of August 22, 1997, one warrant for each three shares of common stock held by the stockholder. The total number of warrants issued was 6,947,275. Of the warrants issued to stockholders, 6,922,996 were exercised leaving 24,279 that were not exercised when they expired on October 31, 1997.

   The exercise of the warrants generated gross proceeds of $27.7 million. Catalytica used $23.8 million of the proceeds to repurchase an aggregate of 5,000,000 shares of its class B common stock issued to Morgan Stanley Dean Witter on July 31, 1997. The premium paid for the repurchase is reflected in Catalytica's earnings per share calculation for the period ending December 31, 1997. Catalytica's earnings per share for the year ended December 31, 1997, were reduced by $0.10 due to this repurchase.

Quantitative and Qualitative Disclosures About Market Risk

 Interest Rate Swaps

   In the second quarter of 1998, following the restructuring of the Chase credit agreement, Catalytica entered into a $50.0 million interest rate swap, derivative transaction to reduce Catalytica's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the LIBOR benchmark rate used to calculate Catalytica's borrowing cost at 5.9% for four years on $50.0 million of the debt facilities. Catalytica accounts for this interest rate swap as a hedge, and accrues the interest rate differential as interest expense on a monthly basis. In accordance with the accrual method of accounting, Catalytica does not recognize the changes in the derivative's fair value in the financial statements. If the designated debt obligation is extinguished early, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment gain or loss. Any swap agreements that are not designated with outstanding debt or notional amounts, or durations, of interest-rate swap agreements in excess of the principal amounts, or maturities, of the underlying debt obligations would be recorded as an asset or liability at fair value, with changes in fair value recorded in other income or expense (the fair value method). Catalytica does not hold or transact in such financial instruments for purposes other than risk management.

   The notional principal amount for the off-balance-sheet instrument provides one measure of the transaction volume outstanding as of year end, and does not represent the amount of Catalytica's exposure to credit or market loss. Catalytica believes its gross exposure to potential accounting loss on this transaction if all counterparties failed to perform according to the terms of the contract, based on then-current interest rates at each date, would have no material financial impact. Catalytica's exposure to credit loss and market risk will vary over time as a function of interest rates.

   The estimate of fair value at December 31, 1998 is $1.3 million and is based on a price quote obtained from a third party. The amounts ultimately realized upon settlement of the financial instrument, together with the gains and losses on the underlying exposure, will depend on actual market conditions during the remaining life of the instrument.

   With the interest rate swap, which qualifies as an accounting hedge, Catalytica either makes or receives payments on the interest rate differential between 5.9% and the actual interest paid on its debt which has a floating interest rate based on the three-month United States dollar LIBOR rate. As a result, the swap effectively converts $50.0 million of Catalytica's floating-rate debt to a four-year fixed-rate debt. The maturity date for the swap is June 10, 2002. For the year ended December 31, 1998, the interest rate swap classified as receive-fixed swap had an average receive rate of 5.59%. The pay rate on the swap is 5.9%. The gain or loss on the swap is recognized in net interest expense in the same period as the hedged transaction. The actual incurred loss totaled approximately $87,000 as of December 31, 1998.

               CATALYTICA'S MANAGEMENT AND EXECUTIVE COMPENSATION

   The following table sets forth certain information concerning Catalytica's current executive officers and directors:

             Name               Age                  Position
             ----               ---                  --------
Ricardo B. Levy................  54 President, Chief Executive Officer and
                                    Director
James A. Cusumano..............  57 Chairman of the Board and Chief Strategic
                                    Officer
Lawrence W. Briscoe............  55 Vice President, Finance and Administration,
                                    and Chief Financial Officer
Ralph A. Dalla Betta...........  54 Vice President and Chief Scientist
John M. Hart...................  52 Vice President, Human Resources
Richard Fleming(2).............  75 Director
Alan E. Goldberg...............  44 Director
Howard I. Hoffen(1)(2).........  35 Director
Ernest Mario(1)................  61 Director
John A. Urquhart...............  70 Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

   Ricardo B. Levy, a founder of Catalytica and a director since 1974, served as Chief Operating Officer from Catalytica's inception in 1974 until August 1991, when he became President and Chief Executive Officer. Before founding Catalytica, Dr. Levy was a founding member of Exxon's Chemical Physics Research Team. Dr. Levy is an alumnus of Princeton and Harvard University's Executive Management Program, and has a Ph.D. in chemical engineering from Stanford University.

   James A. Cusumano, a founder of Catalytica and a director since 1974, served as President of Catalytica from its inception in 1974 until 1985, when he became Chairman of the Board and Chief Technical Officer. In 1998, Dr. Cusumano became Chief Strategic Officer. From 1992 to 1998 he served as President and Chief Executive Officer of Catalytica Pharmaceuticals. Dr. Cusumano served as director of Catalysis Research and Development at Exxon's Corporate Research Laboratory from 1967 to 1974. Dr. Cusumano has a Ph.D. in physical chemistry from Rutgers University.

   Lawrence W. Briscoe joined Catalytica in July 1994 as Chief Financial Officer and Vice President, Finance and Administration. Before joining Catalytica, he held various executive and financial positions including President and Chief Operating Officer and director of Brae Corporation, Vice President of Corporate Development at Transamerica Corp. and Chief Executive Officer of United States Commercial Telephone Corp. Mr. Briscoe has an M.B.A. from Stanford University, an M.S. in business from the University of Southern California and a B.S. in electrical engineering from the University of Missouri.

   Ralph A. Dalla Betta, Ph.D., joined Catalytica in 1976 and serves as the Chief Scientist of Catalytica and Vice President of Catalytica Combustion Systems. Dr. Dalla Betta's major interests are in the design and synthesis of heterogeneous catalysts, the detailed characterization of catalyst structure and surface properties and catalyst testing. Before joining Catalytica, Dr. Dalla Betta spent four years at Ford Motor Company where he worked on emissions control catalysis in the period when catalytic converters were first applied commercially to automobiles. His development work has included catalytic combustion systems that produce low nitrogen oxide emissions, selective hydrogenation catalyst systems and a rapid technique for measuring noble metal surface areas for analyzing vehicle emissions control catalysts. Dr. Dalla Betta has a Ph.D. in physical chemistry from Stanford University.

   John M. Hart joined Catalytica in 1998 after serving as a consultant in human resources strategic planning, management and organization development to several major corporations. Before that time, Mr. Hart was Senior Vice President, Human Resources for USL Capital, Inc., the financial services company of Ford Motor Company, and between 1991 and 1993, he held a similar position at U.S.F. & G. Corporation. Between 1984 and 1991, Mr. Hart was Senior Vice President at Heller International. Mr. Hart has a B.S. in management science from Rensselaer Polytechnic Institute and an M.B.A. from Fairleigh Dickenson University.

   Richard Fleming has been a director of Catalytica Pharmaceuticals since 1995. Mr. Fleming has been a director of Catalytica since 1985 and also serves as an advisor and consultant to Catalytica. Mr. Fleming was President and Chief Executive Officer of Catalytica from 1985 through August 1991. From 1969 to 1980, Mr. Fleming served at Air Products and Chemicals, most recently as Executive Vice President. From 1980 to 1981, he served as President and Chief Operating Officer of GAF Corporation, a chemical company. He has served as President and Chief Executive Officer of Richard Fleming Associates, Inc., a consulting firm, since May 1981 and is past Vice Chairman for Membership and Fiscal Affairs of the Chemical Industry Institute of Toxicology. Mr. Fleming has an M.S. in chemical engineering from New York University.

   Alan E. Goldberg has been a director of Catalytica since August 1997. Mr. Goldberg is Chairman and Chief Executive Officer of Morgan Stanley Dean Witter Dean Witter Capital Partners, and Head of Morgan Stanley Dean Witter Dean Witter Private Equity. Mr. Goldberg joined Morgan Stanley Dean Witter in 1979. He was elected Vice President in 1984 and in July 1984, he participated in the formation of the Private Equity Business. He was promoted to Principal in 1986 and elected Managing Director in 1988. He also serves as a director of Equant N.V., Smurfit-Stone Container Corporation, and Allegiance Telecom Inc. and several privately held companies. Mr. Goldberg received his B.A. in philosophy and economics in 1975 from New York University. In 1979, he earned an M.B.A. from New York University and a J.D. from Yeshiva University. Mr. Goldberg became a member of the New York Bar in 1979.

   Howard I. Hoffen has been a director of Catalytica since August 1997. Mr. Hoffen is a Managing Director of MSDW Capital Partners IV, Inc. and Morgan Stanley Dean Witter Dean Witter. He joined Morgan Stanley Dean Witter in 1985 and Private Equity in 1986. Mr. Hoffen is a director of Somerset Energy and Union Drilling. Mr. Hoffen has a B.S. from Columbia University and an M.B.A. from the Harvard Business School.

   Ernest Mario, Ph.D. has been a director of Catalytica Pharmaceuticals and Catalytica since July 1996. Dr. Mario has been Co-Chairman and Chief Executive Officer of ALZA since August 1993. Before joining ALZA, Dr. Mario was Deputy Chairman and Chief Executive Officer of Glaxo Holding p.l.c., having served in a variety of executive positions with Glaxo, Inc., beginning in 1986. From 1977 to 1984, he held various executive level positions with Squibb Corporation, ending as President and Chief Executive Officer of Squibb Medical Products. Dr. Mario is a member of the board of directors of several companies, including Advanced Technology Labs, COR Therapeutics and Pharmaceutical Product Development Co. Dr. Mario has a Ph.D. and M.S. in physical sciences from the University of Rhode Island, and a B.S. in pharmacy from Rutgers University. He is a licensed pharmacist in the states of New York and Rhode Island, and an adjunct professor of pharmacy at the University of Rhode Island.

   John A. Urquhart has been a director of Catalytica and Catalytica Combustion Systems since April 1997 and has served as a special board advisor to Catalytica Combustion Systems since July 1995. He currently serves as Senior Advisor to the Chairman of Enron Corporation, a global integrated natural gas company, and also has served as the Vice Chairman of Enron from 1990 to 1998. Mr. Urquhart also serves on a number of other corporate boards of directors, including Enron, Aquarion Company, Hubbell Incorporated, TECO Energy, Inc., Weir Group PLC and Tampa Electric Co. He previously served as the Senior Vice President of Industrial and Power Systems at General Electric. In addition, he served five years as a Committee Member on the Board of the United States Council for Energy Awareness.

Catalytica Executive Compensation

   The following table shows, as to (a) the Chief Executive Officer of Catalytica, and (b) each of the four other most highly compensated executive officers of Catalytica whose salary plus bonus exceeded $100,000 in 1998 (the "Catalytica Named Executive Officers"), information concerning all reportable compensation awarded to, earned by or paid to each for services to Catalytica in all capacities during the fiscal year ended December 31, 1998, as well as such compensation for each such individual for Catalytica's previous two fiscal years (if the person was an executive officer of Catalytica during any part of the most recent fiscal year).

                           Summary Compensation Table

                                                                      Long-Term
                                                                     Compensation
                                                                        Awards
                                                                     ------------
                                                        Annual
                                                     Compensation     Securities
                                            Fiscal -----------------  Underlying   All Other
        Name and Principal Position          Year   Salary   Bonus    Options (#) Compensation
        ---------------------------         ------ -------- -------- ------------ ------------
Ricardo B. Levy............................  1998  $330,000 $315,000    38,000      $33,450(1)
 President and Chief                         1997   229,000   76,000    60,000       17,064(2)
 Executive Officer                           1996   218,000    7,000    40,000       17,264(3)

James A. Cusumano..........................  1998   300,000  245,000     3,000       29,547(1)
 Chairman of the Board                       1997   210,000   64,000    60,000       16,052(2)
 and Chief Strategic Officer                 1996   206,000    4,140    10,000       15,891(3)

Lawrence W. Briscoe........................  1998   250,000  178,000    19,000        4,000(1)
 Vice President, Finance and Administration  1997   198,000   54,000   100,000        4,000(2)
 and Chief Financial Officer                 1996   188,000    4,500    35,000        4,000(3)

Ralph A. Dalla Betta.......................  1998   166,000   16,000     1,500       11,680(1)
 Vice President and Chief Scientist          1997   162,000    3,000       --        10,808(2)
                                             1996   152,000    1,000    10,000       10,640(3)

John M. Hart(4)............................  1998    85,432   30,000    40,000          --
 Vice President, Human Resources             1997       --       --        --           --
                                             1996       --       --        --           --

--------
(1) Includes (a) $4,000 contributed by Catalytica to each Catalytica Named Executive Officer's account under the defined contribution pension plan and
    (b) the following amounts contributed by Catalytica to the Catalytica Named Executive Officer's account under the supplemental severance benefits plan:
    $29,450 to the account of Dr. Levy; $25,547 to the account of Dr. Cusumano; and $7,680 to the account of Dr. Dalla Betta.
(2) Includes (a) $4,000 contributed by Catalytica to each Catalytica Named Executive Officer's account under the defined contribution pension plan and
    (b) the following amounts contributed by Catalytica to the Catalytica Named Executive Officer's account under the supplemental severance benefits plan:
    $13,064 to the account of Dr. Levy; $12,052 to the account of Dr. Cusumano; and $6,808 to the account of Dr. Dalla Betta.
(3) Includes (a) $4,000 contributed by Catalytica to each Catalytica Named Executive Officer's account under the defined contribution pension plan and
    (b) the following amounts contributed by Catalytica to the Catalytica Named Executive Officer's account under the supplemental severance benefits plan:
    $13,264 to the account of Dr. Levy; $11,891 to the account of Dr. Cusumano; and $6,640 to the account of Dr. Dalla Betta.
(4) Mr. Hart joined Catalytica on September 3, 1998. On an annualized basis, Mr. Hart's salary and bonus for 1998 would have been $220,000.

Catalytica Director Compensation

   Directors who are not officers of Catalytica, with the exception of Messrs. Hoffen and Goldberg, each receive an annual retainer for their services in the amount of $20,000 per year, plus reimbursement of expenses. Mr. Fleming, Dr. Mario and Mr. Urquhart each serve as director for one of the subsidiaries of Catalytica, as well, and receive similar compensation for that service. During the fiscal year ended December 31, 1998, Mr. Fleming, Dr. Mario and Mr. Urquhart each received $40,000 in connection with their services as directors of Catalytica and its subsidiaries.

   During the year ended December 31, 1998, Catalytica paid approximately $260,250 to Richard Fleming Associates, a consulting organization of which Richard Fleming, a director of Catalytica, is the President and Chief Executive Officer. These payments were for services provided to Catalytica by Mr. Fleming in his capacity as a consultant to Catalytica at a rate of $20,000 per month from January through December. Moreover, additional consulting fees were paid for the period of July through September in the amount of $20,250 in conjunction with further assistance provided to Catalytica on various development programs and in identifying and investigating new business opportunities.

   During the fiscal year ended December 31, 1998, Mr. Fleming, Dr. Mario and Mr. Urquhart each received options to purchase 4,000 shares of common stock at an exercise price of $11.875 per share. Mr. Fleming's, Dr. Mario's and Mr. Urquhart's options become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each month that the director remains on the board following the date of grant such that the options become fully vested within one year of the date of grant.

   Certain directors who served on the board of directors of a subsidiary or acted as a consultant to that subsidiary received stock options during the fiscal year ended December 31, 1998. Mr. Fleming and Dr. Mario each received options to purchase 5,000 shares of Catalytica Pharmaceutical at an exercise price of $16.50 per share. Mr. Urquhart received options to purchase 4,000 shares of Catalytica Combustion Systems at an exercise prices of $12.00 per share.

Option Grants in the Last Fiscal Year

 Catalytica Option Grants in the Last Fiscal Year

   The following table sets forth the stock options granted during the fiscal year ended December 31, 1998 to each of the Catalytica Named Executive
Officers:

                                        Individual Grants
                         ------------------------------------------------
                                                                              Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                                     % of Total                            Rates of Stock
                          Number of   Options                                   Price
                         Securities  Granted to                           Appreciation for
                         Underlying  Employees                             Option Term (3)
                           Options   in Fiscal  Exercise Price Expiration -----------------
          Name           Granted (1)  Year (2)     ($/sh.)        Date       5%      10%
          ----           ----------- ---------- -------------- ---------- -------- --------
Ricardo B. Levy.........   38,000       6.7%        $12.81       4/1/08   $306,133 $775,802
James A. Cusumano.......    3,000       0.5%         12.81       4/1/08     24,168   61,248
Lawrence W. Briscoe.....   19,000       3.3%         12.81       4/1/08    153,067  387,901
Ralph A. Dalla Betta....    1,500       0.3%         12.81       4/1/08     12,084   30,624
John M. Hart............   40,000       7.0%         10.63       9/3/08    267,406  677,659

--------
(1) These options were granted under Catalytica's stock option plan. Options granted under the plan generally have a ten-year term. Generally, 12.5% of the grant becomes exercisable six months after the date of grant. The balance of the grant then vests monthly, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the Nasdaq National Market closing price for Catalytica's common stock on the date of grant. Unless otherwise determined by the board of directors, the plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a change in control.
(2) Based on options to purchase an aggregate of 570,785 shares granted to employees during 1998.
(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Catalytica's estimate of future stock price.

 Subsidiary Option Grants in the Last Fiscal Year

   The following table sets forth the stock options granted by two of Catalytica's subsidiaries, Catalytica Pharmaceuticals and Catalytica Combustion Systems during the fiscal year ended December 31, 1998 to each of the Catalytica Named Executive Officers:

                                                    Individual Grants
                         -----------------------------------------------------------------------
                                                                                                      Potential
                                                                                                 Realizable Value at
                                                                  % of Total                       Assumed Annual
                                                       Number of   Options                         Rates of Stock
                                                       Securities Granted to                     Price Appreciation
                                                       Underlying Employees  Exercise             for Option Term(3)
                                                        Options   in Fiscal   Price   Expiration -------------------
Name                     Subsidiaries                  Granted(1)  Year(2)   ($/sh.)     Date       5%        10%
----                     ------------                  ---------- ---------- -------- ---------- --------- ---------
Ricardo B. Levy......... Catalytica Pharmaceuticals       2,000      0.4%     $16.50    4/1/08   $  20,754 $  52,594
                         Catalytica Combustion Systems    2,400      1.3       12.00    4/1/08      18,112    45,900
James A. Cusumano....... Catalytica Pharmaceuticals      20,000      4.1       16.50    4/1/08     207,535   525,935
                         Catalytica Combustion Systems    1,500      0.8       12.00    4/1/08      11,320    28,687
Lawrence W. Briscoe..... Catalytica Pharmaceuticals       5,000      1.0       16.50    4/1/08      51,884   131,484
                         Catalytica Combustion Systems    1,200      0.6       12.00    4/1/08       9,056    22,950
Ralph A. Dalla Betta.... Catalytica Pharmaceuticals         700      0.1       16.50    4/1/08       7,264    18,408
                         Catalytica Combustion Systems   11,000      5.9       12.00    4/1/08      83,014   210,374
                         Catalytica Combustion Systems      750      0.4        5.60   1/30/08       2,641     6,694
John M. Hart............ Catalytica Pharmaceuticals      15,000      3.1       22.00    9/3/08     207,535   525,935
                         Catalytica Combustion Systems   15,000      8.0       14.50    9/3/08     136,785   346,639

--------
(1) These options were granted under each of Catalytica Pharmaceuticals' and Catalytica Combustion Systems' stock option plans. Options granted under the subsidiaries' plans generally have a 10-year term and vest ratably over a four-year period. The per share exercise price is based on the fair market value of the subsidiary's common stock on the date of grant, as determined by the subsidiary's board of directors. Unless otherwise determined by the board of directors, the subsidiary plans provide for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a change in control.
(2) The percent of total options granted to employees during the fiscal year is based on the total number of options issued to employees at each subsidiary. The percent of total options granted to employees of Catalytica Pharmaceuticals during 1998 is based on options to purchase an aggregate of 492,255 shares. The percent of total options granted to employees of Catalytica Combustion Systems during 1998 is based on options to purchase an aggregate of 187,950 shares.
(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of a 10-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Catalytica's estimate of future stock price.

 Catalytica Subsidiaries' Summary Stock Option Table

   The following table sets forth the stock options granted by Catalytica's subsidiaries in the years ended December 31, 1996, December 31, 1997 and December 31, 1998 to the Catalytica Named Executive Officers of Catalytica.

                                           Long Term Compensation Awards
                                    -------------------------------------------
                                                     Securities    Securities
                                      Securities     Underlying    Underlying
                                      Underlying     Catalytica    Catalytica
                                      Catalytica     Combustion     Advanced
                             Fiscal Pharmaceuticals    Systems    Technologies
Name and Principal Position   Year   Options(#)(1)  Options(#)(2) Options(#)(3)
---------------------------  ------ --------------- ------------- -------------
Ricardo B. Levy ............  1998       2,000          2,400           --
 President and Chief
  Executive Officer           1997      86,000         20,500           --
                              1996       2,000          4,500         3,000
James A. Cusumano...........  1998      20,000          1,500           --
 Chairman of the Board and    1997      80,000            --            --
 Chief Strategic Officer      1996      14,000          4,000         3,000
Lawrence W. Briscoe.........  1998       5,000          1,200           --
 Vice President, Finance and
  Administration              1997      30,000            --            --
 and Chief Financial Officer  1996       1,600          4,000         3,000
Ralph A. Dalla Betta........  1998         700         11,750           --
 Vice President and Chief
  Scientist                   1997         --             --            --
                              1996         --          25,000           --
John M. Hart................  1998      15,000         15,000           --
 Vice President, Human
  Resources                   1997         --             --            --
                              1996         --             --            --

--------
(1) Represents long term compensation awards by Catalytica Pharmaceuticals.
(2) Represents long term compensation awards by Catalytica Combustion Systems.
(3) Represents long term compensation awards by Catalytica Advanced
    Technologies.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

 Catalytica Option Exercises and Year-End Values

   The following table sets forth, for each of the Catalytica Named Executive Officers, information with respect to Catalytica stock options exercised during the fiscal year ended December 31, 1998 and stock options held at fiscal year end:

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                           Shares              Options at Fiscal Year    In-the-Money Options at
Name                     Acquired on  Value              End               Fiscal Year End(2)
----                      Exercise   Realized ------------------------- -------------------------
                             (#)       (1)    Exercisable Unexercisable Exercisable Unexercisable
                         ----------- -------- ----------- ------------- ----------- -------------
Ricardo B. Levy.........      --          --    51,999       137,334     $581,578    $1,355,450
James A. Cusumano.......      --          --    24,333        64,667      234,220       572,300
Lawrence W. Briscoe.....   33,000    $372,375   52,851       112,249      673,608     1,390,787
Ralph A. Dalla Betta....      --          --     7,871        15,205      109,361       206,504
John M. Hart............      --          --       --         40,000          --        295,000

--------
(1) Market value of underlying securities on the exercise date minus the exercise price.
(2) Market value of underlying securities at December 31, 1998, minus the exercise price.

 Catalytica Subsidiaries' Option Exercises and Year-End Values

   The following table sets forth, for each of the Catalytica Named Executive Officers, information with respect to Catalytica subsidiaries' stock options exercised during the fiscal year ended December 31, 1998 and stock options held at fiscal year end:

                                                          Number of Securities Underlying            Value of Unexercised
                                                              Unexercised Options at                 In-the-Money Options
Name                                                              Fiscal Year End                    at Fiscal Year End(2)
----                                                      -----------------------------------     ----------------------------
                         Subsidiaries                      Exercisable(1)      Unexercisable      Exercisable(1) Unexercisable
                         ------------                     ----------------    ---------------     -------------  -------------
Ricardo B. Levy......... Catalytica Pharmaceuticals                    40,167             61,833    $ 644,475      $ 883,325
                         Catalytica Combustion Systems                 34,004             18,396      461,367        206,583
                         Catalytica Advanced Technologies                 --              16,000          --             --
James A. Cusumano....... Catalytica Pharmaceuticals                   154,292             79,708    2,840,413      1,011,787
                         Catalytica Combustion Systems                 20,292              3,208      283,214         30,736
                         Catalytica Advanced Technologies                 --              12,000          --             --
Lawrence W. Briscoe..... Catalytica Pharmaceuticals                    41,592              5,008      768,490         30,890
                         Catalytica Combustion Systems                 20,731              2,969      289,990         30,260
                         Catalytica Advanced Technologies                 --              14,000          --             --
Ralph A. Dalla Betta.... Catalytica Pharmaceuticals                       117                583          410          2,040
                         Catalytica Combustion Systems                 91,125             20,625    1,259,696        184,479
                         Catalytica Advanced Technologies                 --                 --           --             --
John M. Hart............ Catalytica Pharmaceuticals                       --              15,000          --             --
                         Catalytica Combustion Systems                    --              15,000          --             --
                         Catalytica Advanced Technologies                 --                 --           --             --

--------
(1) Catalytica subsidiaries' stock option plans, except for Catalytica Advanced Technologies, provide for stock options to be exercisable effective in 1998.
(2) Market value of underlying securities at December 31, 1998, minus the exercise price.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consisted of Mr. Hoffen and Dr. Mario in 1998. No executive officer of Catalytica serves as a member of the board of directors or on the compensation committee of any entity that has an executive officer serving as a member of Catalytica's board of directors or Compensation Committee.

   During the year ended December 31, 1998, Catalytica paid approximately $260,250 to Richard Fleming Associates, a consulting organization of which Richard Fleming, a director of Catalytica, is the President and Chief Executive Officer. These payments were for consulting services provided to Catalytica by Mr. Fleming at a rate of $20,000 per month from January through December 1998 plus expenses and additional consulting for the months of July through September in the aggregate amount of $20,250. Mr. Fleming provided assistance to Catalytica on various development programs and in identifying and investigating new business opportunities.

  OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT OF CATALYTICA

   The following table sets forth certain information regarding beneficial ownership of Catalytica as of July 14, 1999 by:

  . each person and entity known by Catalytica to own beneficially more than 5% of Catalytica's voting common stock

  .  each of the directors of Catalytica

  .  each of the Catalytica Named Executive Officers

  .  by all of Catalytica's directors and executive officers as a group

   The percentage ownership is based on 41,877,226 shares of Catalytica common stock, which includes 13,270,000 shares of class A common stock, that were outstanding as of July 14, 1999. The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of July 14, 1999 through the exercise of any stock option or other right.

   Unless otherwise noted below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and have addresses of c/o Catalytica, 430 Ferguson Drive, Mountain View, California 94043.

Name and Address of                       Number of Shares   Percent of Class
Beneficial Owner                         Beneficially Owned Beneficially Owned
-------------------                      ------------------ ------------------
Morgan Stanley Dean Witter Capital
 Partners III, L.P. (1)................      13,270,000            31.7%
 Alan Goldberg/Howard Hoffen
 1221 Avenue of the Americas
 New York, New York 10020
Franklin Resources, Inc................       2,579,959             6.2
 777 Mariners Island Blvd.
 San Mateo, California 94404
Ricardo B. Levy (2)....................         854,279             2.0
James A. Cusumano (3)..................         759,631             1.8
Richard Fleming (4)....................         525,074             1.3
Ralph Dalla Betta (5)..................         437,685             1.0
Lawrence W. Briscoe (6)................         102,576              *
John A. Urquhart (7)...................          22,222              *
Ernest Mario (8).......................          21,667              *
John M. Hart (9).......................          10,945              *
All executive officers and directors as
 a group (11 persons) (10).............      16,006,381            38.2%

--------
 (1) Represents 13,270,000 voting shares of class A common stock held by Morgan Stanley Dean Witter and two affiliated funds. Excludes 11,730,000 non-voting shares of class B common stock also held by Morgan Stanley. Messrs. Goldberg and Hoffen are Managing Directors of Morgan Stanley Dean Witter Dean Witter. Messrs. Goldberg and Hoffen disclaim beneficial ownership of the shares owned by Morgan Stanley Dean Witter.
 (2) Includes shares held by the following trusts, for which Dr. Levy serves as trustee: (a) 680,877 shares held by the Levy Family Trust; (b) 38,757 shares held by the Polly Jean Cusumano Trust; and (c) 37,208 shares held by the Doreen Ann Nelson Trust. Dr. Levy disclaims beneficial ownership for the shares owned by the Polly Jean Cusumano Trust and the Doreen Ann Nelson Trust. Also includes 97,437 shares issuable upon exercise of options held by Dr. Levy, which options are exercisable within 60 days of July 14, 1999.

 (3) Includes shares held by the following trusts, of which Dr. Cusumano serves as trustee: (a) 487,232 shares held by the Cusumano Family Trust; (b) 114,028 shares held by the Brian K. Levy Trust; and (c) 115,350 shares held by the Tamara Levy Trust. Dr. Cusumano disclaims beneficial ownership of the shares owned by the Brian K. Levy Trust and the Tamara Levy Trust. Also includes 43,021 shares issuable upon exercise of options held by Dr. Cusumano, which options are exercisable within 60 days of July 14, 1999.
 (4) Includes 6,667 shares issuable upon exercise of options held by Mr. Fleming, which options are exercisable within 60 days of July 14, 1999.
 (5) Includes 14,741 shares issuable upon exercise of options held by Dr. Dalla Betta, which options are exercisable within 60 days of July 14, 1999.
 (6) Includes 82,576 shares issuable upon exercise of options held by Mr. Briscoe, which options are exercisable within 60 days of July 14, 1999.
 (7) Includes 22,222 shares issuable upon exercise of options held by Mr. Urquhart, which options are exercisable within 60 days of July 14, 1999.
 (8) Includes 21,667 shares issuable upon exercise of options held by Dr. Mario, which options are exercisable within 60 days of July 14, 1999.
 (9) Includes 10,475 shares issuable upon exercise of options held by Mr. Hart, which options are exercisable within 60 days of July 14, 1999.
(10) Includes 300,473 shares issuable upon exercise of options held by three directors and six executive officers, which options are exercisable within 60 days of July 14, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions of Catalytica

 Morgan Stanley Dean Witter Equity Funds

   In June 1997, Catalytica entered into a stock purchase agreement with Morgan Stanley Dean Witter, pursuant to which Catalytica sold 30,000,000 shares of class A common stock and class B common stock to the equity funds for an aggregate purchase price of $120.0 million. The proceeds were used to fund the acquisition of the pharmaceutical manufacturing facility in Greenville, North Carolina from Glaxo Wellcome. Under the terms of the stock purchase agreement, the equity funds are entitled to certain registration rights, which came into effect on July 1, 1998, and certain rights of repurchase, which will come into effect on July 1, 2005.

   The stock purchase agreement also provides that the equity funds are entitled to designate as nominees for election:

  . three persons to Catalytica's board of directors for so long as the equity funds own at least 30% of the outstanding common stock of Catalytica

  . two persons to Catalytica's board of directors for so long as such funds own between 10% and 30% of the outstanding common stock of Catalytica or

  . one person to Catalytica's board of directors for so long as they own between 6% and 10% of the outstanding common stock of Catalytica.

  These percentages are calculated assuming conversion of the class A and class B common stock into common stock of Catalytica.

   In August 1997, pursuant to the stock purchase agreement, Catalytica amended its bylaws to increase the size of the board of directors from seven to nine and nominated Messrs. Hoffen and Goldberg for election to the board of directors. Messrs. Hoffen and Goldberg subsequently were elected as directors in connection with the 1998 Annual Meeting of Stockholders. In April 1999, the board of directors amended its bylaws to decrease the size of the board of directors from nine to seven.

   In October 1997, Catalytica redeemed an aggregate of 5,000,000 shares of class B common stock held by the equity funds at a redemption price of $4.75 per share. The repurchase was made with the proceeds received by Catalytica in connection with the exercise of warrants issued in August 1997 in connection with the acquisition of the pharmaceutical manufacturing facility in Greenville, North Carolina.

 Change of Control Severance Agreements

   In April 1999, Catalytica entered into change of control severance agreements with the following executive officers of Catalytica: Messrs. Briscoe, Cusumano, Hart and Levy. The agreements provide for the following benefits in the event of involuntary termination:

  .  twice the officer's annual compensation

  .  pro rata payment of the projected bonus

  . continued employee benefits for up to two years from the date of termination

  . accelerated vesting of all outstanding options held by the executive officer

Certain Relationships and Related Transactions of Wyckoff

   Arthur R. Whale, a director of Wyckoff, is a partner in the law firm of Baker & Daniels, located in Indianapolis, Indiana. Baker & Daniels has provided patent legal services to Wyckoff in the past.

   Winston E. Miller, a director of Wyckoff, is a partner in the law firm of Miller, Morriss & Pappas, located in East Lansing, Michigan. Miller, Morriss & Pappas has provided legal services to Wyckoff in the past.

   James B. Friederichsen's employment agreement with Wyckoff provides for the grant of 2,000 stock options to Mr. Friederichsen. One-third of the options have vested and the remaining two-thirds will vest in annual increments on June 30, 2000 and June 30, 2001. At completion of the merger, Mr. Friederichsen's unvested options will become fully vested. In addition, Catalytica has agreed to assume Mr. Friederichsen's existing employment agreement with Wyckoff at completion of the merger.

                               WYCKOFF'S BUSINESS

   The discussion in this proxy statement/prospectus contains forward-looking statements which involve risks and uncertainties. Wyckoff's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the section entitled "Risk Factors," as well as those discussed elsewhere in this proxy statement/prospectus.

Overview

   Wyckoff develops, manufactures and markets a broad range of active pharmaceutical ingredients and advanced fine chemical ingredients. Wyckoff sells its products and custom synthesis services worldwide to a number of pharmaceutical companies that sell both branded and generic products, as well as to cosmetic companies and other fine chemical end-users. Wyckoff, which was established in 1976, has built a reputation for quality and rapid response over its 23 years of service. Wyckoff currently is expanding its product range, management and technology teams and manufacturing and process research facilities to achieve an even broader base of business in the future.

   Wyckoff's facilities are located on 40 acres of land in South Haven, Michigan, which has available acreage for additional expansions. The South Haven site is a cGMP-compliant and FDA-inspected facility. Wyckoff also maintains sales offices in Wisconsin and New Jersey and has strategically-located international sales agents.

   Wyckoff seeks to enhance the position that it has built over the past several years and to become one of the leading suppliers of active pharmaceutical ingredients to branded and generic pharmaceutical companies. Wyckoff's business philosophy is to contribute to products which help ease pain, cure diseases and save lives in a safe and environmentally responsible manner.

   Wyckoff's internal expansion has contributed to sales growth over the past five years at a compounded rate of 14% per year. In addition, Wyckoff currently is expanding its chemical manufacturing capacity, developing larger alliances and diversifying into new areas, such as parenterals (injectible-grade pharmaceutical ingredient) and nutriceuticals (nutritional supplements manufactured under FDA regulations).

Industry Background

   The American and global populations' increased life expectancy and desire for a more healthy and vigorous lifestyle may increase demand for health care products and support growth of the pharmaceutical and health care industry. The following trends in the pharmaceutical and health care industry are expected to create opportunities for Wyckoff in the future:

  . the increasing practice of many pharmaceutical companies to "out-source" much of their active pharmaceutical ingredients and advanced intermediate products requirements

  . the increasing use of generic drugs due to an emphasis on reducing health care costs and patent expirations

  . the increasing costs of drug development, emphasis on reducing time to market for new drugs and increasing government regulation of pharmaceutical production

Wyckoff's Strategy

   Wyckoff believes that it is well-positioned to capitalize on these trends and to achieve its growth objectives based upon the following competitive advantages:

  . A Strong Reputation. Over the years Wyckoff has established a well-respected reputation as a partner to pharmaceutical companies, due to Wyckoff's consistent quality, reliability, regulatory compliance, confidentiality, response time and value. Wyckoff has strong interactive relationships with a number of large pharmaceutical companies.

  . Manufacturing and Process Development Flexibility. Wyckoff currently produces over 45 products at its South Haven site. Wyckoff's current annual sales volumes by product range from less than 10 kilograms per year to 200,000 kilograms per year. Wyckoff's broad range of products, coupled with its flexible and cGMP-compliant and FDA-inspected production capacity, allows it to respond quickly to customer needs and the demands of the marketplace.

  . Superior Research and Product and Process Development. Virtually all of the products sold by Wyckoff are produced using processes either fully developed internally or developed under exclusive and confidential collaboration with its customer or industry partners. Wyckoff has amassed a strong interactive team of chemists and chemical process engineers to satisfy this critical element of the business.

Operations

   Wyckoff develops and supplies pharmaceutical products to generic and brand name pharmaceutical companies. Wyckoff's manufacturing operations include production of active pharmaceutical ingredients and intermediates for new drug applications, established prescription drugs, over-the-counter products and products for cosmetic companies. Wyckoff's current manufacturing capacity is 52,500 reactor gallons, and it is expanding its operations by an additional 15,000 to 20,000 reactor gallons. Wyckoff's manufacturing facilities include a number of 2,000 to 4,000 gallon reactors, which are useful for manufacturing large commercial volumes of products.

Research and Development

   Wyckoff currently has 20 scientists and engineers engaged in development and pilot scale-up activities for 13 developmental products that hold significant potential as innovative products for both the pharmaceutical industry and Wyckoff. These products treat the following therapeutic areas: antibiotics, anti-psychotic, anti-depressant, protease inhibitor, antianginal and osteoporosis treatment. Wyckoff's customers for these products include a number of the world's largest and best-known pharmaceutical companies.

Sales and Marketing

   Wyckoff sells and markets its products from its headquarters in Michigan, from regional sales offices in New Jersey and Wisconsin and from sales agents located abroad. Wyckoff's customers for current and developmental products include:

  .  Abbott

  .  Bayer AG

  .  Bristol Myers Squibb

  .  Clairol

  .  Mylan Laboratories

  .  Parke Davis

  .  Pharmacia & Upjohn

  .  Roxane

  .  Schein

  .  Schering Plough

  .  Teva

  .  Watson

  .  3M Pharmaceuticals


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

Raw Materials and Supply

   Wyckoff purchases a variety of raw materials used in the production of its products from numerous global sources. Wyckoff does not rely on a single source for any raw material that is critical to its business or for raw materials that are difficult to obtain. Wyckoff believes it has been able to purchase its raw materials at competitive prices.

Technology

   Wyckoff depends heavily upon its technological strength to drive the development of its business. Wyckoff currently owns three United States patents that have varying durations which apply to portions of its manufacturing processes. Wyckoff also licenses technology from third parties in connection with the manufacture of Wyckoff products.

   Although Wyckoff has patented a few of its processes and has licenses to use the technology of third parties, it relies upon its own proprietary know-how, including processes and techniques which it has developed over years of research and experience. Wyckoff seeks to protect its unpatented technology and know-how in part by requiring confidentiality and non-disclosure agreements with its employees. There can be no guarantee that these agreements will be enforceable and will not be breached, or that Wyckoff's trade secrets will not otherwise be disclosed to, or discovered by, competitors.

Competition

   Competitive factors in Wyckoff's market include:

  .  quality and speed of service

  .  price and value

  .  breadth of capability

  . regulatory compliance, including compliance with requirements of the FDA and the EPA

  .  established relationships

  .  reliability of supply

  .  reputation for the above factors

   In addition, Wyckoff's success depends on its ability to secure relationships with potential customers that have new pharmaceutical products in the early stages of development. Once this type of relationship is established and Wyckoff has positioned itself as a primary supplier for a product, it gains competitive advantages, based upon its:

  . significant investments in plant and equipment, process development and relevant permits

  .  expertise in solving technical problems

  .  specialized manufacturing and product formulation expertise at low cost

  .  lengthy product development work

  . lengthy approval processes by customers, government authorities and other parties

  . customers' reluctance to rely upon marginal or unproven suppliers of expensive and highly regulated pharmaceutical intermediates and active ingredients

   Wyckoff encounters significant competition from small to mid-sized fine chemical companies, large multi-national chemical companies and the pharmaceutical companies themselves. Many of these competitors have substantially greater financial resources, technical skills and marketing experience than Wyckoff.

   Wyckoff's competitors include firms such as Cambrex, DSM, ISP, Lonza AG, a number of small Italian and Spanish fine chemical companies and, occasionally, chemical manufacturers located in India or China.

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

Environmental and Safety Regulations

   Production of essentially all of Wyckoff's products involves the use, storage, disposal and transportation of toxic and hazardous materials. Wyckoff's operations are subject to extensive federal, state and local laws and regulations governing the environment and maintenance of safe and hygenic conditions in the workplace, including regulations of the EPA, the Michigan Department of Environmental Quality and of federal and state occupational health and safety agencies.

   Wyckoff's policy and practice is to comply with all requirements of applicable environmental, health and safety laws, regulations and cGMP. In many cases compliance only can be achieved by capital expenditures. Wyckoff made capital expenditures related to compliance of approximately $272,000 in 1996, $151,000 in 1997 and $156,000 in 1998. Wyckoff anticipates that it will spend approximately $1.6 million in 1999 related to regulatory compliance in connection with the construction of a new plant. Wyckoff anticipates that both capital and expense requirements will increase in the coming years as a result of continued changes in environmental and health and safety laws. Wyckoff considers costs for environmental compliance and providing safe operating conditions for its employees to be a normal cost of doing business, and includes recovery of these costs in its pricing decisions.

   Risks of substantial environmental costs and liabilities are inherent in plant operations and products produced by Wyckoff, as they are with other companies engaged in chemical processing, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, current legislation and common law tends to hold chemical companies primarily responsible for proper disposal of their chemical waste and discharges even when transferred to third party disposal and treatment facilities. Other future developments, such as increasingly strict environmental, health and safety laws and regulations and enforcement policies, could result in substantial costs and liabilities to Wyckoff and could subject Wyckoff's handling, manufacture, use, reuse or disposal of substances or pollutants at its facilities to more rigorous scrutiny than at present. Wyckoff is fully aware of these risks and monitors the risks closely.

   The Wyckoff manufacturing site is listed under Michigan law as a site with soil and groundwater contamination. Environmental assessments conducted on the site have identified soil contamination by volatile organic compounds and heavy metals. According to a third party environmental consultant retained by Catalytica in connection with the merger, the costs associated with further investigation and remediation of the contamination is estimated to be less than $2.0 million.

   A significant portion of the soil contamination that exists at the site is on property acquired by Wyckoff between 1995 and 1997, which Wyckoff currently is not using. The State of Michigan has approved a plan for the clean-up of environmentally contaminated sites which are not currently in use. Wyckoff believes that a portion of the investigation and remediation costs for the Wyckoff site may be eligible for reimbursement under the statewide clean-up plan.

FDA and Related Regulations

   Wyckoff is subject to extensive regulation by several regulatory authorities, principally the FDA and corresponding state agencies, and to stringent safety standards.

   Wyckoff's manufacturing facilities are subject to regulations with respect to the registration of facilities by the FDA and compliance with cGMP standards. Wyckoff is therefore subject to periodic in-depth inspections to assure its ongoing compliance with these standards. Wyckoff believes that it operates in compliance with cGMP.

   The FDA also has broad regulatory powers with respect to pre-clinical and clinical testing of new pharmaceutical products and the manufacturing, marketing and advertising of those products. All new projects with brand name pharmaceutical companies will require FDA approval.

   Wyckoff also is subject to comprehensive compliance audits by many of its customers on a periodic basis. Wyckoff's or any other company's ability to supply the pharmaceutical industry is dependent upon the favorable results of such inspections.

Wyckoff's Employees

   Currently Wyckoff has approximately 165 full-time employees, most of whom are based in South Haven, Michigan. There are no collective bargaining agreements in place although Wyckoff has in the past experienced unsuccessful efforts by some of its employees to unionize. Wyckoff believes its work force and managerial and technical teams to be strong and it employee relations satisfactory.

Wyckoff's Properties

   Wyckoff has approximately 105,000 square feet of office, manufacturing and R&D facilities in South Haven, Michigan, all of which is owned by Wyckoff. Wyckoff believes these facilities to be in good condition, well maintained and adequate for its current needs. Wyckoff also leases a small sales office in Wisconsin.

Legal Proceedings

   From time to time Wyckoff may be exposed to or a subject of legal proceedings and claims that arise in the ordinary course of business. However, management does not expect that any of the current proceedings will have a material effect on Wyckoff's financial condition or results of operations.

           WYCKOFF MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   Except for the historical information contained in this section, the discussion in this proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties regarding Wyckoff's strategy, financial performance and revenue sources. Wyckoff's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed in the "Risk Factors" section of this proxy statement/prospectus. You should consider the following factors carefully in evaluating an investment in the common stock offered by this proxy statement/prospectus.

Overview

   Wyckoff develops, manufactures and markets a broad range of active pharmaceutical ingredients and advanced fine chemical ingredients, offering its own proprietary products and a custom synthesis service to a number of pharmaceutical companies that sell both branded and generic products, as well as to cosmetic companies and other fine chemical end users. Established in 1976, Wyckoff has built a reputation for quality and rapid response over its 23 years of service, and is currently expanding its product range, management and technology teams and manufacturing and process research facilities to achieve a broader base of business. Information provided below for the years 1999, 1998 and 1997 is for the fiscal year ended June 30 in each of those years.

Results of Operations

                                               For the Years Ended    Annual %
                                                    June 30,           Change
                                             ----------------------- -----------
                                                                     1999/ 1998/
                                              1999    1998    1997   1998  1997
                                             ------- ------- ------- ----- -----
                                                   (dollars in thousands)
Revenues:
  Product sales............................. $36,524 $31,429 $29,041   16%    8%

   Historically, the majority of Wyckoff's sales have been to generic pharmaceutical companies and several fine chemical companies. The generic pharmaceutical industry is very price competitive. Consequently, the price that Wyckoff is able to charge on several key products has decreased over the last several years.

   The 16% increase in sales from 1998 to 1999 is due primarily to the shipments of two new products that are in its customers' product development stage. One product, which accounted for Wyckoff sales of approximately $2.1 million in 1999, is a generic pharmaceutical that will come off patent in November 2001. In addition, Wyckoff also sold trial quantities of four other products to generic pharmaceutical companies for pharmaceuticals that will come off patent over the next several years. The sales of these products, which were approximately $200,000 in 1999, represent potential future business for Wyckoff.

   The other new product is an advanced intermediate for a brand name pharmaceutical company which accounted for Wyckoff sales of approximately $2.0 million in 1999. This product is in Phase III clinical trials. Wyckoff also shipped trial quantities of four other advanced intermediates to pharmaceutical companies for products in early stages of development. The total of these sales was $483,000 in 1999. The eventual commercial sale of these products cannot be predicted at this time because of the high degree of uncertainty during clinical trials.

   The 1998 sales increase of approximately $2.4 million or 8% over the amount reported for 1997 was due primarily to the sale of development quantities of an anti-fungal product of approximately $1.6 million. This product is coming off patent in June 2000. Wyckoff also sold two advanced intermediates products which are in Phase III clinical trials to a brand name pharmaceutical company in the amount of $738,000.

                                                                     Annual %
                                   For the Years Ended June 30,       Change
                                   -------------------------------- -----------
                                                                    1999/ 1998/
                                     1999         1998      1997    1998  1997
                                   ---------    --------- --------- ----- -----
                                            (dollars in thousands)
Costs and expenses:
  Costs of goods sold............. $  24,951    $  21,454 $  19,678   16%    9%
  Research and development........     1,810        1,451     1,163   25%   25%
  Selling, general and
   administrative.................     4,974        4,004     3,595   24%   11%
  Net interest expense............       608(1)       584       607    4%   (4%)

--------
(1) excludes capitalized interest of $202,000

   Cost of Goods Sold: The 16% increase in cost of goods sold in 1999 compared to 1998 is consistent with the increase in sales. The cost of goods sold consists primarily of purchased chemicals used in the manufacturing process and manufacturing costs required to manufacture the chemicals. The average raw material portion of the costs is approximately 40% to 45% of the total cost of goods depending on the product mix. The yearly increase in cost of the manufacturing process generally is semi-linear with the increase in sales. However, when Wyckoff exceeds its capacity level and it becomes necessary to expand, the incremental costs for expansion will increase faster than the sales revenue until the production volume catches up in subsequent years. Wyckoff experienced significant additional costs in fiscal year 1999 as it completed the construction and partial start-up of a new manufacturing facility. These costs were related to higher depreciation expense and additional manufacturing personnel.

   The 9% increase in cost of goods sold in 1998 compared to 1997 was consistent with the increase in sales with no significant variations from the prior year.

   Process R&D expenses increased 25% in 1999 compared to the amounts reported for 1998. These costs primarily were related to an expansion of the R&D effort through increases in the number of process research chemists hired by Wyckoff. The hiring of additional personnel was in connection with Wyckoff's strategy to take advantage of the trend by brand name pharmaceutical companies to out-source a portion of their chemical manufacturing. The 25% increase in 1998 compared to 1997 also was due to increases in personnel expenses related to this strategy.

   Selling, General and Administrative: SG&A expenses increased $970,000 or 24% for the year ended 1999 compared to the amounts reported for 1998. This increase over the prior year was due primarily to a $536,000 bonus paid to employees. This bonus was based on Wyckoff's meeting specific performance targets established by the board of directors. Wyckoff did not pay a bonus to employees in fiscal 1998. The 11% increase in SG&A expenses in 1998 compared to 1997 was consistent with the sales increase.

   Interest Expense: In 1999 the interest expense was $810,000, a 39% increase over 1998 due to the increased bank borrowings in connection with the construction of the new manufacturing facility and addition to the R&D center. Of this amount, Wyckoff capitalized $202,000 of the interest expense as part of the construction costs. This resulted in a net interest expense of $608,000. In October of 1998, Wyckoff entered into an interest rate swap derivative transaction at a fixed rate of 4.97%. This swap relates to the variable rate demand notes issued by Wyckoff in February 1997 in the approximate amount of $10.2 million, of which $7.1 million was outstanding as of June 30, 1999.

                                            For the Years Ended      Annual %
                                                  June 30,            Change
                                            ----------------------  -----------
                                                                    1999/ 1998/
                                             1999    1998    1997   1998  1997
                                            ------  ------  ------  ----- -----
                                            (dollars in thousands except per
                                                      share data)
Net income:
  Income before income taxes............... $4,181  $3,936  $3,998     6%   (2%)
  Provision for income taxes............... (1,290) (1,066) (1,296)   21%  (18%)
                                            ------  ------  ------
  Net income .............................. $2,891  $2,870  $2,702     1%    6%
  Basic earnings per share................. $10.19  $10.09  $ 9.47     1%    7%
  Diluted earnings per share............... $10.08  $10.00  $ 9.39     1%    6%

   Wyckoff reported income of approximately $2.9 million in 1999, $2.9 million in 1998 and $2.7 million in 1997. Wyckoff's ability to maintain and increase its net income will be impacted by prices in the generic pharmaceutical market, including pricing on current existing commercial products and new off patent products in future years. Wyckoff's net income also will depend on the prices Wyckoff negotiates with brand name pharmaceutical companies for projects in Phase II and III development. These early stage development projects have a lower probability of becoming commercial products than the generic products since they are new products which require FDA approval. Due to the nature of the industry, Wyckoff cannot predict which products will become commercialized. Because of this uncertainty, Wyckoff bids on these projects in the early stage of development with the target to make a reasonable profit.

   The provision for income taxes for the year ended June 30, 1999 as a percentage of pretax income was approximately 31% as compared to 27% for 1998 and 32% in 1997. The fluctuation in the effective tax rate is due primarily to the amount of the R&D tax credit Wyckoff was able to take in each tax year. In addition, in January 1998 Wyckoff formed a subsidiary, Wyckoff Chemical Foreign Sales Corporation, through which Wyckoff's foreign sales are made. This arrangement has lowered Wyckoff's effective tax rate on foreign sales.

Liquidity and Capital Resources

                                                 For the Years Ended June 30,
                                                 ------------------------------
                                                   1999      1998       1997
                                                 --------- ---------  ---------
                                                    (dollars in thousands)
  Cash.......................................... $    290  $     305  $     966
  Working capital...............................    7,870      7,722      7,753
  Cash provided by
   operating activities:........................    4,196      4,901      5,378
    Investing activities........................   (9,212)    (4,247)    (3,529)
    Financing activities........................    5,001     (1,315)    (1,327)
                                                 --------  ---------  ---------
  Net increase (decrease) in cash............... $    (15) $    (661) $     522
  Current ratio.................................     1.95       2.65       2.79

   Wyckoff has generated cash flow from operations of approximately
$4.2 million in 1999, $4.9 million in 1998 and $5.4 million in 1997. Cash from operations, after deduction for the annual dividend payment to shareholders of $337,000 in 1999 ($342,000 in 1998 and 1997) and repayment of scheduled debt, was reinvested into the business primarily for the purchase of production equipment and for the expansion of R&D laboratory and manufacturing production facilities. Wyckoff reinvested approximately $9.2 million in 1999, $4.3 million in 1998 and $3.5 million in 1997. During these periods Wyckoff has borrowed from its bank through term loans an amount needed to finance Wyckoff's growth. Wyckoff also refinanced its bank debt through the issuance of variable rate demand notes, series 1997 in the approximate amount of $10.2 million through First of America Brokerage Service, Inc. (which subsequently became NatCity Investments, Inc.) In

1997 Wyckoff used approximately $8.3 million of those proceeds to pay off its then existing term loan. Wyckoff did not raise any funds through public or private equity offerings.

   Wyckoff currently has a revolving term loan with its bank in the amount of $7.5 million of which Wyckoff had, as of June 30, 1999, $6.2 million outstanding. Wyckoff also has a line of credit for working capital with its bank in the amount of $2.5 million. As of June 30,1999 Wyckoff had $1.0 million outstanding against that line of credit.

   Wyckoff has adequate liquidity to support its current operations and working capital needs and debt repayment for the next 12 months. In the longer term, additional credit facilities or sale of equity may be required to finance additional growth.

Year 2000 Readiness Disclosure

   Many computer systems, software and electronic products require valid dates to work acceptably but are coded to accept only two-digit entries in the date code field. These systems will need to be changed to distinguish 21st century dates from 20th century dates. In addition, certain systems and products do not correctly process "leap year" dates. As a result, computer systems, application software and other equipment (e.g. telephone PBX and voicemail, office equipment and manufacturing equipment) used by Wyckoff has been upgraded, repaired or replaced to prepare for the "Year 2000" and "leap year" requirements. Wyckoff's business computing systems are Year 2000 tolerant, but continued verification is still required. This verification process is expected to be complete by November 1999.

   Wyckoff has conducted an internal review of its internal systems (e.g. manufacturing, finance, human resources, payroll, laboratory and other systems). The systems affected by the Year 2000 problem are divided into three categories.

  . Business Information Systems are any midrange, micro or PC-based computer system used for corporate operations. These systems generally involve application code supported by internal staff.

  . Manufacturing Automation Systems are specific computer and process control systems used in production processes, including programmable logic controllers. These systems generally involve application code that is supported by internal staff, directly by the vendor or by an authorized third party service group.

  . Embedded Controller Systems are systems or devices that include an intelligent processor or chips that are not programmable or cannot be modified without hardware changes. These systems generally are supported by the vendor and are not maintained by internal staff, other than for routine calibration or adjustment (e.g. stand-alone controllers, intelligent field devices, laboratory instruments and telecommunications equipment).

   The following is a chart showing Wyckoff's status of Year 2000 readiness as of June 30, 1999 and internal target dates for project completion. Wyckoff has prioritized the remediation effort to fix critical business systems first, non-critical systems second and cosmetic changes to reports and displays last. Key critical business systems, such as financial systems (general ledger, purchasing, payroll, accounts payable, accounts receivable, and fixed assets) have completed the assessment stage and are being remediated and tested as described in the table below. Any remaining critical or non-critical business systems are expected to be completed by December 1999. Cosmetic changes to reports and displays are expected to be completed in November and December 1999.

 Year 2000 Status as of June 30, 1999

Resolution Phases

     Exposure Type         Assessment    Remediation       Testing    Implementation
     -------------        ------------- --------------  ------------- --------------
Business Information
 Systems................  100% Complete  97% Complete   80% Complete  76% Complete
Expected Completion.....                 November 1999  November 1999 December 1999
Manufacturing Systems ..  100% Complete  100% Complete  95% Complete  90% Complete
Expected Completion.....                                November 1999 November 1999
Embedded Controller
 Systems................  100% Complete  100% Complete  95% Complete  90% Complete
Expected Completion.....                                November 1999 November 1999

   Testing and remediation of business information systems, manufacturing automation systems and embedded controller systems are in progress. Wyckoff anticipates successful completion of all phases of these Year 2000 preparations before December 31, 1999.

   Wyckoff has contacted its vendors and service suppliers whose systems failures potentially could have a significant impact on Wyckoff's operations, to verify their Year 2000 readiness to determine Wyckoff's potential exposure to Year 2000 issues. Wyckoff has been informed by approximately 90% of its vendors and service suppliers that they expect to be Year 2000 ready by the year 2000.

   Any failure of these third parties' systems to achieve timely Year 2000 readiness could have a material adverse effect on Wyckoff's business operation, financial condition and future prospects. Year 2000 problems could affect many of Wyckoff's production, distribution, plant, financial and administrative operations. Systems critical to the business that have been identified as not Year 2000 compliant are either being replaced or corrected through programming or hardware modifications.

   The state of compliance of certain of Wyckoff's third-party suppliers of services, such as telephone companies, long distance carriers, financial institutions and electric companies, has not been determined. The failure of any one of these third party suppliers to be Year 2000 ready could severely disrupt Wyckoff's ability to carry on its business as well as disrupt the business of its customers.

Future Results

   This section contains certain forward-looking statements regarding Wyckoff's operating results that involve risks and uncertainties. Wyckoff's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth here and under "Risk Factors."

 Outlook for the Generic Pharmaceutical Industry

   A significant portion of Wyckoff's current product sales are to the generic pharmaceutical industry. Wyckoff supplies this industry with active pharmaceutical ingredients. The generic pharmaceutical industry has significant growth potential based on the number of off-patent products over the next several years. The industry also is expected to grow due to the continuing pressure to lower medical costs particularly related to pharmaceuticals products because these expenses generally are not reimbursable for retirees. In addition, the demographics of the United States' population shows a high percentage of the population reaching retirement over the next 20 years. Retirees are the highest users of prescription drugs and are expected to increase their demand for pharmaceutical products, especially generics. Wyckoff has positioned itself with the top tier generic companies, including Mylan Pharmaceutical, Schein Pharmaceuticals, Teva Pharmaceuticals USA and Watson Laboratories, to be able to take advantage of this opportunity.

   Wyckoff recently has focused on generic products that have more complex molecular structure which are consequently more difficult to manufacture. Management believes that these products will have limited global competition and should return Wyckoff a higher profit margin over the product's life cycle than the less complex, commodity type products. While there is no certainty that Wyckoff will be successful in producing these complex products, Wyckoff's long history in this industry and its reputation should enable it to continue to grow this business in a profitable manner over the next several years. Wyckoff currently has shipped developmental quantities for five active pharmaceutical ingredients which will be coming off patent over the next several years to many of the top tier generic companies.

   There is also significant reluctance for the generic companies to qualify more than one source for an active pharmaceutical ingredient during its submission of an abbreviated new drug application because of the additional cost required. Therefore, once Wyckoff has been approved by the generic company as its active pharmaceutical ingredient supplier, a long term supply relationship generally develops. This relationship is not contractual but is based on business needs of the customer and Wyckoff.

   Generic commercial products are mature pharmaceuticals which generally have consistent yearly sales but have a tendency to decline in volume and price over time. This volume decline is due to the following factors: (a) less sales promotion by the innovator company once the product goes generic which results in less prescriptions being written for that product; (b) entry of a new drug in the consumer market in the same therapeutic category which may be more effective or have less adverse side affects; and (c) a more effective drug delivery system. The decline in price over time is symptomatic of the generic industry.

 Outsourcing by Brand-Name Companies

   There is a strong trend in the pharmaceutical industry for large pharmaceutical companies to outsource certain aspects of their business activities to companies that have specific technical expertise. This allows the pharmaceutical companies to focus their resources on R&D and marketing. With respect to chemical manufacturing, the brand name pharmaceutical companies are developing strategic partnerships with selected independent active ingredient manufacturers who are cGMP compliant and are in compliance with all regulatory agencies including but not limited to the FDA, the EPA and state and federal occupational health and safety agencies. These companies primarily are located in North America and Western Europe. Wyckoff believes this trend will continue and it has, over the last several years, developed strategic partnerships with several brand name companies under confidentiality agreements.

   In connection with these partnerships, Wyckoff currently is working with a number of major pharmaceutical companies in developing chemical synthetic routes for the manufacture of advanced intermediate pharmaceuticals for projects in Phase I, II and III clinical trials. Wyckoff supplies small quantities of advanced intermediate chemical with the eventual goal of being a supplier of the product to the pharmaceutical company once the product receives approval of the FDA and becomes a commercial product. Wyckoff would then make the advanced intermediates and ship the product to the pharmaceutical company which would use this material in manufacturing active pharmaceutical ingredients in its facility. At this time, none of the projects Wyckoff has worked on has become commercial because the products are still in the developmental stage. However, Wyckoff has ongoing projects with pharmaceutical companies for four projects which are in Phase III stage of development. There are an additional five projects in Phase I or II stages.

   These projects are on a purchase order basis and the pharmaceutical companies are not required to use Wyckoff if the product is approved by the FDA. However, as a practical matter, there is a high probability that

Wyckoff would participate in the commercial production due to the technical expertise it will have gained in manufacturing that product during the early stages of process development and the strong interaction between both companies' technical personnel. However, Wyckoff will have to be price competitive when the pharmaceutical company is ready to begin commercial production. If Wyckoff is selected as the supplier for the advanced intermediate, Wyckoff should experience a long-term supply relationship with limited price pressure because the pharmaceutical companies place strong emphasis on reliability of supply rather than solely on price.

Quantitative And Qualitative Disclosures About Market Risk

Interest Rate Swaps

   In October 1998, Wyckoff entered into a $9.0 million interest rate swap derivative transaction to reduce Wyckoff's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the rate used to calculate Wyckoff's borrowing cost at 4.97% for four and one-half years on $9.0 million of the variable rate demand notes, series 1997. Wyckoff accounts for this interest rate swap as a hedge, and accrues the interest rate differential as interest expense on a monthly basis. In accordance with the accrual method of accounting, there is no recognition in the financial statements for changes in the derivative's fair value. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment gain or loss. Any swap agreements that are not designated with outstanding debt or notional amounts (or duration) of interest-rate swap agreements in excess of the principal amounts (or maturities) of the underlying debt obligations would be recorded as an asset or liability at fair value, with changes in fair value recorded in other income or expense (the fair value method). Wyckoff does not hold or transact in such financial instruments for purposes other than risk management.
   The notional principal amount for the off-balance-sheet instrument provides one measure of the transaction volume outstanding as of year end, and does not represent the amount of Wyckoff's exposure to credit or market loss. Wyckoff believes its gross exposure to potential accounting loss on this transaction if all counter-parties failed to perform according to the terms of the contract, based on then-current interest rates at each respective date, would have no material financial impact. Wyckoff's exposure to credit loss and market risk will vary over time as a function of interest rates.
   The estimate of fair value of the interest rate swap is $100,000 and is based on a price quote obtained from a third party. The amounts ultimately realized upon settlement of the financial instrument, together with the gains and losses on the underlying exposure, will depend on actual market conditions during the remaining life of the instrument.
   With the interest rate swap, which qualifies as an accounting hedge, Wyckoff either makes or receives payments on the interest rate differential between 4.97% and the actual interest paid on its debt which has a floating interest rate based on a weekly rate. As a result, the swap effectively converts $9.0 million of Wyckoff's floating-rate four and one-half year debt to a fixed-rate debt. The maturity date for the swap is February 2, 2004. For the year ended June 30, 1999, the interest rate swap classified as receive-fixed swap had an average receive rate of 4.96% based on the weighted average daily rate of 30 day commercial paper. The pay rate on the swap is 4.97%. The gain or loss on the swap is recognized in net interest expense in the same period as the hedged transaction. The actual incurred loss totaled approximately $2,000 as of June 30, 1999.

Currency Risk

   Wyckoff currently invoices its customers in United States dollars and generally is invoiced by its foreign suppliers in United States dollars. However, with the new Euro currency, future foreign transactions may be denominated in a currency other than United States dollars which could result in currency gains or losses on the transaction.

                              WYCKOFF'S MANAGEMENT

   Wyckoff's current executive officers and directors are as follows:

               Name                 Age                       Position
               ----                 ---                       --------
Ronald L. Hartgerink..............   57 Chief Executive Officer and Chairman
                                        of the Board
Elmer E. Hartgerink...............   82 Vice Chairman of the Board
James B. Friederichsen............   57 President and Chief Operating Officer and Director
Thomas J. Gambon..................   48 Chief Financial Officer
Melvin Flaming....................   56 Vice President of Sales and Marketing
Philip W. Ranck...................   56 Vice President of Manufacturing
Andrew G. Zeiler..................   56 Vice President of Research and Development
                                        and Director
Michael D. Annett.................   52 Director of Human Resources and Corporate Secretary
Harwood C. Stiles.................   48 Director of Quality Assurance and Regulatory Affairs
Robert E. McClendon...............   74 Director
Winston E. Miller.................   77 Director
Roger J. Gemmen...................   64 Director
John L. Urness....................   65 Director
Arthur R. Whale...................   76 Director

   Ronald L. Hartgerink has served as a director of Wyckoff since February 1989, as Chairman of the Board since April 1999 and as Chief Executive Officer since 1990. Mr. Hartgerink served as President of Wyckoff from 1990 to April 1999. Before joining Wyckoff, Mr. Hartgerink held leadership positions for 20 years with various research and development laboratories of Exxon Corp. Mr. Hartgerink serves as a director of Shoreline Bank. Mr. Hartgerink is the son of Elmer E. Hartgerink, a director and the Vice Chairman of Wyckoff. Mr. Hartgerink holds a Ph.D in organic chemistry from the University of California, Berkeley, and a B.S. in chemistry from Hope College, Holland, Michigan.

   Elmer E. Hartgerink has served as a director of Wyckoff since 1979 and as Vice Chairman of the Board since April 1999. From 1979 to April 1999, Mr. Hartgerink served as Wyckoff's Chairman of the Board. Before joining Wyckoff, Mr. Hartgerink held various management positions with Miles Laboratories, Inc., a pharmaceutical company. Mr. Hartgerink holds a B.S. in chemistry from Hope College, Holland, Michigan, and a M.S. in organic chemistry from Washington University, St. Louis, Missouri. Mr. Hartgerink is the father of Ronald L. Hartgerink, Chairman of the Board and Chief Executive Officer of Wyckoff.

   James B. Friederichsen has served as a director of Wyckoff since January 1997 and as President and Chief Operating Officer of Wyckoff since December 1998. Before joining Wyckoff, Mr. Friederichsen was Vice President of the specialty chemicals group of Ferro Corporation from 1994 to 1998. In that position, Mr. Friederichsen was responsible for the strategic growth of the group, which increased sales from $200.0 million to $330.0 million during his tenure. Mr. Friederichsen holds a B.S. in mechanical engineering from Georgia Institute of Technology and an M.B.A. in finance from Louisiana State University.

   Thomas J. Gambon has served as Wyckoff's Chief Financial Officer since 1987. Mr. Gambon has more than 20 years of experience in corporate finance. Before joining Wyckoff, Mr. Gambon held various corporate finance positions with Kaydon Corporation, a precision bearing manufacturer located in Muskegon, Michigan, and McGraw-Edison, a multi-national manufacturer of electrical generation and power equipment located in Chicago, Illinois. Mr. Gambon holds a B.S. in accounting and finance from Northern Illinois University.

   Melvin Flaming has served as Wyckoff's Vice President of Sales and Marketing since October 1993. Before joining Wyckoff, Mr. Flaming held a similar position with B.I. Chemicals, Inc., a leading manufacturer and worldwide distributor of fine chemicals, organic intermediates and specialty chemicals with annual domestic sales of $64.0 million. Mr. Flaming has more than 24 years of sales and marketing experience in the fine and specialty chemical industries. Mr. Flaming holds a B.S. in liberal arts from Wichita State University, Wichita, Kansas.

   Philip W. Ranck has served as Wyckoff's Vice President of Manufacturing since December 1993. Before joining Wyckoff, Mr. Ranck served as Vice President and Chief Operating Officer of Orsynex Corp., Columbus, Ohio, which produces bulk drug actives and specialty organics for pharmaceutical, biotech, research and industrial applications. Mr. Ranck holds a B.S. in chemical engineering from Purdue University, Lafayette, Indiana.

   Andrew G. Zeiler has served as a director of Wyckoff since 1983. He has also served as Wyckoff's Vice President of Research and Development since May 1980, during which time he was responsible for the development of research, quality control and analytical services at Wyckoff. Mr. Zeiler came to Wyckoff with more than 10 years of research and development experience in the pharmaceutical industry. Mr. Zeiler holds a Ph.D. in organic chemistry from Ohio University.

   Michael D. Annett has served as Wyckoff's Director of Human Resources since January 1988 and as Wyckoff's Corporate Secretary since February 1991. Before joining Wyckoff, Mr. Annett held various human resources positions with Kaydon Corporation, Muskegon, Michigan, and National Motor Castings, a manufacturer of castings for the automobile industry located in South Haven, Michigan. Mr. Annett holds a M.A. in psychology from Spalding University, Louisville, Kentucky, and a B.S. in zoology from Miami University, Oxford, Ohio.

   Harwood C. Stiles has served as Wyckoff's Director of Quality Assurance and Regulatory Affairs since December 1997. From 1992 to 1997, Mr. Stiles served as Manager of Quality Assurance at Wyckoff. Mr. Stiles has more than 25 years of experience in quality assurance positions in the pharmaceutical, medical device, food and chemical industries. Mr. Stiles also serves on the board of the National Pharmaceutical Alliance and the National Association of Pharmaceutical Manufacturers and holds a B.S. in biology from Ohio State University.

   Robert E. McClendon has served as a director of Wyckoff since 1985. Mr. McClendon is a majority owner and Chairman of the Board of Do-It Corp., a manufacturer of plastic display tabs located in South Haven, Michigan. Mr. McClendon is also a director of Shoreline Bays, a South Haven, Michigan company that leases warehouse and manufacturing space. Mr. McClendon holds a B.A. in physics and math from the University of California, Berkeley and pursued graduate studies in physics at the University of New Mexico, Albuquerque, New Mexico.

   Winston E. Miller has served as a director of and General Counsel to Wyckoff since its formation in 1976. Mr. Miller has been a partner with the law firm of Miller, Morriss and Pappas, located in Lansing, Michigan, since 1956.
Mr. Miller is also a shareholder and Chairman of the Board of Biomedical Frontiers, a company that specializes in new drug development. Mr. Miller holds a M.S. in chemistry and a law degree, both from the University of Michigan.

   Roger J. Gemmen has served as a director of Wyckoff since its formation in 1976. Dr. Gemmen is a general surgeon and Chief of Surgery of United Clinics and District Hospital of Faribault County, Minnesota. Dr. Gemmen also served as Chief of Surgery at Holy Family Hospital, Estherville, Iowa, from 1995 to 1998 and Newman Memorial Hospital, Shattuck, Oklahoma, from 1990 to 1995. Dr. Gemmen received his M.D. from the George Washington University Medical School, Washington, D.C.

   John L. Urness has served as a director of Wyckoff since its formation in 1976. From 1980 to 1982, Mr. Urness was Vice President of Manufacturing for Wyckoff and from 1976 to 1980 he was Director of Manufacturing for Quaker Oats. Mr. Urness has owned and operated Star Mercedes since 1982, an automobile dealership located in Bristol, Illinois. Mr. Urness holds a B.S. in chemical engineering from the University of Minnesota.

   Arthur R. Whale has served as a director of Wyckoff since 1985. Mr. Whale is a partner with the Indianapolis law firm of Baker & Daniels, with which he has been affiliated since 1986. From 1975 to 1985, Mr. Whale was the General Patent Counsel and Assistant Secretary with Eli Lilly and Company. Mr. Whale holds a B.S. in chemical engineering from Northwestern University and a law degree from George Washington University.

         OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT OF WYCKOFF

   The following table sets forth certain information regarding beneficial ownership of Wyckoff common stock as of July 14, 1999 by

  .  each director and officer of Wyckoff

  . each person known by Wyckoff to own more than 5% of outstanding shares of Wyckoff common stock

  .  all directors and executive officers of Wyckoff as a group

This table is based on information provided to Wyckoff by Wyckoff's directors, officers and 5% shareholders. Percent of ownership calculations are based on 283,929 shares of Wyckoff common stock outstanding and 41,877,226 shares of Catalytica's voting common stock each as of July 14, 1999.


                                                  Percent of
                                                 Outstanding      Percent of
                                                   Wyckoff       Outstanding
                                                 Common Stock Catalytica Voting
  Name and Address of       Number of Shares     Owned Before    Common Stock
    Beneficial Owner      Beneficially Owned (1)    Merger    Owned After Merger
  -------------------     ---------------------  ------------ ------------------
Roger J. Gemmen (2).....         33,975              12.0%           1.1%
Kenneth K. Wyckoff (3)..         28,319              10.0            1.0
Hope College (4)........         19,800               7.0              *
Ronald L.
 Hartgerink (5).........         14,522               5.1              *
Elmer E.
 Hartgerink (6).........         11,744               4.1              *
John L. Urness (7)......          9,506               3.3              *
Arthur R. Whale (8).....          8,540               3.0              *
Andrew G. Zeiler (9)....          7,550               2.7              *
Winston E. Miller (10)..          5,791               2.0              *
Thomas J. Gambon (11)...          1,572                 *              *
Philip W. Ranck (12)....          1,062                 *              *
Melvin D. Flaming (13)..          1,062                 *              *
Robert E.
 McClendon (14).........          1,040                 *              *
James B.
 Friederichsen (15).....          1,027                 *              *
Michael D. Annett (16)..          1,010                 *              *
Harwood C. Stiles (17)..            822                 *              *
All directors and
 executive officers as
 a group (14 persons)
 (18)...................         99,223              34.9%           3.4%

--------
  *  Less than 1%
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by an individual, the aggregate number of shares of common stock subject to options held by that individual that are currently exercisable within 60 days of July 14, 1999 are deemed outstanding. Shares issuable upon the exercise of options are considered outstanding for computing the percent of the individual holding the options but are not deemed outstanding for computing the percent of any other person. To Wyckoff's knowledge, except as set forth in the footnotes to this table, each party named in the table has sole voting and investment power with respect to the shares set forth opposite that party's name.
 (2) The shares beneficially owned by Mr. Gemmen include options to purchase 540 shares of Wyckoff common stock. Mr. Gemmen's address is 1421 Kalamazoo Street, South Haven, Michigan 49090.
 (3) The shares beneficially owned by Mr. Wyckoff include (a) 16,319 shares held by the Kenneth K. Wyckoff Trust, a grantor trust of which Mr. Wyckoff is sole trustee and (b) 12,000 shares held by the

    Kathleen V. Wyckoff Trust, a grantor trust of which Mr. Wyckoff is sole trustee. Mr. Wyckoff's address is 1421 Kalamazoo Street, South Haven, Michigan 49090.
 (4) Hope College's address is Attn. Barry L. Werkman, 145 East 12th Street, Holland, Michigan 49423.
 (5) The shares beneficially owned by Mr. Hartgerink include (a) 1,650 shares held in Mr. Hartgerink's individual retirement account through Shoreline Bank, (b) 4,050 shares held by the Barbara F. Hartgerink Trust, a declaratory trust of which Mr. Hartgerink is successor trustee, (c) 7,622 shares held by the Margaret G. Hartgerink Trust, an irrevocable trust of which Mr. Hartgerink is sole trustee and (d) options to purchase 1,200 shares of Wyckoff common stock. Mr. Hartgerink's address is 1421 Kalamazoo Street, South Haven, Michigan 49090.
 (6) The shares beneficially owned by Mr. Hartgerink include (a) 10,334 shares held by the Elmer E. Hartgerink Trust, a declaratory trust of which Elmer
     E. Hartgerink is the sole trustee, (b) 600 shares owned by Esther Hartgerink and (c) options to purchase 810 shares of Wyckoff common stock. Mr. Hartgerink disclaims beneficial ownership of the shares held by the Margaret G. Hartgerink Trust, an irrevocable trust of which Mr. Hartgerink is a beneficiary.
 (7) The shares beneficially owned by Mr. Urness include options to purchase 540 shares of Wyckoff common stock.
 (8) The shares beneficially owned by Mr. Whale include options to purchase 540 shares of Wyckoff common stock.
 (9) The shares beneficially owned by Mr. Zeiler include (a) 3,250 shares held by the Andrew Zeiler Trust No. 1, a grantor trust of which Mr. Zeiler is the sole trustee, (b) 3,250 shares held by the Virginia M. Zeiler Trust No. 1, a grantor trust of which Virginia Zeiler is sole trustee and (c) options to purchase 1,050 shares of Wyckoff common stock.
(10) The shares beneficially owned by Mr. Miller include options to purchase 540 shares of Wyckoff common stock.
(11) The shares beneficially owned by Mr. Gambon include (a) 626 shares jointly held by Deborah A. Gambon and Mr. Gambon, (b) 100 shares held in Mr. Gambon's individual retirement account through Shoreline Bank, (c) 12 shares owned by Jennifer A. Gambon, (d) 12 shares owned by Mark E. Gambon, (e) 12 shares owned by Lauren V. Gambon and (f) options to purchase 810 shares of Wyckoff common stock.
(12) The shares beneficially owned by Mr. Ranck include options to purchase 1,050 shares of Wyckoff common stock.
(13) The shares beneficially owned by Mr. Flaming include options to purchase 1,050 shares of Wyckoff common stock.
(14) The shares beneficially owned by Mr. McClendon include options to purchase 540 shares of Wyckoff common stock.
(15) The shares beneficially owned by Mr. Friederichsen include options to purchase 1,027 shares of Wyckoff common stock.
(16) The shares beneficially owned by Mr. Annett include options to purchase 810 shares of Wyckoff common stock.
(17) The shares beneficially owned by Mr. Stiles include options to purchase 810 shares of Wyckoff common stock.
(18) The shares beneficially owned by all directors and executive officers as a group include options to purchase 11,317 shares of Wyckoff common stock.

                    DESCRIPTION OF CATALYTICA CAPITAL STOCK

   The authorized capital stock of Catalytica consists of (a) 120,000,000 shares of common stock, of which 73,000,000 have been designated common stock, $0.001 par value, 30,000,000 have been designated class A common stock, $0.001 par value, and 17,000,000 have been designated class B common stock, $0.001 par value, and (b) 5,000,000 shares of preferred stock, $0.001 par value, of which 100,000 shares have been designated as series A preferred stock.

Catalytica Common Stock

   As of July , 1999, there were 53,607,226 shares of common stock outstanding, including Catalytica's class A and class B common stock. After giving effect to the transactions contemplated by the merger agreement, and assuming no other issuances of common stock after June 14, 1999, there will be approximately 58,103,713 shares of Catalytica common stock outstanding at the time of the merger. Holders of Catalytica common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that, upon giving of a notice required by law, stockholders may cumulate their votes in elections of directors. Subject to preferences that may be applicable to the class A and class B common stock described below and any preferred stock that may be issued in the future, the holders of common stock are entitled to receive dividends as may be lawfully declared and paid by the board of directors.

   If there occurs a liquidation, dissolution or winding up of Catalytica, and subject to the prior rights of holders of the class A common stock and class B common stock described below and any outstanding shares of preferred stock, the holders of shares of common stock are entitled to receive pro rata all of the remaining assets of Catalytica available for distribution to its stockholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Catalytica common stock are fully paid and non-assessable, and the shares of Catalytica common stock to be issued in the merger will be fully paid and non-assessable. Each share of Catalytica common stock has associated with it certain rights to acquire shares of Catalytica capital stock under the Catalytica stockholder rights plan described below.

Catalytica Preferred Stock

   Catalytica has 5,000,000 shares of preferred stock authorized, none of which are outstanding as of the date of this proxy statement/prospectus. Catalytica's board of directors has the authority to issue these shares of preferred stock in one or more series and to fix the rights, qualifications, preferences, privileges, limitations and restrictions of the preferred stock, including dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares in the series and designation of the series, without any vote or action by the stockholders, subject to the class A common stockholder's right to a class vote as described below. The Catalytica board of directors, without approval of the common stockholders, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Catalytica. Catalytica has initially designated 100,000 shares of series A participating preferred stock, par value $0.001 per share, for potential issuance pursuant to the exercise of rights under the rights plan, as described below.

Catalytica Class A Common Stock

   As of July 14, 1999, there were 13,270,000 shares of class A common stock outstanding, all of which were held by Morgan Stanley Dean Witter and its affiliates. The class A common stock has the following rights and preferences:

 Voting

   The class A common stock votes together with the common stock as a single class on all matters submitted to a vote of the common stock holders . Holders of class A common stock are entitled to the number of votes equal to the number of shares of common stock into which their shares of class A common stocks are convertible. Also, if Morgan Stanley Dean Witter owns in the aggregate not less than 20% of Catalytica's outstanding common stock, the holders of the class A common stock are entitled to a separate class vote for:

  . the issuance of any stock that has rights senior to or in parity with the class A or class B common stock

  . any changes to Catalytica's certificate of incorporation that would adversely affect the rights of the class A or class B common stock

  . any merger or consolidation that has an effect on the class A or class B common stock substantially similar to the first two bullets above

  . arrangements which would affect the capital structure or financing of the operations of Catalytica in excess of $5.0 million annually, other than an extension or renewal of any existing indebtedness

  . changes to the aggregate cash or equity compensation of senior corporate officers of Catalytica and its subsidiaries

  . merger or consolidation of Catalytica with or into another corporation or the sale, transfer or lease of all or substantially all of the assets of Catalytica

   Dividends

  If a dividend is paid on the common stock, the holders of the class A common stock are entitled to receive an amount equal to the amount which would have been paid had the class A common stock been converted to common stock before the dividend was paid.

   Conversion

  Each share of class A common stock may be converted at the option of the holder into shares of common stock at the then-effective conversion price. Each share of class A common stock will automatically convert into common stock (a) upon any transfer by Morgan Stanley Dean Witter, including any distribution to its partners or affiliated entities or (b) if less than 10% of the shares of class A common stock initially issued are outstanding. The class A common stock will convert into common stock on a one-for-one basis, subject to adjustment as described below.

   Liquidation Preference

  The liquidation preference of the class A common stock ranks senior to Catalytica's common stock and preferred stock, unless agreed to by Morgan Stanley Dean Witter. The liquidation preference of the class A common stock will be equal to the greater of (a) $4.00 per share plus any accrued and unpaid dividends and (b) the amount that holders would have received in the liquidation had the class A common stock been converted to common stock before the liquidation. Any merger, consolidation or other business combination which results in Catalytica stockholders immediately before the transaction owning less than 50% of the total voting power of the surviving corporation or the sale of all or substantially all of Catalytica's assets will trigger the liquidation preference.

   Right to Request Repurchase

  At any time after July 1, 2005, the holders of the class A common stock will have the right to require Catalytica, upon six months' written notice, to repurchase during any one-year period beginning July 1 and ending June 30, up to one-third of the initial outstanding shares of class A common stock and class B common stock for an amount in cash equal to the liquidation preference. In addition, upon a change of control, Morgan Stanley Dean Witter shall have the right to cause Catalytica to purchase all of the shares of class A common stock and class B common stock initially acquired by Morgan Stanley Dean Witter at the liquidation preference.

   Board Representation

   The holders of class A and class B common stock are entitled to designate as nominees for election:

  . three persons to Catalytica's board of directors for so long as the equity funds own at least 30% of the outstanding common stock of Catalytica

  . two persons to Catalytica's board of directors for so long as such funds own between 10% and 30% of the outstanding common stock of Catalytica or

  . one person to Catalytica's board of directors for so long as they own between 6% and 10% of the outstanding common stock of Catalytica.

   The percentages are calculated assuming conversion of the class A and class B common stock into common stock of Catalytica.

   Other Terms

  Appropriate adjustments shall be made to the liquidation and conversion rights of the class A common stock in cases of (a) stock splits, reclassifications, stock dividends, rights offerings and similar events to existing holders of common stock and (b) issuance of common stock or securities convertible into common stock at less than fair market value at the time of issuance, except shares or options issued:

  .  upon conversion of the class A common stock or class B common stock

  . to employees, officers, directors and consultants of Catalytica pursuant to employee stock incentive plans or agreements

  . as a dividend or distribution on the class A common stock or class B common stock

  . in connection with the acquisition of the assets or voting securities of another corporation or entity

  .  upon exercise of warrants issued to Glaxo Wellcome

  . to an underwriter in a transaction that results in gross proceeds in excess of $5.0 million to Catalytica.

Catalytica's Class B Common Stock

   As of July 14, 1999 there were 11,730,000 shares of class B common stock outstanding, all of which were held by Morgan Stanley Dean Witter Capital Partners and its affiliates.

   The class B common stock has the same powers, preferences and rights as the class A common stock, except that the class B common stock is convertible into class A common stock and has no voting rights (except as required by Delaware law and for changes to Catalytica's certificate of incorporation which would adversely affect the rights, powers or privileges of the class B common stock). The shares of class B common stock will, upon any transfer of the shares by Morgan Stanley Dean Witter, be automatically converted into common stock. The shares of class B common stock are convertible at the option of Morgan Stanley Dean Witter into common stock or class A common stock only if the conversion results in Morgan Stanley Dean Witter holding 40% or less of Catalytica's outstanding voting securities.

Warrants

   In connection with the acquisition of the Greenville facility, Catalytica issued warrants to Glaxo Wellcome to purchase 2,000,000 shares of Catalytica's common stock at an exercise price of $12.00 per share. These warrants expire on July 31, 2003.

Registration Rights

   In July 1997, Glaxo Wellcome was granted certain registration rights in connection with the issuance of a warrant to purchase 2,000,000 shares of Catalytica's common stock. In particular, if Catalytica proposes to register any of its securities under the Securities Act, either for its own account or the account of other security holders exercising registration rights, Glaxo Wellcome is entitled to notice of the registration and is entitled to include shares of its common stock in the registration. In these situations, the underwriters have the right to limit the number of shares included in the registration statement based on marketing factors. In addition, Glaxo Wellcome may require Catalytica to file a registration statement on Form S-3 under the Securities Act with respect to all 2,000,000 shares, if the anticipated aggregate price to the public of the registration statement would exceed $1.0 million. Catalytica is required to use commercially reasonable efforts to effect the registration, subject to certain conditions and limitations, including, but not limited to, applicable securities laws.

   In addition, Morgan Stanley Dean Witter has the right to request that Catalytica register shares of common stock issuable upon conversion of the class A and class B common stock held by it with an aggregate offering price of at least $15.0 million. Morgan Stanley Dean Witter is entitled to four registration requests. A registration request may not be made within six months of any other registration request. In addition, if Catalytica proposes to register any of its securities for its own account or the account of any of its stockholders (other than certain registrations relating solely to a stock option or other similar employee benefit plan), Morgan Stanley Dean Witter will have the right, upon a timely request and subject to a right of priority in favor of Catalytica, to include the common stock issuable upon conversion of the class A and class B common stock in the registration. The expenses of registration will be borne by Catalytica, but any underwriters' fees, discounts or commissions will be borne by Morgan Stanley Dean Witter.

Exchange Rights held by Stockholders of Catalytica Pharmaceuticals and Catalytica Combustion Systems

   Enron, Glaxo Wellcome and Pfizer, the holders of preferred stock of Catalytica Pharmaceuticals and Catalytica Combustion Systems, are entitled to exchange their preferred stock into Catalytica common stock if certain terms and conditions are met. The exchange rate is based upon the fair value of the preferred stock and the market value of Catalytica's common stock at the time of the exchange.

Catalytica Stockholder Rights Plan

   Under Catalytica's stockholder rights plan, each share of Catalytica common stock has associated with it rights to acquire shares of series A participating preferred stock. The rights are triggered and become exercisable upon the earlier of:

  . 10 days (or a later date as determined by the board of directors) following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Catalytica common stock

  . 10 business days (or a later date as determined by the board of directors) following the commencement of, or announcement of an intention to make, a tender or exchange offer for 20% or more of the beneficial ownership of the outstanding common stock of Catalytica by an acquiring person

  If the rights are triggered, each right will provide its holder, other than a holder who is an acquiring person, the right to purchase that number of shares of Catalytica common stock having a market value at the time equal to twice the exercise price, upon payment of the exercise price of $25.00 per right. In addition, in the event of certain business combinations, the rights permit the purchase of shares of common stock of an acquirer at a 50% discount from the market price at the time. The Catalytica board of directors has the right to redeem the rights at a price of $0.001 per right at any time before the close of business on the tenth day after the first public announcement that a person has become an acquiring person, or at a later time as determined by the Catalytica board of directors. If the rights are triggered under certain circumstances, the Catalytica board of directors may elect to exchange each right (other than rights held by an acquiring person) for one share of Catalytica common stock. The rights expire on October 23, 2006. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Catalytica.

Transfer Agent and Registrar

   The Transfer Agent and Registrar for Catalytica's common stock is ChaseMellon Shareholder Services, L.L.C.

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                      DESCRIPTION OF WYCKOFF CAPITAL STOCK

   Wyckoff's authorized capital stock consists of 5,000,000 shares of common stock, without par value. On July 14, 1999, 283,929 shares of common stock were outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Shareholders do not have the right to cumulate their votes. The holders of outstanding shares are entitled to receive dividends out of assets legally available for distribution times and in amounts as the Wyckoff board may from time to time determine. If Wyckoff liquidates, dissolves or is wound up, the holders of shares of Wyckoff common stock are entitled to receive pro rata all of the remaining assets of Wyckoff available for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Wyckoff common stock are fully paid and non-assessable. The shareholders have no preemptive or subscription rights to purchase any securities of Wyckoff. Wyckoff does not have preferred stock.

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           COMPARISON OF RIGHTS OF HOLDERS OF CATALYTICA COMMON STOCK
                            AND WYCKOFF COMMON STOCK

   If the merger is completed, you will become stockholders of Catalytica. The rights of Catalytica stockholders are governed by Catalytica's certificate of incorporation and bylaws. These documents differ in certain material respects from Wyckoff's articles of incorporation and bylaws. In addition, the rights of stockholders of Catalytica, a Delaware corporation, are governed by Delaware law, whereas the rights of shareholders of Wyckoff, a Michigan corporation, are governed by Michigan law.

   The following comparison of Delaware corporate law, Catalytica's certificate of incorporation and bylaws, on the one hand, and Michigan corporate law, Wyckoff's articles of incorporation and bylaws, on the other, is not intended to be complete and is qualified in its entirety by reference to Catalytica's certificate of incorporation and bylaws and Wyckoff's articles of incorporation and bylaws. Copies of these documents are available upon request.

Preferential Rights of Holders of Catalytica's Class A Common Stock

   The rights of holders of Catalytica common stock are subject to the rights of Morgan Stanley Dean Witter as sole holder of Catalytica's class A common stock. Morgan Stanley Dean Witter has rights to representation on Catalytica's board of directors and rights to a separate class vote on certain merger and financing transactions. See "Description of Catalytica Capital Stock-- Catalytica Class A Common Stock."

Amendments to Catalytica's and Wyckoff's Corporate Charters

   The board of directors of a Delaware corporation must propose an amendment to the certificate of incorporation before stockholders have the option to amend the certificate. Shareholders of a Michigan corporation, on the other hand, can amend the articles of incorporation without prior action by the board. Both Delaware and Michigan law require a majority vote of the outstanding stock entitled to vote to amend the corporate charter.

Amendments to Bylaws

   Delaware law provides that (a) the stockholders have the power to amend the bylaws of a corporation and (b) a corporation's certificate of incorporation may provide the board of directors with the authority to amend the bylaws, subject to the stockholders' right to do the same. Catalytica's certificate of incorporation provides that the bylaws may be amended by a majority of the board or a majority of the stockholders entitled to vote on the election of directors.

   Michigan law provides that the shareholders or the board of directors of a corporation may amend the bylaws, unless the corporation's articles of incorporation provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that the bylaws or any particular bylaw will not be altered or repealed by the board. Wyckoff's bylaws provide that a majority of the board or the shareholders entitled to vote can amend the bylaws.

Dividends

   Delaware law permits a corporation to pay dividends out of surplus, or, if there is no surplus, out of net profits for the fiscal year in which the dividends are declared and/or for the preceding fiscal year. However, if the amount of capital of the corporation following the declaration and payment of the dividend is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors may not declare and pay out a dividend from the corporation's net profits.

   Michigan law provides that distributions are prohibited if (a) the corporation would not be able to pay its debts as the debts become due in the usual course of business or (b) unless the articles permit otherwise, the corporation's total assets would be less than the sum of the corporation's liabilities and an amount required to satisfy preferential rights upon a distribution of shareholders whose preferential rights are superior to those receiving the distribution.

Limitation of Personal Liability of Directors

   Delaware law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director for monetary damages for breach of fiduciary duty but not for:

  .  breach of the duty of loyalty to the corporation or its stockholders

  . acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law

  .  violation of certain provisions of Delaware law

  . any transaction from which the director derived an improper personal benefit

  . any act or omission before the adoption of such a provision in the certificate of incorporation

   Catalytica's certificate of incorporation provides that, to the fullest extent permitted by law, a director will not be liable to Catalytica or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

   Similarly, Michigan law provides that a corporation's articles of incorporation may include a provision limiting the personal liability of a director. Michigan law provides that a corporation can not limit the liability of a director for:

  . the amount of a financial benefit received by a director to which the director is not entitled

  . the intentional infliction of harm on the corporation or its shareholders

  .  an illegal dividend or distribution

  .  an intentional criminal act

   Wyckoff's articles of incorporation provide that, to the fullest extent provided by law, a director will not be liable to Wyckoff or its shareholders for monetary damages in breach of the director's fiduciary duties.

Indemnification

   Under Delaware law, a corporation may indemnify a director, officer, employee or agent who is a party to a lawsuit by virtue of his position with the corporation, except for a derivative action by or in the right of the corporation, for expenses, judgments, fines and settlements. Before a corporation can indemnify that person, a majority of disinterested directors, independent legal counsel or a majority of the stockholders must determine that the person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In a derivative action, a Delaware corporation only can indemnify the person for expenses incurred in his or her defense or settlement, and not the amount of the settlement itself. Without court approval, however, no indemnification may be made in any derivative action in which the person is found liable for negligence or misconduct in the performance of the person's duty to the corporation. A Delaware corporation must indemnify a director, officer, employee or agent when that person has successfully defended the lawsuit on the merits or otherwise.

   Under Michigan law, a corporation may indemnify a director, officer, employee or agent in a similar, but not identical, manner as a Delaware corporation. A Michigan corporation, unlike a Delaware corporation, can reimburse amounts paid in settlement of a derivative action. As noted above, only expenses can be reimbursed for a settled derivative lawsuit in Delaware. Michigan law also contains a provision specifically mandating court-ordered indemnification where the court believes the person seeking indemnification reasonably is entitled to be reimbursed, based on all relevant circumstances.

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

Interested Director Transactions

   Under both Delaware and Michigan law, contracts or transactions between a corporation and its directors or any other entity in which its directors have a financial interest are not void or voidable merely because of the interest or because the director is present at the board meeting that authorizes or approves the contract or transaction, if conditions, such as disclosure and approval, are met. Under both Delaware and Michigan law, either (a) the stockholders or the board must approve any contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been fair to the corporation at the time it was approved. In Delaware, the board or stockholder approval must be made in good faith.

   Under both Delaware and Michigan law, if board approval is sought, the transaction must be approved by an affirmative vote of the majority of disinterested directors (even if less than a quorum). In Michigan, an affirmative vote of all disinterested independent directors also qualifies as board approval. Under Michigan law, if shareholder approval is sought, the transaction must be approved by the majority of votes cast by disinterested shareholders. A majority of the shares held by disinterested shareholders constitutes a quorum.

Derivative Actions

   A derivative lawsuit is one brought by a stockholder on a corporation's behalf, alleging that someone has injured the corporation. Courts treat a derivative lawsuit as being brought by the corporation itself, since the injury the lawsuit seeks to repair is an injury to the corporation. Both Delaware and Michigan provide rules on when and how a stockholder can bring a derivative suit on behalf of a corporation. In Delaware, a stockholder usually must demand that the corporation bring the lawsuit itself. If the corporation refuses to bring the lawsuit, the stockholder can then bring a derivative suit. Delaware courts have stated that a stockholder may be excused from demanding that the corporation bring the lawsuit if it would be futile for the stockholder to make the demand. In addition, the plaintiff must have owned stock in the corporation at the time of the transaction giving rise to the lawsuit.

   Michigan law requires a shareholder to demand that the corporation bring a derivative lawsuit and provides a system for evaluating shareholder demands. Under this system, whether the lawsuit would be in the best interests of the corporation is determined by any one of four different sources, with certain limitations placed on each:

  .  disinterested directors

  . majority vote of a committee of two or more disinterested directors if appointed by a majority of disinterested directors

  . panel of disinterested persons appointed by the court upon the corporation's motion

  .  all disinterested independent directors

   If bringing the lawsuit would not be in the best interests of the corporation, the court will dismiss the lawsuit.

   Michigan, like Delaware, requires that the plaintiff have been a shareholder at the time of the transaction giving rise to the lawsuit. Michigan further requires that, with limited exceptions, the plaintiff continue to own shares in the corporation until the lawsuit is resolved.

Attachment of Shares

   Delaware law provides that the stock of a corporation may be attached by any Delaware court, thereby giving Delaware courts jurisdiction over nonresident holders of stock of corporations organized in Delaware. Michigan law has no comparable provision.

Filling Vacancies in the Board of Directors

   Under both Delaware and Michigan law, vacancies resulting from an increase in the number of directors may be filled by a majority vote of the directors then in office, even if the number of directors in office is less than a quorum. Both Delaware and Michigan law also provide that unless the certificate or articles of incorporation or bylaws otherwise provide, vacancies occurring due to the removal of directors with or without cause may be filled by a majority vote of the directors then in office. In addition, under Delaware law, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors, a court may, upon application of any stockholders holding at least 10% of the total number of shares outstanding at the time and entitled to vote, summarily order an election to be held to fill the vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

   Catalytica's bylaws provide that vacancies created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by a vote or written consent of the majority of the shares entitled to vote. Wyckoff's bylaws do not have a similar provision.

Stockholder/Shareholder Meetings

   Under Delaware law, if an annual meeting is not held within 30 days of the date set for the meeting, or if not held for a period of 13 months after the last annual meeting, a court may, upon the application of any stockholder or director, order a meeting to be held. Michigan law provides that if a corporation's annual meeting is not held for 90 days after the designated date or for 15 months after its last annual meeting, a court may order the meeting or election to be held upon application by a shareholder.

   Under Delaware and Michigan law, special meetings of stockholders or shareholders may be called by the board of directors and persons authorized by the charter or the bylaws. Both Catalytica's and Wyckoff's bylaws provide that special meetings may be called at any time by the chairperson or president or by holders of 10% of the shares entitled to vote.

Cumulative Voting

   If a corporation has cumulative voting provisions, each share of stock is entitled to the number of votes equal to the number of directors to be elected. A shareholder may then cast all votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a majority of the shares present at any annual meeting or any special meeting held to elect directors would have the power to elect the directors, and no person could be elected without the support of holders of a majority of the shares voting at the meeting.

   Under both Delaware and Michigan law, cumulative voting in the election of directors is not mandatory but is a permitted option. Catalytica's charter provides that stockholders are entitled to cumulate votes if the candidates' names have been properly placed in nomination and if the stockholder requesting cumulative voting has given notice before the commencement of the voting of the stockholder's intention to cumulate votes. In contrast, Wyckoff's bylaws provide that shareholders may not cumulate votes.

Stockholders' List

   Under Delaware law, a stockholders' list must be prepared at least 10 days before the relevant stockholders' meeting. Stockholders, as well as their agents or attorneys, are entitled to inspect and copy the list for proper purposes. Under Michigan law, a shareholders' list need only be prepared in time for, and be available for inspection at, the shareholders' meeting.

Action by Written Consent

   Under Delaware law, unless the certificate of incorporation provides otherwise, any action which may be taken at a meeting of stockholders may be taken without a vote, without a meeting and without prior notice, with the written consent of the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote were present and voted. Catalytica's charter does not provide otherwise.

   Under Michigan law, any shareholder action required or permitted to be taken by shareholder vote may be taken with the unanimous written consent of the shareholders. The articles of incorporation may provide that shareholder action may be taken upon the written consent of holders of the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Wyckoff's articles do not so provide.

Vote Required for Mergers

   Delaware and Michigan law generally require the affirmative vote of a majority of a corporation's outstanding shares entitled to vote, unless the charter requires a greater percentage, to authorize a merger, share exchange or sale of all or substantially all of its assets. However, unless required by its charter, no stockholder vote is required of a corporation surviving a merger if: (a) the corporation's charter is not amended by the merger; (b) each share of stock of the corporation will be an identical share of the surviving corporation after the merger; and (c) under Delaware law, the number of shares to be issued in the merger does not exceed 20% of the corporation's outstanding common stock immediately before the effective date of the merger. Neither Catalytica's nor Wyckoff's charter requires a supermajority vote to approve a merger.

Dissenters' Rights

   Under Delaware law, a dissenting stockholder may demand appraisal of the fair value of his or her shares if the stockholder has voted against a merger or consolidation. Delaware law does not provide appraisal rights in connection with sales of substantially all of the assets of a corporation.

   Under Michigan law, a shareholder who does not vote in favor of certain corporate actions may have the right to obtain an appraisal of those shares in certain circumstances, and the right to receive cash in exchange for those shares. Michigan law recognizes rights of dissent in connection with certain amendments to the articles of incorporation, mergers, consolidations, sales or other dispositions of all or substantially all of the assets of a corporation, certain acquisitions for stock and approval of a control share acquisition.

   The primary exception to the rights of appraisal or dissent under both Delaware and Michigan law is the "market out" exception. Under the "market out" exception in Delaware, a stockholder of a corporation whose stock is listed on a national securities exchange, designated as a national market system security on the Nasdaq National Market or held by more than 2,000 stockholders of record will not have appraisal rights if the stock received in the merger is listed on a national securities exchange, designated as a national market system or widely held. In Michigan, a shareholder does not have rights of dissent if the shareholder receives in connection with a merger cash or shares that are listed on a national securities exchange or designated as a national market system security.

Transfer of Assets to Another Entity

   Delaware law requires approval by the board of directors and a majority of the outstanding shares entitled to vote for any sale, lease or exchange of all or substantially all corporate assets. Michigan law requires shareholder approval for those transfers of assets which are not in the corporation's usual and regular course of business.

Stockholder Rights Plan

   The board of directors of Catalytica has adopted a stockholder rights plan. This plan is designed to protect the stockholders of Catalytica against unsolicited attempts to acquire control of Catalytica in a manner that does not offer a fair price to all stockholders. See "Description of Catalytica Capital Stock--Catalytica Stockholders Rights Plan."

   Wyckoff has not adopted a similar shareholder rights plan.

State Anti-Takeover Laws

   The laws of Delaware and Michigan differ in their treatment of certain anti-takeover measures.

   Catalytica is subject to Section 203 of the Delaware General Corporation Law which may make it more difficult for a person who would be an "interested stockholder," as defined in Section 203, in Catalytica, to effect various business combinations, such as a merger, sale of assets or stock transfer to an interested stockholder, with Catalytica for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Catalytica's certificate of incorporation and bylaws do not exclude Catalytica from the restrictions imposed under Section 203.

   Wyckoff is subject to the Fair Price Act under Michigan law, which has similar provisions making it more difficult for an "interested shareholder," as defined in Chapter 7A of the Fair Price Act, to effect similar types of business combinations.

   Delaware and Michigan law differ in the following respects:

  . An "interested shareholder" is a shareholder who holds 15% of the outstanding voting stock under Delaware law and 10% under Michigan law.

  . Section 203 does not apply if the business combination is approved by holders of 2/3 of the disinterested shares. Chapter 7A requires approval by 90% of the shares entitled to vote and 2/3 of the disinterested shares.

  . Section 203 does not apply if the interested person acquires 85% of the voting stock of the corporation. Thus, Section 203 provides a mechanism for an acquirer to make a tender offer for shares of the corporation and attain an 85% response. Chapter 7A does not contain such a provision.

  . Section 203 does not prevent the interested stockholder from replacing the board of directors of the corporation and obtaining the required approval for the business combination.

  . Section 203 does not apply after the board of directors approves a competing bid.

Dissolution

   Under Delaware law, until the board approves a proposal to dissolve, a dissolution must be unanimously approved by all the stockholders entitled to vote on the dissolution. If the board approves the dissolution, it may be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such board-initiated dissolution, Delaware law allows a corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolution. Catalytica's charter does not include this provision.

   Under Michigan law, to dissolve a corporation by shareholder vote, the board must first recommend the dissolution to the shareholders. The dissolution must then be approved by the affirmative vote of the holders of a majority of the shares entitled to vote.

                                    EXPERTS

   The consolidated financial statements of Wyckoff for the years ended June 30, 1999, 1998 and 1997 included in this proxy statement/prospectus have been included in reliance on the report of BDO Seidman LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Catalytica at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

   The financial statements of GENXON Power Systems, L.L.C. as of September 30, 1998 and 1997 and for the year ended September 30, 1998 and for the period from October 21, 1996 (since inception) to September 30, 1997 included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Genxon Power Systems, L.L.C.'s ability to continue as a going concern as described in Note 2 to the Notes to GENXON Financial Statements) of PricewaterhouseCoopers, L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

   The validity of the Catalytica common stock issuable in the merger will be passed on by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Warner Norcross & Judd LLP, Grand Rapids, Michigan, is acting as counsel for Wyckoff in connection with certain legal matters relating to the merger and the transactions contemplated thereby.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

   This proxy statement/prospectus contains "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that are not historical facts. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot give any assurance that the expectations will prove to be correct. Important factors that could cause actual results to differ materially from these expectations are disclosed in this proxy statement/prospectus under "Risk Factors" and elsewhere.

   In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 13 above.

                      WHERE YOU CAN FIND MORE INFORMATION

   Catalytica files annual, quarterly and other current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference rooms of the SEC located at:

   Judiciary Plaza          Citicorp Center           Seven World Trade Center
   Room 1024                500 West Madison Street   13th Floor
   450 Fifth Street, N.W.   Suite 1400                New York, NY 10048
   Washington, D.C. 20549   Chicago, IL 60661

   Copies of this material also can be obtained from the SEC Public Reference Section at the Washington, D.C. address noted above at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding Catalytica. The address of the website is http://www.sec.gov.

   Catalytica has filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the common stock to be issued in the merger. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Catalytica, refer to the registration statement and the exhibits and schedules filed therewith. The registration statement and exhibits are available for inspection and copying as noted above.

   Catalytica's common stock is quoted for trading on the Nasdaq National Market under the symbol "CTAL." Accordingly, reports, proxy statements and other information concerning Catalytica may be inspected at:

                 The National Association of Securities Dealers
                              1753 K Street, N.W.
                             Washington, D.C. 20006

   Wyckoff shareholders can call Ronald L. Hartgerink, Chairman and Chief Executive Officer of Wyckoff, at (616) 637-8474 with any questions about the merger.

   We have not authorized anyone to give any information or to make any representation other than as contained in this proxy statement/prospectus in connection with the merger and related transactions. If anyone gives any information or makes representations, you must not regard it as having been authorized by Catalytica or Wyckoff. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date of this proxy statement/prospectus. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities where, or to any person to whom, it is unlawful to make such an offer or solicitation.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Financial Statements of Wyckoff Chemical Company, Inc.:
Independent Auditors' Report .............................................. F-2
Consolidated Balance Sheets................................................ F-3
Consolidated Statements of Operations...................................... F-5
Consolidated Statements of Shareholders' Equity............................ F-6
Consolidated Statements of Cash Flows...................................... F-7
Summary of Accounting Policies............................................. F-8
Notes to Consolidated Financial Statements................................. F-10

Financial Statements of Catalytica, Inc.:
Report of Ernst & Young LLP, Independent Auditors.......................... F-18
Consolidated Statements of Operations...................................... F-19
Consolidated Balance Sheets................................................ F-20
Consolidated Statements of Cash Flows...................................... F-22
Consolidated Statements of Stockholders' Equity............................ F-24
Note to Consolidated Financial Statements.................................. F-25

Financial Statements of Genxon Power Systems, L.L.C.:
Report of Independent Accountants.......................................... F-51
Balance Sheets............................................................. F-52
Statements of Operations................................................... F-53
Statements of Members' Capital............................................. F-54
Statements of Cash Flows................................................... F-55
Note to Financial Statements............................................... F-56

Financial Statement Schedules:
Catalytica, Inc............................................................ F-59
Wyckoff Chemical Company, Inc.............................................. F-60

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Wyckoff Chemical Company, Inc.
South Haven, Michigan

   We have audited the consolidated balance sheets of Wyckoff Chemical Company, Inc. and Subsidiary (the Company) as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1999. Our audits also included the financial statement schedule listed in the Index to the Financial Statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wyckoff Chemical Company, Inc. and Subsidiary, at June 30, 1999 and 1998, and the results of its operations and its cash flows for the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          BDO Seidman LLP

July 23, 1999
Kalamazoo, Michigan

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                         June 30,    June 30,
                                                           1999        1998
                                                        ----------- -----------
Assets (Notes 4 and 5)
Current:
  Cash................................................. $   290,000 $   305,000
  Accounts receivable, less allowance of $34,000 and
   $22,000.............................................   8,240,000   5,618,000
  Inventories (Note 3).................................   7,513,000   6,307,000
  Prepaid expenses.....................................     127,000     164,000
                                                        ----------- -----------
Total Current Assets...................................  16,170,000  12,394,000
                                                        ----------- -----------
Property and Equipment:
  Land and improvements................................   1,139,000   1,104,000
  Buildings and improvements...........................  11,276,000   8,208,000
  Machinery and equipment..............................  34,261,000  25,399,000
  Construction projects in progress (estimated cost to
   complete $4,096,000 as of June 30, 1999)............   1,286,000   3,878,000
                                                        ----------- -----------
                                                         47,962,000  38,589,000
  Less accumulated depreciation........................  20,503,000  17,589,000
                                                        ----------- -----------
Net Property and Equipment.............................  27,459,000  21,000,000
                                                        ----------- -----------
Other--Bond issue costs (net of accumulated
 amortization of $66,000 and $30,000)..................     153,000     178,000
                                                        ----------- -----------
                                                        $43,782,000 $33,572,000
                                                        =========== ===========

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY

                    CONSOLIDATED BALANCE SHEETS--(Continued)

                                                         June 30,    June 30,
                                                           1999        1998
                                                       ------------ -----------
Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable.................................... $  2,644,000 $ 1,853,000
  Line-of-credit (Note 4).............................    1,000,000     500,000
  Accruals:
    Compensation and taxes thereon....................      858,000     345,000
    Profit sharing....................................      213,000     145,000
    Taxes other than income taxes.....................       50,000      61,000
    Other.............................................      220,000      75,000
    Income taxes......................................      819,000     311,000
    Interest..........................................       32,000      42,000
  Current portion of long-term debt (Note 5)..........    2,464,000   1,340,000
                                                       ------------ -----------
Total Current Liabilities.............................    8,300,000   4,672,000
Long-Term Debt, less current portion (Note 5).........   10,822,000   7,109,000
Postretirement Benefits (Note 9)......................      388,000     349,000
Deferred Income Taxes (Note 7)........................    2,598,000   2,358,000
                                                       ------------ -----------
Total Liabilities.....................................   22,108,000  14,488,000
                                                       ------------ -----------
Commitments (Notes 8 and 9)
Shareholders' Equity:
  Common stock (5,000,000 shares authorized; 283,929
   shares outstanding at June 30, 1999 and 283,488
   shares outstanding at
   June 30, 1998) (Note 6)............................      284,000     283,000
  Additional paid-in capital..........................    2,095,000   2,060,000
  Retained earnings...................................   19,295,000  16,741,000
                                                       ------------ -----------
Total Shareholders' Equity............................   21,674,000  19,084,000
                                                       ------------ -----------
                                                       $ 43,782,000 $33,572,000
                                                       ============ ===========


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Year Ended June 30,
                                           -----------------------------------
                                              1999        1998        1997
                                           ----------- ----------- -----------
Net Sales................................. $36,524,000 $31,429,000 $29,041,000
Cost of Sales.............................  24,951,000  21,454,000  19,678,000
                                           ----------- ----------- -----------
  Gross profit............................  11,573,000   9,975,000   9,363,000
Research and Development Expenses.........   1,810,000   1,451,000   1,163,000
Selling and Administrative Expenses.......   4,974,000   4,004,000   3,595,000
                                           ----------- ----------- -----------
Operating profit..........................   4,789,000   4,520,000   4,605,000
Interest Expense, net of interest
 income of $51,000, $111,000
 and $120,000.............................     608,000     584,000     607,000
                                           ----------- ----------- -----------
Income before taxes on income.............   4,181,000   3,936,000   3,998,000
Taxes on Income (Note 7)..................   1,290,000   1,066,000   1,296,000
                                           ----------- ----------- -----------
  Net Income.............................. $ 2,891,000 $ 2,870,000 $ 2,702,000
                                           =========== =========== ===========
Net Income per Share (Note 11):
  Basic................................... $     10.19 $     10.09 $      9.47
                                           =========== =========== ===========
  Diluted................................. $     10.08 $     10.00 $      9.39
                                           =========== =========== ===========
Number of shares used in computing net
 income
 per share:
  Basic...................................     283,614     284,324     285,317
                                           =========== =========== ===========
  Diluted.................................     286,835     287,045     287,793
                                           =========== =========== ===========


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                            Common Stock     Additional                   Total
                          -----------------   Paid-in     Retained    Shareholders'
                          Shares    Amount    Capital     Earnings       Equity
                          -------  --------  ----------  -----------  -------------
Balance, June 30, 1996..  285,185  $285,000  $2,234,000  $11,853,000   $14,372,000
  Issuance of common
   stock................      269       --       21,000          --         21,000
  Net income............      --        --          --     2,702,000     2,702,000
  Dividends, $1.20 per
   share................      --        --          --      (342,000)     (342,000)
                          -------  --------  ----------  -----------   -----------
Balance, June 30, 1997..  285,454   285,000   2,255,000   14,213,000    16,753,000
  Issuance of common
   stock................       76       --        7,000          --          7,000
  Repurchase of common
   stock................   (2,042)   (2,000)   (202,000)         --       (204,000)
  Net income............      --        --          --     2,870,000     2,870,000
  Dividends, $1.20 per
   share................      --        --          --      (342,000)     (342,000)
                          -------  --------  ----------  -----------   -----------
Balance, June 30, 1998..  283,488   283,000   2,060,000   16,741,000    19,084,000
  Issuance of common
   stock................      441     1,000      35,000          --         36,000
  Net income............      --        --          --     2,891,000     2,891,000
  Dividends, $1.20 per
   share................      --        --          --      (337,000)     (337,000)
                          -------  --------  ----------  -----------   -----------
Balance, June 30, 1999..  283,929  $284,000  $2,095,000  $19,295,000   $21,674,000
                          =======  ========  ==========  ===========   ===========


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Year Ended June 30,
                                         -------------------------------------
                                            1999         1998         1997
                                         -----------  -----------  -----------
Operating Activities (Note 10):
  Net income............................ $ 2,891,000  $ 2,870,000  $ 2,702,000
  Adjustments to reconcile net income to
   cash provided by operating
   activities:
    Depreciation and amortization.......   3,440,000    2,965,000    2,688,000
    Bad debts...........................      12,000       10,000      (33,000)
    (Gain) loss on sale of assets.......      20,000       (2,000)       1,000
    Stock option expense................      10,000          --         7,000
    Stock compensation plan expense.....      25,000        7,000       14,000
    Postretirement benefit expense......      39,000       83,000       45,000
    Deferred income taxes...............     240,000      208,000      284,000
    Changes in assets and liabilities:
        Accounts receivable.............  (2,634,000)    (832,000)     719,000
        Inventories.....................  (1,206,000)    (112,000)  (1,200,000)
        Prepaid expenses and other
         assets.........................     (61,000)     (41,000)    (274,000)
        Accounts payable................     207,000     (211,000)      39,000
        Accruals........................   1,213,000      (44,000)     386,000
                                         -----------  -----------  -----------
Cash Provided by Operating Activities...   4,196,000    4,901,000    5,378,000
                                         -----------  -----------  -----------
Investing Activities:
  Capital expenditures..................  (9,217,000)  (4,251,000)  (3,534,000)
  Proceeds from sale of property and
   equipment............................       5,000        4,000        5,000
                                         -----------  -----------  -----------
Cash Used in Investing Activities.......  (9,212,000)  (4,247,000)  (3,529,000)
                                         -----------  -----------  -----------
Financing Activities:
  Dividends paid........................    (337,000)    (342,000)    (342,000)
  Net receipts/payments under line-of-
   credit agreement.....................     500,000      500,000   (1,278,000)
  Principal payments of long-term debt..  (1,339,000)  (1,269,000)  (8,334,000)
  Issuance of long-term debt............   6,176,000          --     8,627,000
  Issuance of common stock..............       1,000          --           --
  Purchase of common stock..............         --      (204,000)         --
                                         -----------  -----------  -----------
Cash Provided by (Used in) Financing
 Activities.............................   5,001,000   (1,315,000)  (1,327,000)
                                         -----------  -----------  -----------
Increase (Decrease) in Cash.............     (15,000)    (661,000)     522,000
Cash, beginning of year.................     305,000      966,000      444,000
                                         -----------  -----------  -----------
Cash, end of year....................... $   290,000  $   305,000  $   966,000
                                         ===========  ===========  ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

                         SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

   The consolidated financial statements include the accounts of Wyckoff Chemical Company, Inc. and its subsidiary, Wyckoff Chemical Foreign Sales Corporation. All material intercompany accounts and transactions are eliminated.

Consolidated Statements of Cash Flows

   For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

   Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property, Equipment and Depreciation

   Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes.

Revenue Recognition

   Revenue consists of product sales and is recognized upon shipment of products.

Advertising Costs

   Advertising costs are expensed as incurred. Total advertising costs expensed during the years ended June 30, 1999, 1998 and 1997, were $43,000, $102,000 and $56,000, respectively.

Employee Benefit Plan

   The Company has established an employee benefit plan under Internal Revenue Code Section 501(c)(9) to provide accident and health insurance benefits to all of its eligible employees. During the year ended June 30, 1997, the Company changed its employee benefit plan from a self-funded plan to a fully insured plan whereby monthly premiums are paid to an insurance carrier.

Taxes on Income

   The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities.

          See accompanying notes to consolidated financial statements.

Earnings Per Share

   Earnings per share is presented in accordance with SFAS No. 128, Earnings Per Share ("EPS"). This statement requires the presentation of EPS to reflect both Basic EPS and Diluted EPS on the face of the consolidated statements of income. In general, Basic EPS excludes dilution created by common stock equivalents. Diluted EPS reflects the potential dilution created by common stock equivalents. All periods presented herein have been adjusted to reflect the calculation of EPS in accordance with SFAS No. 128. See Note 11 for reconciliation of the numerators and denominators for the Basic EPS and Diluted EPS calculations.

Stock Based Compensation

   In 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation, which provides an alternative to APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock-based compensation to employees. The Company has elected to account for stock-based compensation to employees in accordance with APB Opinion 25.

Comprehensive Income

   Effective April 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This Statement requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. As the Company has no components of other comprehensive income, there are no disclosure requirements involved in the Company's adoption of this Statement.

Impact of Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. Management does not anticipate that the adoption of the new Statement will have a significant effect on results of operations or the financial position of the Company.

Segment Information

   The Company adopted Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, in fiscal 1999. Statement No. 131 supersedes Statement No. 14, Financial Reporting for Segments of a Business Enterprise, and establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or group, in deciding how to allocate resources and in assessing performance. The Company has determined that under Statement No. 131, it operates in one segment of pharmaceutical manufacturing. The Company's customers and operations are primarily in the United States.

          See accompanying notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business

   The Company develops, manufactures and markets a broad range of active pharmaceutical ingredients and advanced fine chemical ingredients. The Company sells its products and custom synthesis services worldwide through Wyckoff Chemical Company, Inc. and its subsidiary Wyckoff Chemical Foreign Sales Corporation to a number of pharmaceutical companies that sell both branded and generic products, as well as to cosmetic companies and other fine chemical end-users.

2. Concentrations of Credit Risk

   A significant portion of the Company's business activity is comprised of sales to a relatively few number of customers.

   One customer in 1999, one customer in 1998 and three customers in 1997, accounted for 10% or more of the Company's revenues as follows:

                                                                    Year Ended
                                                                     June 30,
                                                                  ----------------
                               Customer                           1999  1998  1997
                               --------                           ----  ----  ----
      A..........................................................  12%    8%   10%
      B..........................................................   8%   15%   19%
      C..........................................................   3%    7%   11%

   Concentrations of credit risk with respect to accounts receivable are limited due to performance of on-going customer credit evaluations. Historically, the Company has not experienced large losses related to trade receivables from individual customers or from groups of customers in any geographic areas.

   The Company also has a significant portion of its business activity in sales to foreign customers. Foreign sales for the years ended June 30, 1999, 1998 and 1997, comprise 13%, 16% and 10% of total sales, respectively. Historically, the Company has not experienced losses related to trade receivables from foreign sales.

3. Inventories

   Inventories are summarized as follows:

                                                                 June 30,
                                                           ---------------------
                                                              1999       1998
                                                           ---------- ----------
Finished products......................................... $3,108,000 $3,893,000
Work-in-process...........................................  2,102,000    990,000
Raw materials.............................................  2,303,000  1,424,000
                                                           ---------- ----------
Total Inventories......................................... $7,513,000 $6,307,000
                                                           ========== ==========

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

4. Line-of-Credit to Bank

   At June 30, 1999, the Company has a $2,500,000 working capital line-of-credit agreement with interest charged at the bank's prime rate (effectively 7.75%) at June 30, 1999. The outstanding borrowings at June 30, 1999 and 1998, were $1,000,000 and $500,000. The working capital line-of-credit expires on October 31, 1999.

5. Long-Term Debt

   Long-term debt consists of the following:

                                                                June 30,
                                                         ----------------------
                                                            1999        1998
                                                         ----------- ----------
Variable Rate Demand Notes, Series 1997, monthly
principal payments of $109,167, with variable interest
based on the market rate for similar bonds, (5.11% at
June 30, 1999), due February 1, 2004....................  $7,110,000 $8,449,000
$7,500,000 revolving secured term loan agreement with
interest charged at the bank's prime rate (effectively
7.75%) at June 30, 1999. The term loan is secured by
substantially all assets of the Company except real
estate. At October 31, 1999, the agreement provides for
the ability to convert to a long-term loan with
principal and interest payments over five years.........   6,176,000        --
                                                         ----------- ----------
                                                          13,286,000  8,449,000
Less current portion....................................   2,464,000  1,340,000
                                                         ----------- ----------
Total Long-Term Debt.................................... $10,822,000 $7,109,000
                                                         =========== ==========

   On February 1, 1997, the Company issued, through First of America Brokerage Service, Inc. (which subsequently became NatCity Investments, Inc.), Variable Rate Demand Notes, Series 1997, to pay off its existing debt obligations. The notes are secured by substantially all of the Company's assets and a letter of credit from National City Bank for $10,454,000. The funds are available to the Company for certain capital projects as defined in the financing agreement. The remaining proceeds from the 1997 bond issuance were spent during the fiscal year ended June 30, 1998, on qualified capital projects detailed in the financing agreement. Interest is payable at alternative interest rate options and the Company has the option to convert the variable interest rate to a fixed rate under certain conditions defined in the financing agreement. The agreement places certain restrictions on the Company relating to, among other things, working capital, net worth, dividends and capital expenditures. The Company was in violation of the capital expenditure covenants at June 30, 1999, but received a waiver from the bank.

   During the fiscal year ended June 30, 1999, the Company entered into a $9,000,000 interest rate swap, derivative transaction to reduce the Company's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the benchmark rate (based on the weighted average daily rate of 30-day commercial paper) used to calculate the Company's borrowing cost at 4.96% for 4.5 years on $9,000,000 of the Variable Rate Demand Notes, Series 1997. The Company accounts for this interest rate swap as a hedge, and accrues the interest rate differential as an adjustment to interest expense on a monthly basis.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

   The aggregate amounts of long-term debt due in each of the next five years are as follows (current maturities related to the revolving secured term loan have been assumed based on the five-year conversion option):

                                                          Variable   Revolving
                                                            Rate      Secured
                                                        Demand Notes Term Loan
                                                        ------------ ----------
2000...................................................  $1,411,000  $1,053,000
2001...................................................   1,455,000   1,136,000
2002...................................................   1,530,000   1,228,000
2003...................................................   1,615,000   1,326,000
2004...................................................   1,705,000   1,433,000
                                                         ----------  ----------
                                                          7,716,000   6,176,000
Less: Bond sinking Fund................................    (606,000)        --
                                                         ----------  ----------
                                                         $7,110,000  $6,176,000
                                                         ==========  ==========

   The Company is required to make monthly payments to a bond sinking fund held in a trust to retire the bonds. The payments are based on a principal amount and variable rate of interest. The aggregate amounts of payments to the bond sinking fund due in each of the next five years are equal to the long-term debt amounts noted above.



6. Stock Option Plans

   During the fiscal year ended June 30, 1993, the Company established the Wyckoff Chemical Company, Inc. 1993 Stock Option Plan (the "Plan"). Shares reserved for the issuance of options under the Plan total 35,000. The Plan is administered by a committee appointed by the Board of Directors. Under the Plan, the Committee may grant stock options which are Incentive Stock Options ("ISOs") as defined in the Internal Revenue Code or options which do not qualify as ISOs to outside directors of the Company.

   The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The grantee's right to exercise these options shall vest at a rate of 33 1/3% per year for the first three years as follows: 1/3 on and after six months following the date of grant, 2/3 on and after one year from the date of grant, and the final 1/3 on and after two years from the date of grant. These options may be exercised at any time, in whole or in part during its term, to the extent vested. The options expire 10 years from date of grant.

                                                       ISO         Nonqualified
                                                  ---------------  -------------
                                                          Option          Option
                                                           Price          Price
                                                            per            per
                  Date Granted                    Shares   Share   Shares Share
                  ------------                    ------  -------  ------ ------
June 30, 1997.................................... 25,915  $ 81.75  3,780  $82.00
  Granted........................................  3,375    85.00    --      --
  Exercised......................................    --       --     --      --
  Lapsed.........................................   (315)  (81.75)   --      --
                                                  ------  -------  -----  ------
June 30, 1998.................................... 28,975    82.13  3,780   82.00
  Granted........................................  2,180    85.00    --      --
  Exercised......................................   (185)   78.00    --      --
  Lapsed......................................... (1,260)  (82.13)   --      --
                                                  ------  -------  -----  ------
June 30, 1999.................................... 29,710  $ 81.43  3,780  $82.00
                                                  ======  =======  =====  ======

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

   At June 30, 1999, there were 1,510 shares of common stock reserved for future grants.

   The fair value of these options was estimated at the date of grant using a Black-Scholes multiple option pricing model using the following assumptions:
(1) risk free interest rate--6%; (2) dividend yield--$1.30; (3) volatility factor--0; and (4) weighted average expected life 5.0 years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the related effects would not be material.

7. Taxes on Income

   Provisions for federal income taxes in the consolidated statements of income are comprised of the following components:

                                                     Year Ended June 30,
                                               ---------------------------------
                                                  1999        1998       1997
                                               ----------  ---------- ----------
Current, net of business tax credits,
 utilization of alternative minimum tax (AMT)
 credit carryforwards, and foreign sales
 corporation tax savings.....................  $1,050,000  $  858,000 $1,012,000
Deferred.....................................     240,000     208,000    284,000
                                               ----------  ---------- ----------
Total Taxes on Income........................  $1,290,000  $1,066,000 $1,296,000
                                               ==========  ========== ==========

   Deferred taxes result from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. The sources of these differences and their tax effects are as follows:

                                                     Year Ended June 30,
                                               ---------------------------------
                                                  1999        1998       1997
                                               ----------  ---------- ----------
Depreciation.................................  $  435,000  $  165,000 $  268,000
Property taxes...............................      20,000      13,000        --
Legal accrual................................     (51,000)        --         --
Inventory:
  Uniform Capitalization Rules...............         --       26,000        --
  Obsolescence reserve.......................    (115,000)        --         --
Other........................................     (49,000)      4,000     16,000
                                               ----------  ---------- ----------
Temporary Differences........................  $  240,000  $  208,000 $  284,000
                                               ==========  ========== ==========

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

   Net deferred income tax liabilities are comprised of the following:

                                                            1999        1998
                                                         ----------  ----------
      Depreciation...................................... $2,887,000  $2,452,000
      Property taxes....................................    112,000      92,000
      Other.............................................   (103,000)    (64,000)
      Legal accrual.....................................    (51,000)        --
      Inventory -
        Obsolescence reserve............................   (115,000)        --
      Postretirement benefits...........................   (132,000)   (122,000)
                                                         ----------  ----------
      Long-Term Deferred Income Taxes................... $2,598,000  $2,358,000
                                                         ==========  ==========

   The effective tax rate on income was different than the federal statutory tax rate. The following summary reconciles federal taxes at the statutory tax rate with the effective tax rate:

                                                                  Year Ended
                                                                   June 30,
                                                                ----------------
                                                                1999  1998  1997
                                                                ----  ----  ----
Statutory federal rate.........................................  34%   34%   34%
Decreases in taxes resulting from research and development
 credit........................................................  (2)   (6)   (2)
Tax benefit derived from foreign sales corporation.............  (1)   (1)  --
                                                                ---   ---   ---
Taxes on Income--Effective Rate................................  31%   27%   32%
                                                                ===   ===   ===

8. Profit-Sharing and 401(k) Plan

   The Company has a profit-sharing and 401(k) plan covering all qualified employees. The Company matches employee contributions at a rate of 100% up to 4.6% of the employee's base salary. The Company's contributions to the plan are discretionary and are determined annually by the board of directors. Amounts paid or accrued amounted to $294,000 in 1999, $293,000 in 1998 and $191,000 in
1997.

9. Postretirement Benefits

   The Company provides postretirement healthcare benefits to eligible retirees. To qualify, the retiree must have provided at least 10 years of service with the Company, and be at least 65 years of age.

   During the fiscal year ended June 30, 1999, the Company adopted SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits. SFAS No. 132 supersedes SFAS No. 106, which the Company used in prior years to report postretirement benefits.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

   The Company has recorded a long-term liability at June 30, 1999 and 1998, of $388,000 and $349,000 for postretirement benefits. During the years ended June 30, 1999, 1998 and 1997, the Company made cash expenditures of approximately $8,000, $4,000 and $9,000, respectively, to fund benefits for current retirees.

                                                      Year Ended June 30,
                                                   ----------------------------
                                                     1999      1998      1997
                                                   --------  --------  --------
Change in Benefit Obligation:
  Benefit obligation at beginning of year......... $349,000  $266,000  $175,000
  Service cost....................................   63,000    58,000    54,000
  Interest cost...................................   23,000    17,000    13,000
  Actuarial gain..................................    6,000       --        --
  Benefits paid...................................   (8,000)   (4,000)   (9,000)
  Other...........................................  (45,000)   12,000    33,000
                                                   --------  --------  --------
Benefit Obligation at End of Year................. $388,000  $349,000  $266,000
                                                   ========  ========  ========

                               Year Ended June 30,
                            ----------------------------
                              1999      1998      1997
                            --------  --------  --------
Change in Plan Assets:
  Fair value of plan
   assets at beginning of
   year...................  $    --   $    --   $    --
  Employer contribution...     8,000     4,000     9,000
  Benefits paid...........    (8,000)   (4,000)   (9,000)
                            --------  --------  --------
Fair Value of Plan Assets
 at End of Year...........  $    --   $    --   $    --
                            ========  ========  ========
Funded status.............  $388,000  $349,000  $266,000
Unrecognized net actuarial
 loss.....................    16,000    54,000       --
                            --------  --------  --------
Accrued Benefit Cost......  $404,000  $403,000  $266,000
                            ========  ========  ========
                               Year Ended June 30,
                            ----------------------------
                              1999      1998      1997
                            --------  --------  --------
Weighted-Average
 Assumptions as of June
 30:
  Discount rate...........      7.50%     7.50%     7.50%
  Expected return on plan
   assets.................       N/A       N/A       N/A
  Rate of compensation
   increase...............       N/A       N/A       N/A

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

   For measurement purposes, the following annual percentage increases apply:

                                                                          Annual
                              Year Ended June 30,                         Factor
                              -------------------                         ------
      2000...............................................................  9.00%
      2001...............................................................  8.25%
      2002...............................................................  7.50%
      2003...............................................................  6.75%
      2004 and thereafter................................................  6.50%

                                                          Year Ended June 30,
                                                        -----------------------
                                                         1999    1998    1997
                                                        ------- ------- -------
Components of Net Periodic Benefit Cost:
  Service cost......................................... $63,000 $58,000 $54,000
  Interest cost........................................  23,000  17,000  13,000
  Recognized net actuarial loss........................   3,000     --      --
                                                        ------- ------- -------
Net Periodic Benefit Cost.............................. $89,000 $75,000 $67,000
                                                        ======= ======= =======

   The Company has a postretirement healthcare benefit plan that is a non-contributory plan. The accounting for the healthcare plan anticipates future cost increases that may impact the plan and are expected to be funded by the Company.

   Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plan. A one-percentage-point change in assumed healthcare cost trend rates would have the following effects:

                                                 One-Percentage One-Percentage
                                                 Point Increase Point Decrease
                                                 -------------- --------------
Effect on total of service and interest cost
 components.....................................    $101,000       $ 72,000
                                                    ========       ========
Effect on postretirement benefit obligation.....    $442,000       $341,000
                                                    ========       ========

10. Supplemental Disclosure of Cash Flow Information

   Supplemental information on cash paid for interest and income taxes during the year is as follows:

                                                       Year Ended June 30,
                                                  ------------------------------
                                                     1999      1998      1997
                                                  ---------- -------- ----------
Income taxes paid................................ $1,798,000 $615,000 $1,055,000
                                                  ========== ======== ==========
Interest paid.................................... $  546,000 $701,000 $  659,000
                                                  ========== ======== ==========

   Several fixed asset purchases remained in accounts payable at year-end, and is considered a non-cash investing activity, as follows:

                                                               Year Ended June
                                                                     30,
                                                              ------------------
                                                                1999   1998 1997
                                                              -------- ---- ----
Fixed assets................................................. $584,000 $--  $--
                                                              ======== ==== ====

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY

11. Calculation of Earnings per Share

   A reconciliation of the numerators and denominators for the Basic and Diluted EPS calculations is as follows:

                                                     Year Ended June 30,
                                               --------------------------------
                                                  1999       1998       1997
                                               ---------- ---------- ----------
Numerator:
  Numerator for Basic and Diluted EPS--
    Income available to common shareholders... $2,891,000 $2,870,000 $2,702,000
                                               ========== ========== ==========
Denominator--
  Denominator for Basic EPS--
    Weighted-average shares...................    283,614    284,324    285,317
  Effect of dilutive securities--
    Wyckoff Chemical Company, Inc. employee
     stock options............................      3,221      2,721      2,476
                                               ---------- ---------- ----------
Denominator for Adjusted Weighted-Average
 Shares.......................................    286,835    287,045    287,793
                                               ========== ========== ==========
Basic earnings per share...................... $    10.19 $    10.09 $     9.47
Diluted earnings per share.................... $    10.08 $    10.00 $     9.39
                                               ========== ========== ==========

12. Litigation

   The Company has been named as a defendant in a lawsuit arising in the normal course of business. The Company disputes the validity of it being named as a defendant in the lawsuit and management believes that a resulting liability, if any, will not have a material adverse effect on the Company's financial statements.

13. Subsequent Event

   Subsequent to year-end June 30, 1999, the Company entered into a merger agreement with Catalytica, Inc. The merger, if approved by the Company's shareholders, will result in the issuance of Catalytica, Inc., stock to Wyckoff's current shareholders in exchange for their stock.

14. Quarterly Financial Data (Unaudited)

   The following table summarizes the Company's quarterly results of operations for the years ended June 30, 1999 and 1998.

                             First Quarter         Second Quarter         Third Quarter         Fourth Quarter
                         ---------------------- --------------------- --------------------- ----------------------
                            1999        1998       1999       1998       1999       1998       1999        1998
                         ----------  ---------- ---------- ---------- ---------- ---------- ----------- ----------
Net sales............... $6,749,000  $6,401,000 $8,178,000 $8,653,000 $7,886,000 $8,148,000 $13,711,000 $8,227,000
Gross profit............  1,233,000   1,774,000  2,698,000  2,933,000  2,015,000  2,889,000   5,627,000  2,379,000
Net income (loss).......   (184,000)    305,000    625,000    952,000    208,000    860,000   2,242,000    753,000
Basic earnings per
 share.................. $    (0.65) $     1.07 $     2.20 $     3.35 $     0.73 $     3.03 $      7.90 $     2.64
Diluted earnings per
 share.................. $    (0.65) $     1.06 $     2.18 $     3.31 $     0.72 $     3.00 $      7.81 $     2.63

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders Catalytica, Inc.

   We have audited the accompanying consolidated balance sheets of Catalytica, Inc. as of December 31, 1998 and December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index to the financial statements of Catalytica, Inc. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Catalytica, Inc. at December 31, 1998 and December 31, 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

San Jose, California
January 29, 1999

                                CATALYTICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                             For the year ended
                                December 31,           For the six months ended
                          ---------------------------  --------------------------
                                                         June 30,      June 30,
                                                       ------------  ------------
                            1998      1997     1996        1999          1998
                          --------  --------  -------  ------------  ------------
                                                              (unaudited)
Revenues:
  Product sales.........  $358,872  $174,347  $ 9,813  $    182,169  $    182,512
  Research and
   development
   contracts............    16,284     6,599    6,501        10,314         5,699
                          --------  --------  -------  ------------  ------------
    Total revenues......   375,156   180,946   16,314       192,483       188,211
Costs and expenses:
  Cost of product
   sales................   294,716   155,092    9,073       143,959       151,685
  Research and
   development..........    30,630     9,556    9,707        18,105        13,218
  Selling, general and
   administrative.......    16,875     7,302    4,452        10,471         7,256
                          --------  --------  -------  ------------  ------------
    Total costs and
     expenses...........   342,221   171,950   23,232       172,535       172,159
Operating income
 (loss).................    32,935     8,996   (6,918)       19,948        16,052
Interest income.........     2,894     1,450    1,179         1,322         1,555
Interest expense........    (8,931)   (5,422)    (353)       (3,896)       (5,019)
Gain on sale of assets..       --        --       900           --            --
Loss on joint ventures..    (3,827)   (4,355)     --           (975)       (2,307)
                          --------  --------  -------  ------------  ------------
Income (loss) before
 income taxes...........    23,071       669   (5,192)       16,399        10,281
Provision for income
 taxes..................    (2,308)     (359)     --         (2,952)         (997)
                          --------  --------  -------  ------------  ------------
Net income (loss) before
 common stock
redemption..............    20,763       310   (5,192)       13,447         9,284
Less premium paid on
 redemption of
Class B common stock....       --     (3,750)     --            --            --
                          --------  --------  -------  ------------  ------------
Income (loss)
 attributable to common
shareholders............  $ 20,763  $ (3,440) $(5,192) $     13,447  $      9,284
                          ========  ========  =======  ============  ============
Net income (loss) per
 share:
  Basic.................  $   0.39  $  (0.10) $ (0.27) $       0.25  $       0.18
                          ========  ========  =======  ============  ============
  Diluted...............  $   0.33  $  (0.10) $ (0.27) $       0.21  $       0.15
                          ========  ========  =======  ============  ============
Number of shares used in
 computing net income
 (loss) per share:
  Basic.................    53,109    33,248   19,283        53,477        52,993
                          ========  ========  =======  ============  ============
  Diluted...............    59,196    33,248   19,283        59,178        58,936
                          ========  ========  =======  ============  ============


        The accompanying notes are an integral part of these statements.

                                CATALYTICA, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                          December 31, December 31,  June 30,
                                              1998         1997        1999
                                          ------------ ------------ -----------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents..............   $ 42,392     $ 35,149    $ 46,441
  Short-term investments.................      5,193       11,918       5,116
  Accounts receivable, net of allowance
   for doubtful accounts of $1,700 at
   June 30, 1999 and December 31, 1998
   ($600 at December 31, 1997)...........     34,456       12,640      23,306
  Accounts receivable from joint
   ventures, net of allowance for
   doubtful accounts of $106 at June 30,
   1999 ($87 at December 31, 1998, none
   at December 31, 1997).................      1,121          967         572
  Notes receivable from employees, net of
   allowance for doubtful notes of $25 at
   June 30, 1999 and December 31, 1998
   (none at December 31, 1997)...........        282          405         305
  Inventory:
    Raw materials........................     38,614       52,648      38,230
    Work in process......................     41,256       54,883      42,335
    Finished goods.......................      8,979        6,714      11,573
                                            --------     --------    --------
                                              88,849      114,245      92,138
Deferred tax asset.......................      2,867          166       2,867
Prepaid expenses and other assets........      1,578        1,939       4,199
                                            --------     --------    --------
      Total current assets...............    176,738      177,429     174,944
Property, plant and equipment:
  Land...................................      5,391        5,391       5,391
  Equipment..............................    124,735       99,744     135,785
  Buildings and leasehold improvements...     65,398       59,344      67,901
                                            --------     --------    --------
                                             195,524      164,479     209,077
Less accumulated depreciation and
 amortization............................    (27,882)     (15,075)    (34,770)
                                            --------     --------    --------
                                             167,642      149,404     174,307
Other assets.............................      3,016        2,040       2,529
                                            --------     --------    --------
                                            $347,396     $328,873    $351,780
                                            ========     ========    ========


        The accompanying notes are an integral part of these statements.

                                CATALYTICA, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                          December 31, December 31,  June 30,
                                              1998         1997        1999
                                          ------------ ------------ -----------
                                                                    (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................   $ 19,984     $ 23,281    $ 19,080
  Accrued payroll and related expenses...     16,497        5,768      14,077
  Deferred revenue.......................      4,479        1,848       4,069
  Other accrued liabilities..............      8,116        8,250      13,855
  Current portion of long-term debt......     10,770       50,332       8,201
  Income taxes payable...................      3,706          525         438
                                            --------     --------    --------
    Total current liabilities............     63,552       90,004      59,720
Long-term debt...........................     67,007       75,069      59,500
Non-current deferred revenue.............      2,181        3,611       1,414
Other long-term liabilities..............        --           --        1,125
Minority interest........................     41,000       11,000      41,000
Commitments and Contingencies
Class A and B common stock subject to
 mandatory redemption:
  Class A--30,000,000 shares authorized,
   13,270,000 issued and outstanding at
   June 30, 1999, December 31, 1998 and
   1997..................................     51,452       51,452      51,452
  Class B--17,000,000 shares authorized,
   11,730,000 issued and outstanding at
   June 30, 1999, December 31, 1998 and
   1997..................................     45,627       45,627      45,627
  Stockholders' equity:
    Preferred Stock, $.001 par value;
     5,000,000 shares authorized, none
     issued and outstanding..............        --           --          --
Common Stock, $.001 par value;
 120,000,000 shares authorized including
 30,000,000 Class A and 17,000,000 Class
 B, 28,607,085 shares of common stock
 issued and outstanding at June 30, 1999,
 (28,406,087 in 1998 and 27,941,729 in
 1997). See Class A and B common stock
 above...................................         28           28          28
Additional paid-in capital...............    103,954      100,375     105,810
Deferred compensation....................       (281)        (406)       (219)
Accumulated deficit......................    (27,124)     (47,887)    (13,677)
                                            --------     --------    --------
    Total stockholders' equity...........     76,577       52,110      91,942
                                            --------     --------    --------
                                            $347,396     $328,873    $351,780
                                            ========     ========    ========

        The accompanying notes are an integral part of these statements.

                                CATALYTICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (decrease) in cash and cash equivalents
                                 (In thousands)

                                                            Six months ended
                               Year ended December 31,          June 30,
                             -----------------------------  ------------------
                               1998      1997       1996      1999      1998
                             --------  ---------  --------  --------  --------
                                                               (unaudited)
Cash flows from operating
 activities:
 Net income (loss).......... $ 20,763  $     310  $ (5,192) $ 13,447  $  9,284
 Adjustments to reconcile
  net income (loss) to net
  cash provided by (used in)
  operating activity:
   Depreciation and
    amortization............   11,491      5,754       944     6,601     7,078
   Deferred income taxes....   (2,701)      (166)      --        --        --
   Losses in joint
    ventures................    3,827      4,355       --        975     2,308
   Changes in:
    Accounts receivable.....  (21,816)    (8,696)     (387)   11,150    (7,535)
    Accounts receivable from
     related party..........      --         --       (865)      --        --
    Accounts receivable from
     joint venture..........     (154)      (102)      --        549       696
    Inventory...............   25,396      5,995    (2,563)   (3,289)   13,480
    Prepaid expenses, and
     other current assets...    1,061        136      (310)   (1,521)   (1,948)
    Accounts payable........   (3,297)    21,226       716      (904)   (5,967)
    Accrued payroll and
     related expenses.......   10,729      4,395       (20)   (2,420)    3,891
    Deferred revenue........    1,201     (1,248)    6,540    (1,177)     (787)
    Other accrued
     liabilities............    3,047      7,826       359     3,596    (2,055)
                             --------  ---------  --------  --------  --------
Net cash provided by (used
 in) operating activities... $ 49,547  $  39,785  $   (778) $ 27,007  $ 18,445
Cash flows from investing
 activities:
  Purchases of investments..  (37,202)   (25,099)  (22,748)  (15,112)  (23,762)
  Maturities of
   investments..............   44,431     21,532    30,500    15,172    24,000
  Investment in joint
   ventures.................   (3,827)    (4,355)      --       (975)   (2,308)
  Acquisition of property
   and equipment............  (31,357)    (6,347)   (3,565)  (13,668)   (7,558)
  Disposition of property
   and equipment............      272        --        --         85       125
  Proceeds from sale of
   property and equipment...        7        --        --          3       --
  Acquisition of Glaxo
   Wellcome inventory.......      --    (116,823)      --        --        --
  Acquisition of Glaxo
   Wellcome property, plant
   and equipment............      --    (131,198)      --        --        --
                             --------  ---------  --------  --------  --------
Net cash provided by (used
 in) investing activities... $(27,676) $(262,290) $  4,187  $(14,495) $ (9,503)

        The accompanying notes are an integral part of these statements.

                                CATALYTICA, INC.

                Increase (decrease) in cash and cash equivalents
                                 (In thousands)

                                                             Six months ended
                                 Year ended December 31,          June 30
                                ---------------------------  ------------------
                                  1998      1997     1996      1999      1998
                                --------  --------  -------  --------  --------
                                                                (unaudited)
Cash flows from financing
 activities:
  Net receipts on (issuance
   of) notes receivable from
   employees..................  $   (583) $    (92) $  (206) $   (243) $ (1,067)
  Additions to debt
   obligations................     2,700   137,726    4,213       --      2,700
  Payments on debt
   obligations................   (50,324)  (20,501)  (5,278)  (10,076)  (40,058)
  Minority investment.........    30,000       --     8,000       --     30,000
  Issuance of Class A and B
   common stock, net..........       --    117,679      --        --        --
  Repurchase of Class B common
   stock......................       --    (23,750)     --        --        --
  Issuance of common stock by
   exercise of warrant
   dividend...................       --     27,692      --        --        --
  Issuance of common stock....     3,579     3,360      381     1,856     1,664
                                --------  --------  -------  --------  --------
Net cash provided by (used in)
 financing activities.........  $(14,628) $242,114  $ 7,110  $ (8,463) $ (6,761)
                                --------  --------  -------  --------  --------
Net increase in cash and cash
 equivalents..................     7,243    19,609   10,519     4,049     2,181
Cash and cash equivalents at
 beginning of year............    35,149    15,540    5,021    42,392    35,149
                                --------  --------  -------  --------  --------
Cash and cash equivalents at
 end of year..................  $ 42,392  $ 35,149  $15,540  $ 46,441  $ 37,330
                                ========  ========  =======  ========  ========
Additional disclosure of non-
 cash financing and operating
 activities:
  Issuance of warrants in
   conjunction with the Glaxo
   Wellcome facility
   acquisition................  $    --   $  6,500  $   --   $    --   $    --
                                ========  ========  =======  ========  ========
  Issuance of Catalytica
   Pharmaceutical's Junior
   Preferred Stock in
   conjunction with the Glaxo
   Wellcome facility
   acquisition................  $    --   $  3,000  $   --   $    --   $    --
                                ========  ========  =======  ========  ========
  Assumption of liability in
   conjunction with Glaxo
   Wellcome facility
   acquisition................  $    --   $  6,400  $   --   $    --   $    --
                                ========  ========  =======  ========  ========
  Issuance of Catalytica
   common stock to Shearson
   Lehman for services
   provided in conjunction
   with issuance of Class A &
   B common stock.............  $    --   $    600  $   --   $    --   $    --
                                ========  ========  =======  ========  ========
  Deferred Compensation.......  $    --   $    500  $   --   $    --   $    --
                                ========  ========  =======  ========  ========
Supplemental disclosure of
 cash flow information:
  Interest paid...............  $  8,335  $  4,667  $   353  $  2,502  $  4,958
                                ========  ========  =======  ========  ========

        The accompanying notes are an integral part of these statements.

                                CATALYTICA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (In thousands, except share amounts)

                            Common Stock    Additional                              Total
                          -----------------  Paid-in     Deferred   Accumulated Stockholders'
                            Shares   Amount  Capital   Compensation   Deficit      Equity
                          ---------- ------ ---------- ------------ ----------- -------------
Balance at December 31,
 1995...................  19,190,222  $19    $ 65,101     $ (86)     $(43,005)     $22,029
Sale of common stock....     206,852  --          358       --            --           358
Expense recorded from
 acceleration of stock
 options................         --   --           23       --            --            23
Amortization of deferred
 compensation...........         --   --          --         45           --            45
Net loss................         --   --          --        --         (5,192)      (5,192)
                          ----------  ---    --------     -----      --------      -------
Balance at December 31,
 1996...................  19,397,074   19      65,482       (41)      (48,197)      17,263
Sale and issuance of
 common stock...........   1,413,506    2       3,958       --            --         3,960
Issuance of warrants to
 Glaxo Wellcome.........         --   --        6,500       --            --         6,500
Net exercise of warrants
 issued in connection
 with public offering...     208,153  --          --        --            --           --
Exercise of warrant
 dividends..............   6,922,996    7      27,685       --            --        27,692
Premium paid in
 connection with
 repurchase of Class B
 common stock...........         --   --       (3,750)      --            --        (3,750)
Issuance of below market
 stock options..........         --   --          500      (500)          --           --
Amortization of deferred
 compensation...........         --   --          --        135           --           135
Net income..............         --   --          --        --            310          310
                          ----------  ---    --------     -----      --------      -------
Balance at December 31,
 1997...................  27,941,729   28     100,375      (406)      (47,887)      52,110
Sale and issuance of
 common stock...........     464,358  --        3,289       --            --         3,289
Issuance of stock
 options to
 consultants............         --   --          290       --            --           290
Amortization of deferred
 compensation...........         --   --          --        125           --           125
Net income..............         --   --          --        --         20,763       20,763
                          ----------  ---    --------     -----      --------      -------
Balance at December 31,
 1998...................  28,406,087   28     103,954      (281)      (27,124)      76,577
Sale and issuance of
 common stock
 (unaudited)............     200,998  --        1,825       --            --         1,825
Issuance of stock
 options to consultants
 (unaudited)............         --   --           31       --            --            31
Amortization of deferred
 compensation
 (unaudited)............         --   --          --         62           --            62
Net income (unaudited)..         --   --          --        --         13,447       13,447
                          ----------  ---    --------     -----      --------      -------
Balance at June 30, 1999
 (unaudited)............  28,607,085  $28    $105,810     $(219)     $(13,677)     $91,942
                          ==========  ===    ========     =====      ========      =======

        The accompanying notes are an integral part of these statements.

                                CATALYTICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Information as of June 30, 1999, and for the six months ended June 30, 1999 and 1998 is unaudited.

Note 1. Description of Business and Significant Accounting Policies

   Description of Business. Catalytica, Inc. ("Catalytica" or "the Company") builds business in high growth industries where the Company's technologies optimize manufacturing and solve environmental problems. To enhance its market focus, and increase flexibility for strategic financial arrangements and business partnerships, the Company has created three operating subsidiaries:
Catalytica Pharmaceuticals, Inc. ("Catalytica Pharmaceuticals"), Catalytica Combustion Systems, Inc. ("Combustion Systems"), and Catalytica Advanced Technologies, Inc. ("Advanced Technologies").

   Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany accounts and transactions. Certain amounts from 1997 and 1996 have been reclassified to reflect 1998 and 1997 presentation, respectively.

   Reclassification. To more clearly reflect its investment in research and development ("R&D") activities, the Company reclassified approximately $8.0 million from cost of sales to R&D costs for the year ended December 31, 1998, to conform to the current period presentation. In addition, the Company has reclassified $8.6 million of related product sales to research revenues for the year ended December 31, 1998, to conform to the current period presentation.

   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Unaudited Interim Financial Information. The accompanying consolidated financial statements at June 30, 1999, and for the six months ended June 30, 1999, and 1998, are unaudited but include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary to present fairly the Company's financial position at June 30, 1999, and the operating results and cash flows for the six months ended June 30, 1999, and 1998. Results for the six months ended June 30, 1999, and are not necessarily indicative of results for the entire fiscal year.

Financial Instruments

   Cash and Cash Equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments. As a result of a $30 million investment by Enron Ventures Corporation in Combustion Systems (See Note 3), and covenants associated with the Chase Credit Agreement (See Note 7), certain restrictions have been placed on the use of the Company's cash and investments. Of the Company's $42.4 million in cash and cash equivalents, $17.7 million may only be used for Combustion Systems' operations, and the remaining $24.7 million may be used for Catalytica Pharmaceuticals and other operations in the Company, excluding Combustion Systems. These same restrictions apply to any short and long term investments (See Investments below). The entire $5.2 million in short term investments is associated with Combustion Systems, therefore, these funds can also only be used within the Combustion Systems' operations.

   Investments. For the purposes of the consolidated cash flows, all investments with maturities of three months or less at the date of purchase held as available-for-sale are considered to be cash and cash equivalents (none at December 31, 1998); investments with maturities of three months or less at the date of purchase which are held-to-maturity ($5.2 million at December 31, 1998) and investments with maturities greater than three

                                CATALYTICA, INC.

months which are available-for-sale (none at December 31, 1998) are considered to be short-term investments; investments with maturities greater than one year are considered to be long-term investments and are available-for-sale (none at December 31, 1998). All investments at December 31, 1998, were carried at amortized cost, which approximated fair market value (quoted market price). The classification of investments is made at the time of purchase with classification for held-to-maturity made when the Company has the positive intent and ability to hold the investments to maturity.

   As of December 31, 1998, the average portfolio duration is approximately .85 months.

   Interest Rate Swap. In the second quarter of 1998 following the restructuring of the Chase Credit Agreement (see Note 7), the Company entered into a $50 million interest rate swap to reduce the Company's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the LIBOR benchmark rate used to calculate the Company's borrowing cost at 5.90% for 4 years on $50 million of the Term Debt Facility. The Company accounts for this interest rate swap as a hedge, and accrues the interest rate differential as an adjustment to interest expense on a monthly basis. In accordance with the accrual method of accounting, there is no recognition in the financial statements for changes in the derivative's fair value. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment gain or loss. Any swap agreements that are not designated with outstanding debt or notional amounts (or durations) of interest-rate swap agreements in excess of the principal amounts (or maturities) of the underlying debt obligations would be recorded as an asset or liability at fair value, with changes in fair value recorded in other income or expense (the fair value method). The Company does not hold or transact in such financial instruments for purposes other than risk management.

   For the year ended December 31, 1998, the interest rate swap classified as a receive-fixed swap had a weighted-average receive rate of 5.59%. The pay rate on the swap was 5.90%. The gain or loss on the swap is recognized in net interest expense in the same period as the hedged transaction. The actual incurred loss totaled approximately $87,000 as of December 31, 1998.

   Concentrations of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of investments in cash equivalents, short-term and long-term investments, and trade receivables. The Company uses local banks and various investment firms to invest its excess cash, principally in commercial paper and money market funds, to provide a diversified portfolio of investments with strong credit ratings. The Company is exposed to credit risks in the event of default by the financial institutions or issuers of investments to the extent recorded on the balance sheet. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

   Inventories. All inventories are stated at the lower of cost (first-in, first-out) or market. Inventory write-downs are based on the Company's best estimates.

   On July 31, 1997, Catalytica Pharmaceuticals purchased $116.8 million of inventory as part of the acquisition of the pharmaceutical manufacturing facility from Glaxo Wellcome Inc.

   Property, Plant, and Equipment. On July 31, 1997, Catalytica Pharmaceuticals purchased from Glaxo Wellcome (a) all the land, buildings and improvements thereon and certain rights relating thereto compromising the pharmaceutical manufacturing facility of Glaxo Wellcome located in Greenville, North Carolina ("Greenville Facility"), containing approximately 584 acres of land, and (b) substantially all of the machinery, equipment, furniture, fixtures, transportation and distribution equipment, waste treatment facilities, computers, analytical equipment, instruments, communication equipment, control systems, spare parts, supplies, materials

                                CATALYTICA, INC.

and all other items of tangible personal property owned by Glaxo Wellcome and located at the Greenville Facility. The Company recorded $147.1 million of property, plant, and equipment in connection with the acquisition of the Greenville Facility ("Acquisition").

   Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line basis over the lesser of the useful lives of the respective assets or the lease term, if applicable (generally 3-15 years). Expenditures for maintenance and repairs are generally charged to expense as incurred. In 1998, $16.6 million was charged to repair and maintenance expense.

   Advertising. Advertising costs are expensed as incurred. Advertising costs were $539,000, $165,000, and $49,000 for the years ended December 31, 1998,
1997, and 1996 respectively.

   Revenues. Revenues consist of both product sales and research revenues. All product revenues are recognized upon shipment. Approximately 96% of revenues are related to pharmaceutical product sales for the year ended December 31, 1998. During 1998, approximately 90% of the Company's product revenues were derived from sales to Glaxo Wellcome. As of December 31, 1998, and December 31, 1997, respectively, a receivable in the amount of $16.1 million and $11.8 million was outstanding from Glaxo Wellcome. Glaxo Wellcome has guaranteed that revenues paid to Catalytica Pharmaceuticals will meet a specified level or that Glaxo Wellcome will pay to Catalytica Pharmaceuticals any shortfall. The guaranteed revenues, which include compensation for transition services Catalytica Pharmaceuticals has agreed to provide Glaxo Wellcome, and which exclude the cost of materials, in the next several years are as set forth below in millions of dollars:

                                  August 1 -
                                 December 31,
                                     1997      1998   1999  2000  2001  Total
                                 ------------ ------ ------ ----- ----- ------
Supply agreement and certain
 amendments.....................    $77.0     $173.4 $113.8 $72.6 $22.6 $459.4

   The Supply Agreement and certain subsequent amendments state that guaranteed revenues are to be calculated by comparing the agreed upon product prices billed on invoices for the year to the stipulated guaranteed revenue amount for the specific year in agreement.

   Approximately 4% of the Company's revenues in 1998 were derived from research and development contracts. Most of the Company's research and development contracts are subject to periodic review by the funding partner, which may result in modifications, including reduction or termination of funding. There can be no assurance that the Company will continue to receive research and development funding, and the Company expects that it will rely increasingly on product sales for its revenues.

   Research revenues are earned as contractual services are performed in connection with collaborative arrangements and are recognized in accordance with contract terms, principally based on reimbursement of total costs and expenses incurred. In return for funding development, collaborative partners receive certain rights in the commercialization of the resulting technology. Costs of $7.5 million, $6.3 million, and $6.2 million related to research revenues were included in total costs and expenses for each of the three years ended December 31, 1998, 1997, and 1996, respectively. Unbilled revenues related to work performed under collaborative arrangements were approximately $0.5 million at December 31, 1998 ($1 million at December 31, 1997) and are included in accounts receivable on the accompanying balance sheet. Most amounts unbilled at December 31, 1998, were billed in January 1999.

                                CATALYTICA, INC.

   Major Customer Information. Revenues from major customers from all sources of revenue representing more than 10% of revenues in any of the past three years are as follows:

                                                                    Year ended
                                                                   December 31,
                                                                  --------------
                              Customer                            1998 1997 1996
                              --------                            ---- ---- ----
   Glaxo Wellcome................................................ 86%  87%  --
   Pharmacia Upjohn (formerly Upjohn)............................ --   --   17%
   Merck & Co.................................................... --    1%  13%
   Novartis......................................................  1%   3%  11%
   Pfizer, Inc...................................................  3%   2%  11%

   Research and Development. All costs for research and development activities are expensed in the year incurred. Such costs include proprietary research and development expenses associated with revenues from research and development agreements. Approximately 16% of the Company's 1998 research and development expenses were spent to develop the Company's combustion systems technology, approximately 70% were spent on pharmaceuticals technology, and approximately 14% were spent on other technologies, much of which was performed at the specific request of, and funded by, third parties.

   Income Taxes. The Company accounts for income taxes under the liability method in accordance with Statements of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes"(see Note 8). Income taxes have been provided and tax credits have been recognized based on tax laws in effect at the dates of the financial statements.

   Earnings (Loss) per Share. Earnings (loss) per share is presented in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS"). This statement requires the presentation of EPS to reflect both "Basic EPS" and "Diluted EPS" on the face of the statement of operations. In general, Basic EPS excludes dilution created by common stock equivalents and is a function of the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution created by common stock equivalents. For the periods ended December 31, 1997, and 1996, the inclusion of common stock equivalents and the reduction of Catalytica Pharmaceuticals income due to holders of subsidiary stock options is antidilutive, therefore, loss per share is computed based on the weighted average number of common shares outstanding excluding common stock equivalents. Weighted average shares outstanding includes Class A and B common shares as the Company considers Class A and B to be the equivalent of common stock. All periods presented herein have been adjusted to reflect the calculation of EPS in accordance with SFAS No. 128.

                               CATALYTICA, INC.

   A reconciliation of the numerators and denominators for the Basic and Diluted EPS calculations follows:

                           Earnings (Loss) per Share
                   (In thousands, except per share amounts)

   The following table sets forth the computation of basic and diluted earnings per share:

                                     Six months
                                   ended June 30,       December 31, 1998
                                   ----------------  -------------------------
                                    1999     1998     1998     1997     1996
                                   -------  -------  -------  -------  -------
                                     (unaudited)
Numerator:
  Numerator for basic earnings per
   share:
   Net income (loss) before common
    stock redemption.............. $13,447  $ 9,284  $20,763  $   310  $(5,192)
   Premium paid on redemption of
    Class B common stock (*)......     --       --       --    (3,750)     --
                                   -------  -------  -------  -------  -------
   Income (loss) attributable to
    common shareholders             13,447    9,284   20,763   (3,440)  (5,192)
   Less: Reduction of Catalytica
    Pharmaceuticals income
    attributable to holders of
    subsidiary stock options......  (1,116)    (561)  (1,380)     --       --
                                   -------  -------  -------  -------  -------
   Numerator for diluted earnings
    (loss) per share.............. $12,331  $ 8,723  $19,383  $(3,440) $(5,192)
                                   -------  -------  -------  -------  -------
Denominator:
  Denominator for basic earnings
   (loss) per share:
   Weighted-average shares........  53,477   52,993   53,109   33,248   19,283
                                   -------  -------  -------  -------  -------
  Effect of dilutive securities:
    Catalytica, Inc. employee
     stock options................     625      745      807      --       --
    Catalytica Pharmaceuticals
     Convertible Preferred Stock..   1,654    1,691    1,683      --       --
    Catalytica Pharmaceuticals
     Convertible Junior Preferred
     Stock........................     558      570      568      --       --
    Catalytica Combustion Systems,
     Inc. Convertible Preferred
     Stock........................   2,645    2,664    2,651      --       --
    Catalytica, Inc. warrants
     issued to Glaxo
     Wellcome, Inc................     219      273      378      --       --
                                   -------  -------  -------  -------  -------
      Dilutive potential common
       shares.....................   5,701    5,943    6,087      --       --
  Denominator for diluted earnings
   (loss) per share
    Adjusted weighted-average
     shares and assumed
     conversions..................  59,178   58,936   59,196   33,248   19,283
                                   -------  -------  -------  -------  -------
  Basic earnings (loss) per
   share.......................... $  0.25  $  0.18  $  0.39  $ (0.10) $ (0.27)
                                   =======  =======  =======  =======  =======
  Diluted earnings (loss) per
   share.......................... $  0.21  $  0.15  $  0.33  $ (0.10) $ (0.27)
                                   =======  =======  =======  =======  =======

--------
* Income (loss) available to common shareholders reflects a reduction from 1997 net income of $3.75 million relating to the call premium paid for the repurchase of five million shares of Series B common stock with proceeds received from the exercise of warrants issued to shareholders as a dividend. See Note 11.

                                CATALYTICA, INC.

   For the years ended December 31, 1997, and 1996, potentially dilutive securities of 2,649,000 and 2,286,000, respectively, were outstanding and not included in the diluted earnings per share computation because they are antidilutive.

   Stock-Based Compensation. In 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation, which provides an alternative to APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock-based compensation to employees. The Company has elected to account for stock-based compensation to employees in accordance with APB Opinion 25, providing only pro forma disclosures required by Statement 123. See Note 11.

   Comprehensive Income. Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. This Statement also requires that an entity classify items of other comprehensive earnings by their nature in an annual financial statement. For example, other comprehensive earnings may include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available-for-sale. As the Company has no components of other comprehensive income, there are no disclosure requirements involved in the Company's adoption of this Statement.

   Impact of Recently Issued Accounting Standards. In June 1998, the Financial Accounting Standards Board issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 2000. Management expects to adopt in fiscal year beginning January 1, 2001 and does not anticipate that the adoption of the new Statement will have a significant effect on results of operations or the financial position of the Company.

   Segment Disclosures. In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" which was adopted by the Company in the first quarter of fiscal 1998. This Statement establishes standards for the way that public business enterprises report information about reportable operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

                                CATALYTICA, INC.

   The Company operates primarily in the pharmaceuticals and combustion systems industries. The Company has determined the reportable operating segments based upon how the business is managed and operated. Catalytica Pharmaceuticals and Combustion Systems operate as independent subsidiaries of the Company with their own sales, research and development and operations departments. Each subsidiary manufactures and distributes distinct products with different production processes. As such, the following table discloses revenues, operating income, and identifiable assets for the above named operating segments. Advanced Technologies is combined with Corporate as it does not meet the requirements for separate disclosure.

                               Six months ended
                                   June 30,            December 31, 1998
                               ------------------  ---------------------------
                                 1999      1998      1998      1997     1996
                               --------  --------  --------  --------  -------
                                             (In thousands)
Revenues
  Catalytica Pharmaceuticals.. $191,098  $184,781  $368,877  $175,807  $10,127
  Combustion Systems..........      511     1,324     2,707     1,950    2,702
  Corporate and other
   subsidiary.................      874     2,106     3,572     3,189    3,485
                               --------  --------  --------  --------  -------
    Total Revenues............ $192,483  $188,211  $375,156  $180,946  $16,314
                               ========  ========  ========  ========  =======
Operating Income
  Catalytica Pharmaceuticals.. $ 23,986  $ 17,899  $ 37,398  $  9,258  $(3,738)
  Combustion Systems..........   (2,759)   (1,272)   (3,014)     (478)  (2,216)
  Corporate and other
   subsidiary.................   (1,279)     (575)   (1,449)      216     (964)
                               --------  --------  --------  --------  -------
    Total Operating Income.... $ 19,948  $ 16,052  $ 32,935  $  8,996  $(6,918)
                               ========  ========  ========  ========  =======
Identifiable Assets
  Catalytica Pharmaceuticals.. $318,372  $292,233  $300,264  $305,565  $24,147
  Combustion Systems..........   23,985    29,913    27,402     2,011    2,339
  Corporate and other
   subsidiary.................    9,423    11,861    19,730    21,297   14,517
                               --------  --------  --------  --------  -------
    Total Assets.............. $351,780  $334,007  $347,396  $328,873  $41,003
                               ========  ========  ========  ========  =======

Note 2. Catalytica Pharmaceuticals, Inc.

   On July 31, 1997 the Company purchased from Glaxo Wellcome a pharmaceuticals manufacturing facility in Greenville, North Carolina for (a) $244.7 million in cash; (b) 250,000 shares of Junior Preferred Stock of Catalytica Pharmaceuticals; (c) warrants to purchase 2,000,000 shares of Common Stock of Catalytica at an exercise price of $12.00 per share exercisable for six years after the closing of the acquisition ("Closing") and (d) 10% of the earnings before interest and taxes in excess of an aggregate cumulative amount of $10 million attributable to the sterile products portion of the Greenville Facility for a period of ten years following the Closing, up to an aggregate cumulative payment to Glaxo Wellcome of an additional $25 million.

   The cash purchase price reflects the parties' agreement to a reduction in the cash consideration of approximately $6.4 million in exchange for the assumption by the Company and Catalytica Pharmaceuticals of certain liability associated with the abatement of asbestos or asbestos containing materials ("ACM") present at the Greenville Facility and post-closing employee workplace exposure. As a result of the Acquisition, Catalytica recorded $116.8 million of inventory, $147.1 million of property, plant, and equipment, and the assumption of the aforementioned asbestos liability of $6.4 million. During 1998, the Company began performing some asbestos abatement, and the asbestos liability was reduced by $0.6 million. See Note 5.

   The Junior Preferred Stock of Catalytica Pharmaceuticals issued to Glaxo Wellcome has the following rights: (a) a non-cumulative dividend preference and a liquidation preference, both junior to the outstanding

                                CATALYTICA, INC.

preferred stock of Catalytica Pharmaceuticals and the Catalytica Pharmaceuticals Series C Preferred Stock which was issued to the Company in connection with the Acquisition; (b) the right to convert into shares of Catalytica Pharmaceuticals Common Stock on a one-for-one basis (subject to adjustment in the case of stock splits, reclassifications, stock dividends and rights offerings to existing holders of Common Stock and similar events and in the event of Common Stock issuances below the then fair market value except for issuances pursuant to Catalytica Pharmaceuticals' employee benefit plans) at any time at the option of the holder and automatically upon the closing of an underwritten public offering which results in gross proceeds of at least $10 million to Catalytica Pharmaceuticals; (c) each share of Junior Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Junior Preferred Stock could then be converted; and (d) if Catalytica Pharmaceuticals shall not have consummated an underwritten public offering which results in gross proceeds of at least $10 million to Catalytica Pharmaceuticals within five years of the consummation of the Acquisition, the Junior Preferred Stock shall be exchangeable, at the option of Glaxo Wellcome, into shares of Common Stock of the Company having a market value at that time equal to the value of the preferred stock. Upon consolidation of Catalytica Pharmaceuticals into Catalytica, Inc., the Junior Preferred Stock issued to Glaxo Wellcome is reflected as $3 million of minority interest in Catalytica, Inc.

   In connection with the sale of the Greenville Facility, Glaxo Wellcome entered into a Supply Agreement under which Catalytica Pharmaceuticals manufactures products for Glaxo Wellcome over the next several years. In 1998 the Company signed two amendments to the original Supply Agreement, and a third amendment was signed in the first quarter of 1999. Catalytica Pharmaceuticals estimates that aggregate payments (including the cost of materials) by Glaxo Wellcome under the original Supply Agreement will total approximately
$800 million over a five-year period. Subsequent amendments to the original supply agreement may provide for approximately $120 million in revenue over a two and one-half year period commencing July 1998. Glaxo Wellcome has guaranteed that revenues paid to Catalytica Pharmaceuticals under the original Supply Agreement will meet a specified level of minimum revenue or that Glaxo Wellcome will pay to Catalytica Pharmaceuticals any shortfall. A portion of the $120 million additional revenue has also been guaranteed by Glaxo Wellcome, however; the majority of this additional revenue is based on forecasts by Glaxo Wellcome for production as defined in the amended agreements. As such, the forecasted revenues are subject to fluctuations based on production demand by Glaxo Wellcome. The minimum revenues, which include compensation for transition services Catalytica Pharmaceuticals has agreed to provide Glaxo Wellcome, and which exclude the cost of materials, over the five years beginning in 1997, total $459.4 million. As of December 31, 1998 and 1997, a receivable in the amount of $16.0 million and $11.8 million, respectively, was outstanding from Glaxo Wellcome.

   On May 8, 1996, Pfizer Inc. ("Pfizer") entered into a Collaborative Research and License Agreement and a Stock Purchase Agreement with Catalytica Pharmaceuticals, Inc. which included the purchase of 150,000 shares of Series B Preferred Stock by Pfizer. The holders of the Series B Preferred Stock shall be entitled to receive non-cumulative dividends at a rate of $6.00 per share, per annum, when and if declared by the Board of Directors. In consideration of the $15 million paid, Catalytica Pharmaceuticals is also obligated to perform specified agreed upon research for a five year period. Accordingly, Catalytica recognized Pfizer's minority interest in Catalytica Pharmaceuticals at $8 million and recorded deferred revenue of $7 million to be recognized as research is performed. As of June 30, 1999, December 31, 1998 and 1997, $8.9 million, $1.4 million and $1.5 million, respectively, of research was performed and recognized as revenue. The deferred revenue balance pertaining to Pfizer is $3.6 million, and $5.0 million at December 31, 1998, and 1997, respectively.

   In conjunction with the Stock Purchase agreement, the Company entered into a Share Exchange agreement, providing Pfizer the right to exchange the Series B Preferred Stock of the Company for Catalytica, Inc. ("Catalytica") Common Stock. After the three year anniversary of the agreement, Pfizer shall have the

                                CATALYTICA, INC.

right to require the Company to exchange all of the outstanding shares of Series B Preferred Stock for that number of shares of Common Stock based upon a determined exchange rate. The exchange rate is based upon the fair value of the Preferred Stock and the market value of Catalytica's Common Stock at the time of conversion. In the event of insolvency of the Catalytica Pharmaceuticals, Pfizer may convert $4.2 million of Series B Preferred Shares into 700,000 shares of Catalytica's Common Stock.

Note 3. Catalytica Combustion Systems, Inc.

   On January 14, 1998, Enron Ventures Corporation, a wholly owned subsidiary of Enron Corporation ("Enron"), purchased a 15% minority interest in Combustion Systems for $30 million in cash in which Enron received 1,339,286 shares of Combustion Systems' Series B Preferred Stock. In addition, Enron also received a three-year option to purchase an additional 4.9% of Combustion Systems for $14.4 million in cash. In conjunction with the Stock Purchase agreement, the Company entered into a Share Exchange agreement, providing Enron the right to exchange the Series B Preferred Stock of Combustion Systems for Catalytica, Inc. Common Stock. After the five year anniversary of the agreement, if Combustion Systems has not undertaken a public offering, in which Combustion Systems receives at least $20 million in gross proceeds, Enron shall have the right to require the Company to exchange all of the outstanding shares of Series B Preferred Stock for that number of shares of Common Stock based upon a determined exchange rate. The exchange rate is based upon the fair value of the Preferred Stock and the market value of Catalytica's Common Stock at the time of conversion. Upon consolidation of Combustion Systems into Catalytica, Inc., the Series B Preferred Stock issued to Enron is reflected as $30 million of minority interest.

   Joint Venture (GENXON). On October 15, 1996, Catalytica's subsidiary Combustion Systems and Woodward Governor Company formed a Delaware limited liability company in connection with a 50/50 joint venture to serve the gas turbine retrofit market for installed, out-of-warranty engines. The new company, GENXONTM Power Systems, LLC, was formed to upgrade the combustion systems of installed turbines with XONON, which is designed to reduce emissions and permit greater asset utilization for both power generation and mechanical drive markets.

   The initial capital commitment of the GENXON joint venture partners was $10 million: $2 million from Combustion Systems, and $8 million from Woodward, payable over time as the funds were required by the joint venture. In addition to the initial capital commitment made by Combustion Systems and Woodward, Combustion Systems has contributed to the joint venture an exclusive license for the use of its catalytic combustion technologies valued at $8 million, and Woodward contributed to the joint venture an exclusive license for the use of its instrumentation and control systems for gas turbine catalytic combustion valued at $2 million. The initial capital commitment of $10 million was reached during the third quarter of 1997. Continued funding of the joint venture beyond the initial $10 million commitment has occurred on a 50/50 basis with each joint venture partner contributing an equal amount quarterly. For the year ended December 31, 1998, Combustion Systems contributed $4.4 million in cash, of which $0.5 million was accrued by the Company in 1997 and paid in 1998, and Woodward Governor Company contributed $4.4 million, bringing the total combined investment in the joint venture to $22.6 million as of December 31, 1998. Combustion Systems began accounting for its share of the joint venture gain or loss upon the first cash infusion totaling $1.0 million, which occurred on January 3, 1997 upon completion of a milestone. Prior to January 3, 1997, the joint venture was being funded entirely by Woodward Governor. For the year ended December 31, 1998, the Company recorded losses of $3.7 million on the joint venture.

                                CATALYTICA, INC.

   The following information summarizes GENXON's financial position for the year ended September 30, 1998, and the unaudited quarter ended December 31, 1998:

                                              Year Ended       Quarter Ended
                                          September 30, 1998 December 31, 1998
                                          ------------------ -----------------
                                                                (Unaudited)
                                                     (in thousands)
      Total revenues.....................      $    204          $    386
                                               ========          ========
      Net loss...........................      $ (9,615)         $ (1,246)
                                               ========          ========
      Current assets.....................      $  1,077          $  1,487
      Long-term assets...................         1,018               968
                                               --------          --------
        Total assets.....................      $  2,095          $  2,455
                                               ========          ========
      Current liabilities................      $    786          $  1,243
      Members' capital...................         1,309             1,212
                                               --------          --------
        Total liabilities and members'
         capital.........................      $  2,095          $  2,455
                                               ========          ========

Note 4. Catalytica Advanced Technologies, Inc.

Joint Ventures

   Joint Venture (Single-Site Catalysts, L.L.C.). On November 1, 1998, Advanced Technologies entered into an operating agreement with United Catalysts, Inc. ("United Catalysts") to form Single-Site Catalysts, L.L.C., a Delaware limited liability company ("Single-Site Catalysts"). Advanced Technologies was required to contribute inventory and equipment valued at $0.15 million and a License Agreement. United Catalysts agreed to contribute a License Agreement and $5 million in capital to be paid in varying installments over the next several years. Single-Site Catalysts incurred a loss in 1998 and the Company anticipates that the joint venture will continue to generate losses during 1999. The Company has recorded its share of these losses to the extent of its capital contribution of $0.15 million in 1998. However, the operating agreement does not require any further capital contributions by Advanced Technologies beyond it's initial $0.15 million contribution. Therefore, no further losses will be recorded by the Company unless it decides to invest additional capital.

   Advanced Sensor Devices. On June 28, 1996, Catalytica completed the sale of substantially all the business of its wholly owned subsidiary, Advanced Sensor Devices, Inc. ("ASD"), to Monitor Labs, Inc. ASD produced continuous emission monitors ("CEMs") based on proprietary catalytic sensors. The terms for selling substantially all of ASD's assets included an initial payment of approximately $1.1 million at the closing, an additional $0.5 million paid upon certification for the CEM product which occurred in December 1996, and a royalty stream based on future revenues. For the year ended December 31, 1996, Catalytica realized a $0.9 million gain on the sale of ASD's assets.

Note 5. Environmental Regulations

   On November 30, 1993, the Company entered into a ground lease with Rhone Poulenc, Inc. to lease the surface of the pharmaceuticals manufacturing facility in East Palo Alto, California ("site"). Because there is significant soil and groundwater contamination caused by past activities on the Site, Rhone Poulenc Inc. is remediating the soil and groundwater of the Site pursuant to an order from the Bay Area Regional Water Quality Control Board ("RWQCB"). Pursuant to the ground lease with Rhone Poulenc Inc., the Company has received an indemnity for the contamination that is the subject of the RWQCB's order.

                                CATALYTICA, INC.

   A moderate amount of asbestos containing material ("ACM") is present at the Greenville Facility. The Company believes that the ACM, in its present condition, does not require abatement. Abatement is only required if renovations are performed in those areas containing ACM. The Company assumed the $6.4 million liability associated with the abatement of the ACM present at the Greenville Facility under the purchase agreement with Glaxo Wellcome. During 1998, the Company began performing some asbestos abatement, and the asbestos liability was reduced by $0.6 million. The asbestos liability has not been reduced further in 1999. The Company had a reserve totaling $5.8 million at December 31, 1998, and $6.4 million at December 31, 1997, netted against property, plant, and equipment which the Company believes is adequate to cover the cost of remedial clean-up should further renovations ever be performed in those areas containing ACM.

   In connection with the sale of the pharmaceutical manufacturing facility in Greenville, North Carolina to the Company (see Note 2), Glaxo Wellcome agreed to perform, at its own cost, remediation required by law associated with soil and groundwater contamination existing at the Greenville Facility as of the date of the acquisition, July 31, 1997. Catalytica Pharmaceuticals is required to provide access to the Greenville Facility and certain facility services required by the remediation efforts, subject to reimbursement by Glaxo Wellcome.

   Many of the pharmaceuticals products the Company manufactures, or will manufacture in the future, and the final drug products in which they are used, are subject to regulation for safety and efficacy by the FDA and foreign regulatory authorities before such products can be commercially marketed. The process of obtaining regulatory clearances for marketing is uncertain, costly, and time-consuming. The Company cannot predict how long the necessary regulatory approvals will take, or if its customers will ever obtain such approval for their products. To the extent the Company's customers do not obtain the necessary regulatory approvals for marketing new products, the Company's pharmaceutical product sales will be adversely affected.

   The rate at which the Company's catalytic combustion systems are adopted by industrial companies will be heavily influenced by the enactment and enforcement of environmental regulations at the federal, state, and local levels. Federal law requires state and local authorities to determine specific strategies for reducing emissions or specific pollutants. Among other strategies, state and local authorities in all areas which do not meet ambient air quality standards must adopt performance standards for all major new and modified sources of air pollution. The more polluted the air in a particular region has become, the more stringent such controls must be. The Company's revenues will depend, in part, on the standards, permit requirements, and programs these state and local authorities promulgate for reducing emissions (including emissions of NOx) addressed by the Company's combustion systems. Demand for the Company's systems and processes will be affected by how quickly the standards are implemented and the level of reductions required. There can be no assurance that these regulations will ever be adopted.

Note 6. Pension and Profit Sharing Plans

   The Company has a defined contribution pension plan and a nonqualified pension plan for employees meeting certain requirements, based on a defined percentage of the employees' compensation and an employer match for the defined contribution plan. Pension expense amounted to approximately $0.7 million, $0.45 million, and $0.3 million, for each of the three years ended December 31, 1998, 1997, and 1996, respectively.

   The Company has a qualified contributory savings plan as allowed under 401(k) in the Internal Revenue Code. The plan permits participant contributions and requires a minimum contribution from the Company based on the participant's contribution. Participants may elect to defer up to 15% of their annual compensation through participation in the plan. Total contribution expense was $2.2 million in 1998, $0.9 million in 1997, and none in 1996.

                                CATALYTICA, INC.

Note 7. Debt

   In conjunction with the acquisition of the Greenville Facility, the Company entered into a Credit Agreement pursuant to which a syndicate of banks led by Chase Securities, Inc. ("Chase") agreed to lend Catalytica Pharmaceuticals an aggregate of up to $200 million (the "Debt Facilities"). The Debt Facilities consisted of a senior secured term loan facility (the "Term Debt Facility") in an aggregate principal amount of $125 million and a senior secured revolving facility (the "Revolving Debt Facility") in an aggregate principal amount of $75 million. In the quarter ended June 30, 1998, this Credit Agreement was amended to increase the Revolving Debt Facility from $75 million to $100 million. In addition, the Term Debt Facility was reduced from its original balance of $125 million to $75 million. Up to $20 million of the Revolving Debt Facility is available for the issuance of letters of credit. The Term Debt Facility, which originally matured December 31, 2001, will now mature December 31, 2002, and will amortize in quarterly installments commencing on December 31, 1999. The Credit Agreement, which is guaranteed by the Company, requires that the Company maintain certain financial ratios and levels of tangible net worth, profitability, and liquidity and implements restrictions on the Company's ability to declare and pay dividends. The senior secured facility interest rate is a variable interest rate tied to LIBOR. This interest rate was 6.00% as of December 31, 1998. As of December 31, 1998, nothing was outstanding under the Revolving Debt Facility and $75 million was outstanding under the Term Debt Facility.

   In addition to the restrictions above, the Credit Agreement contains various covenants restricting further indebtedness, issuance of preferred stock by the Company or its subsidiaries, liens, acquisitions, asset sales, and capital expenditures. At December 31, 1998, the Company and Catalytica Pharmaceuticals, Inc. were in compliance with the covenants.

   In the second quarter of 1998 following the restructuring of the Credit Agreement, the Company entered into a $50 million interest rate swap, derivative transaction to reduce the Company's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the LIBOR benchmark rate used to calculate the Company's borrowing cost at 5.90% for 4 years on $50 million of the Debt Facilities. The Company accounts for this interest rate swap as a hedge, and accrues the interest rate differential as an adjustment to interest expense on a monthly basis. See Note 1.

   During the second quarter of 1998, the Company received a $2.7 million non-interest bearing loan from a customer to be used to finance special equipment requirements. The loan is payable in amounts of (a) $0.7 million on December 31, 1999; (b) $1 million on December 31, 2000; and (c) $ 1 million on December 31, 2001.

   As of December 31, 1996, Catalytica Pharmaceuticals had a working capital line of credit ($2.3 million outstanding at December 31, 1996) and two equipment based term loans ($0.9 million and $0.5 million outstanding at December 31, 1996). On July 31, 1997, upon the acquisition of the Greenville Facility (See Note 2), the working capital line of credit and the term loans were repaid at the amounts outstanding on that date ($3.5 million, $0.8 million, and $0.5 million).

   The fair value of debt is based on pricing models or securities with similar terms, and approximates carrying value.

   At December 31, 1998, future minimum principal payments on debt were as follows (in thousands):

      1999.............................................................. $10,770
      2000..............................................................  16,007
      2001..............................................................  21,000
      2002..............................................................  30,000
                                                                         -------
                                                                         $77,777
                                                                         =======

                                CATALYTICA, INC.

Note 8. Income Taxes

   The provision for income taxes in 1998 consists of the following (in thousands):

                                                                  1998    1997
                                                                 -------  -----
      Current:
        Federal................................................. $ 3,344  $  41
        State...................................................   1,665    484
                                                                 -------  -----
                                                                   5,009    525
      Deferred:
        Federal.................................................  (2,622)   (19)
        State...................................................     (79)  (147)
                                                                 -------  -----
                                                                  (2,701)  (166)
                                                                 -------  -----
          Total Provision....................................... $ 2,308  $ 359
                                                                 =======  =====

   The provision for income taxes reconciles to the amount computed by applying the Federal statutory rate to income before provision for income taxes as follows (in thousands):

                                                       1998    1997     1996
                                                      -------  -----  --------
   Income (loss) before provision for income taxes..  $23,071  $ 669  $ (5,192)
                                                      =======  =====  ========
   Federal statutory rate (35% in 1998, 34% in 1997
    and 1996).......................................  $ 8,075  $ 227  $ (1,765)
   State taxes, net of federal benefit..............    1,268    330       --
   Losses not currently benefited...................      --     --      1,765
   Benefit of net operating losses..................   (7,461)  (198)      --
   Other............................................      426    --        --
                                                      -------  -----  --------
   Provision for income taxes.......................  $ 2,308  $ 359  $    --
                                                      =======  =====  ========

   Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred tax liability are as follows (in thousands):

                                                               1998      1997
                                                              -------  --------
      Deferred tax assets:
        Capitalized R&D costs...............................  $   114  $  2,000
        Net operating loss carryforwards....................    6,639    14,100
        Credit carryforwards................................      --        200
        Nondeductible reserves..............................    3,749     1,300
        Other, net..........................................    2,194       300
                                                              -------  --------
      Total deferred tax assets.............................  $12,696  $ 17,900
      Valuation allowance...................................   (9,829)  (17,734)
                                                              -------  --------
      Net deferred tax assets...............................  $ 2,867  $    166
                                                              =======  ========

   The realization and amount of any tax benefit from the deferred tax asset of $12.7 million is dependent upon the generation of future taxable income and the tax rate in effect in such years. Accordingly, due to the uncertainty of realizing future taxable earnings, a valuation allowance has been established for a portion of the deferred tax asset. The valuation allowance decreased by $7.9 million in 1998, and increased by $0.6 million during 1997. Approximately $1.2 million of the valuation allowance for deferred tax assets relates to benefits of stock option deductions which, when recognized, will be allocated directly to contributed capital.

                                CATALYTICA, INC.

   At December 31, 1998, for federal income tax purposes, the Company has net operating loss carryforwards of approximately $19 million, which expire in the years 2009 through 2012. The net operating loss carryforwards differ from the accumulated deficit as a result of temporary differences in the recognition of certain revenue and expense items for financial and federal tax reporting purposes, primarily consisting of expenses not currently deductible for tax reporting purposes.

Note 9. Leases, Commitments, and Contingencies

 Operating Leases

   Catalytica leases its research and office facilities in Mountain View, Ca under an operating lease agreement that expires on December 31, 2003, after which the Company has the option for a five-year extension. The pharmaceuticals manufacturing facility in East Palo Alto, Ca is owned by the Company; however, the land at the facility is leased under a ground lease agreement commencing November 30, 1993 for an initial term of 15 years. The lease expires on November 30, 2008, after which the Company has two five-year options to extend the lease term, and one four-year option to extend the lease term after expiration of the first two option periods. All land and buildings at the pharmaceuticals manufacturing facility in Greenville, North Carolina, are owned by the Company.

   The aggregate minimum annual commitments under all operating leases as of December 31, 1998, are as follows (in thousands):

      Fiscal Year
      -----------
      1999............................................................... $4,661
      2000...............................................................  1,502
      2001...............................................................  1,193
      2002...............................................................    999
      2003...............................................................    986
      and thereafter.....................................................    189
                                                                          ------
                                                                          $9,530
                                                                          ======

   Rent expense, consisting of building and equipment rent, was $2.6 million, $1.4 million, and $0.7 million for each of the three years ended December 31, 1998, 1997, and 1996, respectively.

Research Collaborations

   During the past four years, Catalytica Pharmaceuticals and Pfizer have collaborated on the development of proprietary processes for key intermediate products for several of Pfizer's promising new pharmaceuticals. The Pfizer drugs are at varying stages of approval by the Food and Drug Administration, ranging from Phase II clinical trials through the New Drug Application stage. See Note 2 for a description of the collaborative research and license agreement. Catalytica Pharmaceuticals currently manufactures intermediates for certain Pfizer drugs and anticipates becoming a supplier of intermediates to Pfizer for other pharmaceutical products in the future.

   The Company has entered into research collaborations with companies whereby potential future payments may be due to selective collaborative partners if the Company achieves certain commercial milestones as defined in the collaborative agreements.

Supply Agreement

   As mentioned in Note 2, in connection with the purchase of the Greenville Facility, Glaxo Wellcome entered into a Supply Agreement under which Catalytica Pharmaceuticals will manufacture products for Glaxo

                                CATALYTICA, INC.

Wellcome over the next several years. In 1998 the Company signed two amendments to the original Supply Agreement, and a third amendment was signed in the first quarter of 1999.

Note 10. Related Party Transactions

   Enron Ventures Corporation. As discussed in Note 3, Enron purchased a 15% minority interest in Combustion Systems for $30 million in cash. Enron also received a three-year option to purchase an additional 4.9% of Combustion Systems for $14.4 million in cash. In connection with the Stock Purchase Agreement, the Company entered into a Share Exchange Agreement, providing Enron the right to exchange the Series B Preferred Stock of Combustion Systems for Catalytica, Inc. Common Stock.

   Glaxo Wellcome. As discussed in Note 2, Glaxo Wellcome holds 250,000 shares of Junior Preferred Stock of Catalytica Pharmaceuticals (1.5% of Catalytica Pharmaceuticals) and warrants to purchase 2,000,000 shares of Common Stock of Catalytica. Under a Supply Agreement and its subsequent amendments, Catalytica Pharmaceuticals currently manufactures products for Glaxo.

   Morgan Stanley Dean Witter Capital Partners ("MSDWCP"). In conjunction with the purchase of the Greenville Facility, the Company issued 30,000,000 shares of Class A and Class B Common Stock to MSDWCP for an aggregate purchase price of $120 million. The Company subsequently repurchased 5,000,000 shares of Class B Common Stock from MSDWCP at a price of $4.75 per share. At December 31, 1998, MSDWCP owned approximately 32% of the Company's outstanding voting securities and approximately 47% of the Company's outstanding securities (See Note 11). Pursuant to this Investment Agreement, MSDWCP has certain rights to cause the Company to include as nominees for the Company's Board of Directors, up to three directors for so long as MSDWCP owns not less than 30% of the outstanding common stock of the Company. MSDWCP has designated two MSDWCP nominees as directors. In the event MSDWCP's beneficial ownership of outstanding common stock is less than 30% but equal to or greater than 10%, MSDWCP shall be entitled to elect up to two directors. In the event MSDWCP's beneficial ownership is less than 10% but equal to or greater than 6%, MSDWCP shall be entitled to elect one director. The Company has also agreed that MSDWCP will be represented on each committee of the Board of Directors.

   Pfizer Inc. As discussed in Note 2, Pfizer holds 150,000 shares of Catalytica Pharmaceuticals Series B Preferred Stock (4.4% of Catalytica Pharmaceuticals). Catalytica Pharmaceuticals currently manufactures intermediates for Pfizer and performs research for Pfizer under a collaborative research and license agreement.

   GENXON(TM) Power Systems, LLC. As discussed in Note 3, Catalytica Combustion Systems Inc. ("Combustion Systems") and Woodward Governor Company ("Woodward") have established GENXON, a joint venture, to serve the gas turbine retrofit market. GENXON reimburses Catalytica and Woodward for work performed on its behalf.

   Single-Site Catalysts. Catalytica Advanced Technologies formed an equally owned joint venture with United Catalysts, Inc. for the custom manufacturing, process development, and marketing of organometallic catalysts. Single-Site Catalysts reimburses Catalytica Advanced Technologies and United Catalysts for work performed on its behalf.

Note 11. Capital Stock

 Common Stock

   On July 29, 1997, the shareholders of the Company approved an increase in the authorized number of shares of the Company's Common Stock from 40,000,000 to 120,000,000 shares. 30,000,000 of those shares

                                CATALYTICA, INC.

were approved as a new class of Common Stock of the Company, to be designated Class A Common Stock at a par value $0.001 per share. 17,000,000 of the shares were approved as a new class of nonvoting Common Stock of the Company, to be designated Class B Common Stock, par value $0.001 per share.

   With the closing of the acquisition of the Greenville Facility as described in Note 2, the Company closed a sale of 13,270,000 shares of its Class A Common Stock and 16,730,000 shares of its Class B Common Stock to MSDWCP (collectively, the "Stock Sale"), at a price of $4.00 per share, for an aggregate of $120 million. As a result of the Stock Sale and subsequent stock repurchase, as of December 31, 1998, MSDWCP beneficially own approximately 32% of the voting control, and securities convertible into 40% of the voting control of the Company, and 47% of the outstanding capital stock of the Company.

   Per the terms of the Acquisition, the Company had the option to redeem up to 5,000,000 shares of the Class B Common Stock at a price equal to $4.75 per share during the period from closing through November 30, 1997, and $5.00 per share during the period from December 1, 1997 through May 31, 1998, upon which the redemption right expired. The optional redemption right provided the Company with the flexibility to reduce the amount of equity issued to complete the Acquisition if during the period between the closing of the Acquisition and May 31, 1998, the Company's financial performance during such period enabled the Company to obtain capital on terms that reduced the equity dilution from the Stock Sale. As further described in "Warrant Dividend" below, on November 30, 1997, the Company exercised its right of redemption for 5,000,000 shares of the Class B Common Stock at $4.75 per share reflecting a call premium of $0.75 per share. As such, 11,730,000 shares of Class B Common Stock remained outstanding as of December 31, 1998.

   At any time after July 1, 1998, MSDWCP has the right to request the Company to effect a registration of shares of Common Stock issuable upon conversion of the Class A Common Stock and Class B Common Stock held by it with an aggregate offering price of at least $15 million. In addition, in the event the Company proposes to register any of its securities for its own account or the account of any of its stockholders (other than certain registrations relating solely to a stock option or other similar employee benefit plan), MSDWCP will have the right to have the Common Stock issuable upon conversion of the Class A and B Common Stock included in such registration. At December 31, 1998, MSDWCP has not effected a registration of shares of either Class A Common Stock or Class B Common Stock.

   At any time after July 1, 2005, the holders of the Class A Common Stock will have the right to require the Company, upon six months written notice, to repurchase during any annual period commencing July 1 and ending June 30 up to one-third of the initial outstanding shares of Class A Common Stock and Class B Common Stock for an amount in cash equal to the Liquidation Preference, initially established at $4.00 per share subject to certain adjustments. In addition, upon a change of control, MSDWCP shall have the right to cause the Company to purchase all of the shares of Class A Common Stock and Class B Common Stock initially acquired by MSDWCP at the Liquidation Preference.

   Each share of Class A Common Stock may be converted at the option of the holder into shares of Common Stock at the effective conversion price. Each share of Class A Common Stock shall automatically convert into Common Stock (a) upon any transfer by MSDWCP, including any distribution to its partners or affiliated entities, or (b) if less than 10% of the shares of Class A Common Stock initially issued are outstanding. The conversion price initially shall be $4.00 per share and shall be subject to adjustment in certain cases as described below.

   The liquidation preference of the Class A Common Stock ranks senior to all other common stock and preferred stock at any time outstanding of the Company unless agreed to by MSDWCP. The liquidation preference of the Class A Common Stock will be equal to the greater of (a) $4.00 per share plus any accrued and unpaid dividends, (the "Liquidation Preference") and (b) the amount that holders thereof would have

                                CATALYTICA, INC.

received in such liquidation had the Class A Common Stock been converted to Common Stock in accordance with its terms.

   The Class B Common Stock has the same powers, preferences and rights described above as the Class A Common Stock, except that the Class B Common Stock is convertible into Class A Common Stock, has no voting rights (except as required by Delaware law) and has no right to vote for the election of directors.

   The shares of Class B Common Stock will, upon any transfer of such shares by MSDWCP, be automatically converted into a like number of shares of Common Stock, subject to adjustment upon certain events with respect to the Common Stock. The shares of Class B Common Stock are convertible at the option of MSDWCP into Common Stock or Class A Common Stock so long as such conversion results in MSDWCP holding 40% or less of the Company's outstanding voting securities.

 Common Stock Reserved for Future Issuance

   Shares of Common Stock of the Company reserved for future issuance at December 31, 1998 are as follow:

                                                                        1998
                                                                     ----------
   Employee Stock Purchase Plan....................................   2,733,000
   Stock Options...................................................   4,771,000
   Pharmaceuticals Series B Preferred Stock (*)--held by Pfizer....   1,700,000
   Pharmaceuticals Junior Preferred Stock (*)--held by Glaxo
    Wellcome.......................................................     600,000
   Combustion Systems Series B Preferred Stock (*)--held by Enron..   2,700,000
   Warrants--held by Glaxo Wellcome................................   2,000,000
   Class A and B Common Stock--held by MSDWCP......................  25,000,000
                                                                     ----------
                                                                     39,504,000
                                                                     ==========

--------
(*) Under terms of Shareholder Agreements with Pfizer, Glaxo Wellcome, and
    Enron, stock held by these companies in Catalytica Pharmaceuticals and Combustion Systems is convertible into Catalytica common stock if certain terms and conditions are met. The minority interests held by Pfizer, Glaxo Wellcome, and Enron are reflected as $8 million, $3 million, and $30 million, respectively, ($41 million in total) as of December 31, 1998.

 Preferred Stock

   The Company has 5,000,000 shares of Preferred Stock authorized, all of which are unissued. Catalytica has reserved 100,000 shares of Series A participating preferred stock for potential issuance pursuant to the exercise rights under the Catalytica Stockholders' Rights Plan. The Board of Directors of the Company has the authority, without further vote or action by the stockholders, to issue these undesignated shares of Preferred Stock in one or more series and to fix the rights, qualifications, preferences, privileges, limitations, and restrictions of each such series, including dividend rights, terms or redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of such series.

 Warrant Dividend

   The Company distributed, at no cost, to each holder of Common Stock of record as of August 22, 1997, one warrant for each three shares of Common Stock held by the stockholder. The warrants entitled each holder to purchase Common Stock at $4.00 per share. The total number of warrants issued was 6,947,275. Of the warrants issued to stockholders, 6,922,996 shares were exercised, and warrants for 24,279 shares expired on October 31, 1997.

                                CATALYTICA, INC.

   The exercise of 6,922,996 warrants generated gross proceeds of $27.7 million. The Company used $23.75 million of the proceeds to repurchase an aggregate of 5,000,000 shares of its Class B Common Stock issued to MSDWCP on July 31, 1997. The repurchase price was $4.75 per share, as such repurchase was consummated prior to November 30, 1997. The premium paid in connection with the repurchase is reflected in the Company's earnings per share calculation for the period ended December 31, 1997, as a reduction of earnings available to common shareholders. Accordingly, the Company's earnings per share for the year ending December 31, 1997, were reduced by $0.10 due to this repurchase.

 Warrants

   In connection with the Acquisition of the Greenville Facility, the Company issued warrants to Glaxo Wellcome to purchase 2,000,000 shares of the Company's Common Stock at an exercise price of $12.00 per share. The warrants expire on July 31, 2003. The value of the warrants was recorded in additional paid-in capital as of December 31, 1997.

   The Company issued a warrant to purchase 320,000 shares of Common Stock at a price per share equal to $4.80 per share in connection with its financing in November, 1995. As of December 31, 1998, 320,000 of the outstanding warrants were exercised for 208,274 shares of common stock as per the terms of a cash-less exercise agreement.

 Catalytica Deferred Compensation

   The Company granted to an officer options to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share in 1997, for which the Company recorded deferred compensation amounting to $0.5 million. The deferred compensation is being amortized to expense ratably over the vesting period of the option, four years.

 Stockholders Rights Plan

   On October 28, 1996, the Board of Directors adopted a Stockholders Rights Plan providing a dividend of rights (which cannot be exercised until certain events occur) to purchase shares of preferred stock of the Company. Each shareholder of record receives one right for each share of common stock then owned. This plan was adopted to ensure that all stockholders of the Company receive fair value for their common stock in the event of any proposed takeover of the Company and to guard against coercive tactics to gain control of the Company without offering fair value to the Company's stockholders.

 Stock Option and Stock Purchase Plans

   The Company has elected to follow Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   Pro forma information regarding net income and earnings per share is required by FAS 123 which also requires that the information be determined as if the Company has accounted for its employee stock awards and

                                CATALYTICA, INC.

those of its subsidiaries granted subsequent to December 31, 1994, under the fair value method of this Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes multiple option pricing model with the following weighted average assumptions:

                                                                       Weighted
                            Risk Free    Dividend    Volatility        Average
                          Interest Rate   Yield        Factor       Expected Life
                          -------------- -------- ----------------- --------------
                          1998 1997 1996 1996-98  1998  1997  1996  1998 1997 1996
                          ---- ---- ---- -------- ----- ----- ----- ---- ---- ----
Catalytica, Inc. Stock
 Option Plans...........  5.19 6.15 6.42   0.0    .8602 .9089 .8852 5.1  3.6  3.5
Catalytica, Inc. Stock
 Purchase Plan..........  5.19 6.15 6.42   0.0    .8602 .9089 .8852 1.3  1.2  1.7
Catalytica Advanced
 Technologies, Inc......  5.55 5.95 6.67   0.0    .8602 .9089 .8852 7.0  7.0  7.0
Catalytica Combustion
 Systems, Inc...........  5.48 6.01 6.57   0.0    .8602 .9089 .8852 5.0  5.0  5.0
Catalytica
 Pharmaceuticals, Inc...  5.25 6.05 6.39   0.0    .8602 .9089 .8852 5.0  3.5  3.5

                                                               Compensation
                                                                  Expense
                                                            -------------------
                                                             1998    1997  1996
                                                            ------- ------ ----
                                                              (in thousands)
   Catalytica, Inc. Stock Option Plans..................... $ 4,621 $1,990 $470
   Catalytica Stock Purchase Plan..........................   2,405  1,439   74
   Catalytica Advanced Technologies........................      10     12   25
   Catalytica Combustion Systems...........................     547     85   66
   Catalytica Pharmaceuticals..............................   3,511  1,000   44
                                                            ------- ------ ----
                                                            $11,094 $4,526 $679
                                                            ======= ====== ====

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FAS 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                    1998     1997     1996
                                                  --------  -------  -------
                                                   (in thousands, except
                                                      per share data)
   Income/(Loss) attributable to common
    shareholders................................. $ 20,763  $(3,440) $(5,192)
   Compensation expense.......................... $(11,094) $(4,526) $  (679)
   Pro forma net income/(loss)................... $  9,669  $(7,966) $(5,871)
   Pro forma income/(loss) per share--basic...... $   0.18  $ (0.24) $ (0.30)
   Pro forma income/(loss) per share--diluted.... $   0.14  $ (0.24) $ (0.30)

   Compensation expense resulting from the stock option and purchase plans increased in fiscal 1998 significantly over prior years due to the full impact of initial and annual option grants for employees at the Greenville Facility and their participation in the employee stock purchase plan. 1997 only reflects participation on both plans, Option Plans and Purchase Plan, by employees at the Greenville Facility after the acquisition date of July 31, 1997.

                                CATALYTICA, INC.

   Since compensation expense is recognized over the vesting period of the related options, which are generally four years, and because pro forma disclosure is only required commencing with 1995, the initial impact on pro forma income may not be representative of compensation expense in future years.

Catalytica Inc.

   1995 Catalytica Director Stock Option Plan. In 1995, the Company adopted the 1995 Director Option Plan under which 200,000 shares have been reserved for future issuance. Under the 1995 Director Option Plan, the Board of Directors is authorized to grant nonqualified stock options to Outside Directors to provide incentive to continue service on the Board. The nonqualified stock options may be granted at a price of not less than 100% of the fair market value of Common Stock on the date of grant. Options generally become exercisable ratably over three years from the date of grant and expire no later than ten years from the date of grant.

   1992 Catalytica Stock Option Plan. In 1992, the Company adopted the 1992 Stock Option Plan under which 5,050,000 shares have been reserved for future issuance. Under the 1992 Stock Option Plan, the Board of Directors is authorized to grant incentive stock options, or nonqualified stock options to eligible employees and consultants, although incentive stock options may be granted only to employees. Incentive stock options may be granted at an exercise price of not less than 100% of the fair market value of Common Stock on the date of grant while nonqualified stock options may be granted at a price not less than 50% of the value of the Common Stock. Options generally become exercisable ratably over five years and, effective 1998, 4 years from the date of grant and expire no later than ten years from the date of grant.

   1985 Catalytica Non-Qualified Stock Option Plan. Since 1985, the Company has granted to certain directors, officers, and consultants 438,800 nonqualified stock options at an average price of $0.54 per share. As of December 31, 1998, 436,400 shares had been exercised, and 400 were exercisable. Of the amounts disclosed, 400,000 options were granted in 1985 to an officer of the Company who is now a director. All options were granted at the fair market value at the date of grant.

   1983 Catalytica Incentive Stock Option Plan. The Company established an incentive stock option plan in 1983 pursuant to which 1,240,000 shares were reserved for future issuance to employees. The plan provided for full-time employees to be granted options to purchase common shares at fair value, as determined by the Board of Directors. The 1983 Incentive Stock Option Plan expired, in accordance with its terms, on May 16, 1993. While all future awards will be made under the 1992 Stock Option Plan, awards made under the 1983 Incentive Stock Option Plan will continue to be administered in accordance with that plan. All shares reserved but unissued under that plan were canceled.

   1983 Catalytica Restricted Stock Purchase Plan. The Company has a 1983 restricted stock purchase plan pursuant to which 200,000 shares were reserved for future issuance to employees. Under the 1983 Employee Restricted Stock Purchase Plan, employees purchased 179,357 common shares at fair value, as determined by the Board of Directors. The 1983 Restricted Stock Purchase Plan expired, in accordance with its terms, on May 16, 1993. All shares reserved but unissued under that plan were canceled. No shares were subject to repurchase.

                                CATALYTICA, INC.

   In September, 1995, the Company implemented a stock exchange program whereby certain option holders could exchange higher priced options for a reduced number of new options at the current fair market value. Options canceled and regranted are reflected in the table below.

   The following table summarizes stock option plan activity for the 1995 Director Stock Option Plan, the 1992 Stock Option Plan, the 1985 Catalytica Non-Qualified Plan, the 1983 Incentive Stock Option Plan, and the 1983 Restricted Stock Purchase Plan:

                                                Outstanding Options
                                      -----------------------------------------
                            Shares                   Weighted
                          Available   Number of      Average       Aggregate
                          for Grant     Shares    Exercise Price Exercise Price
                          ----------  ----------  -------------- --------------
Balance at December 31,
 1995....................    177,024   1,502,065      $ 2.20      $ 3,305,943
  Authorized.............  1,200,000         --          --               --
  Granted................   (308,700)    308,700      $ 3.89        1,201,756
  Exercised..............        --     (124,095)     $ 1.56         (194,102)
  Canceled...............     37,017     (37,017)     $ 3.63         (134,310)
  Expired................     (4,200)        --          --               --
                          ----------  ----------                  -----------
Balance at December 31,
 1996....................  1,101,141   1,649,653      $ 2.53      $ 4,179,287
  Authorized.............  1,200,000         --          --               --
  Granted at Fair Value.. (1,218,420)  1,218,420      $10.48       12,764,792
  Granted Below Fair
   Value.................   (100,000)    100,000      $ 5.00          500,000
  Exercised..............        --   (1,060,660)     $ 1.87       (1,979,072)
  Canceled...............     29,044     (29,044)     $ 7.40         (214,797)
  Expired................     (3,200)        --          --               --
                          ----------  ----------                  -----------
Balance at December 31,
 1997....................  1,008,565   1,878,369      $ 8.12      $15,250,210
  Authorized.............  2,000,000         --          --               --
  Granted at Fair Value..   (570,785)    570,785      $12.70        7,246,356
  Exercised..............        --     (115,550)     $ 4.31         (498,294)
  Canceled...............     91,609     (91,609)     $10.68         (978,986)
  Expired................       (750)        --          --               --
                          ----------  ----------                  -----------
Balance at December 31,
 1998....................  2,528,639   2,241,995      $ 9.38      $21,019,286
  Granted at Fair Value
   (unaudited)...........   (760,505)    760,505      $14.27       10,849,003
  Exercised (unaudited)..        --      (70,447)     $ 5.13         (361,226)
  Canceled (unaudited)...     51,516     (51,516)     $11.43         (588,636)
                          ----------  ----------                  -----------
  Balance at June 30,
   1999 (unaudited)......  1,819,650   2,880,537      $10.73      $30,918,427
                          ==========  ==========                  ===========

   The weighted average fair value of options granted at fair value during 1998 is $8.90 as calculated in accordance with FASB 123.

                                CATALYTICA, INC.

   A summary of the Company's stock option activity and related information for the year ended December 31, 1998, is as follows:

                          Options Outstanding              Options Exercisable
                 -------------------------------------- --------------------------
                    Number                     Weighted      Number       Weighted
                 Outstanding  Weighted Average Average     Exercisable    Average
   Range of      December 31,    Remaining     Exercise       As of       Exercise
Exercise Prices      1998     Contractual Life  Price   December 31, 1998  Price
---------------  ------------ ---------------- -------- ----------------- --------
$1.80--
 $3.50.......       199,783         6.32        $ 3.16        75,983       $ 3.02
$3.88--
 $3.88.......       226,410         7.51        $ 3.88        84,283       $ 3.88
$3.94--
 $9.25.......       207,179         7.66        $ 6.01        99,387       $ 5.98
$10.50--
 $10.50......       909,233         8.65        $10.50       237,018       $10.50
$10.63--
 $12.00......       242,527         9.71        $11.24        59,614       $11.44
$12.19--
 $12.81......       366,386         9.46        $12.52        32,420       $12.81
$13.88--
 $16.25......        65,820         9.11        $14.56        13,283       $14.31
$16.38--
 $16.38......           750         9.86        $16.38           750       $16.38
$17.98--
 $17.98......         1,630         9.92        $17.98             0       $ 0.00
$18.00--
 $18.00......        22,277        10.00        $18.00             0       $ 0.00
                  ---------                                  -------
$1.80--
 $18.00......     2,241,995         8.51        $ 9.38       602,738       $ 8.19
                  =========                                  =======

 1992 Catalytica Employee Stock Purchase Plan

   In 1992, the Company adopted the 1992 Employee Stock Purchase Plan ("ESPP") under which 3,500,000 shares have been reserved for future issuance. Under the 1992 Employee Stock Purchase Plan, employees of the Company are given an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Shares are purchased under the ESPP at 85% of the fair market value at certain specified dates. Of the 3,500,000 shares authorized to be issued under this plan, 2,733,440 are available for issuance at December 31, 1998. For the year ended December 31, 1998, employees purchased 348,687 shares for $2.9 million. For the year ended December 31, 1997, employees purchased 201,390 shares for $1.4 million. For the year ended December 31, 1996, employees purchased 82,757 shares for $0.2 million. The weighted average fair value of those purchase rights granted in 1998 was $5.66.

Catalytica Advanced Technologies, Inc.

   1995 Catalytica Advanced Technologies Stock Option Plan. In 1995, the Company adopted the 1995 Catalytica Advanced Technologies Stock Option Plan under which 949,624 shares have been reserved for future issuance. Under the 1995 Catalytica Advanced Technologies Stock Option Plan, the Catalytica Advanced Technologies Board of Directors is authorized to grant incentive stock options, or nonqualified stock options to eligible employees and consultants, although incentive stock options may be granted only to employees. The incentive stock options generally vest ratably over four years from the date of grant and expire no later than ten years from the date of grant. Nonqualified stock options offered to directors vest ratably over three years from the date of grant and expire no later than ten years from the date of grant. These options become exercisable upon an initial public offering of the subsidiary's stock, acquisition of more than 50% of the subsidiary's outstanding securities by a third party, or upon reaching the date January 1, 2004.

                                CATALYTICA, INC.

   The following table summarizes stock option plan activity for the 1995 Catalytica Advanced Technologies Stock Option Plan:

                                                    Outstanding Options
                                             ----------------------------------
                                   Shares                 Weighted    Aggregate
                                  Available  Number of    Average     Exercise
                                  for Grant   Shares   Exercise Price   Price
                                  ---------  --------- -------------- ---------
Balance at December 31, 1995....    43,500    756,500      $0.10       $75,650
  Authorized....................   100,000        --         --            --
  Granted.......................   (80,000)    80,000      $0.10         8,000
  Canceled......................     8,000     (8,000)     $0.10          (800)
                                  --------    -------                  -------
Balance at December 31, 1996....    71,500    828,500      $0.10        82,850
  Authorized....................    19,624        --         --            --
  Granted.......................  (172,000)   172,000      $0.10        17,200
  Canceled......................    80,876    (80,876)     $0.10        (8,088)
                                  --------    -------                  -------
Balance at December 31, 1997....       --     919,624      $0.10        91,962
  Authorized....................    30,000        --         --            --
  Granted.......................   (17,000)    17,000      $0.10         1,700
  Canceled......................    15,000    (15,000)     $0.10        (1,500)
                                  --------    -------                  -------
Balance at December 31, 1998 and
 June 30, 1999 (unaudited)......    28,000    921,624      $0.10       $92,162
                                  ========    =======                  =======

   The weighted average fair value of options granted during 1998 was $0.08 as calculated in accordance with FASB 123.

   At December 31, 1998, options outstanding had a weighted average remaining contractual life of 7.08 years and options to purchase approximately 772,328 shares of Catalytica Advanced Technologies common stock were vested with a weighted average exercise price of $0.10/share.

Catalytica Combustion Systems, Inc.

   1995 Catalytica Combustion Systems Stock Option Plan. In 1995, The Company adopted the 1995 Catalytica Combustion Systems Stock Option Plan under which 1,162,125 shares have been reserved for future issuance. Under the 1995 Catalytica Combustion Systems Stock Option Plan, the Catalytica Combustion Systems Board of Directors is authorized to grant incentive stock options, or nonqualified stock options to eligible employees and consultants, although incentive stock options may be granted only to employees. The incentive stock options generally vest ratably over four years from the date of grant and expire no later than ten years from the date of grant. Nonqualified stock options offered to directors vest ratably over three years from the date of grant and expire no later than ten years from the date of grant. These options become exercisable upon an initial public offering of the subsidiary's stock, acquisition of more than 50% of the subsidiary's outstanding securities by a third party, or upon reaching the date January 1, 2004. Effective August 4, 1998, all new option grants become exercisable ratably over four years and expire no later than ten years from the date of grant.

                                CATALYTICA, INC.

   The following table summarizes stock option plan activity for the 1995 Catalytica Combustion Systems Stock Option Plan:

                                                 Outstanding Options
                                         ------------------------------------
                               Shares                  Weighted    Aggregate
                              Available  Number of     Average      Exercise
                              for Grant   Shares    Exercise Price   Price
                              ---------  ---------  -------------- ----------
Balance at December 31,
 1995........................  251,900     498,100      $ 0.40     $  199,240
  Granted.................... (242,900)    242,900      $ 0.40         97,160
  Canceled...................   72,292     (72,292)     $ 0.40        (28,917)
                              --------   ---------                 ----------
Balance at December 31,
 1996........................   81,292     668,708      $ 0.40        267,483
  Authorized.................  112,125         --          --             --
  Granted.................... (170,500)    170,500      $ 2.04        348,550
  Canceled...................    4,750      (4,750)     $ 0.40         (1,900)
                              --------   ---------                 ----------
Balance at December 31,
 1997........................   27,667     834,458      $ 0.74        614,133
  Authorized.................  300,000         --          --             --
  Granted.................... (187,950)    187,950      $ 9.69      1,821,665
  Canceled...................   23,111     (23,111)     $ 3.77        (87,244)
                              --------   ---------                 ----------
Balance at December 31,
 1998........................  162,828     999,297      $ 2.35      2,348,554
  Granted (unaudited)........  (81,220)     81,220      $21.60      1,754,352
  Canceled (unaudited).......   15,470     (15,470)     $ 2.68        (41,422)
                              --------   ---------                 ----------
Balance at June 30, 1999
 (unaudited).................   97,078   1,065,047      $ 3.81     $4,061,484
                              ========   =========                 ==========

   The weighted average fair value of options granted during 1998 was $6.60 as calculated in accordance with FASB 123.

   A summary of Catalytica Combustion Systems' stock option activity for the year ended December 31, 1998, is as follows:

                          Options Outstanding             Options Exercisable
                 ------------------------------------- --------------------------
                   Number                     Weighted      Number       Weighted
                 Outstanding Weighted Average Average     Exercisable    Average
   Range of       December      Remaining     Exercise       As of       Exercise
Exercise Prices   31, 1998   Contractual Life  Price   December 31, 1998  Price
---------------  ----------- ---------------- -------- ----------------- --------
$0.40--$0.40..     692,847         7.02        $ 0.40       578,000       $ 0.40
$2.50--$2.50..     133,500         8.75        $ 2.50        41,720       $ 2.50
$5.60--$5.60..      64,900         9.12        $ 5.60        21,198       $ 5.60
$12.00--
 $12.00.......      80,000         9.30        $12.00        16,602       $12.00
$14.50--
 $14.50.......      23,050         9.93        $14.50           125       $14.50
$16.00--
 $16.00.......       5,000         9.63        $16.00             0       $ 0.00
                   -------                                  -------
$0.40--
 $16.00.......     999,297         7.65        $ 2.35       657,645       $ 1.00
                   =======                                  =======

Catalytica Pharmaceuticals, Inc.

   1995 Pharmaceuticals Stock Option Plan. In 1995, The Company adopted the 1995 Pharmaceuticals Stock Option Plan under which 2,947,025 shares have been reserved for future issuance. Under the 1995 Pharmaceuticals Stock Option Plan, the Catalytica Pharmaceuticals Board of Directors is authorized to grant incentive stock options, or nonqualified stock options to eligible employees and consultants, although incentive stock options may be granted only to employees. The incentive stock options generally vest ratably over four

                                CATALYTICA, INC.

years from the date of grant and expire no later than ten years from the date of grant. Nonqualified stock options offered to directors vest ratably over three years from the date of grant and expire no later than ten years from the date of grant. These options become exercisable upon an initial public offering of the subsidiary's stock, acquisition of more than 50% of the subsidiary's outstanding securities by a third party, or upon reaching the date January 1, 2004. Effective August 4, 1998, all new option grants become exercisable ratably over four years and expire no later than ten years from the date of grant.

   The following table summarizes stock option plan activity for the 1995 Catalytica Pharmaceuticals Stock Option Plan:

                                                      Weighted     Aggregate
                          Available for Number of     Average      Exercise
                              Grant      Shares    Exercise Price    Price
                          ------------- ---------  -------------- -----------
Balance at December 31,
 1995....................         900     377,100      $ 0.40     $   150,840
  Authorized.............     100,000         --          --              --
  Granted................    (121,900)    121,900      $ 0.66          80,830
  Canceled...............      23,000     (23,000)     $ 0.40          (9,200)
                           ----------   ---------                 -----------
Balance at December 31,
 1996....................       2,000     476,000      $ 0.47         222,470
  Authorized.............   1,469,025         --          --              --
  Granted................  (1,503,400)  1,503,400      $ 4.93       7,411,580
  Canceled...............      32,375     (32,375)     $ 5.13        (166,213)
                           ----------   ---------                 -----------
Balance at December 31,
 1997....................         --    1,947,025      $ 3.84       7,467,837
  Authorized.............   1,000,000         --          --              --
  Granted................    (492,255)    492,255      $19.06       9,384,793
  Canceled...............      20,688     (20,688)     $10.21        (211,281)
                           ----------   ---------                 -----------
Balance at December 31,
 1998....................     528,433   2,418,592      $ 6.88      16,641,349
  Granted (unaudited)....     (68,500)     68,500      $20.20       1,383,950
  Exercised (unaudited)..         --      (18,054)     $ 1.32         (23,918)
  Canceled (unaudited)...     102,862    (102,862)     $15.37      (1,581,448)
                           ----------   ---------                 -----------
Balance at June 30, 1999
 (unaudited).............     562,795   2,366,176      $ 6.94     $16,419,933
                           ==========   =========                 ===========

   The weighted average fair value of options granted during 1998 was $13.09 as calculated in accordance with FASB 123.

   A summary of Catalytica Pharmaceuticals' stock option activity and related information for the year ended December 31, 1998 is as follows:

                          Options Outstanding             Options Exercisable
                 ------------------------------------- --------------------------
                   Number                     Weighted      Number       Weighted
                 Outstanding Weighted Average Average     Exercisable    Average
   Range of       December      Remaining     Exercise       As of       Exercise
Exercise Prices   31, 1998   Contractual Life  Price   December 31, 1998  Price
---------------  ----------- ---------------- -------- ----------------- --------
$0.40--$0.40..      367,600        6.48        $ 0.40        356,650      $ 0.40
$0.70--$0.70..      110,425        7.54        $ 0.70         74,844      $ 0.70
$1.50--$1.50..      209,000        8.34        $ 1.50        105,286      $ 1.50
$5.50--$5.50..    1,254,312        8.64        $ 5.50        415,334      $ 5.50
$12.00-
 $12.00.......       18,500        9.25        $12.00          3,948      $12.00
$16.50--
 $16.50.......      114,945        9.32        $16.50         32,973      $16.50
$20.00--
 $20.00.......      238,810        9.63        $20.00            250      $20.00
$22.00--
 $22.00.......      105,000        9.59        $22.00         11,250      $22.00
                  ---------                                ---------
$0.40--$5.50..    2,418,592        8.41        $ 6.88      1,000,535      $ 3.48
                  =========                                =========

                                CATALYTICA, INC.

Note 12. Quarterly Financial Data (Unaudited)

   The following table summarizes the Company's quarterly results of operations for the six months ended June 30, 1999 and the years ended December 31, 1999 and 1998.

                               First Quarter             Second Quarter        Third Quarter   Fourth Quarter
                          ------------------------  ------------------------  --------------- ----------------
                           1999    1998     1997      1999    1998    1997     1998    1997    1998   1997 (1)
                          ------- ------- --------  -------- ------- -------  ------- ------- ------- --------
                                            (2)                        (2)
                                               (In thousands, except per share amounts)
Product sales...........  $82,751 $90,280 $  3,059  $ 99,418 $93,766 $ 6,262  $86,072 $66,699 $97,330 $ 98,327
Research and development
 revenues ..............    5,313   1,854    1,726     5,001   2,311   1,500    2,115   1,606   1,428    1,767
 Total revenues.........   88,064  92,134    4,785   104,419  96,077   7,762   88,187  68,305  98,758  100,094
 Total expenses.........   79,184  84,375    6,263    93,351  87,784   9,254   79,792  64,832  90,270   91,601
 Gross profit...........    8,880   7,759   (1,478)   11,068   8,293  (1,492)   8,395   3,473   8,488    8,493
 Income (loss) before
  common stock
  redemption............    6,164   4,251   (2,325)    7,283   5,033  (1,828)   5,644     743   5,835    3,720
 Net income (loss)
  attributable to common
  shareholders..........  $ 6,164 $ 4,251 $ (2,325) $  7,283 $ 5,033 $(1,828) $ 5,644 $   743 $ 5,835 $    (30)
 Basic earnings (loss)
  per share (1).........  $  0.12 $  0.08 $  (0.12) $   0.14 $  0.09 $ (0.09) $  0.10 $  0.02 $  0.11 $   0.00
 Diluted earnings (loss)
  per share (1).........  $  0.10 $  0.07 $  (0.12) $   0.11 $  0.08 $ (0.09) $  0.09 $  0.02 $  0.09 $   0.00

--------
(1) Net income (loss) per share in 1997 reflects a reduction in net income of $3.75 million relating to the premium paid for the repurchase of five million shares of Series B common stock with proceeds received from the exercise of warrants issued to shareholders as a dividend.

(2) See Note 2.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers and Members
Genxon Power Systems, L.L.C.:

   In our opinion, the accompanying balance sheets and the related statements of operations, of members' capital and of cash flows present fairly in all material respects, the financial position of Genxon Power Systems L.L.C. at September 30, 1998 and 1997, and the results of its operations and its cash flows for the year ended September 30, 1998 and for the period from October 21, 1996 (date of inception) to September 30, 1997. These financials are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations in both fiscal years 1998 and 1997, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                      PricewaterhouseCoopers
                                                       LLP

San Jose, California
October 26, 1998

                          GENXON POWER SYSTEM, L.L.C.
                     (a Delaware limited liability company)

                                 BALANCE SHEETS

                                                             September 30,
                                                         ----------------------
                                                            1998       1997
                                                         ---------- -----------
ASSETS
Current assets:
  Cash and cash equivalents............................. $  594,573 $    54,366
  Accounts receivable...................................    204,233
  Inventory.............................................    278,292     233,977
  Prepaid expenses......................................                358,482
                                                         ---------- -----------
    Total current assets................................  1,077,098     646,825
                                                         ---------- -----------
Property and equipment, net.............................    897,876     557,362
Note receivable from employee...........................    120,000
                                                         ---------- -----------
    Total assets........................................ $2,094,974 $ 1,204,187
                                                         ========== ===========
LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
  Payable to Woodward Governor Company.................. $    9,060 $    89,483
  Payable to Catalytica Combustion Systems, Inc.........    320,589     315,580
  Accounts payable......................................    199,480   1,852,014
  Accrued liabilities...................................    257,093     433,261
                                                         ---------- -----------
    Total current liabilities...........................    786,222   2,690,338
Commitments and contingencies (Note 3)..................
Members' capital........................................  1,308,752  (1,486,151)
                                                         ---------- -----------
    Total liabilities and members' capital.............. $2,094,974 $ 1,204,187
                                                         ========== ===========



   The accompanying notes are an integral part of these financial statements.

                          GENXON POWER SYSTEMS, L.L.C.
                     (a Delaware limited liability company)

                            STATEMENTS OF OPERATIONS

                                                                   Period from
                                                                   October 21,
                                                                    1996 (date
                                                                        of
                                                      Year Ended    inception)
                                                     September 30, to September
                                                          1998       30, 1997
                                                     ------------- ------------
Revenues:
  Research contract.................................  $   204,233  $    268,000
                                                      -----------  ------------
Operating expenses:
  Research and development..........................    8,137,903     8,656,442
  Selling, general and administrative expenses......    1,709,337     2,147,797
                                                      -----------  ------------
                                                        9,847,240    10,804,239
                                                      -----------  ------------
    Loss from operations............................   (9,643,007)  (10,536,239)
Other income, net...................................       27,910        50,088
                                                      -----------  ------------
    Net loss........................................  $(9,615,097) $(10,486,151)
                                                      ===========  ============



   The accompanying notes are an integral part of these financial statements.

                          GENXON POWER SYSTEMS, L.L.C.
                     (a Delaware limited liability company)

                         STATEMENTS OF MEMBERS' CAPITAL

                                                     Catalytica
                                         Woodward    Combustion
                                         Governor     Systems,
                                          Company       Inc.         Total
                                        -----------  -----------  ------------
Capital contributions.................. $ 7,100,000  $ 1,900,000  $  9,000,000
    Net loss...........................  (8,243,076)  (2,243,075)  (10,486,151)
                                        -----------  -----------  ------------
Members' capital, September 30, 1997...  (1,143,076)    (343,075)   (1,486,151)
  Capital contributions................   6,605,000    5,805,000    12,410,000
    Net loss...........................  (4,807,548)  (4,807,549)   (9,615,097)
                                        -----------  -----------  ------------
Members' capital, September 30, 1998... $   654,376  $   654,376  $  1,308,752
                                        ===========  ===========  ============



   The accompanying notes are an integral part of these financial statements.

                          GENXON POWER SYSTEMS, L.L.C.
                     (a Delaware limited liability company)

                            STATEMENTS OF CASH FLOWS

                                                                  Period from
                                                                  October 21,
                                                                   1996 (date
                                                                       of
                                                     Year ended    Inception)
                                                     September    to September
                                                      30, 1998      30, 1997
                                                    ------------  ------------
Cash flows from operating activities:
  Net loss........................................  $ (9,615,097) $(10,486,151)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation expense............................        74,447           --
  Changes in assets and liabilities:
  Accounts receivable.............................      (204,233)          --
  Inventory.......................................       (44,315)     (233,977)
  Prepaid expenses................................       358,482      (358,482)
    Note receivable from employee.................      (120,000)          --
    Payable to members............................       (75,414)      405,063
    Accounts payable..............................    (1,652,534)    1,852,014
    Accrued liabilities...........................      (176,168)      433,261
                                                    ------------  ------------
      Net cash used in operating activities.......   (11,454,832)   (8,388,272)
                                                    ------------  ------------
Cash flows from investing activities:
  Acquisition of property and equipment...........      (414,991)     (557,362)
                                                    ------------  ------------
Cash flows from financing activities:
  Members' capital contributions..................    12,410,000     9,000,000
                                                    ------------  ------------
Net increase in cash and cash equivalents.........       540,207        54,366
Cash and cash equivalents, beginning of period....        54,366           --
                                                    ------------  ------------
Cash and cash equivalents, end of period..........  $    594,573  $     54,366
                                                    ============  ============


   The accompanying notes are an integral part of these financial statements.

                          GENXON POWER SYSTEMS, L.L.C.
                     (a Delaware limited liability company)

                         NOTES TO FINANCIAL STATEMENTS

1. Formation and Business of the Company:

   GENXON Power Systems, L.L.C. (the Company), a Delaware limited liability company, was formed on October 21, 1996 to develop and sell products and services to a wide range of users of out-of-warranty gas turbines which require reductions in emissions, overhaul or upgrade. Except as provided for in the Limited Liability Operating Agreement, the existence of the Company will be perpetual.

   Investor members in GENXON Power Systems, L.L.C. received a percentage interest in the Company based on the amount of cash and the agreed-upon fair value of certain technology licenses contributed to the Company. There were two initial investor members, each receiving a 50 percent interest in the Company. Their initial capital commitments were as follows:

                                                Cash    Technology
                                             Commitment  Licenses     Total
                                             ---------- ---------- -----------
Catalytica Combustion Systems, Inc.
 (Catalytica)............................... $2,000,000 $8,000,000 $10,000,000
Woodward Governor Company (Woodward)........ $8,000,000 $2,000,000 $10,000,000

   At September 30, 1998, each member had contributed its agreed-upon technology licenses and cash in the total amount of $21.4 million. Additional future cash contributions will be at the discretion of each of the members, but will generally be in proportion to their respective percentage interests in the Company and will be governed by the terms of the Operating Agreement. For financial statement purposes only, the fair value of the technology licenses has not been recorded.

   The Operating Agreement generally provides that profits and losses in any fiscal year, or other applicable period, shall be allocated to each member in proportion to their respective percentage interest. In the event that a member's cumulative capital account, including the fair value of the technology licenses contributed, is reduced to zero, losses will be reallocated to members having positive capital account balances until all members' capital accounts have been reduced to zero. Thereafter, losses will again be allocated to the members based on their respective percentage interests. Such "reallocated" losses shall first be restored by an allocation of profits before any additional profits are allocated to the members. Under the terms of the Operating Agreement, the Company is required to make cash distributions to each member in the amount of the estimated tax liability for the net taxable income and gains allocated to such member during the fiscal year. Any additional distributions of cash or property will be at the discretion of the Board of Managers as provided for in the Operating Agreement. At September 30, 1998, cumulative capital account balances determined in accordance with the Operating Agreement are as follows:

                                       Catalytica     Woodward       Total
                                      ------------  ------------  ------------
Cash contributed..................... $  7,705,000  $ 13,705,000  $ 21,410,000
Technology licenses contributed......    8,000,000     2,000,000    10,000,000
Allocation of cumulative net loss....  (10,050,624)  (10,050,624)  (20,101,248)
                                      ------------  ------------  ------------
Capital account balances............. $  5,654,376  $  5,654,376  $ 11,308,752
                                      ============  ============  ============

2. Summary of Significant Accounting Policies:

Basis of Presentation:

   The Company's financial statements have been prepared on a basis of accounting assuming that it is a going concern, which contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company has reported a net loss of $9.6 million for the year ended September 30, 1998 and a

                          GENXON POWER SYSTEMS, L.L.C.
                     (a Delaware limited liability company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

cumulative loss of $20.1 million for the period from October 21, 1996 (date of inception) through September 30, 1998. Management plans to obtain additional capital contributions from its members or other additional investors to meet its current and ongoing obligations. Continued existence of the Company is dependent on the Company's ability to ensure the availability of adequate funding and the establishment of profitable operations. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

   The Company considers all highly liquid investments purchased with original or remaining maturities of three months or less at the date of purchase to be cash equivalents. Substantially all of the Company's excess cash is invested in money market accounts with a major investment company.

Fair Value of Financial Instruments:

   Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

Inventory:

   Inventory, consisting of purchased and manufactured parts to be used in the overhaul and upgrade of gas turbine engines, is stated at the lower of cost or estimated selling price.

Property and Equipment:

   Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally 3 to 10 years. Gains and losses from the disposal of property and equipment will be taken into income in the year of disposition. At September 30, 1998, property and equipment consists of tooling costs incurred in the construction of the Company's manufacturing equipment.

Income Taxes:

   The financial statements include no provision for income taxes since the Company's income and losses are reported in the members' separate tax returns.

Recent Accounting Pronouncements:

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income. This statement establishes requirements for disclosure of comprehensive income and becomes effective for the Company for its fiscal year 1999, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in members' capital except those resulting from investments or contributions by members. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.

                          GENXON POWER SYSTEMS, L.L.C.
                     (a Delaware limited liability company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   In June 1997, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), Disclosures about Segments of an Enterprise and Related Information. This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise. The new standard becomes effective for the Company's fiscal year 1999, and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company is evaluating the requirements of SFAS 131 and the effects, if any, on the Company's current reporting and disclosures.

3. Commitments and Contingencies:

   The Company entered into an exclusive agreement with Agilis Group, Inc. (Agilis) to provide assistance and advice in the development and design of the combustor and combustor related hardware for the Company's proprietary catalytic combustion technology. Under the terms of the agreement, Agilis has responsibility as to the details, methods, and means of performing its services. Subject to the Company's approval and on its behalf, Agilis may enter into purchase commitments and contracts with outside vendors to provide materials and services to complete the projects. At September 30, 1998, the Company has approximately $0.7 million in open purchase commitments through Agilis. The agreement will expire on the later of the completion of all services described in the agreement or December 31, 1999, unless extended in writing and agreed to by both parties.

   The Company has entered into a technical services agreement with the City of Glendale, California to retrofit an FT4 gas turbine engine which was provided by the City. Under the terms of the agreement, the retrofit will include adding the Company's proprietary XONON combustion system and a digital control system for a total turnkey price of $0.7 million, and must be completed by December 1998. In the event that the Company is unable to complete the agreed upon retrofit on time or damages the engine in the process, the agreement requires the Company to return the engine to its original state or replace it with a similar engine, for which the Company has recorded a reserve of $134,000. The Company and the City of Glendale are in discussions regarding the ultimate utilization of XONON technology on either existing or new gas turbines under this agreement.

4. Related Party Transactions:

   The Company has entered into a services agreement with Catalytica and Woodward to provide the Company with management support, technical services support and administrative services. Costs under these services agreements for the year ended September 30, 1998 and for the period from October 21, 1996 (date of inception) to September 30, 1997, are as follows:

                                                             1998       1997
                                                          ---------- ----------
Catalytica:
  Research and development............................... $3,182,559 $3,450,077
  General and administrative............................. $  816,163 $1,355,308
Woodward:
  Research and development............................... $  552,690 $  513,487
  General and administrative............................. $  118,550 $   65,192

   The Company has also entered into supply agreements with both Catalytica and Woodward to supply combustion system products and control system products to be used by the Company in its business of retrofitting installed and operating gas turbine engines.

                                CATALYTICA, INC.

                       Valuation and Qualifying Accounts

                                              Additions  Deductions
                                   Balance at Charged to  From Bad  Balance at
                                   Beginning   Bad Debt     Debt      End of
                                   of Period   Reserves   Reserves    Period
                                   ---------- ---------- ---------- ----------
Allowance for Doubtful Accounts:
Fiscal year ended December 31,
 1996............................. $  100,000 $      --    $ --     $  100,000
Fiscal year ended December 31,
 1997............................. $  100,000 $  500,000   $ --     $  600,000
Fiscal year ended December 31,
 1998............................. $  600,000 $1,212,000   $ --     $1,812,000
Six months ended June 30, 1999
 (unaudited)...................... $1,812,000 $   19,000   $ --     $1,831,000

                Wyckoff Chemical Company, Inc. and Subsidiaries

                       Valuation and Qualifying Accounts

                                                   Additions
                                          Balance   Charged  Deductions Balance
                                            at      to Bad    From Bad  at End
                                         Beginning   Debt       Debt      of
                                         of Period Reserves   Reserves  Period
                                         --------- --------- ---------- -------
Allowance for Doubtful Accounts:
Fiscal year ended June 30, 1997.........  $45,000  $ 12,000   $(45,000) $12,000
Fiscal year ended June 30, 1998.........  $12,000  $ 10,000   $    --   $22,000
Fiscal year ended June 30, 1999.........  $22,000  $ 12,000   $    --   $34,000

                                    ANNEX I
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                               CATALYTICA, INC.,
                         PILOT ACQUISITION CORPORATION,
                                      AND
                         WYCKOFF CHEMICAL COMPANY, INC.

                           Dated as of July 14, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I THE MERGER......................................................   1
  1.1 The Merger..........................................................   1
  1.2 Effective Time......................................................   1
  1.3 Effect of the Merger................................................   1
  1.4 Articles of Incorporation; Bylaws...................................   2
  1.5 Directors and Officers..............................................   2
  1.6 Effect of Merger on the Capital Stock of the Constituent
   Corporations...........................................................   2
  1.7 Surrender of Certificates...........................................   4
  1.8 No Further Ownership Rights in Company Common Stock.................   6
  1.9 Lost, Stolen or Destroyed Certificates..............................   6
  1.10 Tax and Accounting Consequences....................................   6
  1.11 Taking of Necessary Action; Further Action.........................   6
  1.12 Adjustment to Acquisition Consideration............................   6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   7
  2.1 Organization of the Company.........................................   7
  2.2 Subsidiaries........................................................   7
  2.3 Company Capital Structure...........................................   7
  2.4 Authority; No Dissenters' Rights....................................   8
  2.5 No Conflict.........................................................   8
  2.6 Consents............................................................   8
  2.7 Company Financial Statements and Projections........................   9
  2.8 No Undisclosed Liabilities..........................................  10
  2.9 No Changes..........................................................  10
  2.10 Tax Matters........................................................  11
  2.11 Restrictions on Business Activities................................  13
  2.12 Title of Properties; Absence of Liens and Encumbrances; Condition
   of Equipment...........................................................  13
  2.13 Intellectual Property..............................................  15
  2.14 Agreements, Contracts and Commitments..............................  17
  2.15 Interested Party Transactions......................................  18
  2.16 Governmental Authorization.........................................  18
  2.17 Litigation.........................................................  19
  2.18 Accounts Receivable; Inventory.....................................  19
  2.19 Minute Books.......................................................  20
  2.20 Environmental Matters..............................................  20
  2.21 Brokers' and Finders' Fees; Third Party Expenses...................  21
  2.22 Employee Benefit Plans and Compensation............................  22
  2.23 Insurance..........................................................  24
  2.24 Compliance with Laws...............................................  24
  2.25 Warranties; Indemnities............................................  24
  2.26 Statements; Proxy Statement/Prospectus.............................  24
  2.27 Orders and Commitments.............................................  25
  2.28 Materials and Parts................................................  25
  2.29 Bank Accounts......................................................  25
  2.30 Representations Complete...........................................  25
  2.31 No Other Representations or Warranties.............................  25
  2.32 Knowledge..........................................................  25

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...............  25
  3.1 Organization, Standing and Power.....................................  25
  3.2 Authority............................................................  26
  3.3 No Conflict..........................................................  26
  3.4 Capital Structure....................................................  26
  3.5 SEC Documents; Parent Financial Statements...........................  27
  3.6 No Material Adverse Change...........................................  27
  3.7 Brokers' and Finders' Fees...........................................  27
  3.8 Nasdaq Listing.......................................................  27
  3.9 Litigation...........................................................  27
  3.10 Information Supplied................................................  27
  3.11 Capitalization and Interim Operations of Sub........................  28
  3.12 Consents............................................................  28
  3.13 Certain Post-Merger Operations......................................  28
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................  28
  4.1 Conduct of Business of the Company...................................  28
  4.2 No Solicitation......................................................  30
ARTICLE V ADDITIONAL AGREEMENTS............................................  31
  5.1 Registration Statement...............................................  31
  5.2 Access to Information................................................  31
  5.3 Confidentiality......................................................  32
  5.4 Expenses.............................................................  32
  5.5 Public Disclosure....................................................  32
  5.6 Consents.............................................................  33
  5.7 FIRPTA Compliance....................................................  33
  5.8 Reasonable Efforts...................................................  33
  5.9 Notification of Certain Matters......................................  33
  5.10 Additional Documents and Further Assurances.........................  33
  5.11 Employee Plans; Employees...........................................  33
  5.12 Shareholder Approval................................................  34
  5.13 Pooling Accounting..................................................  34
  5.14 Affiliate Agreements................................................  34
  5.15 Nasdaq Listing......................................................  34
  5.16 Regulatory Filings..................................................  35
  5.17 Form S-8............................................................  35
  5.18 Company's Auditors..................................................  35
  5.19 Maintenance of Insurance............................................  35
  5.20 Underwriting of Parent Common Stock.................................  35
  5.21 Inspection of Real Property.........................................  35
  5.22 Publication of Results..............................................  35
  5.23 Parent Intentions With Respect to Future Operations.................  36
  5.24 Indemnification.....................................................  36
ARTICLE VI CONDITIONS TO THE MERGER........................................  36
  6.1 Conditions to Obligations of Each Party to Effect the Merger.........  36
  6.2 Conditions to Obligations of Company.................................  37
  6.3 Conditions to the Obligations of Parent and Sub......................  38

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................  39
  7.1 Termination..........................................................  39
  7.2 Effect of Termination................................................  39
  7.3 Termination Fee......................................................  39
  7.4 Amendment............................................................  40
  7.5 Extension; Waiver....................................................  40
ARTICLE VIII GENERAL PROVISIONS............................................  40
  8.1 Notices..............................................................  40
  8.2 Interpretation.......................................................  41
  8.3 Counterparts.........................................................  41
  8.4 Entire Agreement; Assignment.........................................  41
  8.5 Severability.........................................................  41
  8.6 Governing Law........................................................  42
  8.7 Rules of Construction................................................  42

 Exhibit     Description
 -------     -----------
 Exhibit A   Certificate of Merger
 Exhibit B   Escrow and Indemnification Agreement
 Exhibit B-1 Special Purpose Escrow and Indemnification Agreement
 Exhibit C   Form of Parent Affiliate Agreement
 Exhibit D   Form of Company Affiliate
 Exhibit E   Form of Voting Agreement
 Exhibit F   Form of Legal Opinion of Counsel to Parent
 Exhibit G   Form of Legal Opinion of Counsel to the Company
 Exhibit H   Form of Estoppel Certificate

                      AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 14, 1999 among Catalytica, Inc., a Delaware corporation ("Parent"), Pilot Acquisition Corporation, a Michigan corporation and wholly-owned subsidiary of Parent ("Sub"), and Wyckoff Chemical Company, Inc., a Michigan corporation (the "Company").

                                    RECITALS

   A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

   B. Pursuant to the Merger, among other things, all of the issued and outstanding securities of the Company shall be converted into the right to receive shares of Parent Common Stock as set forth herein. Parent will assume all outstanding stock options of the Company.

   C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions.

   D. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Michigan Business Corporation Act ("Michigan Law" or "MBCA"), the Sub shall be merged with and into the Company, the separate corporate existence of the Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter referred to as the "Surviving Corporation."

   1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 7.1, the closing of the Merger (the "Closing") will become effective at the time of filing the articles of merger with the Michigan Corporation, Securities and Land Development Bureau in the form attached hereto as Exhibit A (the "Merger Certificate"), and will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." The time of acceptance by the Michigan Corporation, Securities and Land Development Bureau of the Merger Certificate is herein referred to as the "Effective Time."

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Michigan Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Articles of Incorporation; Bylaws.

   (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that
Section I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Wyckoff, Inc."

   (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

   1.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of Michigan Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of the Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

   1.6 Effect of Merger on the Capital Stock of the Constituent Corporations.

   (a) Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:

     "Acquisition Consideration" shall mean 4,496,487 shares of Parent Common Stock, as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time (a "Recapitalization of Parent Common Stock"); provided, the Acquisition Consideration shall be subject to adjustment as provided in
  Section 1.12 herein.

     "Adjustment to Acquisition Consideration" shall mean the number of shares of Parent Common Stock to be deducted from the Acquisition Consideration as provided in Section 1.12 herein.

     "Company Common Stock" shall mean shares of Common Stock of the Company.

     "Company Options" shall mean each option and other right to acquire Company Common Stock outstanding immediately prior to the Effective Time.

     "Escrow Amount" shall mean the number of shares of Parent Common Stock equal to five percent (5%) of the Acquisition Consideration.

     "Exchange Ratio" shall be the amount resulting from the quotient of (i) the Acquisition Consideration less the Adjustment to Acquisition Consideration, if applicable, divided by (ii) the sum of the (A) total issued and outstanding number of shares of Company Common Stock outstanding immediately prior to the Closing Date, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or other like change with respect to the Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time and (B) total number of shares of Common Stock issuable upon exercise of Company Options.

     "Parent Common Stock" shall mean shares of the Common Stock of Parent.

     "Parent Rights" shall mean rights issued pursuant to the Parent Rights Agreement.

     "Parent Rights Agreement" shall mean the Preferred Shares Rights Agreement dated as of October 23, 1996 between Chase Mellon Shareholder Services, L.L.P. and Parent, as amended by Amendment No. 1, dated as of June 28, 1997.

     "Shareholder" shall mean each holder of Company Common Stock immediately prior to the Effective Time.

     "Special Purpose Escrow Amount" shall mean the number of shares of Parent Common Stock equal to $600,000.

     "Total Outstanding Shares" shall be 317,647 shares of Company Common Stock (which is equal to the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all Company Options outstanding immediately prior to the Effective Time).

     "Trading Price" shall be equal to the median closing sales price of the Parent Common Stock as reported on the Nasdaq National Market during the twenty (20) consecutive trading days ending on the date immediately preceding the date hereof.

   (b) Maximum Shares to be Issued; Effect on Capital Stock.

     (i) The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of Company Options) in exchange for the acquisition by Parent of all outstanding Company Common Stock and all Company Options shall be 4,496,487, less the Adjustment to the Acquisition Consideration, if applicable. No adjustment shall be made to the number of shares of Parent Common Stock issued or issuable in respect of the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of Company Options.

     (ii) Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Company or any other holder of any shares of the Company, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7(c), that number of shares of Parent Common Stock equal to the Exchange Ratio.

     (iii) Each share of Parent Common Stock to be issued in the Merger will have attached to it the number of Parent Rights issuable pursuant to the Parent Rights Agreement then represented by each share of Parent Common Stock at the Effective Time, provided that the Parent Rights are not then separately transferable.

   (c) Company Options to Purchase Company Common Stock.

     (i) At the Effective Time, each Company Option then outstanding, whether or not immediately exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent will issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Option by Parent. Notwithstanding the provisions of clauses (i) and (ii) of the first sentence of this Section 1.6(c)(i), each Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Option, within the meaning of Section 424(h) of the Internal Revenue Code.

     (ii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(c) under all Company Option agreements and any other plan, agreement or arrangement of the Company.

   (d) Capital Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

   (e) Withholding Taxes. Any number of shares of Parent Common Stock issuable pursuant to Section 1.6(b) and any cash payable pursuant to Section 1.7(g) shall be subject to the amount of any state and federal withholding taxes incurred (and not previously paid by or on behalf of such Shareholder or the Company) in connection with the acquisition of the Company's Common Stock, upon the exercise of Company Options and any Company Common Stock that had its vesting accelerated, if any, by such Shareholder. The Shareholder shall make appropriate arrangements with the Company for payment of any such amounts.

   (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock, as applicable, occurring after the date hereof and prior to the Effective Time.

   1.7 Surrender of Certificates.

   (a) Exchange Agent. The corporate secretary of Parent or an institution selected by Parent and reasonably satisfactory to the Company shall serve as exchange agent (the "Exchange Agent") in the Merger.

   (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock; provided that, on behalf of the holders of Company Common Stock, Parent shall deposit into escrow accounts that number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The escrows will be established pursuant to an Escrow and Indemnification Agreement among Parent, Sub, the Company and U.S. Bank Trust, N.A., as Escrow Agent (the "Escrow Agent"), in the form of Exhibit B hereto (the "Escrow Agreement") and a Special Purpose Escrow and Indemnification Agreement among Parent, Sub, the Company and the Escrow Agent in the form of Exhibit B-1 hereto (the "Special Purpose Escrow Agreement") subject to such changes as may be required by the Escrow Agent. For purposes of this Agreement, the Escrow Agreement and the Special Purpose Escrow Agreement shall be referred to collectively as the "Escrow Agreements." Of the Escrow Amount, an amount equal to the Special Purpose Escrow Amount shall be deposited into the Special Purpose Escrow Agreement and an amount equal to the Escrow Amount less the Special Purpose Escrow Amount shall be deposited into the Escrow Agreement. The portion of the Escrow Amount and the Special Purpose Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Common Stock.

   (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the respective Escrow Fund (each as defined separately in the Escrow Agreements) on such holder's behalf pursuant to the Escrow Agreements), plus cash in lieu of fractional shares in accordance with
Section 1.7(g), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of the Escrow Agreements, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount and the Special Purpose Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the respective Escrow Fund and shall be available to compensate Parent as provided in the Escrow Agreements. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(g).

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

   (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Trading Price.

   1.8 No Further Ownership Rights in Company Common Stock. All amounts paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and other amounts, if any, as may be required pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

   1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) qualify for accounting treatment as a pooling of interests.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and Sub, the officers and directors of the Surviving Corporation and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

   1.12 Adjustment to Acquisition Consideration. As soon as practicably available, the Company shall deliver to Parent an audited balance sheet of the Company dated as of June 30, 1999 (the "June Balance Sheet"). The June Balance Sheet will be prepared consistent with generally accepted accounting principles ("GAAP") on a basis consistent with that employed in preparing balance sheets forming a part of the Company's audited financial statements for prior periods so as to present fairly the assets and liabilities of the Company as of June 30, 1999. In the event of a Material Adverse Effect in the June Balance Sheet (as defined herein), the Acquisition Consideration shall be reduced by the Adjustment to the Acquisition Consideration (as defined herein). A "Material Adverse Effect in the June Balance Sheet" shall be deemed to exist in the event, and to the extent, that the difference (the "Total Difference") between
(i) the amount of the actual long-term bank debt as of June 30, 1999 on the June Balance Sheet minus $11,420,000, less (ii) the amount of actual working capital as reflected in the June Balance Sheet (which shall be reduced by the amount of proceeds received from the exercise of Company Options) minus $9,120,000 is greater than $2,000,000. For purposes of such calculation, the term "working capital" shall mean the excess of short-term assets over short-term liabilities, including the current portion of the bank debt. An "Adjustment to the Acquisition Consideration" shall be calculated in the event of a Material Adverse Effect in the June Balance Sheet and shall be equal to the number of shares of Parent Common Stock resulting from the quotient of (A) the Total Difference, divided by (B) Trading Price. For purposes of calculating the Total Difference and determining whether a Material Adverse Effect in the June Balance Sheet exists, the parties agree that the amount of $11,420,000 shall be adjusted by subtracting $1,750,000 and adding the amount actually spent by the Company subsequent to March 31, 1999 and prior to June 30, 1999 for capital equipment with the written consent of Parent.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the Disclosure Letter (the Company shall use its reasonable best efforts to reference the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Disclosure Letter"), that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

   2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect. For all purposes of this Agreement, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.
Section 2.1 of the Disclosure Letter lists the current directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

   2.2 Subsidiaries. Except for Wyckoff Chemical Foreign Sales Corporation ("Subsidiary"), the Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity. Section 2.2 of the Disclosure Letter sets forth the capitalization of Subsidiary, the record and beneficial owners of all the outstanding capital stock of Subsidiary, the directors and officers of Subsidiary, and each jurisdiction where Subsidiary is qualified to do business. The Company has provided Parent complete and correct copies of Subsidiary's Articles of Incorporation and Bylaws. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Company or Subsidiary is a party or by which it is bound obligating Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Subsidiary or obligating Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. As a result of the Merger, Surviving Corporation will be the record and beneficial owner of all outstanding capital stock of Subsidiary and rights to acquire capital stock of the Subsidiary.

   2.3 Company Capital Structure.

   (a) The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock, of which 283,929 shares are issued and outstanding as of the date hereof. The Company Common Stock is held by the persons, with the domicile addresses and in the amounts set forth in Section 2.3(a) of the Disclosure Letter. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Common Stock. The Company has no other capital stock authorized, issued or outstanding.

   (b) Except for the Company's 1993 Stock Option Plan (the "Stock Option Plan"), the Company has not adopted or maintained any stock option plan or other plan providing for equity compensation to any person. The Company has reserved 35,000 shares of Company Common Stock for issuance to employees, directors and consultants pursuant to the Stock Option Plan, and 33,718 shares are subject to outstanding unexercised options as of the date hereof. Section 2.3(b) of the Disclosure Letter sets forth for each outstanding Company Option, the name and the domicile address of the record holder, the number of shares of Company Common Stock subject to such Company Option, the exercise price and the extent such Company Option has vested to the date hereof. Section 2.3(b) of the Disclosure Letter also sets forth the name of the holder of any Company Common Stock subject to vesting, the number of shares of Company Common Stock subject to vesting and the vesting schedule for such Company Common Stock, including the extent vested to date. There will be, immediately prior to the Closing Date, no Company warrants outstanding for the purchase of Company capital stock. There are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding Company capital stock and all rights to acquire or receive any Company capital stock, whether or not such Company capital stock is outstanding.

   2.4 Authority; No Dissenters' Rights.

   (a) The Company has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. This Agreement and the Merger have been approved by a majority of the Board of Directors of the Company. This Agreement and any Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution, delivery and performance by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required by this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including Exhibits A, B, B-1, C, D and E.

   (b) The Shareholders do not have dissenters' or appraisal rights under the MBCA in connection with the transactions contemplated by this Agreement.

   2.5 No Conflict. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of the Company, each as amended, (ii) any agreement, contract, covenant, instrument, lease, franchise, license or commitment to which either the Company or its Subsidiary is a party or by which either of them is bound or to which any of their respective properties or assets are subject or (iii) any judgment, permit, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except where such a Conflict could not reasonably be expected to (A) have a Material Adverse Effect on the Company or (B) require the Company to make a payment in excess of $5,000 individually or $50,000 in the aggregate.

   2.6 Consents. Section 2.6 of the Disclosure Letter accurately lists (i) each consent, waiver, approval or authorization of any third party, including a party to any Contract (as defined in Section 2.14 hereof) (so as not to trigger any Conflict), and (ii) each registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") and each Environmental Permit (as defined under Section 2.20) and each consent or clearance under any Environmental Law (as defined under Section 2.20) which is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws thereby, (ii) the filing of the Merger Certificate with the Michigan Corporation, Securities and Land Development Bureau; (iii) filings of appropriate documents with the relevant authorities of states other than Michigan in which the Company is authorized to do business, (iv) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or its Subsidiary conducts any business or owns any assets, (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), and (vi) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not
(A) require a payment by Parent or the Company of greater than $5,000 individually or $50,000 in the aggregate, (B) have a Material Adverse Effect on the Company, (C) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (D) prevent or significantly delay the consummation of the transactions contemplated by this Agreement.

   2.7 Company Financial Statements and Projections.

   (a) Attached to Section 2.7 of the Disclosure Letter is the Company's audited consolidated balance sheet as of June 30, 1998 and the related audited consolidated statements of income and cash flow for the twelve-month periods ended June 30, 1998 and June 30, 1997 and any notes thereto (the "Year-End Financials") and the Company's unaudited balance sheets as of May 31, 1999, and the related unaudited statements of income and cash flow for the eleven months then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects, present fairly in all material respects the consolidated financial condition and consolidated operating results of the Company and the Subsidiary as of the dates and during the periods indicated therein, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other, subject in the case of the Interim Financials, to normal year-end adjustments (the effect of which will not have a Material Adverse Effect on the Company) and the absence of notes (that, if presented, would not differ materially from those included in the Year-End Financials). The Company's unaudited Balance Sheet as of May 31, 1999 and any notes thereto shall be hereinafter referred to as the "Current Balance Sheet" and the Company's audited Balance Sheet as of June 30, 1998 and any notes thereto shall hereinafter be referred to as the "Year-End Balance Sheet."

   (b) The Company has provided financial projections to Parent with regard to the Company's anticipated future financial condition and results of operations. Such projections have been prepared in good faith and are based on assumptions which the Company believes are reasonable at the time of the execution of this Agreement.

   (c) The Company shall amend the Disclosure Letter as soon as practicable to attach the Company's audited consolidated balance sheet as of June 30, 1999, and audited consolidated statements of income and cash flow for the twelve-month period ended June 30, 1999 and June 30, 1998 and any notes thereto (the "1999 Audited Financial Statements"). The 1999 Audited Financial Statements shall be correct in all material respects and be prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other and shall present fairly in all material respects the consolidated financial condition and consolidated operating results of the Company and the Subsidiary as of the dates and during the periods indicated therein. The June 30, 1999 audited balance sheet shall be hereinafter referred to as the "June 30, 1999 Balance Sheet."

   (d) The Company shall amend the Disclosure Letter as soon as practicable (and in any event within fifteen (15) days after the end of each month beginning with July 1999 up until the Effective Date) to attach the Company's unaudited balance sheet as of the end of such immediately preceding month and the related unaudited statements of income and cash flow for the period from July 1, 1999 to such month then ended (the "Monthly Financials"). The updated Monthly Financials shall be correct in all material respects, present fairly in all material respects the consolidated financial condition and consolidated operating results of the Company and the Subsidiary as of the dates and during the periods indicated therein and be prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other and with the 1999 Audited Financial Statements, subject to normal year-end adjustments (the effect of which will not have a Material Adverse Effect on the Company) and the absence of notes (that, if presented, would not differ materially from these included in the 1999 Audited Financial Statements).

   2.8 No Undisclosed Liabilities. Neither the Company nor the Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected or reserved against in the Current Balance Sheet, (ii) has not arisen in the ordinary course of business consistent with past practices, or (iii) has not been reflected or reserved against in the June 30, 1999 Balance Sheet.

   2.9 No Changes. Since March 31, 1999, except as set forth in the Disclosure Letter, there has not been, occurred or arisen any:

   (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

   (b) capital expenditure or commitment by the Company, exceeding $25,000 individually or $50,000 in the aggregate;

   (c) destruction of, damage to or loss of any assets, business or customer of the Company or any Subsidiary (whether or not covered by insurance) that has or reasonably could be expected to have a Material Adverse Effect on the Company;

   (d) claim of wrongful discharge or other unlawful labor practice or action;

   (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or Subsidiary (other than changes that have been required by GAAP and are described in the Company's financial statements);

   (f) revaluation by the Company or Subsidiary of any of its assets, including without limitation writing down the value of inventory or writing off notes or Accounts Receivable (as defined in Section 2.18), other than in the ordinary course of business;

   (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or Subsidiary or any direct or indirect redemption, purchase or other acquisition by the Company or Subsidiary of its capital stock;

   (h) increase in the salary or other compensation payable or to become payable by the Company or Subsidiary to any of its officers, directors, employees or advisors, except regularly scheduled increases in compensation to employees in the ordinary course of business, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or Subsidiary of a bonus or other additional salary or compensation to any such person, except bonuses or other additional salary or compensation earned by employees in the ordinary course of business under plans in existence as of the date of this Agreement;

   (i) any termination or material extension, amendment or modification of the terms of any Contract (as defined in Section 2.14);

   (j) sale, lease, license or other disposition of any of the assets or properties of the Company or Subsidiary or any creation of any security interest in such assets or properties, except in the ordinary course of business;

   (k) loan by the Company or Subsidiary to any person or entity, incurring by the Company or Subsidiary of any indebtedness, guaranteeing by the Company or Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice or items not in excess of $5,000 individually or $50,000 in the aggregate;

   (l) waiver or release of any right or claim of the Company or Subsidiary having a value or potential value in excess of $25,000;

   (m) the commencement or notice or, to the Company's knowledge, threat of any lawsuit, proceeding or investigation against the Company or the Subsidiary;

   (n) notice of any claim or, to the Company's knowledge, potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

   (o) issuance or sale, or contract to issue or sell, by the Company or Subsidiary of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing other than issuances of securities to the Company's employees pursuant to the exercise of any Company Options;

   (p) (i) selling or entering into any license agreement with respect to the Company's Intellectual Property with any third party or (ii) buying or entering into any license agreement with respect to the intellectual property of any third party;

   (q) any event or condition of any character that has had a Material Adverse Effect on the Company or Subsidiary;

   (r) transaction by the Company or Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices; or

   (s) negotiation or agreement by the Company or Subsidiary or, to the Company's knowledge, any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   2.10 Tax Matters.

   (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and assessments for public improvements, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   (b) Tax Returns and Audits.

     (i) As of the Effective Time, each of the Company and Subsidiary will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

     (ii) As of the Effective Time, each of the Company and Subsidiary (A) will have paid or made preparations for payment of all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and
  (B) will have accrued on the Current Balance Sheet and the June 30, 1999 Balance Sheet all unpaid Taxes attributable to the periods covered by the Current Balance Sheet and the June 30, 1999 Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

     (iii) Neither the Company nor Subsidiary is delinquent in the payment of any Tax nor is there any material Tax deficiency outstanding, assessed or proposed against the Company or Subsidiary, nor has the Company or Subsidiary executed any currently effective waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Return of the Company or Subsidiary is presently in progress, nor has the Company or Subsidiary been notified of any request for such an audit or other examination.

     (v) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company and Subsidiary filed for all periods for the past three years.

     (vi) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort
  (collectively, "Liens") on the assets of the Company or Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

     (vii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or Subsidiary.

     (viii) None of the Company's or Subsidiary's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Internal Revenue Code (the "Code").

     (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible as an expense under applicable law.

     (x) Neither the Company nor Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or Subsidiary.

     (xi) Neither the Company nor Subsidiary is a party to any tax sharing, indemnification or allocation agreement nor does the Company or Subsidiary owe any amount under any such agreement, other than this Agreement.

     (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     (xiii) Neither the Company nor Subsidiary is and neither has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

   (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company or Subsidiary is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, which could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

   2.11 Restrictions on Business Activities. There is no judgment, injunction, order or decree to which the Company or Subsidiary is a party or otherwise binding upon the Company or Subsidiary which has or may have the effect of prohibiting or impairing any material business practice of the Company or Subsidiary, any material acquisition of property (tangible or intangible) by the Company or Subsidiary or the conduct of business by the Company or Subsidiary as presently conducted or as currently proposed to be conducted.

   2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

   (a) Section 2.12(a) of the Disclosure Letter sets forth a list of all real property currently leased by the Company and Subsidiary (the "Leased Properties"), the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective against the Company in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company's knowledge, by the other party thereto. The Company has provided Parent with complete copies of each such lease; no term or condition of any such lease has been modified, amended or waived except as shown in such copies; each such lease constitutes the entire agreement of the landlord and the tenant thereunder; and there are no other agreements whatsoever relating to the Company's use or occupancy of any of the premises described in such leases. Neither the Company nor Subsidiary has transferred or assigned any interest in any such lease, nor has the Company or Subsidiary subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person or entity.

   (b) Section 2.12(b) of the Disclosure Letter sets forth a list of all real property currently owned by the Company or Subsidiary (collectively the "Owned Properties"). The Company and Subsidiary own good and marketable fee simple title to the Owned Properties, subject to easements, restrictions, encumbrances and interests of record which are set forth in the Disclosure Letter.

   (c) There are no pending or, to the Company's or Subsidiary's knowledge, threatened special assessments or improvements of any public or quasi-public body either planned, in process, or completed which may give rise to any special assessment against any of the Owned Properties or any portion thereof.

   (d) To the Company's knowledge there are not any laws, ordinances or restrictions, or any change contemplated therein, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon any of the Owned Properties which could, in the aggregate, have a material and adverse effect upon any of the Owned Properties. Neither the Company nor Subsidiary has received any notice from any third party of any defects or inadequacies in any of the Owned Properties or Leased Properties or any part thereof which could materially and adversely affect the insurability of such Owned Properties or Leased Properties or the premiums for the insurance thereof. No notice has been received by the Company or the Subsidiary from any insurance company which has issued a policy with respect to any material portion of any Owned Properties or Leased Properties or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made.

   (e) To the Company's knowledge, there are no parties in possession of any portion of any Owned Properties, whether as tenants, tenants at sufferance, trespassers or otherwise, except the Company or Subsidiary other than those tenants listed on Section 2.12(e) of the Disclosure Letter. For each party identified on Section 2.12(e) of the Disclosure Letter, the Company has set forth the name of the party, the date of the occupancy agreement entered into with such party and any amendment thereto, and the expiration date of such agreement.

   (f) All improvements existing on the land on which the Owned Properties are located (including the buildings and all drives, parking lots, landscaping, curbs, sidewalks, sewers and other utilities) have been in all material respects constructed and installed in accordance with plans and specifications approved by all Governmental Entities having jurisdiction. All such improvements (including all parking areas) are private and have not been dedicated to any public authority.

   (g) No law, ordinance, regulation or restriction is, or as of the Closing Date will be violated by the continued occupancy, maintenance, operation or use of the Owned Properties or the Leased Properties in their present manner. No improvements on or use of the Owned Properties violate any restrictive covenants or easements affecting the Owned Properties. To the Company's or Subsidiary's knowledge, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any government body which could require the owner of any of the Owned Properties or the tenant of any of the Leased Properties to make any expenditure in excess of $10,000 to modify or improve such Owned Property or Leased Property to bring it into compliance therewith.

   (h) There are currently in existence no service, operating or management agreements or arrangements with respect to any Owned Property, except as described on Section 2.12(h) of the Disclosure Letter.

   (i) There are presently in existence water, sewer, gas and electrical lines and surface drainage systems serving each Owned Property which have been licensed, permitted, completed, installed and paid for in all material respects and which are sufficient as licensed and permitted to service the operations of each of the Owned Properties as used in the business as currently conducted. As of the Closing Date, except to the extent of ongoing normal maintenance consistent with past practice, there will be no structural, electrical, mechanical, plumbing, roof, paving or other defects in the Owned Properties, the roofs shall be free of leaks and in sound structural condition, and the operating systems for each Owned Property will be in good working order.

   (j) There is no pending or, to the Company's or Subsidiary's knowledge, threatened condemnation or similar proceeding affecting in any material respect any of the Owned Properties or Leased Properties or any portion thereof, and neither the Company nor Subsidiary has knowledge that any such action is currently contemplated. There are no legal actions, suits or other legal or administrative proceedings pending or, to the Company's or the Subsidiary's knowledge, threatened against the Company, Subsidiary or third parties affecting any of the Owned Properties or the Leased Properties.

   (k) With respect to every mortgage, deed of trust or other instrument now encumbering any of the Owned Properties, (i) no default, event of default, or event which with the giving of notice or passage of time or both could constitute a default or event of default exist thereunder by the Company or the Subsidiary or under any instrument evidencing, securing or otherwise relating to the indebtedness secured thereby, and neither the Company nor Subsidiary has been given notice by any holder of any such instrument of such a default, event of default or other event, and (ii) the Company's or Subsidiary's sale of the Owned Properties and prepayment of any indebtedness evidenced or secured thereby is not prohibited by the holder of any such instrument.

   (l) Each of the Company and Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, leases, rights, restrictions or options, except (i) as reflected in the Current Balance Sheet;
(ii) as since sold or otherwise disposed of in the ordinary course of business; and (iii) subject to easements, restrictions, encumbrances and interests of record which are set forth in the Disclosure Letter, except for Liens for Taxes not yet due and payable.

   (m) Section 2.12(m) of the Disclosure Letter lists all items of equipment (the "Equipment") with an individual depreciated book value in excess of $10,000 owned or leased by the Company. All equipment used by the Company in the operation of its business is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, subject to normal wear and tear.

   (n) The Company has sole and exclusive ownership, free and clear of any Liens, subject to easements, restrictions, encumbrances and interests of record which are set forth in the Disclosure Letter, of all customer files and other customer information relating to the Company's current customers (the "Customer Information"). To the Company's knowledge, no person other than the Company possesses any claims or rights with respect to use of the Customer Information.

   2.13 Intellectual Property

   (a) For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all industrial and intellectual property rights, including, but not limited to all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary processes or formulae, franchises, licenses, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, algorithms, display screens, layouts, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; (x) any and all other industrial or intellectual property; and
  (xi) all documentation related to any of the foregoing.

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or Subsidiary.

     "Company Registered Intellectual Property" shall mean all Registered Intellectual Property owned by, or filed in the name of, the Company or Subsidiary.

     "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

   (b) Section 2.13(b) of the Disclosure Letter lists all Company Registered Intellectual Property and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property rights.

   (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(b) of the Disclosure Letter and all Intellectual Property licensed to the Company or Subsidiary, is free and clear of any Liens granted by the Company. The Company or Subsidiary
(i) is the exclusive owner of all trademarks and trade names reasonably necessary for the operation of the business of the Company or Subsidiary, including the sale of any products or technology or the provision of any services by the Company or Subsidiary as currently conducted and (ii) owns exclusively, and has good title to, all copyrighted works that are products of the Company or Subsidiary or other works of authorship that the Company or Subsidiary otherwise purports to own.

   (d) To the extent that any Intellectual Property that is reasonably necessary for the operation of the Company or Subsidiary as currently conducted has been developed or created by any person other than the Company or Subsidiary for which the Company or Subsidiary has, directly or indirectly, paid, either the Company or Subsidiary has a written agreement with such person with respect thereto, and the Company or Subsidiary thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

   (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company or Subsidiary as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

   (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section 2.13(f) of the Disclosure Letter include all unexpired contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property.

   (g) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company or Subsidiary does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor Subsidiary has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

   (h) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. In each case in which the Company has acquired from any person any Intellectual Property rights that are reasonably necessary for the operation of the Company or Subsidiary as currently conducted, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, in accordance with applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

   (i) There are no contracts, licenses or agreements between the Company or Subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

   (j) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

   (k) The Company has taken the steps that are reasonable under the circumstances to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each key employee to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former (within the past five years) key employees of the Company and Subsidiary have executed such an agreement.

   (l) The execution, delivery and performance of this Agreement, the consummation of the Merger and the consummation of the other transactions contemplated hereby will not have a Material Adverse Effect on the rights, title and interest in and to the Company Intellectual Property.

   (m) Neither the development, manufacture, marketing, license, sale or use of any product currently licensed or sold by the Company or currently under development violates or will violate any license or agreement with any third party or infringes or will infringe any Intellectual Property of any other party which would have a Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company Intellectual Property nor has the Company received any notice asserting that any Company Intellectual Property or the proposed use, sale, license or disposition thereof conflicts with the rights of any other party.

   (n) No Company Intellectual Property or product, technology or service of the Company or Subsidiary is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

   (o) No (i) product, technology, service or publication of the Company or Subsidiary, (ii) material published or distributed by the Company or Subsidiary or (iii) conduct or statement of Company or Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

   (p) The Company has undertaken reasonable measures to ensure that its Year 2000 Assets are Year 2000 Compliant. To the Company's knowledge, except as set forth on Section 2.13(p) of the Disclosure Letter, all Year 2000 Assets are Year 2000 Compliant. "Year 2000 Assets" means all computer hardware and software, information technology systems, machinery, equipment, devices and all other personal property and fixtures that are owned, leased, licensed or used by the Company in the conduct of its business. "Year 2000 Compliant" means, with respect to any Year 2000 Asset, that it will at all times before, during and after January 1, 2000 accurately process and handle date/time data, including but not limited to performing all leap year calculations and calculating, comparing and sequencing during the years 1999 and 2000 and all other years, and will not malfunction, cease to function or provide invalid or incorrect results or data as a result of date/time data. A Year 2000 Asset will be considered Year 2000 Compliant if a failure to meet these requirements is caused only by and occurs only when it is being used in combination with or is interfacing with any computer hardware and software, information technology systems, machinery, equipment, devices and all other personal property and fixtures that is owned, leased, licensed or used by the Company in the conduct of its business that (a) is not Year 2000 Compliant, and (b) is not owned, leased, licensed or otherwise used by the Company.

   2.14 Agreements, Contracts and Commitments

   (a) Except as set forth in the Disclosure Letter, neither the Company nor Subsidiary is a party to nor is either bound by:

     (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

     (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

     (iii) any fidelity or surety bond or completion bond,

     (iv) any lease of personal property having a value individually in excess of $10,000 or $25,000 in the aggregate,

     (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

     (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate,

     (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

     (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

     (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $25,000 in the aggregate,

     (x) any construction contracts,

     (xi) any distribution, joint marketing or development agreement, or

     (xii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

   The items listed in Section 2.14 of the Disclosure Letter are referred to in this Agreement individually as a "Contract" and collectively as the "Contracts."

   (b) Each of the Company and Subsidiary is in compliance with and neither has breached, violated or defaulted under, or received notice that either of them has breached, violated or defaulted under, any of the terms or conditions of any Contract where such breach, violation or default could reasonably be expected to have a Material Adverse Effect on the Company, and the Company has no knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect against the Company and, to the Company's knowledge, against the other party thereto and, to the Company's knowledge, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. Following the Effective Time, each of the Company and Subsidiary will be permitted to exercise all of their rights under the Contracts without the payment of any material additional amounts or consideration other than ongoing fees, royalties or payments which the Company and Subsidiary would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

   2.15 Interested Party Transactions. To the Company's knowledge no officer, director or, to the Company's knowledge, Shareholder (nor, to the Company's knowledge, any sibling or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or Subsidiary any goods or services or (iii) a beneficial interest in any Contract other than Contracts containing terms that represent arms' length negotiation; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

   2.16 Governmental Authorization. Section 2.16 of the Disclosure Letter lists each consent, license, permit, grant or other authorization issued to the Company or Subsidiary by a Governmental Entity (i) pursuant to which the Company or Subsidiary currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect with respect to the Company and constitute all Company Authorizations required to permit the Company or Subsidiary to operate or conduct its business as currently operated or conducted, or hold any interest in its properties or assets, except where the failure to obtain any particular Company Authorization could not reasonably be expected to have a Material Adverse Effect on the Company.

   2.17 Litigation. There is no action, suit or proceeding of any nature pending, or, to the Company's knowledge, threatened, against the Company or Subsidiary, their properties or any of their officers or directors, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, there is no investigation pending or threatened against the Company or Subsidiary, their properties or any of their officers or directors by or before any Governmental Entity. No Governmental Entity has in the past three years challenged or questioned the legal right of the Company to conduct its operations as presently conducted.

   2.18 Accounts Receivable; Inventory.

   (a) Schedule 2.18(a) of the Disclosure Letter contains an accurate and complete listing and aging of all accounts receivable, notes receivable and other receivables of the Company as of May 31, 1999. All of the accounts, notes and other receivables ("Accounts Receivable") that are reflected in the Current Balance Sheet and to be reflected in the 1999 Audited Financial Statements and those that are listed on in the Disclosure Letter and those that are created after May 31, 1999, represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business. Except to the extent reserved against in the Current Balance Sheet and to be reserved against in the 1999 Audited Financial Statements, all of such Accounts Receivable that are reflected in the Current Balance Sheet and to be reflected in the 1999 Audited Financial Statements have been collected in full, or are good and collectible, in the ordinary course of business; and all of the Accounts Receivable which have been acquired by the Company since the date of the Current Balance Sheet were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of the Company, in the ordinary course of business. The Company shall provide a revised Schedule 2.18(a) for each month prior to Closing, including a revised
Schedule 2.18(a) dated as of the last month-end immediately prior to the Closing Date.

   (b) Except as set forth on Section 2.18(b) of the Disclosure Letter, all Accounts Receivable of the Company are carried at values determined in accordance with the Company's past practices consistently applied. No person has any material Lien on any of such Accounts Receivable and no request or agreement for a material deduction or discount has been made with respect to any of such Accounts Receivable. The Company shall provide a revised Schedule 2.18(b) for each month prior to Closing, including a revised Schedule 2.18(b) dated as of the last month-end immediately prior to the Closing Date.

   (c) All of the inventories of the Company or Subsidiary reflected on the Current Balance Sheet and to be reflected in the 1999 Audited Financial Statements and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company or Subsidiary reflected on the Current Balance Sheet and to be reflected in the 1999 Audited Financial Statements or on the Company's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Year-End Financials and Current Balance Sheet and to be reflected in the 1999 Audited Financial Statements conform to GAAP in all material respects and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. Subject to reserves therefor set forth in the Current Balance Sheet and to be set forth in the 1999 Audited Financial Statements, all inventories of the Company are of a quality usable and salable in the ordinary course of business, except for obsolete items. In addition, the Company has provided in Schedule 2.18(c) a listing of all commitments for inventory, including, without limitation, all materials or supplies, work in process, and finished goods for which the Company is or may be or become obligated to any third party as of May 31, 1999. The Company shall provide a revised Schedule 2.18(c) for each month prior to Closing, including a revised Schedule 2.18(c) dated as of the last month-end immediately prior to the Closing Date.

   2.19 Minute Books. The minutes of the Company and Subsidiary made available to counsel for Parent contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and Subsidiary and their respective Shareholders or actions by written consent for the past five years.

   2.20 Environmental Matters. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

   (a) Definitions.

     (i) "Hazardous Material" is any material or substance that is prohibited or regulated by any Environmental Laws or that has been designated by any Governmental Entity having jurisdiction over the Company or the Subsidiary to be radioactive, toxic, hazardous or otherwise a danger to health or the environment.

     (ii) "Business Facility" is any property including the land, the improvements, the groundwater and the surface water thereof, that is or at any time has been owned, operated, occupied, controlled or leased by the Company or Subsidiary in connection with the operation of its business.

     (iii) "Disposal Site" is a landfill, disposal agent, waste hauler or recycler of Hazardous Materials.

     (iv) "Environmental Laws" are all applicable laws, rules, regulations, orders, statutes, and codes promulgated by any Governmental Entity having jurisdiction over the Company or the Subsidiary which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, statutes, and codes of other Governmental Entities having jurisdiction over the Company or the Subsidiary, the regulations promulgated pursuant to any of the foregoing, all as amended to date.

     (v) "Hazardous Materials Activity" is the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, registration or distribution of any Hazardous Material or any product containing a Hazardous Material.

     (vi) "Environmental Permit" is any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by the Company.

   (b) Except as set forth in the Section 2.20 of the Disclosure Letter:

     (i) Condition of Property. As of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company or Subsidiary to liability, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or Subsidiary or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or Subsidiary. Except as set forth in Section 2.20(b)(i) of the Disclosure Letter, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or Subsidiary or as a consequence of the acts of the Company or Subsidiary or their agents.

     (ii) Hazardous Materials Activities. The Company and Subsidiary and any person acting on behalf of the Company and the Subsidiary have conducted all Hazardous Material Activities relating to their business in compliance in all material respects with all applicable Environmental Laws, except for past instances of noncompliance which the Company has resolved in full. The Hazardous Materials Activities of the Company and Subsidiary prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused an adverse health effect to any such person.

     (iii) Permits. Section 2.20(b)(iii) of the Disclosure Letter accurately describes all of the Environmental Permits currently held by the Company and Subsidiary relating to their business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company and Subsidiary relating to their business as such activities are currently being conducted. All such Environmental Permits are in full force and effect. The Company and Subsidiary have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force during the relevant term of each such Environmental Permit with respect to its Hazardous Materials Activities except for past instances of noncompliance which the Company has resolved in full. No circumstances peculiar to the Company and the Subsidiary exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

     (iv) Environmental Litigation. Except as set forth in Section 2.20(b)(iv) of the Disclosure Letter, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's or Subsidiary's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company or Subsidiary relating to their business, or any Business Facility currently or in the past owned, operated, occupied, controlled or leased by the Company or Subsidiary.

     (v) Offsite Hazardous Material Disposal. For the past five years, the Company and Subsidiary have transferred or released Hazardous Materials only to those Disposal Sites set forth in Section 2.20(b)(v) of the Disclosure Letter. No action, proceeding, liability or claim has been asserted or, to the Company's or Subsidiary's knowledge is, threatened against the Company or Subsidiary, or to the Company's knowledge, against any such Disposal Site with respect to any transfer or release of Hazardous Materials at any time relating to the business of the Company or Subsidiary to such Disposal Site which could reasonably be expected to subject the Company or Subsidiary to material liability.

     (vi) Capital Expenditures for Hazardous Materials Activities. No capital expenditure in excess of $500,000 is currently required so that the Hazardous Materials Activities of the Company or Subsidiary can be conducted in compliance with Environmental Laws.

     (vii) Environmental Liabilities. To the knowledge of the Company and Subsidiary there is no fact or circumstance, which could result in liability under any Environmental Law which could reasonably be expected to result in a Material Adverse Effect on the Company.

     (viii) Reports and Records: The Company and Subsidiary have delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Company's and Subsidiary's possession concerning the Hazardous Materials Activities of the Company and Subsidiary relating to their business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, and in the possession of, the Company or Subsidiary. The Company and Subsidiary have complied or will comply in all material respects with all environmental disclosure obligations imposed on the Company or Subsidiary by Environmental Laws with respect to this transaction.

   2.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section
2.21 of the Disclosure Letter sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.21 of the Disclosure Letter sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

   2.22 Employee Benefit Plans and Compensation.

   (a) For purposes of this Section 2.22, the following terms shall have the meanings set forth below:

     (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
  (o) of the Code and the regulations thereunder;

     (ii) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability, contingent or otherwise;

     (iii) "Employee" shall mean any current, former, or retired employee, consultant, officer, or director of the Company or any Affiliate; and

     (iv) "Employee Agreement" shall refer to each offer letter or employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee.

   (b) Schedule. Section 2.22(b) of the Disclosure Letter contains an accurate and complete list of (i) each Employee of the Company and Subsidiary and each Employee's current salary and bonus applicable to the current fiscal period and
(ii) each Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Employee Plan or Employee Agreement. Neither the Company nor Subsidiary has any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does either of them have any intention or commitment to do any of the foregoing.

   (c) Documents. The Company has provided to Parent, (i) accurate and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust;
(iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vi) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (vii) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; and
(viii) all material communications to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

   (d) Employee Plan Compliance. (i) The Company has performed all obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) each Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or
Section 406 or 407 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Company's knowledge threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent, Sub or any Affiliate (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

   (e) Pension Plans. Neither the Company nor Subsidiary does now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

   (f) Multiemployer Plans. At no time has the Company or Subsidiary contributed to or been requested to contribute to any Multiemployer Plan.

   (g) No Post-Employment Obligations. No Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

   (h) No COBRA Violation. Neither the Company nor any Affiliate has, prior to the Effective Time violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any similar provisions of state law applicable to its employees.

   (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

   (j) No International Employee Plans. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

   (k) Employment Matters. Each of the Company and Subsidiary (i) is in compliance with all material applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other persons who by virtue of their activities performed on behalf of the Company or Subsidiary may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

   (l) Labor. No work stoppage or labor strike against the Company or Subsidiary is pending, or to the knowledge of the Company, threatened. Neither the Company nor Subsidiary is involved in or, to the knowledge of the Company, threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company, Parent or Sub. Neither the Company nor Subsidiary has engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a material liability to the Company, Parent, Sub or any Affiliate. Neither the Company nor Subsidiary is presently, nor has either in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

   (m) No Interference or Conflict. To the knowledge of the Company, no Shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officer's, directors, employees or consultants is now bound.

   2.23 Insurance. Section 2.23 of the Disclosure Letter lists all insurance policies and fidelity bonds covering the Company or Subsidiary, including but not limited to all policies covering assets, business, equipment, properties, operations, employees, officers and directors. There is no claim by the Company or Subsidiary pending under any of such policies or bonds as to which coverage has been, to the knowledge of the Company, questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and Subsidiary are otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

   2.24 Compliance with Laws. Each of the Company and Subsidiary has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation, except where such violation would not have a Material Adverse Effect on the Company.

   2.25 Warranties; Indemnities. Except for the warranties and indemnities set forth in Section 2.25 of the Disclosure Letter, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company in the past five years.

   2.26 Statements; Proxy Statement/Prospectus. The information supplied by the Company specifically for inclusion in the Proxy Statement (as defined in Section 5.1) to be sent to the Shareholders shall not, on the date the Proxy Statement is first mailed to the Shareholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for approval of this Agreement which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which under applicable law should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents or incorporated by reference therein.

   2.27 Orders and Commitments. The Company has no orders or commitments to provide products or services to any person that to the Company's knowledge will be unduly burdensome to carry out. Except as disclosed in Section 2.27 of the Disclosure Letter, all orders for products are included in the Company's backlog as of the date of this Agreement.

   2.28 Materials and Parts. To the Company's knowledge, there is no actual or threatened shortage of materials or parts from any source that could potentially have a Material Adverse Effect on the Company.

   2.29 Bank Accounts. Section 2.29 of the Disclosure Letter contains a schedule setting forth and describing (1) all bank accounts currently owned or maintained by the Company and all authorized signatories with respect thereto; and (2) all safety deposit boxes currently maintained by the Company and all employees or agents of the Company having access with respect thereto.

   2.30 Representations Complete. None of the representations or warranties made by the Company in this Agreement (as modified by the Disclosure Letter), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

   2.31 No Other Representations or Warranties. The Company has not made nor shall be deemed to have made any representation or warranty other than as expressly made by the Company in this Article II and, except as expressly covered by a representation and warranty contained in this Article II, no other information or documents (financial or otherwise) made available or delivered to Parent or its counsel, accountants or other advisers shall be deemed to be a representation or warranty.

   2.32 Knowledge. For purposes of this Article II, the phrases "to the knowledge of the Company (and Subsidiary)" and "to the Company's (and Subsidiary's) knowledge" and similar phrases shall mean the actual knowledge of the officers of the Company as of the date of this Agreement obtained in the course of conducting a reasonably comprehensive investigation concerning the existence of a fact or matter.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

   Parent and Merger Sub represent and warrant to the Company as follows:

   3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would constitute a Parent Material Adverse Effect. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and the Articles of Incorporation and Bylaws of Sub, as amended to date, to counsel for the Company. For all purposes of this Agreement, the term "Parent Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), capitalization or results of operations of Parent and its subsidiaries taken as a whole.

   3.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which they are parties and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of Parent or Sub to authorize the Agreement, any Related Agreements to which they are a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

   3.3 No Conflict. The execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation, as amended, and Bylaws of Parent or Sub, as amended, (ii) any agreement, contract, covenant, instrument, lease, franchise, license or commitment to which either Parent or Sub is a party or by which either of them is bound or to which any of their respective properties or assets are subject; or (iii) any judgment, permit, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their properties or assets, except where such Conflict will not have a Parent Material Adverse Effect.

   3.4 Capital Structure.

   (a) The authorized stock of Parent consists of 120,000,000 shares of Common Stock (including 30,000,000 shares designated as Class A Common Stock and 17,000,000 shares designated as Class B Common Stock), $0.001 par value, of which 28,462,821 shares of Common Stock, 13,270,000 shares of Class A Common Stock and 11,730,000 shares of Class B Common Stock were issued and outstanding as of the quarter ended March 31, 1999, and 5,000,000 shares of Preferred Stock, $0.001 par value, of which 100,000 shares are designated as Series A Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock are reserved for issuance pursuant to preferred stock purchase rights issued under the Parent Rights Agreement. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Sub consists of 60,000 shares of Common Stock, no par value, 1,000 of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or Sub or any agreement to which either Parent or Sub are parties or by which either is bound, and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

   (b) Parent has 7,454,414 shares of Common Stock reserved for issuance pursuant to its employee and director stock and option plans, of which options to purchase 2,902,823 shares of Common Stock were outstanding and 4,551,591 shares of Common Stock are reserved for future grants as of March 31, 1999. Pursuant to the terms of stockholder agreements between Parent and certain stockholders of Parent's subsidiaries, certain shares of preferred stock of Parent's subsidiaries held by these stockholders are exchangeable into Parent Common Stock if certain terms and conditions are met. Except for (i) the outstanding options listed above, (ii) the exchangeable rights listed above,
(iii) outstanding warrants to purchase 2,000,000 shares of Parent Common Stock as of March 31, 1999, and (iv) outstanding Parent Rights, there are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

   (c) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal in excess of 100,000 shares created by statute or the Certificate of Incorporation or Bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound.

   3.5 SEC Documents; Parent Financial Statements. Parent has filed all required reports, forms and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 1998 (the "SEC Documents"). Parent has made available to the Company a true and complete copy of all of its SEC Documents since December 31, 1998. The SEC Documents contain an audited consolidated balance sheet of Parent as of December 31, 1998 and the related audited consolidated statements of income and cash flow for the year then ended and Parent's unaudited consolidated balance sheet as of March 31, 1999 (the "Parent Balance Sheet") and the related unaudited consolidated statements of income and cash flow for the three month period then ended (collectively, the "Parent Financials"). As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since March 31, 1999, there has been no material change in Parent's accounting policies, except as described in the notes to the Parent Financials.

   3.6 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets, or business of Parent and its subsidiaries, taken as a whole; (b) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent or Sub; (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that constitutes a Parent Material Adverse Effect; or (d) any sale of a material amount of property of Parent, except in the ordinary course of business.

   3.7 Brokers' and Finders' Fees. The Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   3.8 Nasdaq Listing. All shares of Parent Common Stock registered under the Securities Act have been duly listed on the Nasdaq National Market and shares of Parent Common Stock issued to the Shareholders in connection with the Merger will be duly listed on the Nasdaq National Market.

   3.9 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which Parent has received any notice of assertion against Parent or, to Parent's knowledge, threatened, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

   3.10 Information Supplied. The information supplied by Parent or Sub specifically for inclusion in the Registration Statement (as defined in Section 5.1) shall not at the time such Registration Statement is filed with the SEC, at any time such Registration Statement is amended or supplemented, and at the time such Registration Statement becomes effective under the Securities Act of 1933 (the "Securities Act") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or omit to state any material fact necessary to correct any statement in the Registration Statement which has become false or misleading. The information supplied by Parent or Sub specifically for inclusion in the Proxy Statement (as defined in Section 5.1) to be sent to the Company Shareholders shall not, on the date the Proxy Statement is first mailed to the Company Shareholders and at the time of the meeting of the Company Shareholders held to vote on the approval and adoption of this Agreement and the transactions contemplated hereby, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for the approval of this Agreement which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

   3.11 Capitalization and Interim Operations of Sub. Parent is and will be immediately before the Effective Time, the record and beneficial owner and holder of the issued and outstanding shares of the capital stock of Sub, free and clear of all Liens. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

   3.12 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by Parent and Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) such consents, waivers, approvals, orders, authorizations, regulations, declarations and filings as may be required under applicable state or federal securities laws thereby; (ii) filings of appropriate documents with the relevant authorities of states other than Michigan in which Parent or Sub is authorized to do business;
(iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Parent or Sub conducts any business or owns any assets,
(v) filings under the HSR Act, and (vi) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate (A) constitute a Parent Material Adverse Effect, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (C) prevent or significantly delay the consummation of the transactions contemplated by this Agreement.

   3.13 Certain Post-Merger Operations. Parent has no current plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation (other than Parent or a subsidiary of Parent); to sell or otherwise dispose of any of the stock of the Surviving Corporation or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the ordinary course consistent with past practices, to pay the debts and Taxes of the Company when due and payable in the ordinary course, pay or perform other obligations when due and payable in the ordinary course, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company occurring between the date of this Agreement and the Effective Time. Except as expressly contemplated by this Agreement, or as set forth in Section 4.1 of the Disclosure Letter, before the Effective Time the Company shall not, without the prior written consent of Parent:

     (a) (i) Sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or (ii) buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

     (b) Transfer to any person or entity any rights to the Company Intellectual Property;

     (c) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company;

     (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, any of the Contracts set forth or described in the Disclosure Letter;

     (e) Commence or settle any litigation;

     (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

     (g) Issue, grant, redeem, deliver or sell or authorize or propose the issuance, grant, redemption, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, other than issuance of shares of Company Common Stock pursuant to the exercise of Company Options.

     (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

     (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business, except purchases of inventory and supplies in the ordinary course of business;

     (j) Except in the ordinary course of business, sell, lease, license or otherwise dispose of any of its properties or assets, or modify, amend or terminate any existing Contract affecting the use, possession or operation of any such properties or assets; grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting in any material way any of the Owned Properties or Leased Properties or any material part thereof; convey, assign, sublease, license or otherwise transfer all or any portion of any of the Owned Properties or Leased Properties or any interest or rights therein; commit any waste or nuisance on any such properties; or make any material changes in the construction or condition of any such properties;

     (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, other than borrowings under the Company's existing credit agreements with National City Bank;

     (l) Grant any loans to others, other than travel advances to employees in the ordinary course of business, or purchase debt securities of others or amend the terms of any outstanding loan agreement;

     (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Letter;

     (n) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, except bonuses or special remunerations that have been earned by directors or employees pursuant to plans existing on the date of this Agreement, or increase the salaries or wage rates of its employees, except regularly scheduled increases in salary or wage rates to employees in the ordinary course of business;

     (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (p) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the Current Balance Sheet;

     (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (r) Enter into any strategic alliance or joint marketing arrangement or agreement;

     (s) Enter into any agreement or arrangement relating to the design or development of chemicals;

     (t) Enter into any agreement or arrangement relating to the manufacture of chemicals that would require performance over a period greater than six months from the date of this Agreement;

     (u) Accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock, except according to the terms of any outstanding Company Option;

     (v) Hire or terminate employees or encourage employees to resign, except in the ordinary course of business;

     (w) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
  Section 2.9 hereof;

     (x) Terminate or materially modify or amend any Environmental Permit; or

     Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (x) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

   4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 7.1 hereof, the Company will not, (nor will the Company permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company's capital stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, except for acquisitions of Company Common Stock by employees pursuant to the exercise by such employees of Company Options, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties or, other than in the ordinary course of business, afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any material part of the Company's capital stock or assets, except for acquisitions of Company Common Stock by employees pursuant to the exercise by such employees of Company Options, or (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Company (whether by way of merger, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Company receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above or any amendment or modification of such offer, proposal or request, the Company shall promptly notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Registration Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, a proxy statement (the "Proxy Statement"), and Parent will prepare and file a registration statement on Form S-4 (the "Registration Statement") filed with the SEC, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement and the Registration Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement and the Registration Statement. Each of the Company and Parent shall use its respective reasonable best efforts to respond to any comments of the SEC, and have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will cause the Proxy Statement to be mailed to its Shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, the Company and Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all material correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement, and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement, or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the Shareholders, such amendment or supplement.

   5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other designated representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) the Company's properties, books, contracts, commitments and records, (b) all other relevant information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request and (c) all key employees of the Company as identified by Parent, provided that the investigation shall be conducted in a manner that does not unreasonably interfere with the Company's normal operations and employee relationships. The Company agrees to provide to Parent and its accountants, counsel and other designated representatives copies of internal financial statements (including all material supporting documentation) within fifteen (15) days after the end of any particular month. Parent shall afford the Company and its accountants, counsel and other designated representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) Parent's and Sub's properties, books, contracts, commitments and records, (b) all other relevant information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Parent and Sub as the Company may reasonably request and (c) all key employees of Parent and Sub as identified by the Company, provided that the investigation shall be conducted in a manner that does not unreasonably interfere with Parent's or Sub's normal operations and employee relationships. Parent agrees to provide to the Company and its accountants, counsel and other designated representatives copies of internal financial statements (including all material supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger, except as set forth in the Disclosure Letter.

   5.3 Confidentiality. Subject to Section 5.5 hereof, the parties agree that neither they nor their agents shall disclose to any person who is not a direct participant in the negotiations or due diligence regarding the proposed transactions any of the terms or conditions of the proposed transactions. In addition, each party will maintain in strict confidence (and will cause its officers, employees, accountants, counsel, financial advisers and other representatives to maintain in strict confidence) all Confidential Information (as defined below) obtained from any other party or its agents during the course of the due diligence and negotiation in accordance with the Confidentiality Agreement dated February 4, 1999 between the Company and Parent. "Confidential Information" means nonpublic information concerning the disclosing party's business, business plans, products or technology, whether disclosed before or after the date of this Agreement, which is clearly marked "confidential or "proprietary" and orally disclosed information which is communicated with indicia of confidentiality and promptly thereafter confirmed in writing to be confidential. Confidential Information shall not include any information in writing which is or becomes publicly known or available through no improper action of the receiving party, is already known by the receiving party prior to disclosure, is independently developed by the receiving party without using Confidential Information of the other party, or is obtained by the receiving party from a third party without breach of a confidentiality obligation. In the event that the Merger is not consummated, or any time upon the request of any party, all material furnished by such party or its agents to any other party or its agents, and all copies or extracts thereof in notes and analyses prepared therefrom, shall be returned to the disclosing party or destroyed and certified as destroyed.

   5.4 Expenses.

   (a) Except as set forth in Section 5.4(b) and the Escrow Agreements whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, regulatory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except that expenses incurred in connection with printing and mailing the documents distributed to the Company's Shareholders (including the Proxy Statement) shall be paid by the Company and expenses incurred in connection with filing the Registration Statement, including registration and filing fees, fees for the listing of the shares of Parent Common Stock to be issued pursuant to this Agreement on the Nasdaq National Market, and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be paid by Parent.

   (b) In the event that the Merger is consummated, Parent shall pay all Third Party Expenses incurred by the Company. The Company agrees that Parent shall have full recourse to either Escrow Fund without regard to the Threshold Amount for reimbursement of all Third Party Expenses of the Company that exceed $350,000.

   5.5 Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws and the rules and regulations of the Nasdaq National Market.

   5.6 Consents. The Company shall use its commercially reasonable efforts to obtain the consents, waivers, assignments and approvals under the Contracts as may be required in connection with the Merger so as to preserve for the Surviving Corporation all material rights of, and benefits to, the Company under such Contracts.

   5.7 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

   5.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to seek to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   5.9 Notification of Certain Matters.

   (a) Each party shall give prompt written notice to the other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that, subject to Section 5.9(b), the delivery of any notice pursuant to this Section 5.9(a) shall not limit or otherwise affect any remedies available to the party receiving such notice.

   (b) Any disclosure by Company pursuant to Section 5.9(a) (i) will not be deemed to amend the Disclosure Letter for purposes of determining if closing conditions have been satisfied under Article VI; and (ii) will not limit or modify Parent's termination rights under Article VII. However, if the closing of the Merger occurs, for the purpose of limiting claims against a respective Escrow Fund by Parent pursuant to the Escrow Agreements, any written disclosure by the Company pursuant to Section 5.9(a) between the date of this Agreement and the Effective Time identified as an amendment to the Disclosure Letter shall thereafter be deemed to amend or supplement the Disclosure Letter and prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Company related to such disclosures.

   5.10 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   5.11 Employee Plans; Employees.

   (a) list of the Company's Employee Plans is set forth in Section 2.22 of the Disclosure Letter.

   (b) Parent shall cause the Surviving Corporation to take such actions as are reasonably necessary so that, for a period of not less than one year after the Effective Time, employees of the Company who continue their employment after the Effective Time will be provided employee benefits which in the aggregate are generally comparable to those provided to such employees as of the date hereof.

   (c) Following the first anniversary of the Effective Time, Parent will provide employee benefit plans, programs, arrangements and policies for the benefit of employees of the Company which are generally comparable in the aggregate to the employee benefit plans, programs, arrangements and policies for the benefit of other employees of Parent who are similarly situated and subject to Parent's policies related to geographic differences in compensation. In connection therewith, all service credited to each employee by the Company through the Effective Time (and by the Surviving Corporation thereafter) shall be recognized by Parent for all purposes, including for purposes of eligibility, vesting and benefit accruals under any employee benefit plan provided by Parent for the benefit of the employees; provided, however, such service need not be credited to the extent it would result in a duplication of benefits, including, without limitation, benefit accrual service under defined benefit plans.

   (d) Parent hereby agrees to cause the Surviving Corporation to honor (without modification) and assume the employment agreements and individual benefit arrangements listed on Schedule 5.11.

   5.12 Shareholder Approval. As promptly as practicable after the execution of this Agreement and consistent with Section 5.1 of this Agreement, the Company shall submit this Agreement and the transactions contemplated hereby to its Shareholders for approval and adoption as provided by Michigan Law and its Articles of Incorporation and Bylaws. The Company shall use its reasonable efforts to solicit and obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's Shareholders in furtherance of the transactions contemplated by this Agreement shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company regarding the Merger and this Agreement. The Company shall deliver to Parent, concurrently with the execution of this Agreement, executed Voting Agreements in the form attached hereto as Exhibit E from the persons and entities listed on Schedule 5.12 hereto.

   5.13 Pooling Accounting. Parent and the Company shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company (except as may be required pursuant to the terms of outstanding Company Options), which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

   5.14 Affiliate Agreements. Schedule 5.12 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to the other, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C or Exhibit D. Parent and the Surviving Corporation shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

   5.15 Nasdaq Listing. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

   5.16 Regulatory Filings. As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

   5.17 Form S-8. Parent shall file immediately following the Effective Date a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of Company Options assumed by Parent.

   5.18 Company's Auditors. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, and (ii) the review of any Company audit or review work papers for up to the past three (3) years, including the examination of selected interim financial statements and data.

   5.19 Maintenance of Insurance. The Company shall maintain in full force and effect all of the insurance policies listed in Section 2.23 of the Disclosure Letter and will promptly notify Parent in writing of any material changes in such coverage.

   5.20 Underwriting of Parent Common Stock. Promptly after the Effective Time, Parent shall survey the holders of Parent Common Stock issued in connection with the Merger to determine which holders, if any, may elect to immediately sell their shares of Parent Common Stock. If in the Parent's judgment the number of shares of Parent Common Stock which are likely to be immediately sold is sufficiently large to materially adversely affect the price of Parent Common Stock as quoted on the Nasdaq National Market, Parent will at its own expense (with the exception of underwriters' discounts and commissions) use reasonable efforts to arrange an underwritten public offering on behalf of such holders for the resale of such shares of Parent Common Stock.

   5.21 Inspection of Real Property. Parent and/or its designated agents, contractors and representatives shall have the right to enter upon the Owned Properties and Leased Properties to make any inspections, evaluations, surveys or tests which Parent reasonably may deem necessary or appropriate, including, without limitation, engineering studies, seismic tests, environmental studies (including, without limitation, surface and subsurface tests, borings and samplings) and surveys of the Owned Properties and Leased Properties and such feasibility studies as Parent reasonably deems necessary or appropriate and to investigate all matters relating to zoning, use and compliance with other applicable laws regarding the use and occupancy of the Owned Properties and Leased Properties; provided, that the inspections, evaluations, surveys and tests shall be conducted in a manner that does not unreasonably interfere with the Company's normal operations and employee relationship. The Company and Subsidiary shall cooperate reasonably with Parent in completing such inspections and evaluations. Parent's exercise of its right to inspect the Owned Properties and Leased Properties, or Parent's election not to inspect any Owned Property or Leased Property, shall in no way be interpreted as a waiver of any of Parent's rights or remedies contained in this Agreement, including, without limitation, Parent's right to rely on the Company's and Subsidiary's representations and warranties made herein.

   5.22 Publication of Results. Parent shall publish as promptly as practical but in no event later than 20 days after the end of the first calendar month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135, provided that if such calendar month is the last month in a fiscal quarter such financial statements shall be published within 30 days of the end of such fiscal quarter.

   5.23 Parent Intentions With Respect to Future Operations. Parent hereby confirms that it currently intends to retain the vast majority of the Company's employee base and to enhance and expand the Company's manufacturing facilities and process development capability in South Haven, Michigan, provided that future operations are subject to prudent business practices, and could change if the business and economic conditions and customer needs of the Company change in a significant manner.

   5.24 Indemnification.

   (a) From and after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless (and Parent will not take any action to cause the Surviving Corporation not to do so) the present and former officers, directors, employees and agents of the Company and its Subsidiary (the "Indemnified Parties") against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or before the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Articles of Incorporation and Bylaws and agreements in effect as of the date of this Agreement (to the extent consistent with applicable law).

   (b) After the Effective Time, Parent will provide directors and officers of the Company with the same coverage and amounts of directors' and officers' liability insurance as Parent provides from time to time to directors and officers of Parent's other subsidiaries.

   (c) The provisions of this Section 5.24 are intended to be for the benefit of, and will be enforceable by, each of directors and officers of the Company and their heirs, legal representatives, successors and assigns.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Shareholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the Shareholders of the Company.

     (b) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

     (c) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

     (d) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and Warner Norcross & Judd LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     (e) Opinion of Accountants. Each of Parent and Company shall have received letters from Ernst & Young LLP and BDO Seidman LLP, respectively, dated as of the Closing Date to the effect that those firms concur with the Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

     (f) Nasdaq Listing. The shares of Parent Common Stock issuable to Shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

     (g) Affiliate Agreements. Each of the parties identified by the Company or Parent as being one of their respective Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

   6.2 Conditions to Obligations of Company. The obligations of the Company to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     (c) Certificate of the Parent. Company shall have been provided with a certificate executed on behalf of Parent by the Chief Executive Officer to the effect that, as of the Effective Time:

       (i) all representations and warranties made by Parent and Sub in this Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

       (ii) all covenants and obligations of this Agreement to be performed by Parent on or before such date have been so performed in all material respects.

     (d) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to Parent, substantially in the form of Exhibit F hereto.

     (e) Claims. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement that would materially and adversely affect the consummation of the transactions contemplated hereby.

     (f) No Material Adverse Changes or Effect. Since the date of this Agreement, there shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), or financial condition of Parent since the date of this Agreement.

   6.3 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     (c) Claims. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement that would materially and adversely affect the consummation of the transactions contemplated hereby.

     (d) Third Party Consents. The consents, waivers, assignments and approvals listed in Section 2.6 of the Disclosure Letter shall have been obtained.

     (e) Legal Opinion. Parent shall have received a legal opinion from Warner Norcross & Judd LLP, legal counsel to the Company, substantially in the form of Exhibit G hereto.

     (f) No Material Adverse Changes or Effect. Since the date of this Agreement, there shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company. For the purpose of this Section 6.3(f), a material adverse change in prospects will be deemed to occur if there is a material adverse change in the Company's actual or anticipated sales or profitability as compared to the Company's financial projections which were provided to Parent pursuant to Section 2.7(b) prior to the date of this Agreement.

     (g) 1999 Audited Financial Statements. Parent shall have received from the Company when available, but at least five (5) business days prior to the Closing Date, the 1999 Audited Financial Statements and unaudited financial statements for the most recent month ended.

     (h) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

       (i) all representations and warranties made by the Company in this Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time;

       (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects; and

       (iii) the provisions set forth in Section 6.3 have been satisfied.

     (i) Estoppel Certificates. The Company shall have obtained and delivered to Parent an estoppel certificate from each lender of any material loan outstanding with respect to any of the Owned Properties ("Property Loan"), in the form attached as Exhibit H.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. Except as provided in Section 7.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) by mutual written consent of the Company and Parent;

     (b) by Parent or the Company if: (i) the Effective Time has not occurred by January 15, 2000, provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable injunction, judgment, order or other action of a federal or state court of competent jurisdiction in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would in any material respect:
  (i) prohibit Parent's or Sub's ownership or operation of any material portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company, or Parent, or Catalytica Pharmaceuticals, Inc. and Bayview taken as a whole, or Catalytica Combustion Systems, Inc. as a result of the Merger;

     (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within twenty (20) business days after written notice to the Company; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

     (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within twenty (20) business days after written notice to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

     (f) by Parent or Sub if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement; and

     (g) by Parent or Sub if this Agreement shall fail to receive the requisite vote for approval and adoption by the Company's Shareholders.

     Where action is taken to terminate this Agreement pursuant to this
  Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

   7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and, except as set forth in Section 7.3, there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any willful breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3 (confidentiality), 5.4 (expenses) and 5.5 (public disclosure), and Articles VII and VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement, and except as provided in this Section 7.2 and Section 7.3, each party hereby irrevocably waives and releases any other claim that may arise upon such termination.

   7.3 Termination Fee.

   (a) The Company shall pay Parent a termination fee of $4,000,000 payable in cash by wire transfer or cashier's check in the event, and only in the event, that the Closing does not occur, this Agreement is terminated, Parent is not in material breach of its obligations under this Agreement, and any of the following events has occurred:

     (i) the Shareholders of the Company shall have failed to approve the Merger by a requisite vote required for such approval and prior to December 31, 1999, the Company or any of its officers, directors or affiliates participates in any negotiations or discussions with respect to any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or more than twenty percent (20%) of the Company's capital stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise (collectively, a "Change of Control") and thereafter such negotiations or discussions lead to a Change of Control (which may occur after December 31, 1999);

     (ii) a majority of the Board of Directors of the Company shall have failed to recommend or shall have changed its recommendation concerning the Merger; or shall have disclosed, in any manner, its intention not to recommend or to change such recommendation; or

     (iii) the Company has breached Section 4.2.

   (b) Any payment required under Section 7.3 shall be made by the Company within ten (10) days after termination of this Agreement; provided, in the case of a payment owed pursuant to Section 7.3(a)(i), such payment shall be made immediately upon such Change of Control.

   7.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent, Sub and the Company.

   7.5 Extension; Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested, postage prepaid) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

   (a) if to Parent or Sub, to:

     Catalytica, Inc.
     430 Ferguson Drive
     Mountain View, California 94043
     Attention: Chief Executive Officer and Chief Financial Officer Telephone No.: (650) 960-3000
     Facsimile No.: (650) 968-8754
     with a copy to:

     Wilson Sonsini Goodrich & Rosati
     Professional Corporation
     650 Page Mill Road
     Palo Alto, California 94304
     Attention: Barry E. Taylor, Esq.
     Telephone No.: (650) 493-9300
     Facsimile No.: (650) 493-6811

   (b) if to the Company, to

     Wyckoff Chemical Company, Inc.
     1421 Kalamazoo Street
     South Haven, Michigan 49090
     Attention: Chief Executive Officer
     Telephone No.: (616) 637-8474
     Facsimile No.: (616) 637-8410

     with a copy to:

     Warner Norcross & Judd LLP
     900 Old Kent Building
     111 Lyon Street N.W.
     Grand Rapids, Michigan
     Attention: Stephen C. Waterbury, Esq.
     Telephone No.: (616) 752-2000
     Facsimile No.: (616) 752-2500

   8.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except to the limited extent provided in Section 5.24; and (c) shall not be assigned (other than by operation of law), except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

   8.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal district court for the District of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

   8.7 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                                     * * *

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

CATALYTICA, INC.                           WYCKOFF CHEMICAL
                                           COMPANY, INC.

By: ________________________________       By: ________________________________
Name: ______________________________       Name: ______________________________
Title: _____________________________       Title: _____________________________

PILOT ACQUISITION CORPORATION

By: ________________________________
Name: ______________________________
Title: _____________________________

                                   EXHIBIT A

                             Certificate of Merger

                                   EXHIBIT B

                      Escrow and Indemnification Agreement

                                  EXHIBIT B-1

              Special Purpose Escrow and Indemnification Agreement

                                   EXHIBIT C

                       Form of Parent Affiliate Agreement

                                   EXHIBIT D

                           Form of Company Affiliate

                                   EXHIBIT E

                            Form of Voting Agreement

                                   EXHIBIT F

                   Form of Legal Opinion of Counsel to Parent

                                   EXHIBIT G

                Form of Legal Opinion of Counsel to the Company

                                   EXHIBIT H

                          Form of Estoppel Certificate

                                    ANNEX II

                                VOTING AGREEMENT

   This Voting Agreement (the "Agreement") is made and entered into as of July 13, 1999, by and among Pilot Corporation, a Delaware corporation ("Parent"), and the undersigned shareholder and/or option holder (the "Shareholder") of Black River, Inc., a Michigan corporation (the "Company").

                                    RECITALS

   A. The Company, Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which contemplates that the Company will enter into an Merger Agreement, which will provide for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Sub") with and into the Company. Pursuant to the Merger, all of the issued and outstanding securities of the Company will be converted into the right to receive shares of Parent Common Stock, as set forth in the Reorganization Agreement;

   B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

   C. In order to induce Parent to execute the Reorganization Agreement, Shareholder agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Shareholder has voting power so as to facilitate consummation of the Merger. The execution and delivery of this Agreement and of the attached form of proxy is a material condition to Parent's willingness to enter into the Reorganization Agreement.

   NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

   1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

     1.1 "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     1.2 "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

     1.3 "Shares" shall mean: (i) all equity securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

     1.4 A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                                     AII-1

   2. Transfer of Shares.

     2.1 Transferee of Shares to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Transfer is in accordance with any affiliate agreement between Shareholder and Parent contemplated by the Reorganization Agreement and each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have:
  (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

     2.2 Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

   3. Conversion of Shares. The Shareholder agrees that, to the extent any of the Shares consist of shares of Preferred Stock of the Company, Shareholder shall not exercise any conversion rights in respect of such Shares prior to the record date fixed by the Board of Directors of the Company for the determination of shareholders entitled to vote on the Merger.

   4. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder shall: (i) cause the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger.

   5. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

   6. Representations and Warranties of the Shareholder. Shareholder (i) is the beneficial owner of the shares of Common Stock of the Company, Preferred Stock of the Company and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Common Stock of the Company, Preferred Stock of the Company and options and warrants to purchase shares of Common Stock of the Company indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

   7. Appointment of Securityholder Agent. Shareholder agrees to appoint [   ]
as agent and attorney-in-fact for and on behalf of Shareholder for purposes of
Article VII of the Reorganization Agreement. Shareholder further agrees that any decision, act, consent or instruction of the Securityholder Agent (as defined in the Merger Agreement), including, without limitation, any agreement by the Securityholder Agent for and on behalf of the Shareholders (as defined in the Reorganization Agreement) to any amendments, modifications and waivers of any term, condition or other agreement set forth in the Reorganization Agreement, shall constitute a decision of Shareholder for all purposes of and under the Reorganization Agreement, and that such decision, act, consent or instruction shall be final, binding and conclusive upon Shareholder as if made by Shareholder.

   8. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

   9. Consent and Waiver. Shareholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

                                     AII-2

   10. Legending of Shares. If so requested by Parent, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Shareholder agrees that Shareholder will not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

   11. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

   12. Miscellaneous.

     12.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     12.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     12.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

     12.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested, postage prepaid) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

     If to Parent:   Catalytica, Inc.
                     430 Ferguson Drive
                     Mountain View, California 94043-5272
                     Attention: Lawrence W. Briscoe
                     Telephone: (650) 960-3000
                     Facsimile: (650) 968-8754

     With a copy to: Wilson Sonsini Goodrich & Rosati
                     Professional Corporation
                     650 Page Mill Road
                     Palo Alto, California 94304
                     Attention: Barry E. Taylor, Esq.
                     Telephone: (650) 493-9300
                     Facsimile: (650) 493-6811

     If to Shareholder: To the address for notice set forth on the signature page hereof.

                                     AII-3

     12.6 Governing Law. This Agreement shall be governed by the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Shareholder hereby irrevocably consents to the exclusive jurisdiction and venue of any federal district court for the Western District of Michigan in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon it in any manner authorized by the laws of the State of Michigan for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, venue and process.

     12.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     12.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                                     AII-4

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PILOT CORPORATION                         SHAREHOLDER

By: _________________________________     _____________________________________
Signature of Authorized Signatory

                                          Signature

 ____________________________________     _____________________________________
Print Name and Title

                                          Print Name

                                          _____________________________________
                                          _____________________________________
                                          Print Address

                                          _____________________________________
                                          Telephone

                                          _____________________________________
                                          Facsimile No.

                                          Shares beneficially owned:

                                               shares of Company Common Stock

                                               shares of Company Preferred
                                          Stock

                                               shares of Company Common Stock
                                          issuable upon exercise of
                                          outstanding options or warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                     AII-5

                                                                       Exhibit A

                               IRREVOCABLE PROXY

   The undersigned shareholder of Black River, Inc., a Michigan corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law)
appoints           and             of Pilot Corporation, a Delaware corporation
("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the under-signed, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among Parent, Pilot Acquisition Corporation, a Michigan corporation and a wholly-owned subsidiary of Parent ("Sub"), the Company and certain other parties. The Reorganization Agreement provides for the merger of Sub into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the under-signed with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof.

   The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                                     AII-6

   This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

   Dated:       , 1999                    Signature of Shareholder: ___________

                                          Print Name of Shareholder: __________

                                          Shares beneficially owned: __________

                                               shares of the Company Common
                                          Stock

                                              shares of the Company Preferred
                                          Stock

                                              shares of the Company Common
                                          Stock issuable upon exercise of
                                          outstanding options or warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                     AII-7

                                   ANNEX III

                      ESCROW AND INDEMNIFICATION AGREEMENT

   This ESCROW AND INDEMNIFICATION AGREEMENT (the "Agreement") is made, executed and delivered this 14th day of July, 1999, by and among Catalytica, Inc., a Delaware corporation ("Parent"), Pilot Acquisition Corporation, a Michigan corporation and wholly-owned subsidiary of Parent ("Sub"),
Wyckoff Chemical Company, Inc., a Michigan corporation (the "Company"), John L. Urness, as Securityholder Agent for the shareholders of the Company, and U.S.
Bank Trust, N.A., a      corporation as Escrow Agent.

                                    RECITALS

   WHEREAS, the Company, Sub and Parent have entered into an Agreement and Plan of Reorganization, dated as of July 14, 1999 (the "Reorganization Agreement"), which contemplates that the Company, Parent and Sub will enter into a Merger Agreement and other related agreements (collectively, the "Merger Agreements") providing for the merger (the "Merger") of Sub with and into the Company;

   WHEREAS, pursuant to the terms of the Reorganization Agreement, at the Effective Time Parent is required to deliver the Escrow Amount (defined below) to the Escrow Agent, such Escrow Amount to be held and applied by the Escrow Agent in accordance with the terms of this Agreement;

   WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement;

   NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be legally bound hereby, the parties hereby agree as follows:

   1. Creation of Escrow Fund

   (a) As the sole and exclusive remedy of Parent after the Effective Time for any breach by the Company of the representations, warranties and covenants contained in the Reorganization Agreement or in any closing certificate, at the Effective Time the Company's Shareholders will be deemed to have received and deposited with the Escrow Agent, without any act of any Shareholder, the number of shares of Parent Common Stock equal to five percent (5%) of the Acquisition Consideration less Six Hundred Thousand Dollars ($600,000) less the Adjustment to Acquisition Consideration, if any, (the "Escrow Amount") (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time). As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholder, will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's sole cost and expense. The portion of the Escrow Amount contributed on behalf of each Shareholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a) of the Reorganization Agreement. No portion of the Escrow Amount shall be contributed in respect of any Company Options.

   (b) The Escrow Fund shall be available solely to compensate Parent and its officers, directors and affiliates (including the Surviving Corporation and its officers and directors) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation and its officers and directors) directly or indirectly as a result of any breach of a representation or warranty of the Company contained in Article II of the Reorganization Agreement (as modified by the Disclosure Letter subject to the provisions of Section 12(b)(ii)), or any failure by the Company to perform or comply with any covenant contained therein;

                                     AIII-1
provided, however, that the Escrow Fund shall not be available to compensate Parent, its officers, directors or affiliates (including the Surviving Corporation and its officers and directors) for any Loss incurred by Parent, its officers, directors or affiliates related to the intellectual property matter described in Schedule A to this Agreement. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the Acquisition Consideration.

   2. Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 6 hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period and which are properly indemnifiable under the Reorganization Agreement as specified in any Officer's Certificate (defined below) delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Shareholders of the Company pursuant to this Section 2 shall be made in proportion to their respective original contributions to the Escrow Fund.

   3. Protection of Escrow Fund.

   (a) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

   (b) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

   (c) Each Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

   4. Claims Upon Escrow Fund.

   (a) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (i) stating that Parent or the Surviving Corporation has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 5 hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

   (b) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 4(a) hereof, the shares of Parent Common Stock shall be deemed to be valued at the Trading Price.

                                     AIII-2

   5. Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 4 hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 4 hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

   6. Resolution of Conflicts; Arbitration.

   (a) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

   (b) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten (10) years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

   (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 6, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

   7. Securityholder Agent of the Shareholders; Power of Attorney.

   (a) In the event that the Merger is approved, effective upon such vote, and without further act of any Shareholder, the Securityholder Agent shall be appointed as agent and attorney-in-fact for each Shareholder of the Company, for and on behalf of Shareholders of the Company, to give and receive notices and

                                     AIII-3
communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders of the Company.

   (b) In performing any duties under the Agreement, the Securityholder Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Securityholder Agent. The Securityholder Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Securityholder Agent shall in good faith believe to be genuine, nor will the Securityholder Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Securityholder Agent may consult with legal counsel in connection with Securityholder Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Securityholder Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

   8. Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

   9. Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third party claimants shall alone be determinative of the amount of any claim against the Escrow Fund and the Securityholder Agent and Shareholders shall not be bound by such settlement. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Agreement to the amount of any claim by Parent against the Escrow Fund with respect to such settlement. Each party will make available to each other and each other's legal counsel and other professional advisers all of its books and records relating to a third-party claim and each party will render to the other assistance as may be reasonably required to ensure the proper and adequate defense of a third-party claim.

                                     AIII-4

   10. Escrow Agent's Duties.

   (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

   (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

   (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

   (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

   (e) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

   (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

   Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

   (g) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including

                                     AIII-5
reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

   (h) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

   11. Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

   12. Limitations on Indemnification. The indemnification of Parent provided under this Agreement shall be the sole and exclusive remedy of Parent after the Effective Time for any breach by the Company of the representations, warranties and covenants contained in the Reorganization Agreement or in any closing certificate and is limited in certain respects as follows:

   (a) The Company's representations and warranties in the Reorganization Agreement or in any closing certificate delivered pursuant to the Reorganization Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the earlier of the date which is the date of the auditor's report for the first audit of Parent's and the Company's combined financial statements after the Closing Date or the date which is six months following the Closing Date (the "Expiration Date").

  (b) (i) The Company shall not be liable to Parent for claims until the aggregate amount of Losses exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "Threshold Amount"). Upon reaching such amount, the Company shall be liable to Parent for all Losses, including the Threshold Amount, up to the Escrow Fund (the "Maximum Amount"). Under no circumstances shall the Company be liable to Parent for any amount in excess of the Maximum Amount.

    (ii) Notwithstanding the provisions of Section 12(b)(i), this subsection shall govern any claim seeking reimbursement of Losses arising out of the legally-required cleanup or remediation of any single spill event or instance of environmental contamination at the Company's properties existing or having occurred prior to the Effective Date, which matter or event is disclosed in Schedule 2.20(b)(i)(1) through (15) of the Disclosure Letter (a "Listed Environmental Claim"). There shall not be any liability for any Loss arising out of a Listed Environmental Loss until the aggregate amount of cleanup or remediation costs associated with that Listed Environmental Claim, excluding all costs of environmental assessment, investigation and evaluation associated with the claim, exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Environmental Threshold"). Upon reaching such amount, the full amount of the Loss with respect to remediation costs associated with that Listed Environmental Claim, including the Threshold Amount, but excluding all costs of assessment, investigation and evaluation, shall be available to compensate Parent pursuant to the

                                     AIII-6
    terms of this Agreement. Any other environmental claim shall not be subject to the Environmental Threshold, but shall be subject to the provisions of Section 12(b)(i) above. No costs of environmental assessment, investigation or evaluation associated with a Listed Environmental Claim shall constitute a "Loss" for purposes of this Agreement. In no event shall the Company's liability under this subsection, when added to the Company's liability under all other provisions of this Agreement, exceed the Maximum Amount. Notwithstanding any other provision of this Agreement or the Merger Agreement, there shall be no liability under this Agreement, the Merger Agreement or otherwise, for any environmental claim or associated Losses arising out of or in connection with (a) certain soil contamination near the northwest and southwest corners of the North Tank Farm, as identified in the Phase II Environmental Site Assessment report dated June 28, 1999, issued by URS Greiner Woodward Clyde; (b) any costs voluntarily incurred for environmental remediation of the Company's properties for which the Company and/or Parent is eligible to seek partial or total reimbursement under the City of South Haven Redevelopment Authority Brownfield Plan approved on April 12, 1999 and, to the extent of any proceeds actually received by the Company and/or Parent, any future "brownfield redevelopment" or similar program sponsored or operated by a governmental entity, including without limitation under Michigan Public Act 381 of 1996; or (c) the remediation of environmental contamination resulting from historical leakage from drains within the Company's production building 1 and building 2.

   (c) To the extent Parent is entitled to be indemnified from the Escrow Fund on any Loss, Parent will first use commercially reasonable efforts to pursue its rights and causes of action with respect to any insurance, warranty coverage or third-party claim related to such Loss to the extent it is commercially reasonable to do so. In the event Parent does not pursue its rights or causes of action, or commences such pursuit and determines that continuing such pursuit is not commercially reasonable, Parent shall be entitled to be indemnified from the Escrow Fund, which indemnification shall include the costs incurred to pursue such insurance, warranty coverage or third-party claim and Parent, at the request of the Securityholder Agent, shall
(i) assign to the Securityholder Agent, for the benefit of the Shareholders, to the fullest extent allowable, its rights and causes of action with respect to any insurance, warranty coverage or third-party claim related to such Loss; or
(ii) pursue such right or cause of action at the sole expense of the Shareholders. In the event of an assignment pursuant to (i) above, the Securityholder Agent shall be entitled to retain for the benefit of the Shareholders any recoveries made as a result of any such action up the amount of the Loss paid form the Escrow Fund and any expenses of such recovery. Any excess in the recoveries over such amount shall be paid to the Company. Parent shall provide the Securityholder Agent reasonable assistance in prosecuting such claim, including making its and the Company's books and records relating to such claim available to the Securityholder Agent and making its and the Company's employees available for interviews and similar matters, provided the Shareholders shall pay for any out-of-pocket expenses of the Parent Company or any employees.

   (d) Any Loss shall be reduced by an amount equal to the Tax Benefit (defined below), if any, attributable to the Loss. For purposes of any Loss relating to taxes, the Loss shall be reduced by the actual Tax Benefit realized, if any, attributable to or arising out of the adjustment giving rise to the indemnity payment. The parties agree to report any Loss as an adjustment to the Acquisition Consideration for all tax purposes unless required to report such Loss in a different manner by any applicable taxing authority. To the extent that Parent is required to report the receipt of any payment for a Loss as taxable income, the amount of the Loss shall be increased by an amount sufficient to compensate Parent for any taxes applicable thereto, as well as all taxes applicable to the receipt of all such amounts (a full tax "gross up"). For purposes of this Agreement, Tax Benefit shall mean the actual tax savings realized during the fiscal year in which the Loss is reported for tax purposes from any reasonably identifiable refund, credit or reduction in otherwise required tax payments, including any interest payable thereon. To the extent a Tax Benefit is realized after any recovery or payment pursuant to this Agreement, there shall be a corresponding adjustment between the parties without regard to the time limitations imposed under Section 2.

                                     AIII-7

   (e) No "multiple of lost profits" shall be applied in calculating any indemnity amount. The Company shall have no liability for indemnification with respect to any Loss that relates to the passing of, or any change in, after the Closing Date, any law or any accounting policy, principle or practice or any increase in tax rates in effect on the Closing Date, even if the change or increase has retroactive effect or requires action at a future date.

   (f) Parent agrees that in the event of any breach giving rise to an indemnity obligation of the Escrow Fund, Parent shall take and shall cause the Company to take, all commercially reasonable measures to mitigate the consequences of the related breach.

   (g) With respect to any Loss relating to environmental matters in which Parent or any affiliate (including the Company) is required under applicable law to initiate or conduct a response action, the Escrow Fund shall only be responsible to provide indemnification with respect to commercially reasonable response actions. A Loss arising out of off-site disposal that is resolved through agreement, settlement or consent among a group of potentially responsible parties with the appropriate Governmental Authority shall be deemed reasonable as long as consistent with that affecting other similarly situated parties. The Securityholder Agent shall be entitled to review any response action for which a claim for indemnification is to be made under this Agreement and, upon request, Parent shall, and shall cause its affiliates (including the Company) to, provide the Securityholder Agent and its agents and representatives necessary documentation and reasonable access to any affected real property for purposes of conducting the review.

   13. Miscellaneous Provisions.

   (a) The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (b) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested, postage prepaid) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

     (i) if to Parent or Sub, to:

       Catalytica, Inc.
       430 Ferguson Drive
       Mountain View, California 94043
       Attention: Chief Executive Officer and Chief Financial Officer Telephone No.: (650) 960-3000
       Facsimile No.: (650) 968-8754

       with a copy to:

       Wilson Sonsini Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94304
       Attention: Barry E. Taylor, Esq.
       Telephone No.: (650) 493-9300
       Facsimile No.: (650) 493-6811

                                     AIII-8

     (ii) if to the Company, to:

       Wyckoff Chemical Company, Inc.
       1421 Kalamazoo Street
        South Haven, Michigan 49090
        Attention: Chief Executive Officer
        Telephone No.: (616) 637-8474
        Facsimile No.: (616) 637-8410

        with a copy to:

        Warner Norcross & Judd LLP
        900 Old Kent Building
        111 Lyon Street N.W.
        Grand Rapids, Michigan
        Attention: Stephen C. Waterbury, Esq.
        Telephone No.: (616) 752-2000
        Facsimile No.: (616) 752-2500

     (iii) if to the Escrow Agent, to:

        U.S. Bank Trust, N.A.
        _____________________
        _____________________
        Attention:
        Telephone No.:
        Facsimile No.:

   (c) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   (d) This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, provided that any assignment of this Agreement or the rights hereunder by any party hereto without the written consent of the other parties shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

   (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal district court for the District of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

   (f) No consent or waiver, expressed or implied, by any party to or of any breach or default by another other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any obligations of the party. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by that party of its rights under this Agreement or otherwise.

                                     AIII-9

   (g) No modification, waiver or discharge of this Agreement shall bind any party unless signed by such party or a duly authorized officer of such party.

   (h) In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                    [Remainder of Page Intentionally Blank]

                                    AIII-10

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

CATALYTICA, INC.                           WYCKOFF CHEMICAL
                                           COMPANY, INC.

By: ________________________________       By: ________________________________
Name: ______________________________       Name: ______________________________
Title: _____________________________       Title: _____________________________

PILOT ACQUISITION CORPORATION

By: ________________________________
Name: ______________________________
Title: _____________________________

SECURITYHOLDER AGENT:

____________________________________
John L. Urness

ESCROW AGENT:

By: ________________________________
Name: ______________________________
Title: _____________________________

                                    AIII-11

                                    ANNEX IV

              SPECIAL PURPOSE ESCROW AND INDEMNIFICATION AGREEMENT

   This ESCROW AND INDEMNIFICATION AGREEMENT (the "Agreement") is made, executed and delivered this 14th day of July, 1999, by and among Catalytica, Inc., a Delaware corporation ("Parent"), Pilot Acquisition Corporation, a Michigan corporation and wholly-owned subsidiary of Parent ("Sub"), Wyckoff Chemical Company, Inc., a Michigan corporation (the "Company"), John L. Urness, as Securityholder Agent for the shareholders of the Company, and U.S. Bank
Trust, N.A., a      corporation as Escrow Agent.

                                    RECITALS

   WHEREAS, the Company, Sub and Parent have entered into an Agreement and Plan
of Reorganization, dated as of July   , 1999 (the "Reorganization Agreement"),
which contemplates that the Company, Parent and Sub will enter into a Merger Agreement and other related agreements (collectively, the "Merger Agreements") providing for the merger (the "Merger") of Sub with and into the Company;

   WHEREAS, pursuant to the terms of the Reorganization Agreement, at the Effective Time Parent is required to deliver the IP Escrow Amount (defined below) to the Escrow Agent, such IP Escrow Amount to be held and applied by the Escrow Agent in accordance with the terms of this Agreement;

   WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement;

   NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be legally bound hereby, the parties hereby agree as follows:

   1. Creation of IP Escrow Fund

   (a) As the sole and exclusive remedy of Parent after the Effective Time for any Loss incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation and its officers and directors) related to a specific intellectual property matter described in Schedule A to this Agreement, at the Effective Time the Company's Shareholders will be deemed to have received and deposited with the Escrow Agent, without any act of any Shareholder, the number of shares of Parent Common Stock equal to $600,000 (the "IP Escrow Amount") (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time). As soon as practicable after the Effective Time, the IP Escrow Amount, without any act of any Shareholder, will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "IP Escrow Fund") to be governed by the terms set forth herein and at Parent's sole cost and expense. The portion of the IP Escrow Amount contributed on behalf of each Shareholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a) of the Reorganization Agreement. No portion of the IP Escrow Amount shall be contributed in respect of any Company Options.

   (b) The IP Escrow Fund shall be available solely to compensate Parent, its officers, directors and affiliates (including the Surviving Corporation and its officers and directors) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors and affiliates (including the Surviving Corporation and its officers and directors) directly or indirectly related to the specific intellectual property matter described in Schedule A to this Agreement (the "IP Matter"). Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the

                                     AIV-1

Effective Time would have led to a reduction in the Acquisition Consideration. The foregoing indemnification shall be available notwithstanding disclosures in the Disclosure Letter regarding the IP Matter, which disclosures shall not modify the representations and warranties or limit Parent's right to indemnification with respect to the IP Matter.

   2. Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the IP Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the IP Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 6 hereof, to satisfy any unsatisfied claims pertaining to the IP Matter concerning facts and circumstances existing prior to the termination of such Escrow Period and which are properly indemnifiable under the Reorganization Agreement as specified in any Officer's Certificate (defined below) delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders of the Company the remaining portion of the IP Escrow Fund not required to satisfy such claims. Deliveries of IP Escrow Amounts to the Shareholders of the Company pursuant to this
Section 2 shall be made in proportion to their respective original contributions to the IP Escrow Fund.

   3. Protection of IP Escrow Fund.

   (a) The Escrow Agent shall hold and safeguard the IP Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the IP Escrow Fund only in accordance with the terms hereof.

   (b) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the IP Escrow Fund which have not been released from the IP Escrow Fund shall be added to the IP Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the IP Escrow Fund shall not be added to the IP Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the IP Escrow Fund but shall be distributed to the recordholders thereof.

   (c) Each Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the IP Escrow Fund by such Shareholder (and on any voting securities added to the IP Escrow Fund in respect of such shares of Parent Common Stock).

   4. Claims Upon IP Escrow Fund.

   (a) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (i) stating that Parent or the Surviving Corporation has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the Loss to which such item is related, the Escrow Agent shall, subject to the provisions of Section 5 hereof, deliver to Parent out of the IP Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the IP Escrow Fund in an amount equal to such Losses.

   (b) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the IP Escrow Fund pursuant to Section 4(a) hereof, the shares of Parent Common Stock shall be deemed to be valued at the Trading Price.

                                     AIV-2

   5. Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any IP Escrow Amounts pursuant to Section 4 hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the IP Escrow Fund in accordance with Section 4 hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

   6. Resolution of Conflicts; Arbitration.

   (a) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the IP Escrow Fund in accordance with the terms thereof.

   (b) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten (10) years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the IP Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

   (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 6, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

   7. Securityholder Agent of the Shareholders; Power of Attorney.

   (a) In the event that the Merger is approved, effective upon such vote, and without further act of any Shareholder, the Securityholder Agent shall be appointed as agent and attorney-in-fact for each Shareholder of the Company, for and on behalf of Shareholders of the Company, to give and receive notices and

                                     AIV-3
communications, to authorize delivery to Parent of shares of Parent Common Stock from the IP Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the IP Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the IP Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders of the Company.

   (b) In performing any duties under the Agreement, the Securityholder Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Securityholder Agent. The Securityholder Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Securityholder Agent shall in good faith believe to be genuine, nor will the Securityholder Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Securityholder Agent may consult with legal counsel in connection with Securityholder Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Securityholder Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Shareholders of the Company on whose behalf the IP Escrow Amount was contributed to the IP Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

   8. Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the IP Escrow Amount otherwise issuable to them are deposited in the IP Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

   9. Third-Party Claims. Parent shall consult with senior management of the Company with respect to any IP Matter before Parent contacts an interested third party regarding the IP Matter. After consultation with senior management of the Company, Parent shall be free to pursue any course of action with respect to the IP Matter. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the IP Escrow Fund, Parent shall promptly notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third party claimants shall alone be determinative of the amount of any claim against the IP Escrow Fund and the Securityholder Agent and Shareholders shall not be bound by such settlement. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the IP Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Agreement to the amount of any claim by Parent against the IP Escrow Fund with respect to such settlement. Each party will make available to each other and each other's legal counsel and other

                                     AIV-4
professional advisers all of its books and records relating to a third-party claim and each party will render to the other assistance as may be reasonably required to ensure the proper and adequate defense of a third-party claim.

   10. Escrow Agent's Duties.

   (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

   (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

   (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

   (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

   (e) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

   (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

   Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and

                                     AIV-5
which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

   (g) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

   (h) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

   11. Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

   12. Limitations on Indemnification. The indemnification of Parent provided under this Agreement shall be the sole and exclusive remedy of Parent after the Effective Time for any Loss incurred by Parent and its officers, directors or affiliates (including the Surviving Corporation and its officers and directors) related to the IP Matter before the date of this Agreement and is limited in certain respects as follows:

     (a) The Company's liability for any Loss which is the subject of this Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the third anniversary of the date of this Agreement (the "Expiration Date").

     (b) The Company shall be liable to Parent for all Losses up to the IP Escrow Fund (the "Maximum Amount"). Under no circumstances shall the Company be liable to Parent under this Agreement for any amount in excess of the Maximum Amount.

     (c) To the extent Parent is entitled to be indemnified from the IP Escrow Fund on any Loss, Parent will first use commercially reasonable efforts to pursue its rights and causes of action with respect to any insurance, warranty coverage or third-party claim related to such Loss to the extent it is commercially reasonable to do so. In the event Parent does not pursue its rights or causes of action, or commences such pursuit and determines that continuing such pursuit is not commercially reasonable, Parent shall be entitled to be indemnified from the IP Escrow Fund, which indemnification shall include the costs incurred to pursue such insurance, warranty coverage or third-party claim and Parent, at the request of the Securityholder Agent, shall (i) assign to the Securityholder Agent, for the benefit of the Shareholders, to the fullest extent allowable, its rights and causes of action with respect to any insurance, warranty coverage or third-party claim related to such Loss; or (ii) pursue such right or cause of action at the sole expense of the Shareholders. In the event of an assignment pursuant to (i) above, the Securityholder Agent shall be entitled to retain for the benefit of the Shareholders any recoveries made as a result of any such action up the amount of the Loss paid form the IP Escrow Fund and any expenses of such recovery. Any

                                     AIV-6
  excess in the recoveries over such amount shall be paid to the Company. Parent shall provide the Securityholder Agent reasonable assistance in prosecuting such claim, including making its and the Company's books and records relating to such claim available to the Securityholder Agent and making its and the Company's employees available for interviews and similar matters, provided the Shareholders shall pay for any out-of-pocket expenses of the Parent Company or any employees.

     (d) Any Loss shall be reduced by an amount equal to the Tax Benefit (defined below), if any, attributable to the Loss. For purposes of any Loss relating to taxes, the Loss shall be reduced by the actual Tax Benefit realized, if any, attributable to or arising out of the adjustment giving rise to the indemnity payment. The parties agree to report any Loss as an adjustment to the Acquisition Consideration for all tax purposes unless required to report such Loss in a different manner by any applicable taxing authority. To the extent that Parent is required to report the receipt of any payment for a Loss as taxable income, the amount of the Loss shall be increased by an amount sufficient to compensate Parent for any taxes applicable thereto, as well as all taxes applicable to the receipt of all such amounts (a full tax "gross up"). For purposes of this Agreement, Tax Benefit shall mean the actual tax savings realized during the fiscal year in which the Loss is reported for tax purposes from any reasonably identifiable refund, credit or reduction in otherwise required tax payments, including any interest payable thereon. To the extent a Tax Benefit is realized after any recovery or payment pursuant to this Agreement, there shall be a corresponding adjustment between the parties without regard to the time limitations imposed under Section 2.

     (e) No "multiple of lost profits" shall be applied in calculating any indemnity amount. The Company shall have no liability for indemnification with respect to any Loss that relates to the passing of, or any change in, after the Closing Date, any law or any accounting policy, principle or practice or any increase in tax rates in effect on the Closing Date, even if the change or increase has retroactive effect or requires action at a future date.

     (f) Parent agrees that in the event of any breach giving rise to an indemnity obligation of the IP Escrow Fund, Parent shall take and shall cause the Company to take, all commercially reasonable measures to mitigate the consequences of the related breach.

   13. Miscellaneous Provisions.

   (a) The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (b) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested, postage prepaid) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

     (i) if to Parent or Sub, to:

       Catalytica, Inc.
       430 Ferguson Drive
       Mountain View, California 94043
       Attention: Chief Executive Officer and Chief Financial Officer Telephone No.: (650) 960-3000
       Facsimile No.: (650) 968-8754

                                     AIV-7
       with a copy to:

       Wilson Sonsini Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94304
       Attention: Barry E. Taylor, Esq.
       Telephone No.: (650) 493-9300
       Facsimile No.: (650) 493-6811

       (ii) if to the Company, to:

       Wyckoff Chemical Company, Inc.
       1421 Kalamazoo Street
       South Haven, Michigan 49090
       Attention: Chief Executive Officer
       Telephone No.: (616) 637-8474
       Facsimile No.: (616) 637-8410

       with a copy to:

       Warner Norcross & Judd LLP
       900 Old Kent Building
       111 Lyon Street N.W.
       Grand Rapids, Michigan
       Attention: Stephen C. Waterbury, Esq.
       Telephone No.: (616) 752-2000
       Facsimile No.: (616) 752-2500

        (iii) if to the Escrow Agent, to:

       U.S. Bank Trust, N.A.
       ______________________
       ______________________

       Attention:
       Telephone No.:
       Facsimile No.:

   (c) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   (d) This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, provided that any assignment of this Agreement or the rights hereunder by any party hereto without the written consent of the other parties shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

   (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal district court for the District of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.


                                     AIV-8

   (f) No consent or waiver, expressed or implied, by any party to or of any breach or default by another other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any obligations of the party. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by that party of its rights under this Agreement or otherwise.

   (g) No modification, waiver or discharge of this Agreement shall bind any party unless signed by such party or a duly authorized officer of such party.

   (h) In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                    [Remainder of Page Intentionally Blank]

                                     AIV-9

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

CATALYTICA, INC.                          WYCKOFF CHEMICAL
                                          COMPANY, INC.

By: _________________________________     By: _________________________________
Name: _______________________________     Name: _______________________________
Title: ______________________________     Title: ______________________________

PILOT ACQUISITION CORPORATION

By: _________________________________
Name: _______________________________
Title: ______________________________

SECURITYHOLDER AGENT:


_____________________________________
John L. Urness

ESCROW AGENT:

By: _________________________________
Name: _______________________________
Title: ______________________________

                                     AIV-10

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Certificate of Incorporation

   Article 10 of Catalytica's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

  . for any breach of their duty of loyalty to the corporation or its shareholders,

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

  . for any transaction from which the director derived an improper personal benefit.

Bylaws

   Article VI of Catalytica's bylaws provides that Catalytica: (1) will indemnify any person who was or is a party to any proceeding, whether civil, criminal, administrative or investigative, arising out of the fact that he was or is an agent of Catalytica and by reason of the fact that he is or was a director or officer of the corporation or a predecessor corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and
(2) may indemnify any person who was or is a party to any proceeding, whether civil, criminal, administrative or investigative, arising out of the fact that he was or is an agent of Catalytica, other than an action by or in the right of the corporation by reason of the fact that he

  . is or was an employee or agent of the corporation or a predecessor corporation, or

  . is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the proceeding.

   Catalytica's bylaws also permit Catalytica to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the provisions of Delaware law would permit indemnification. Catalytica currently maintains liability insurance for its officers and directors.

   Catalytica has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in Catalytica's certificate of incorporation and bylaws. These agreements, among other things, indemnify Catalytica's directors and officers for certain expenses incurred by any such person in any action or proceeding, including any action by or in the right of Catalytica, arising out of such person's services as a director or officer of Catalytica, any subsidiary of Catalytica or any other company or enterprise to which the person provides services at the request of Catalytica.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (i) Exhibits

 Exhibit                                              Description
 -------                                              -----------
 2.1      Agreement and Plan of Reorganization by and among the Registrant, Pilot Acquisition Corporation and
          Wyckoff Chemical Company, Inc., dated as of July 14, 1999 (included as Annex I to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).
 2.2      Form of Voting Agreement between the Registrant and certain shareholders of Wyckoff (included as
          Annex II to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).
 2.3      Escrow and Indemnification Agreement between the Registrant, Wyckoff and certain other signatories
          (included as Annex III to the proxy statement/prospectus forming a part of this Registration
          Statement and incorporated herein by reference).
 2.4      Special Purpose Escrow and Indemnification Agreement between the Registrant, Wyckoff and certain other signatories (included as Annex IV to the proxy statement/prospectus forming a part of this
          Registration Statement and incorporated herein by reference).
 3.1      Corrected Fourth Amended and Restated Certificate of Incorporation. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 3.2      Bylaws of the Registrant. Incorporated by reference to the exhibits filed with Catalytica's
          Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 4.1      Agreement of Shareholders Amending Registration Rights and Right of First Refusal. Incorporated by
          reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration
          Statement No. 33-55696).
 4.2      Amended and Restated Registration Rights Agreement dated September 27, 1988. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration
          Statement No. 33-55696).
 4.3      Amendment No. 1 to Amended and Restated Registration Rights Agreement. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration Statement No.
          33-55696).
 4.4      Form of Amended and Restated Rights Agreement. Incorporated by reference to the exhibits filed with
          Catalytica's Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 4.5      Specimen of common stock Certificate. Incorporated by reference to the exhibits filed with
          Catalytica's Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 4.6      Preferred Shares Rights Agreement dated as of October 23, 1996, between the Registrant and Chase
          Mellon Shareholder Services, L.L.P., including the form of Rights Certificate, the Certificate of
          Designation and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.
          Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form 8-A as filed with the Commission on November 29, 1996.
 4.7      Amendment No. 1, dated as of June 28, 1997, to Preferred Shares Rights Agreement between the
          Registrant and Chase Mellon Shareholder Services, L.L.C. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form 8-A/A as filed with the Commission on July
          29, 1997.
 4.8      Stock Purchase Warrant for 2,000,000 shares of the Registrant's common stock dated July 31, 1997.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended
          June 30, 1997.
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding validity of securities being registered.
 8.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding certain tax aspects of the merger. **
 8.2      Opinion of Warner Norcross & Judd LLP, regarding certain tax aspects of the merger. **

 Exhibit                                              Description
 -------                                              -----------
 10.1     1983 Incentive Stock Option Plan, as amended, with forms of agreements thereunder. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration
          Statement No. 33-55696).
 10.2     1992 Stock Option Plan, as amended. Incorporated by reference to exhibits filed with Catalytica's
          Registration Statement on Form S-8 (file No. 333-57809) as filed with the commission on June 26,
          1998.
 10.3     1992 Employee Stock Purchase Plan, as amended. Incorporated by reference to exhibits filed with
          Catalytica's Registration Statement on Form S-8 (file No. 333-57809) as filed with the commission on
          June 26, 1998.
 10.4     Agreement, dated as of July 18, 1988, between Catalytica and Tanaka Kikinzoku Kogyo K.K.
          Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1
          (Registration Statement No. 33-55696).*
 10.5     Development Agreement, dated January 4, 1991 among the Registrant, Petro-Canada Inc. and
          Techmocisco, Inc. (a subsidiary of Mitsubishi Oil), as amended. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration Statement No. 33-
          55696).*
 10.6     Form of Indemnification Agreement. Incorporated by reference to the exhibits filed with Catalytica's
          Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 10.7     Stock Purchase Agreement dated December 10, 1992 between the Registrant and Mitsubishi Oil Co., Ltd.
          Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1
          (Registration Statement No. 33-55696).
 10.8     Ground Lease Agreement, dated November 30, 1993, between Catalytica and Rhone-Poulenc Inc.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31, 1994.*
 10.9     Supply Agreement, dated September 28, 1993, between the Registrant and Novartis Agro, Inc.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31, 1994.*
 10.10    Lease Agreement, dated January 1, 1993, between the Registrant and Jack Dymond Associates.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31, 1994.
 10.11    Agreement, dated January 31, 1995, between the Registrant and Tanaka Kikinzoku Kogyo K.K.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31, 1994.*
 10.12    Catalytica Pharmaceuticals, Inc. 1995 Stock Plan, with forms of agreements thereunder. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended September 30, 1998.
 10.13    Catalytica Advanced Sensor Devices 1995 Stock Plan, with forms of agreement thereunder. Incorporated by reference to the exhibits filed with Catalytica's Annual Report on Form 10-K for the year ended
          December 31, 1995.
 10.14    Catalytica Advanced Technologies, Inc. 1995 Stock Plan, with forms of agreement thereunder.
          Incorporated by reference to the exhibits filed with Catalytica's Annual Report on Form 10-K for the year ended December 31, 1995.
 10.15    Catalytica Combustion Systems, Inc. 1995 Stock Plan, with forms of agreements thereunder.
          Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended
          September 30, 1998.
 10.16    Catalytica, Inc. 1995 Director Stock Option Plan, with forms of agreements thereunder. Incorporated by reference to the exhibits filed with Catalytica's Annual Report on Form 10-K for the year ended
          December 31, 1995.

 Exhibit                                              Description
 -------                                              -----------
 10.17    Limited Liability Operating Agreement of GENXON Power Systems, LLC, dated October 21, 1996.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the year ended
          December 31, 1996.
 10.18    Amendment No. 1, dated December 4, 1997, to the Operating Agreement of GENXON Power Systems, L.L.C.
          Incorporated by reference to exhibits filed with Catalytica's Form 10-K for the year ended December
          31, 1997.
 10.19    Asset Purchase Agreement among Glaxo Wellcome Inc. and Catalytica Pharmaceuticals, Inc. and
          Catalytica, Inc., dated June 25, 1997. Incorporated by reference to the exhibits filed with
          Catalytica's Form 10-Q for the quarter ended June 30, 1997.*
 10.20    Supply Agreement between Glaxo Wellcome Inc. and Catalytica Pharmaceuticals, Inc., dated July 31,
          1997. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q/A for the quarter ended June 30, 1997.*
 10.21    Investment Agreement dated as of June 25, 1997, among Morgan Stanley Dean Witter Capital Partners
          III, L.P., Morgan Stanley Dean Witter Capital Investors, L.P., MSDWCP III 892 Investors, L.P. and
          Catalytica, Inc. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.22    $200,000,000 Credit Agreement dated July 31, 1997, by and among Catalytica, Inc., Catalytica
          Pharmaceuticals, Inc. and The Chase Manhattan Bank. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.23    Amendment No. 1 and Consent, dated January 6, 1998, to $200,000,000 Credit Agreement among
          Catalytica, Inc., Catalytica Pharmaceuticals, Inc. and The Chase Manhattan Bank. Incorporated by
          reference to exhibits filed with Catalytica's Form 10-K for the year ended December 31, 1997.
 10.24    Pledge Agreement. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.25    Security Agreement. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.26    Amendment No. 1 to supply agreement between Glaxo Wellcome, Inc. and Catalytica Pharmaceuticals dated May 28, 1998. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1998.*
 10.27    Effectiveness Agreement among Catalytica, Inc., Catalytica Pharmaceuticals, Inc. and The Chase
          Manhattan Bank dated June 4, 1998, including Exhibit A, $175,000,000 Amended and Restated Credit
          Agreement. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1998.
 10.28    Form of Change of Control Agreement entered into between Catalytica and certain of its executive officers. Incorporated by reference to exhibits filed with Catalytica's Form 10-K for the year ended
          December 31, 1998.
 13       1998 Annual Report to Shareholders (to be deemed filed only to the extent required by the instructions to exhibits for reports on Form 10-K).
 21.1     Subsidiaries of the Registrant. Incorporated by reference to the exhibits filed with Catalytica's
          Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 23.1     Consent of Ernst & Young LLP, Independent Accountants.
 23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.3     Consent of BDO Seidman LLP, Independent Accountants.
 23.4     Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

 Exhibit                                             Description
 -------                                             -----------
 24.1     Power of Attorney (included on the signature page of this registration statement).
 99.1     Form of Proxy for special meeting of shareholders of Wyckoff.
 99.2     Notice of Special Meeting of Shareholders of Wyckoff, dated     , 1999 (included between the front
          page and the cover page of the Proxy Statement/Prospectus of this Form S-4).

--------
*Confidential treatment has been granted for portions of these agreements. **To be filed by amendment.

   (ii) Financial Statement Schedules
     None.

ITEM 22. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Catalytica's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (6) That every prospectus (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospective pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and Catalytica being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Catalytica has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 5th day of August, 1999.

                                          CATALYTICA, INC.

                                          By: /s/ Dr. Ricardo B. Levy
                                            -----------------------------------
                                            Dr. Ricardo B. Levy
                                            President and Chief Executive
                                             Officer
                                            (Principal executive officer)

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Dr. Ricardo B. Levy and Lawrence W. Briscoe, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (including any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


    /s/ Dr. Ricardo B. Levy          President, Chief Executive      August 5, 1999
____________________________________ Officer and director
        Dr. Ricardo B. Levy          (Principal Executive Officer)

    /s/ Lawrence W. Briscoe          Vice President, Finance and     August 5, 1999
____________________________________ Administration and Chief
        Lawrence W. Briscoe          Financial Officer (Principal
                                     Financial and Accounting
                                     Officer)

     /s/ James A. Cusamano           Chairman of the Board of        August 5, 1999
____________________________________ Directors and Chief
         James A. Cusamano           Strategic Officer

      /s/  Richard Fleming           Director                        August 5, 1999
____________________________________
          Richard Fleming

                                     Director
____________________________________
           Alan Goldberg

      /s/ Howard I. Hoffen           Director                        August 5, 1999
____________________________________
          Howard I. Hoffen

       /s/  Ernest Mario             Director                        August 5, 1999
____________________________________
            Ernest Mario

     /s/  John A. Urquhart           Director                        August 5, 1999
____________________________________
          John A. Urquhart


                                 EXHIBIT INDEX

 Exhibit                                              Description
 -------                                              -----------
 2.1      Agreement and Plan of Reorganization by and among the Registrant, Pilot Acquisition Corporation and
          Wyckoff Chemical Company, Inc., dated as of July 14, 1999 (included as Annex I to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).
 2.2      Form of Voting Agreement between the Registrant and certain shareholders of Wyckoff (included as
          Annex II to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).
 2.3      Escrow and Indemnification Agreement between the Registrant, Wyckoff and certain other signatories
          (included as Annex III to the proxy statement/prospectus forming a part of this Registration
          Statement and incorporated herein by reference).
 2.4      Special Purpose Escrow and Indemnification Agreement between the Registrant, Wyckoff and certain other signatories (included as Annex IV to the proxy statement/prospectus forming a part of this
          Registration Statement and incorporated herein by reference).
 3.1      Corrected Fourth Amended and Restated Certificate of Incorporation. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 3.2      Bylaws of the Registrant. Incorporated by reference to the exhibits filed with Catalytica's
          Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 4.1      Agreement of Shareholders Amending Registration Rights and Right of First Refusal. Incorporated by
          reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration
          Statement No. 33-55696).
 4.2      Amended and Restated Registration Rights Agreement dated September 27, 1988. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration
          Statement No. 33-55696).
 4.3      Amendment No. 1 to Amended and Restated Registration Rights Agreement. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration Statement No.
          33-55696).
 4.4      Form of Amended and Restated Rights Agreement. Incorporated by reference to the exhibits filed with
          Catalytica's Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 4.5      Specimen of common stock Certificate. Incorporated by reference to the exhibits filed with
          Catalytica's Registration Statement on Form S-1 (Registration Statement No. 33-55696).
 4.6      Preferred Shares Rights Agreement dated as of October 23, 1996, between the Registrant and Chase
          Mellon Shareholder Services, L.L.P., including the form of Rights Certificate, the Certificate of
          Designation and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.
          Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form 8-A as filed with the Commission on November 29, 1996.
 4.7      Amendment No. 1, dated as of June 28, 1997, to Preferred Shares Rights Agreement between the
          Registrant and Chase Mellon Shareholder Services, L.L.C. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form 8-A/A as filed with the Commission on July
          29, 1997.
 4.8      Stock Purchase Warrant for 2,000,000 shares of the Registrant's common stock dated July 31, 1997.
          Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended
          June 30, 1997.
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding validity of securities being registered.
 8.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding certain tax aspects of the merger. **
 8.2      Opinion of Warner Norcross & Judd LLP, regarding certain tax aspects of the merger. **

 Exhibit                               Description
 -------                               -----------
 10.1    1983 Incentive Stock Option Plan, as amended, with forms of agreements thereunder. Incorporated by reference to the exhibits filed with
         Catalytica's Registration Statement on Form S-1 (Registration
         Statement No. 33-55696).
 10.2    1992 Stock Option Plan, as amended. Incorporated by reference to exhibits filed with Catalytica's Registration Statement on Form S-8
         (file No. 333-57809) as filed with the commission on June 26, 1998.
 10.3    1992 Employee Stock Purchase Plan, as amended. Incorporated by reference to exhibits filed with Catalytica's Registration Statement on Form S-8 (file No. 333-57809) as filed with the commission on June
         26, 1998.
 10.4    Agreement, dated as of July 18, 1988, between Catalytica and Tanaka
         Kikinzoku Kogyo K.K. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1 (Registration
         Statement No. 33-55696).*
 10.5    Development Agreement, dated January 4, 1991 among the Registrant,
         Petro-Canada Inc. and Techmocisco, Inc. (a subsidiary of Mitsubishi
         Oil), as amended. Incorporated by reference to the exhibits filed with
         Catalytica's Registration Statement on Form S-1 (Registration
         Statement No. 33-55696).*
 10.6    Form of Indemnification Agreement. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1
         (Registration Statement No. 33-55696).
 10.7    Stock Purchase Agreement dated December 10, 1992 between the
         Registrant and Mitsubishi Oil Co., Ltd. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-
         1 (Registration Statement No. 33-55696).
 10.8    Ground Lease Agreement, dated November 30, 1993, between Catalytica and Rhone-Poulenc Inc. Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31,
         1994.*
 10.9    Supply Agreement, dated September 28, 1993, between the Registrant and
         Novartis Agro, Inc. Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31,
         1994.*
 10.10   Lease Agreement, dated January 1, 1993, between the Registrant and
         Jack Dymond Associates. Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December
         31, 1994.
 10.11   Agreement, dated January 31, 1995, between the Registrant and Tanaka
         Kikinzoku Kogyo K.K. Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the fiscal year ended December 31,
         1994.*
 10.12   Catalytica Pharmaceuticals, Inc. 1995 Stock Plan, with forms of agreements thereunder. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended September 30, 1998.
 10.13   Catalytica Advanced Sensor Devices 1995 Stock Plan, with forms of agreement thereunder. Incorporated by reference to the exhibits filed with Catalytica's Annual Report on Form 10-K for the year ended
         December 31, 1995.
 10.14   Catalytica Advanced Technologies, Inc. 1995 Stock Plan, with forms of agreement thereunder. Incorporated by reference to the exhibits filed with Catalytica's Annual Report on Form 10-K for the year ended
         December 31, 1995.
 10.15   Catalytica Combustion Systems, Inc. 1995 Stock Plan, with forms of agreements thereunder. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended September 30, 1998.
 10.16   Catalytica, Inc. 1995 Director Stock Option Plan, with forms of agreements thereunder. Incorporated by reference to the exhibits filed with Catalytica's Annual Report on Form 10-K for the year ended
         December 31, 1995.

 Exhibit                               Description
 -------                               -----------
 10.17   Limited Liability Operating Agreement of GENXON Power Systems, LLC,
         dated October 21, 1996. Incorporated by reference to the exhibits filed with Catalytica's Form 10-K for the year ended December 31,
         1996.
 10.18   Amendment No. 1, dated December 4, 1997, to the Operating Agreement of
         GENXON Power Systems, L.L.C. Incorporated by reference to exhibits filed with Catalytica's Form 10-K for the year ended December 31,
         1997.
 10.19   Asset Purchase Agreement among Glaxo Wellcome Inc. and Catalytica
         Pharmaceuticals, Inc. and Catalytica, Inc., dated June 25, 1997.
         Incorporated by reference to the exhibits filed with Catalytica's Form
         10-Q for the quarter ended June 30, 1997.*
 10.20   Supply Agreement between Glaxo Wellcome Inc. and Catalytica
         Pharmaceuticals, Inc., dated July 31, 1997. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q/A for the quarter ended
         June 30, 1997.*
 10.21   Investment Agreement dated as of June 25, 1997, among Morgan Stanley
         Dean Witter Capital Partners III, L.P., Morgan Stanley Dean Witter
         Capital Investors, L.P., MSDWCP III 892 Investors, L.P. and
         Catalytica, Inc. Incorporated by reference to the exhibits filed with
         Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.22   $200,000,000 Credit Agreement dated July 31, 1997, by and among
         Catalytica, Inc., Catalytica Pharmaceuticals, Inc. and The Chase
         Manhattan Bank. Incorporated by reference to the exhibits filed with
         Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.23   Amendment No. 1 and Consent, dated January 6, 1998, to $200,000,000
         Credit Agreement among Catalytica, Inc., Catalytica Pharmaceuticals,
         Inc. and The Chase Manhattan Bank. Incorporated by reference to exhibits filed with Catalytica's Form 10-K for the year ended December
         31, 1997.
 10.24   Pledge Agreement. Incorporated by reference to the exhibits filed with
         Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.25   Security Agreement. Incorporated by reference to the exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1997.
 10.26   Amendment No. 1 to supply agreement between Glaxo Wellcome, Inc. and
         Catalytica Pharmaceuticals dated May 28, 1998. Incorporated by reference to exhibits filed with Catalytica's Form 10-Q for the quarter ended June 30, 1998.*
 10.27   Effectiveness Agreement among Catalytica, Inc., Catalytica
         Pharmaceuticals, Inc. and The Chase Manhattan Bank dated June 4, 1998, including Exhibit A, $175,000,000 Amended and Restated Credit
         Agreement. Incorporated by reference to exhibits filed with
         Catalytica's Form 10-Q for the quarter ended June 30, 1998.
 10.28   Form of Change of Control Agreement entered into between Catalytica and certain of its executive officers. Incorporated by reference to exhibits filed with Catalytica's Form 10-K for the year ended December
         31, 1998.
 13      1998 Annual Report to Shareholders (to be deemed filed only to the extent required by the instructions to exhibits for reports on Form
         10-K).
 21.1    Subsidiaries of the Registrant. Incorporated by reference to the exhibits filed with Catalytica's Registration Statement on Form S-1
         (Registration Statement No. 33-55696).
 23.1    Consent of Ernst & Young LLP, Independent Accountants.
 23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.3    Consent of BDO Seidman LLP, Independent Accountants.
 23.4    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
         Exhibit 5.1).

 Exhibit                               Description
 -------                               -----------
 24.1    Power of Attorney (included on the signature page of this registration statement).
 99.1    Form of Proxy for special meeting of shareholders of Wyckoff.
 99.2    Notice of Special Meeting of shareholders of Wyckoff, dated     , 1999
         (included between the front page and the cover page of the Proxy
         Statement/Prospectus of this Form S-4).

--------
*Confidential treatment has been granted for portions of these agreements. **To be filed by amendment.